As filed with the Securities and Exchange Commission on December 23, 2021
Registration
No. 333-260839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT
NO. 1 TO
FO
RM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vivid Seats Inc.
(Exact name of registrant as specified in its charter)

Delaware	7990	86-3355184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
111 N. Canal Street
Suite 800
Chicago, Illinois 60606
(312)
291-9966
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Stanley Chia
Chief Executive Officer
111 N. Canal Street
Suite 800
Chicago, Illinois 60606
(312)
291-9966
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Cathy A. Birkeland
Shagufa R. Hossain
Bradley C. Faris
Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, IL 60611
(312)
876-7700

Approximate date of commencement of proposed offer to the public:
From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock (1)(2)	187,267,173	$12.82 (3)	$2,400,765,158.86	$222,550.93
Class A common stock underlying warrants (1)(4)	41,652,569	$12.82 (3)	$533,985,934.58	$49,500.50
Class A common stock underlying warrants (1)(5)	17,000,000	$15.00 (6)	$255,000,000.00	$23,638.50
Warrants (7)	45,686,457	$—	$—	$— (8)
Total			$3,189,751,092.44	$295,689.93 (9)

(1)
Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Class A common stock of Vivid Seats Inc., par value $0.0001 per share (the “Class A common stock”), issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
The number of shares of Class A common stock being registered includes (i) 47,517,173 shares of Class A common stock issued to certain qualified institutional buyers and accredit investors in private placements consummated in connection with the Business Combination described herein, (ii) 15,550,000 shares of Class A common stock issued to Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”) in connection with the Business Combination and (iii) 124,200,000 shares of Class A common stock that may be issued upon exchange of Intermediate Common Units (as defined below) held by Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”), including 6,000,000 Intermediate Common Units issuable in the future pursuant to the exercise of warrants held by Hoya Topco.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Class A common stock on The Nasdaq Global Select Market on November 2, 2021. November 2, 2021 was the date for which the most recent reported high and low prices of the Class A common stock were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(c) and Rule 457(g) under the Securities Act.

(4)
Reflects (i) 18,132,778 shares of Class A common stock that may be issued upon exercise of the Vivid Seats Public IPO Warrants (as defined below), with each warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $11.50 per share, (ii) 6,519,791 shares of Class A common stock that may be issued upon exercise of the Vivid Seats Private Placement IPO Warrants (as defined below), with each warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $11.50 per share and (iii) 17,000,000 shares of Class A common stock that may be issued upon exercise of the Vivid Seats PubCo $10.00 Exercise Warrants (as defined below), with each warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $10.00 per share.

(5)
Reflects the shares of Class A common stock that may be issued upon exercise of the Vivid Seats PubCo $15.00 Exercise Warrants (as defined below), with each warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $15.00 per share.

(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Vivid Seats PubCo $15.00 Exercise Warrants.
(7)
The number of warrants being registered includes (i) 6,519,791 Vivid Seats Private Placement IPO Warrants to acquire shares of Class A common stock, (ii) 5,166,666 Vivid Seats Public IPO Warrants to acquire shares of Class A common stock, (iii) 17,000,000 Vivid Seats PubCo $10.00 Exercise Warrants to acquire shares of Class A common stock and (iv) 17,000,000 Vivid Seats PubCo $15.00 Exercise Warrants to acquire shares of Class A common stock, all held by the Sponsor.

(8)
In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the shares of Class A common stock underlying the warrants, and no separate fee is payable for the warrants.

(9)	A filing fee of $295,689.93 has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2021

VIVID SEATS INC.
187,267,173 SHARES OF CLASS A COMMON STOCK
45,686,457 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK AND
58,652,569 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS

This prospectus relates to the resale from time to time of (i) an aggregate of 63,067,173 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Vivid Seats Inc., a Delaware corporation (“Vivid Seats PubCo”), including (a) 47,517,173 shares of Class A common stock issued to certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Business Combination (as defined below) and (b) 15,550,000 shares of Class A common stock held by Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”), and (ii) 45,686,457 warrants to purchase Class A common stock, including (a) 6,519,791 Vivid Seats Private Placement IPO Warrants (as defined below) to purchase Class A common stock at an exercise price of $11.50 per share, (b) 5,166,666 Vivid Seats Public IPO Warrants (as defined below) to purchase Class A common stock at an exercise price of $11.50 per share, held by the Sponsor, (c) 17,000,000 Vivid Seats PubCo $10.00 Exercise Warrants (as defined below) to purchase Class A common stock at an exercise price of $10.00 per share and (d) 17,000,000 Vivid Seats PubCo $15.00 Exercise Warrants (as defined below) to purchase Class A common stock at an exercise price of $15.00 per share (collectively, the “warrants”) by the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”). This prospectus also relates to (x) the issuance by us and resale by the Selling Shareholders from time to time of (i) up to 45,686,457 shares of Class A common stock issuable upon the exercise of these warrants and (ii) up to 124,200,000 shares of Class A common stock issuable upon exchange of Intermediate Common Units (as defined below) held by Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”), including 6,000,000 Intermediate Common Units issuable in the future pursuant to the exercise of warrants held by Hoya Topco, and (y) the issuance by us of up to 12,966,112 shares of Class A common stock issuable upon the exercise of Vivid Seats Public IPO Warrants held by shareholders other than the Sponsor.
On October 18, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain transaction agreement, dated as of April 21, 2021 (as may be amended from time to time, the “Transaction Agreement”), by and among Horizon Acquisition Corporation (“Horizon”), Sponsor, Hoya Topco, Hoya Intermediate, LLC, a Delaware limited liability company (“Hoya Intermediate”) and Vivid Seats Inc., a Delaware corporation (“Vivid Seats PubCo,” “we,” “us” or “our”), pursuant to which, among other transactions, Horizon merged with and into us, upon which the separate corporate existence of Horizon ceased and we became the surviving corporation.
We are registering the issuance and resale of certain shares of Class A common stock and the resale of certain warrants as required by an amended and restated registration rights agreement, dated as of October 18, 2021 (the “Registration Rights Agreement”), entered into by and among us, Sponsor and Hoya Topco, and by the subscription agreements, dated as of April 21, 2021 (the “Subscription Agreements”), by and among us, Horizon and certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Business Combination.
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of Class A common stock or warrants by the Selling Shareholders.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock and warrants. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock and warrants.
Our shares of Class A common stock are listed on The Nasdaq Global Select Market under the symbol “SEAT.” On

December 22, 2021, the closing sale price of shares of our Class A common stock was

$10.78. Our Vivid Seats Public IPO Warrants are listed on The Nasdaq Capital Market under the symbol “SEATW.” On

December 22, 2021, the closing sale price of our Vivid Seats Public IPO Warrants was

$2.77.

Investing in shares of our Class A common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,             .

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
™
symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Horizon and Vivid Seats do not intend their use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of Horizon or Vivid Seats by, any other companies.

i

Notwithstanding references thereto in this prospectus, the website of Vivid Seats is not part of and is not incorporated in the prospectus, and you should not consider information found on Vivid Seats’ website to be part of this prospectus.
CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:

•	“2021 Plan” are to the Vivid Seats Inc. 2021 Incentive Award Plan;

•	“Amended and Restated Bylaws” are to the amended and restated bylaws of Vivid Seats PubCo;

•	“Amended and Restated Charter” are to the amended and restated certificate of incorporation of Vivid Seats PubCo;

•
“Amended and Restated Warrant Agreement” are to that certain Warrant Agreement, dated as of October 14, 2021, between Continental Stock Transfer & Trust Company and Horizon, which amended and restated the Prior Warrant Agreement;

•	“Blocker Corporations” are to the Blocker Corporations as defined in the Tax Receivable Agreement;

•	“Blocker Sellers” are to Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP and Crescent Mezzanine Partners VIIB, L.P.;

•	“Business Combination” are to the transactions contemplated by the Transaction Agreement;

•	“Class A common stock” are to Vivid Seats PubCo’s Class A common stock, par value $0.0001 per share;

•	“Class B common stock” are to Vivid Seats PubCo’s Class B common stock, par value $0.0001;

•	“Closing” are to the consummation of the Business Combination;

•	“Closing Date” are to October 18, 2021;

•	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Effective Time” are to the time at which the Merger becomes effective pursuant to the Transaction Agreement;

•	“ESPP” are to the Vivid Seats Inc. 2021 Employee Stock Purchase Plan;

•
“Exchange” are to the irrevocable tender by Sponsor to Horizon all of its Horizon Class B ordinary shares for cancellation in exchange for (i) the Horizon $10.00 Exercise Warrants, (ii) the Horizon $15.00 Exercise Warrants and (iii) 50,000 shares of Horizon Class A ordinary shares pursuant to the Exchange Agreement;

•	“Exchange Agreement” are to that certain exchange Agreement, dated as of April 21, 2021, by and between Sponsor and Horizon;

•
“Form of New Warrant Agreement” are to that certain form of warrant agreement entered into by and between Horizon and Continental Stock Transfer & Trust Company pursuant to which the Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants were issued;

•
“founder shares” are to Horizon Class B ordinary shares initially purchased by Sponsor in a private placement prior to the IPO, and the Horizon Class A ordinary shares issued upon the conversion thereof;

•	“Horizon $10.00 Exercise Warrants” are to warrants for Horizon Class A ordinary shares with an exercise price of $10.00, issued in connection with the Exchange;

•	“Horizon $15.00 Exercise Warrants” are to warrants for Horizon Class A ordinary shares with an exercise price of $15.00, issued in connection with the Exchange;

•	“Horizon Class A ordinary shares” are to Horizon’s Class A ordinary shares, par value $0.0001 per share;

•	“Horizon Class B ordinary shares” are to Horizon’s Class B ordinary shares, par value $0.0001 per share;

•	“Horizon Equityholders” are to Sponsor and any investment vehicles or funds managed or controlled, directly or indirectly, by any of Sponsor’s affiliates;

•	“Horizon IPO Private Placement Warrants” are to the warrants sold by Horizon as part of the private placement in connection with the IPO;

•	“Horizon IPO Public Warrants” are to the warrants sold by Horizon as part of the units in the IPO;

•	“Horizon Warrants” are to the Horizon IPO Public Warrants, Horizon IPO Private Placement Warrants, the Horizon $10.00 Exercise Warrants and the Horizon $15.00 Exercise Warrants;

•	“Hoya Intermediate Warrants” are warrants issued by Hoya Intermediate to Vivid Seats PubCo and Hoya Topco;

•	“Intermediate Common Units” means Common Units of Hoya Intermediate;

•	“IPO” are to Horizon’s initial public offering of units, the base offering of which closed on August 25, 2020;

•	“IRS” are to the U.S. Internal Revenue Service;

•	“Lock-up Period” are to the period beginning on the Closing Date and ending on the date that is twelve (12) months following the Closing Date;

•
“lock-up
shares” are to (a) with respect to Sponsor, the shares of Vivid Seats PubCo common stock and warrants exercisable for shares of Vivid Seats PubCo common stock held by Sponsor and its affiliates (other than any such shares acquired in connection with the PIPE Subscription) and (b) with respect to Hoya Topco, any Vivid Seats PubCo common stock and any warrants exercisable for shares of Vivid Seats PubCo common stock held by Hoya Topco and its affiliates;

•
“Marketplace GOV” are to the total transactional amount of Marketplace segment orders placed on the Vivid Seats platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period;

•	“Merger” are to the merging of Horizon with and into Vivid Seats PubCo, upon which the separate corporate existence of Horizon ceased and Vivid Seats PubCo became the surviving entity;

•	“Nasdaq” are to The Nasdaq Global Select Market;

•	“PIPE Investors” are to the qualified institutional buyers and accredited investors, including Sponsor or its affiliates, that purchased shares of our Class A common stock in the PIPE Subscription;

•	“PIPE Subscription” are to the issuance and sale of shares of our Class A common stock to the PIPE Investors in a private placement that closed concurrently with the Closing;

•	“Prior Warrant Agreement” are to that certain Warrant Agreement, dated as of August 20, 2020, between Continental Stock Transfer & Trust Company and Horizon;

•	“Private Equity Owner” are to, collectively, GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and GTCR LLC;

•	“public shareholders” are to the holders of Horizon’s public shares prior to the Closing;

•	“public shares” are to Horizon Class A ordinary shares sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•
“Registration Rights Agreement” are to that certain Amended and Restated Registration Rights Agreement, dated as of October 18, 2021, by and among Vivid Seats PubCo, Sponsor, Hoya Topco and the other holders party thereto;

•	“Reorganization Transaction” are to a Reorganization Transaction as defined in the Tax Receivable Agreement;

•
“special dividend” are to the special dividend, in an amount of $0.23 per share as described herein, paid by Vivid Seats on November 2, 2021 to holders of shares of our Class A common stock as of the record date for such special dividend, which holders included, among others,

Sponsor, as a shareholder, and the PIPE Investors, but not holders of shares of our Class B common stock;

•	“Sponsor” are to Horizon Sponsor, LLC, a Delaware limited liability company;

•	“Sponsor Agreement” are to that certain Sponsor Agreement, dated as of April 21, 2021, by and among Eldridge Industries, LLC, Sponsor, Horizon and Hoya Topco;

•	“Stockholders’ Agreement” are to that certain Stockholders’ Agreement, dated as of October 18, 2021, by and among Vivid Seats PubCo, Sponsor and Hoya Topco;

•
“Tax Receivable Agreement” are to that certain Tax Receivable Agreement, dated as of October 18, 2021, by and among Vivid Seats PubCo, Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders;

•
“Topco Equityholders” are to (a) Hoya Topco or (b) after the distribution (in the aggregate pursuant to one or more distributions) by Hoya Topco of more than 50% of the voting shares of Vivid Seats PubCo held by Hoya Topco on the Closing Date, (i) GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR
Co-Invest
XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and/or GTCR LLC and (ii) any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with the foregoing entities;

•	“Total Marketplace orders” are to the volume of Marketplace segment orders placed on the Vivid Seats platform during a period, net of event cancellations occurring during the period;

•	“Total Resale orders” are to the volume of Resale segment orders sold by the Vivid Seats’ resale team in a period, net of event cancellations that occurred during that period;

•	“TRA Holder Representative” are to GTCR Management XI, LLC;

•	“TRA Holders” are to the TRA Holders as defined in the Tax Receivable Agreement;

•	“Transactions” means the PIPE Subscription and the Business Combination;

•	“Transaction Agreement” are to the Transaction Agreement, dated as of April 21, 2021, by and among Horizon, Sponsor, Hoya Topco, Hoya Intermediate and Vivid Seats PubCo;

•	“Trust Account” are to the trust account for the benefit of Horizon, certain of its public shareholders and the underwriter of the IPO;

•
“Vivid Seats” are to, prior to the consummation of the Business Combination, Hoya Intermediate and its consolidated subsidiaries and, following the consummation of the Business Combination, to Vivid Seats PubCo and its consolidated subsidiaries;

•	“Vivid Seats PubCo” are to Vivid Seats Inc., a Delaware corporation;

•
“Vivid Seats PubCo $10.00 Exercise Warrants” are to warrants for our Class A common stock with an exercise price of $10.00, issued in exchange for the Horizon $10.00 Exercise Warrants, with terms consistent with the Form of New Warrant Agreement;

•
“Vivid Seats PubCo $15.00 Exercise Warrants” are to warrants for our Class A common stock with an exercise price of $10.00, issued in exchange for the Horizon $15.00 Exercise Warrants, with terms consistent with the Form of New Warrant Agreement;

•	“Vivid Seats PubCo Class B Warrants” are to warrants for our Class B common stock exercisable upon the exercise of Hoya Intermediate Warrants held by Hoya Topco;

•	“Vivid Seats PubCo common stock” are to our Class A common stock and our Class B common stock, collectively;

•	“Vivid Seats PubCo Warrants” are to the warrants for our Class A common stock and our Class B common stock;

•	“Vivid Seats Private Placement IPO Warrants” are to warrants for our Class A common stock, with terms identical to the Horizon IPO Private Placement Warrants; and

•	“Vivid Seats Public IPO Warrants” are to warrants for our Class A common stock, with terms identical to Horizon IPO Public Warrants.
Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Vivid Seats PubCo and its subsidiaries following the Closing.
BASIS OF PRESENTATION
Vivid Seats PubCo was incorporated on March 29, 2021 under the laws of the state of Delaware as a wholly owned subsidiary of Hoya Intermediate for the purpose of consummating the Business Combination. On October 18, 2021, Horizon merged with and into Vivid Seats PubCo, with Vivid Seats PubCo continuing as the surviving entity, following which Vivid Seats PubCo owns 39.4% of the Intermediate Common Units of Hoya Intermediate. For the nine months ended September 30, 2021, Vivid Seats PubCo had no operations, assets or liabilities. Unless otherwise indicated, the financial information included herein is that of Hoya Intermediate and its consolidated subsidiaries, which, following the Business Combination, became the business of Vivid Seats PubCo and its subsidiaries.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•
the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, use of our borrowings, business practices, operations, suppliers, third-party service providers, customers, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions;

•	our ability to raise financing in the future;

•	our future financial performance;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our ability to pay dividends on our Class A common stock on the terms currently contemplated or at all; and

•	factors relating to our business, operations and financial performance, including, but not limited to:

•	the impact of the COVID-19 pandemic on our business and the industries in which we operate;

•	our ability to compete in the ticketing industry;

•	our ability to maintain relationships with buyers, sellers and distribution partners;

•	our ability to continue to improve our platform and maintain and enhance our brand;

•	the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events;

•	our ability to comply with domestic regulatory regimes;

•	our ability to successfully defend against litigation;

•	our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cyber security risks;

•	our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; and
other factors detailed under the section entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”
At the closing of the Business Combination, Horizon merged with and into us, upon which the separate corporate existence of Horizon ceased and we became the surviving corporation. Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Hoya Intermediate and its consolidated subsidiaries, which became the business of Vivid Seats PubCo and its subsidiaries following the Closing.
Our Company
Vivid Seats is a leading marketplace that allows fans of live events to connect seamlessly with third-party
ticket sellers through our technology platform that spans the ecosystem. We believe Vivid Seats is a leading marketplace based on a combination of (1) third party estimates of the overall market size, including estimates provided in a 2017 report prepared for Vivid Seats by a third party consulting firm, (2) publicly available information including our competitors’ filings with the SEC and (3) internal company information from our proprietary Skybox platform that provides insights into volumes across marketplaces representing a meaningful portion of the overall secondary ticketing market.
Our mission is to connect buyers and sellers, empowering fans to
Experience It Live
. We believe live events deliver some of life’s most exciting moments and our platform provides customers (both on the buy and sell side) with an easy-to-use,
trusted marketplace experience that ensures fans can attend live events and create memories that last a lifetime. During the years ended December 31, 2019 and 2020 we generated $469 million and $35 million of revenues, respectively, and $2,280 million and $347 million of Marketplace gross order value (“Marketplace GOV”).
During the three and nine months ended September 30, 2021, our revenues were $139.5 million and $279.2 million, and Marketplace GOV was $713.1 million and $1,522.6 million, respectively.
We operate a technology platform which provides the infrastructure supporting our marketplace that helps buyers easily purchase tickets from third-party
ticket sellers and discover and attend live events while enabling third-party
sellers to seamlessly manage their
end-to-end
operations. We unite millions of buyers with thousands of sellers. We have mutually beneficial partnerships with a number of content rights holders, media partners, product and service partners and distribution partners.
Our platform is built on years of customer transactional and engagement data that provides us with deep insights into how to best connect buyers with the experiences they seek. We understand the feeling of anticipation as the lights go down, the excitement of come-from-behind
wins, and the passion for guitar solos, and we work diligently to enable fans to experience as many of these moments as possible. In 2019, we connected over five million buyers to over 200,000 unique events. Our marketplace connects fans who cheer on their home-town
sports team, rock out to their favorite band or attend acclaimed theater productions with ticket sellers that choose to list a wide variety of their inventory on our platform.
Private Equity Owner
We have a valuable relationship with our Private Equity Owner, which consists of certain investment funds affiliated with GTCR. Founded in 1980, GTCR is a leading growth-oriented
private equity firm focused on investing in growth companies in the Healthcare, Financial Services & Technology, Technology, Media & Telecommunications and Growth Business Services industries. The
Chicago-based
firm pioneered The Leaders Strategy
™
—finding and partnering with management leaders in core domains to identify, acquire and build market-leading
companies through transformational acquisitions and organic growth. Since its inception, our Private Equity Owner has invested more than $20.0 billion in over 250 companies. Our Private Equity Owner purchased its controlling interest in Vivid Seats on June 30, 2017.

Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A common stock or warrants and result in a loss of all or a portion of your investment:
Risks related to our business and industry, including that:

•	The COVID-19 pandemic has had, and is likely to continue to have, a material negative impact on our business and operating results.

•
Our business is dependent on the continued occurrence of
large-scale
sporting events, concerts and theater shows and on relationships with buyers, sellers and distribution partners and any change in such occurrence or relationships could adversely affect our business.

•	Changes in Internet search engine algorithms or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.

•	We face intense competition in the ticketing industry.

•
Our business is dependent on the willingness of artists, teams and promoters to continue to support the secondary ticket market and any decrease in such support may result in decreased demand for our services.

•	If we do not continue to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, our business will suffer.

•	We may be adversely affected by the occurrence of extraordinary events or factors affecting concert, sporting and theater events.

•	We may be unsuccessful in potential future acquisition endeavors.

•	Due to our business’ seasonality, our financial performance in particular financial periods may not be indicative of, or comparable to, our financial performance in subsequent financial periods.

•	The failure to retain, motivate or integrate any of our senior management team or other skilled personnel could have an adverse effect on our business, financial condition or results of operations.

•
The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or applications of privacy regulations.

•	Unfavorable legislative outcomes, or outcomes in legal proceedings in which we may be involved, may adversely affect our business and operating results.

•	System interruption and the lack of integration and redundancy in our systems and infrastructure may have an adverse impact on our business, financial condition and results of operations.

•	Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations.

•
We may fail to adequately protect or enforce our intellectual property rights or face potential liability and expense for legal claims alleging that the operation of our business infringes intellectual property rights of third parties.

•	Our payments system depends on third-party providers.

•	The agreements governing our indebtedness impose restrictions on us that limit the discretion of management in operating our business.

•
We depend on the cash flows of our subsidiaries in order to satisfy our obligations, and we may not be able to generate sufficient cash flows or raise the additional capital necessary to fund our liquidity needs.

Risks related to our organizational structure, including that:

•	Our Private Equity Owner controls us, and its interest may conflict with ours or yours in the future.

•	We are a “controlled company” within the meaning of Nasdaq listing standards.

•	Our only material asset is our direct and indirect interests in Hoya Intermediate.

•	The Tax Receivable Agreement requires us to make cash payments to Hoya Topco.

•	Our ability to pay dividends may be limited by our holding company structure and Delaware law.
Corporate Information
Vivid Seats PubCo was incorporated on March 29, 2021 under the laws of the state of Delaware as a wholly owned subsidiary of Hoya Intermediate for the purpose of consummating the Business Combination and merging with Horizon, a blank check company incorporated on June 12, 2020 as a Cayman Islands exempted company, with Vivid Seats PubCo continuing as the surviving entity. Following the Business Combination, Vivid Seats PubCo owns 39.4% of the Intermediate Common Units of Hoya Intermediate.
Our principal executive offices are located at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606, and our telephone number is (312)
291-9966.
Our website address is www.vividseats.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the prior June 30
th
; and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the alternative asset management industry or otherwise generally impact alternative asset managers like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our Class A common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Relating to the
COVID-19
Pandemic
The global
COVID-19
pandemic has had, and may continue to have, a material negative impact on our business and operating results. The ultimate magnitude of this impact will depend on a variety of factors, including the duration of the pandemic, the acceptance of vaccines and other mitigation efforts, restrictions or new operational requirements

, the state of

the U.S. and global economies as a result of the pandemic, and the public’s willingness to attend events with large numbers of people, all of which are uncertain at this time.
The global spread and impact of the
COVID-19
pandemic is complex, unpredictable, and continuously evolving and has resulted in significant disruption and additional risks to our business, the entertainment industry, and the global economy. The
COVID-19
pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on large gatherings of people, travel bans, border closings and restrictions, business closures, quarantines, shelter-in-place
orders,

social distancing measures

and vaccine requirements. In
mid-March
2020, as the unprecedented impact of the global
COVID-19
pandemic became clearer, concert promoters, venue operators, sports leagues and theaters around the globe shut down.
Different jurisdictions have lifted social distancing guidelines and restrictions on gatherings of people at different times and may continue to have different rules in place in the future. While vaccination programs around the world began in late 2020, with widespread distribution and availability in the United States by mid-2021, the ultimate impact of such programs on the pandemic and its duration, including the acceptance of the vaccine by the general population, still remains unclear. For example, in the United States, approximately 67% of the population ages 12 and over is now fully vaccinated.
At this time, it is difficult to know or predict when events will be held at a pre-pandemic scope and scale as national and local governments around the world continue to enforce various restrictions on certain large gatherings. It is currently unclear as to what restrictions will be placed on future events due to the unknown evolution of the COVID-19 pandemic.
As of September 30, 2021, most jurisdictions permit full capacity and many events were taking place as planned, but some events continue to be canceled, rescheduled or postponed due to the COVID-19 pandemic. Most sports leagues have recommenced, but they have done so with restrictions related to vaccination and/or testing status and, in some cases at reduced capacity or other social distancing measures, which impacts the need for ticketing. Additionally, there continue to be cancellations and rescheduling of events. There has been increasing concert and theater activity, but the number of concert and theater events is still below that of pre-COVID levels.
Our business depends on concert, sporting and theater events in order to generate most of our revenue from ticket sales in the secondary ticket market. Because fan attendance has been limited at sporting events, concerts and theatrical performances since the onset of the pandemic, our revenue has been negatively impacted and it is possible these circumstances continue for a longer period of time than currently anticipated.
We face ancillary risks and uncertainties arising from the global
COVID-19
pandemic in addition to the possible shutdown or limitation of concert, sporting and theater events.
COVID-19
may also precipitate or aggravate other risk factors described herein, which have had, and may continue to have, a material negative impact on our business and operating results. Many of these risks and uncertainties may extend beyond the duration of current pandemic conditions due to the uncertainty around how concert, sporting and theater industries may change going forward as a result of the pandemic.

The risks and uncertainties described herein should be read in conjunction with those set forth below. Such additional or attendant risks and uncertainties include, among other things:

•
the impact of any lingering economic downturn or recession resulting from the pandemic, including without limitation any reduction in discretionary spending or confidence for both buyers and sellers, that would result in a decline in ticket sales and attendance;

•
a reduction in the profitability of our operations

due to governmental restrictions or safety precautions and protocols voluntarily undertaken, such as venues running under to capacity due to spacing and social distancing limitations, which could limit the number of tickets sold;

•

decreased willingness or ability for artists to tour due to varying restrictions across jurisdictions, including the possibility that national or sub-national
borders are closed to travel, which could reduce the demand for our services;

•	changes to consumer preferences for consumption of live music, sporting or theater events due to fear of, or restrictions on, large gatherings;

•	loss of ticketing sales due to the economic impacts of the pandemic whereby certain venue operators are no longer in operation, reducing the number of events our marketplace can serve;

•	the inability to pursue expansion opportunities or acquisitions due to capital constraints;

•	the future availability or increased cost of insurance coverage; and

•	the incurrence of additional expenses related to compliance, precautions and management during and after the pandemic.
The likelihood of the realization or intensification of these risks and uncertainties and the ultimate magnitude of their impact on us are not knowable or quantifiable at this time. The global
COVID-19
pandemic and its impacts may continue to endure for an unknown period of time. New
COVID-19
variants have and may continue to emerge, which could lead to new or additional restrictions being put into place for a greater duration of time. The longer the duration of the global
COVID-19
pandemic, the greater the ancillary and lingering effects, and the greater the negative impact on us and our results of operations

.

Risks Relating to Our Business and the Live Events and Ticketing Industries
Our business is dependent on the continued occurrence of
large-scale
sporting events, concerts and theater shows and any decrease in the number of such events will result in decreased demand for our services.
Ticket sales are sensitive to fluctuations in the number of entertainment, sporting and theater events and activities offered by promoters, teams and facilities, and adverse trends in the entertainment, sporting and leisure event industries could adversely affect our business, financial condition and results of operations. We rely on third parties to create and perform at live music, sporting and theater events, and any unwillingness to tour, lack of availability of popular artists or decrease in the number of games or performances held could limit our ability to generate revenue. Accordingly, our success depends upon the ability of these third parties to correctly anticipate public demand for particular events, as well as the availability of popular artists, entertainers and teams, and any decrease in availability or failure to anticipate public demand could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.
Our business depends on relationships with buyers, sellers and distribution partners, and any adverse changes in these relationships will adversely affect our business, financial condition and results of operations.
Our business is dependent on maintaining our deep and longstanding relationships with the parties that use our platform to buy and sell tickets, including individual customers, ticket sellers, and distribution partners that sell tickets to consumers using our ticket inventory, payment platform and customer service. We cannot provide assurance that we will be able to maintain existing relationships, or enter into new relationships, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.
Changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.
We rely heavily on Internet search engines, such as Google, to generate traffic to our website, through a combination of organic and paid searches. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing our website to be placed lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our website or those of our partners, our business, results of operations and financial condition would be harmed. Furthermore, our failure to successfully manage our search engine optimization could result in a substantial decrease in traffic to our website, as well as increased costs if we were to replace free traffic with paid traffic, which may harm our business, results of operations and financial condition.
We also rely on application marketplaces, such as Apple’s App Store and Google’s Play, to enable downloads of our applications. Such marketplaces have in the past made, and may in the future make, changes that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces. Further, iOS and Android apps are an important distribution channel for sales of our tickets. If Apple or Google choose to charge commissions or fees on our revenue, and we fail to negotiate favorable terms, it may harm our business, results of operations and financial condition. Similarly, if problems arise in our relationships with providers of application marketplaces, our user growth could be harmed.

We face intense competition in the ticketing industry, and we may not be able to maintain or increase our current revenue, which could adversely affect our business, financial condition and results of operations.
Our business faces significant competition from other national, regional and local primary and secondary ticketing service providers to secure new and retain existing sellers, buyers and distribution partners on a continuous basis. We also face competition in the resale of tickets from other resale marketplaces and other ticket resellers. The advent of new technology, particularly as it relates to online ticketing, has amplified this competition. The intense competition that we face in the ticketing industry could cause the volume of our ticketing business to decline, and we may not be able to maintain or increase our current revenue due to such decline, which could adversely affect our business, financial condition and results of operations.
Other variables related to the competitive environment that could adversely affect our financial performance by, among other things, leading to decreases in overall revenue, event attendance, ticket prices and fees or profit margins include:

•	competitors’ offerings that may include more favorable terms or pricing;

•
technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive alternatives than we currently offer, which may lead to a loss of ticket sales or lower ticket fees;

•	other entertainment options or ticket inventory selection and variety that we do not offer; and

•	increased pricing in the primary ticket marketplace, which could result in reduced profits for secondary ticket sellers and reduced demand for our services.
If we do not continue to maintain and improve our platform or develop successful new solutions and enhancements or improve existing ones, our business will suffer.
Our ability to attract and retain sellers, buyers and distribution partners depends in large part on our ability to provide a user-friendly
and effective platform, develop and improve our platform and introduce compelling new solutions and enhancements. Our industry is characterized by rapidly changing technology, new service and product introductions and changing demands of sellers, buyers and distribution partners. We spend substantial time and resources understanding such parties’ needs and responding to them. Building new solutions is costly and complex, and the timetable for commercial release is difficult to predict and may vary from our historical experience. In addition, after development, sellers, buyers and distribution partners may not be satisfied with our enhancements or perceive that the enhancements do not adequately meet their needs. The success of a new solution or enhancement to our platform can depend on several factors, including timely completion and delivery, competitive pricing, adequate quality testing, integration with our platform, user awareness and overall market acceptance and adoption. If we do not continue to maintain and improve our platform or develop successful new solutions and enhancements or improve existing ones, our business, results of operations and financial condition could be harmed.
The reputation and brand of our marketplace is important to our success, and if we are not able to maintain and enhance our brand, our business, financial condition and results of operation may be adversely affected.
We believe that maintaining and enhancing our reputation and brand as a differentiated ticketing marketplace serving sellers, buyers and distribution partners is critical in retaining our relationships with our existing sellers, buyers and distribution partners and to our ability to attract new sellers, buyers and distribution partners. The successful promotion of our brand attributes will depend on a number of factors that we control and some factors outside of our control.

The promotion of our brand requires us to make substantial expenditures and management investment, which will increase as our market becomes more competitive and as we seek to expand our marketplace. To the extent these activities yield increased revenue, this revenue may not offset the increased expenses we incur. If we do not successfully maintain and enhance our brand and successfully differentiate our marketplace from competitive products and services, our business may not grow, we may not be able to compete effectively and we could lose sellers, buyers or distribution partners or fail to attract potential new sellers, buyers and distribution partners, all of which would adversely affect our business, results of operations and financial condition.
There are also factors outside of our control, which could undermine our reputation and harm our brand. Negative perception of our marketplace may harm our business, including as a result of complaints or negative publicity about us; the promotion on our platform of events that are deemed to be
COVID-19
“superspreader” events by the media; our inability to timely comply with local laws, regulations and/or consumer protection related guidance; the use of our platform to sell fraudulent tickets; responsiveness to issues or complaints and timing of refunds and/or reversal of payments on our platform; actual or perceived disruptions or defects in our platform; security incidents; or lack of awareness of our policies or changes to our policies that sellers, buyers or others perceive as overly restrictive, unclear or inconsistent with our values.
If we are unable to maintain a reputable platform that provides valuable solutions and desirable events, then our ability to attract and retain sellers, buyers and distribution partners could be impaired and our reputation, brand and business could be harmed.
Our success depends on the supply and demand of concert, sporting and theater events and if either declines, it could have a material adverse effect on our business, financial condition and results of operations.
A reduction in the number of live concert, sporting and theater events will have an adverse effect on our revenue and operating income. Many of the factors affecting the number and availability of live concert, sporting and theater events are beyond our control. For instance, certain sports leagues have experienced labor disputes leading to threatened or actual player lockouts. Any such lockouts that result in shortened or canceled seasons will adversely impact our business both due to the loss of games and ticketing opportunities as well as the possibility of decreased attendance following such a lockout due to adverse fan reaction.
A decline in attendance at live concert, sporting and theater events may also have an adverse effect on our revenue and operating income. Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals, and inflation can significantly impact our operating results. Business conditions, as well as various industry conditions,

can also significantly impact our operating results as these factors can affect premium seat sales. Negative factors such as challenging economic conditions and public concerns over terrorism and security incidents, particularly when combined, can also impact corporate and consumer spending. During periods of economic slowdown and recession, many consumers have historically reduced their discretionary spending. The risks associated with our business will become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in attendance at live concert, sporting and theater events.
The impact of economic slowdowns, including the current economic environment due to COVID-19, on our business resulted in reductions in ticket sales and our ability to generate revenue. The reduction in discretionary spending and confidence for consumers resulted in a decline in ticket sales and attendance, which impacted our operating results and growth. There can be no assurance that consumer and corporate spending will not continue to be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, which could have a material adverse effect on our business, financial condition and results of operations.

We may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks, disease epidemics or pandemics, severe weather events and natural disasters.
The occurrence and threat of extraordinary events, such as terrorist attacks, intentional or unintentional mass-casualty
incidents, public health concerns such as contagious disease epidemics or pandemics, natural disasters or similar severe weather events, may deter artists from touring, teams from holding games and/or substantially decrease the use of and demand for our services, which may decrease our revenue or expose us to substantial liability. Terrorism and security incidents in the past, military actions in foreign locations, periodic elevated terrorism alerts and fears from publicized contagious disease epidemics and pandemics have raised numerous challenging operating factors, including public concerns regarding air travel, military actions and additional national or local catastrophic incidents, causing a nationwide disruption of commercial and leisure activities.

The occurrence of

these events may deter buyers from attending and purchasing tickets to live concerts, sporting or theater events, which will negatively impact our business and financial performance. Moreover, performers, venues, teams or promoters may decide to cancel concert, sporting and theater events due to social distancing requirements, such as those imposed in response to the
COVID-19
pandemic, or due to severe weather events or natural disasters. Attendance at events may decline or events may be cancelled due to these extraordinary, perilous events, which could adversely impact our operating results. Cancellations of such events could adversely affect our financial performance, as we are obligated to issue refunds or credits for tickets purchased for those events that are not rescheduled.
We may enter into future acquisitions and take certain actions in connection with such transactions, including actions taken to comply with antitrust, competition and other regulations, that could affect our business and results of operations; if we are unsuccessful in our future acquisition endeavors, our business could be adversely impacted.
Our future growth rate may depend in part on our selective acquisition of additional businesses. A portion of our growth has been attributable to acquisitions, such as the acquisition of Fanxchange Limited in 2019 and Betcha Sports, Inc. in 2021. We may be unable to identify other suitable targets for further acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition depends on a variety of factors, and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, our Term Loan Facilities restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

•	using a significant portion of our available cash;

•	issuing equity securities, which would dilute current stockholders’ percentage ownership;

•	incurring substantial debt;

•	incurring or assuming contingent liabilities, known or unknown;

•	incurring amortization expenses related to intangibles; and

•	incurring large accounting write-offs or impairments.
In addition, acquisitions involve inherent risks which, if realized, could adversely affect our business and results of operations, including those associated with:

•	integrating the operations, financial reporting, technologies and personnel of acquired companies;

•	scaling of operations, system and infrastructure and achieving synergies to meet the needs of the combines or acquired company;

•	managing geographically dispersed operations;

•	the diversion of management’s attention from other business concerns;

•	the inherent risks in entering markets or lines of business in which we have either limited or no direct experience;

•	the potential loss of key employees, customers and strategic partners of acquired companies; and

•
the impact of laws and regulations at the state, federal and international levels when entering new markets or business, which could significantly affect our ability to complete acquisitions and expand our business.

Our operations are seasonal and our results of operations vary from quarter to quarter and year over year, so our financial performance in certain financial quarters or years may not be indicative of, or comparable to, our financial performance in subsequent financial quarters or years.
We believe our financial results and cash needs will vary greatly from quarter to quarter and year to year depending on, among other things, sports teams performance, the timing of tours, tour cancellations, event ticket sales, weather, seasonal and other fluctuations in our operating results, the timing of guaranteed payments, financing activities, acquisitions and investments and receivables management. Because our results may vary significantly from quarter to quarter and year to year, our financial results for one quarter or year cannot necessarily be compared to another quarter or year and may not be indicative of our future financial performance in subsequent quarters or years. Typically, we experience our lowest financial performance in the first and second quarters of the calendar year due to the timing of large-scale
events and concert onsales

and we experience increased activity in the fourth quarter when all major sports leagues are in season and there is an increase in order volume for theater and concert events during the holiday season. In addition, the timing of tours of top grossing acts can impact comparability of quarterly results year over year and potentially annual results. Similarly, the number of games in playoff series and the teams involved can vary year over year and impact our results. The seasonality of our business could create cash flow management risks if we do not adequately anticipate and plan for periods of decreased activity, which could negatively impact our ability to execute on our strategy, which in turn could harm our results of operations. Due to the unprecedented stoppage of concert, sporting and theater events globally in mid-March
of 2020, and the gradual reopening of live events, did not experience our typical seasonality trends in 2020 or 2021.
We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled personnel and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition or results of operations.
Our success depends upon the continued service of our senior management team and key technical employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain and integrate highly skilled personnel for all areas of our organization. Each of our executive officers, key technical personnel and other employees could terminate his or her relationship with us at any time. The loss of any member of our senior management team or key personnel might significantly delay or prevent the achievement of our business objectives and could harm our business and our relationships. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees.
We face significant competition for personnel, particularly in Chicago, Illinois, Dallas, Texas and Toronto, Ontario. To attract top talent, we have had to offer, and believe we will need to continue to offer, competitive compensation and benefits packages. We may also need to increase our employee compensation levels in response to competition. In 2020, as a result of the
COVID-19
pandemic, we reduced our workforce by approximately 50%. In 2021, as the economy recovers from the
COVID-19
pandemic, we have made extraordinary efforts to attract and secure top talent, which has resulted in our workforce reaching approximately 75% of our pre-COVID number. However, the market for talent continues to be competitive and it has been challenging to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and our employee morale, productivity and retention could suffer, which may harm our business.
Impairment of our goodwill could negatively impact our financial results and financial condition.
In accordance with GAAP, we test goodwill and
indefinite-lived
intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the assets might be impaired. If the carrying amount of our goodwill exceeds its implied fair value, an impairment loss equal to the excess is recorded. During the year ended December 31, 2020, we recognized a total non-cash
impairment charge of $573.8 million, including an

impairment of goodwill of $377.1 million. As of

September 30, 2021, we had goodwill of approximately $683.3 million, which constituted approximately 48.4% of our total assets at that date. Due to the volatile stock market, the current economic uncertainty and other factors, we cannot provide assurance that remaining goodwill will not be further impaired in future periods. Impairment may result from, among other things, a significant decline in our expected cash flows, an adverse change in the business climate and slower growth rates in our industry. If we are required to record an impairment charge for goodwill in the future, this would adversely impact our financial condition and financial results.
Risks Relating to Government Regulation and Litigation
The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing applications of privacy regulations.
We receive, transmit and store a large volume of personal data and other user data. Numerous federal, state and international laws address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of personal data and other user data. In the United States, numerous states already have, and are looking to expand, data protection legislation requiring companies like ours to consider solutions to meet differing needs and expectations of buyers and sellers. For example, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses such as ours, and may require us to modify our data processing practices and policies and incur compliance related costs and expenses. The CCPA provides new and enhanced data privacy rights to California residents, including the right to access and delete their personal information, and receive detailed information about how their personal information is used and shared. The CCPA also created restrictions on “sales” of personal information that allow California residents to opt-out
of certain sharing of their personal information and prohibits covered businesses from discriminating against consumers (e.g., charging more for services) for exercising any of their CCPA rights. The CCPA provides for potentially severe statutory penalties, and a private right of action for data breaches resulting from a failure to implement reasonable security procedures and practices. In addition, in November 2020, California voters approved the California Privacy Rights Act (“CPRA”) ballot initiative which introduced significant amendments to the CCPA and established and funded a dedicated California privacy regulator, the California Privacy Protection Agency (“CPPA”). The amendments introduced by the CPRA go into effect on January 1, 2023, and new implementing regulations are expected to be introduced by the CPPA. Further, on March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act (the “VCDPA”), a comprehensive privacy statute that shares similarities with the CCPA and CPRA. Similar laws have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States, which could increase our potential liability. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging.
Outside the United States, personal data and other user data is increasingly subject to legislation and regulations in numerous jurisdictions around the world, the intent of which is to protect the privacy of information that is collected, processed and transmitted in or from the governing jurisdiction. Foreign data protection, privacy, information security, user protection and other laws and regulations are often more restrictive than those in the United States. In particular, the United Kingdom, the European Union and the European Economic Area (“EEA”) and their member states traditionally have taken broader views as to types of data that are subject to privacy and data protection laws and regulations, and have imposed greater legal obligations on companies in this regard. For example, the European Union General Data Protection Regulation (“GDPR”) became effective May 25, 2018. The GDPR applies to any company established in the EEA as well as to those outside the EEA if they collect and use personal data in connection with the offering of goods or services to individuals in the EEA or the monitoring of their behavior. Although we do not currently trigger the application of the GDPR, if we materially alter our operations such that we become established in the EU/UK (e.g., by employing individuals in those locations), begin monitoring individuals in the EU/UK or demonstrate an intention to offer goods and services to individuals in the EU/UK, we will be required to comply with the GDPR and applicable UK data privacy laws. The GDPR and UK data privacy laws enhances data protection obligations for processors and controllers of personal data including, for example, expanded disclosures about how personal information is to be used, limitations on retention of information, mandatory data breach notification requirements and onerous new obligations on services providers. If we are required to comply with the GDPR or UK data privacy laws, this may significantly increase our operational costs and our overall risk exposure.
We are also subject to the Payment Card Industry (“PCI”) Data Security Standard, which is a standard designed to protect credit card account data as mandated by payment card industry entities. We rely on vendors to handle PCI matters and to ensure PCI compliance. Despite our compliance efforts, we may become subject to claims that we have violated the PCI Data Security Standard based on past, present, and future business practices. Our actual or perceived failure to comply with the PCI Data Security Standard can subject us to fines, termination of banking relationships, and increased transaction fees.
The interpretation and application of many

privacy and data protection laws are, and will likely remain, uncertain, and it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or product features. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could harm our business. In addition to government regulation, privacy advocacy and industry groups may propose new and different self-regulatory
standards that either legally or contractually apply to us. Any inability to adequately address privacy, data protection and data security concerns or comply with applicable privacy, data protection or data security laws, regulations, policies and other obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and harm our business.
Our failure, and/or the failure by the various

service providers and partners with which we do business, to comply with applicable privacy policies or federal, state or similar international laws and regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in the unauthorized release of personal data or other user data, or the perception that any such failure or compromise has occurred, could negatively harm our brand and reputation, result in a loss of sellers, buyers or distribution partners, discourage potential sellers or buyers from trying our platform and/or result in fines and/or proceedings by governmental agencies and/or users, any of which could have a material adverse effect on our business, results of operations and financial condition.
Unfavorable outcomes in legal proceedings in which we may be involved may adversely affect our business and operating results.
We may be called on to defend ourselves against lawsuits relating to our business operations. Some of these claims may seek significant damage amounts due to the nature of our business. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.
Our results may be affected by the outcome of pending and future litigation. Unfavorable rulings in our legal proceedings may have a negative impact on us that may be greater or smaller depending on the nature of the rulings. In addition, we are currently, and from time to time in the future may be, subject to various other claims, investigations, legal and administrative cases and proceedings (whether civil or criminal) or lawsuits by governmental agencies or private parties. If the results of these investigations, proceedings or suits are unfavorable to us or if we are unable to successfully defend against third-party
lawsuits, we may be required to pay monetary damages or may be subject to fines, penalties, injunctions or other censure that could have a material adverse effect on our business, financial condition and results of operations. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party
lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, financial condition and results of operations.
Unfavorable legislative outcomes may adversely affect our industry, our business and our operating results.
In addition to concerns related to network and data security, the collection, transfer, use, disclosure, security and retention of personal or sensitive information and other user data are governed by existing and evolving federal, state and international laws, as described above. We have expended significant capital and other resources to keep abreast of the evolving privacy landscape. However, due to the changes in the data privacy regulatory environment, we may incur additional costs and challenges to our business that restrict or limit our ability to collect, transfer, use, disclose, secure, or retain personal or sensitive information. These changes in data privacy laws may require us to modify our current or future products, services, programs, practices or policies, which may in turn impact the products and services available to our customers.

Additionally, some states regulate the secondary ticket market, such as by setting maximum resale prices, and any further regulation or unfavorable legislative outcomes imposing additional restrictions on ticket resales and transferability may adversely affect our industry, our business and our operating results.
Our business is dependent on the ability for sellers to sell tickets on the secondary market unencumbered.
Our business is dependent upon third parties having the ability to list tickets for sale on the secondary ticket market for events put on by artists, teams and promoters. Any actions taken by federal, state or local governments, rights holders or companies that issue tickets (i.e., the primary ticketing companies), such as enacting restrictions regarding resale policies, using technology to limit where and how tickets are sold on the secondary market, charging incremental fees for the ability to sell tickets on the secondary market or partnering with other resale marketplaces on an exclusive basis, could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.
Risks Relating to Information Technology, Cybersecurity and Intellectual Property
The success of our operations depends, in part, on the integrity of our systems and infrastructure, as well as affiliate and third-party
computer systems, computer networks and other communication systems. System interruption and the lack of integration and redundancy in these systems and infrastructure may have an adverse impact on our business, financial condition and results of operations.
System interruption and the lack of integration and redundancy in the information systems and infrastructure, both of our own ticketing systems and other computer systems and of affiliate and third-party
software, computer networks and other communications systems service providers on which we rely, may adversely affect our ability to operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient
operations. Similarly, due to our reliance on a network of technology systems, many of which are outside of our control, changes to interfaces upon which we rely or a reluctance of our counterparties to continue supporting our systems could lead to technology interruptions. Such interruptions could occur by virtue of natural disaster, malicious actions such as hacking or acts of terrorism or war, or human error. In addition, the loss of some or all of certain key personnel could require us to expend additional resources to continue to maintain our software and systems and could subject us to systems interruptions. The large infrastructure plant that is required to operate our systems requires an ongoing investment of time, money and effort to maintain or refresh hardware and software and to ensure it remains at a level capable of servicing the demand and volume of business that we receive. Failure to do so may result in system instability, degradation in performance, or unfixable security vulnerabilities that could adversely impact both the business and the consumers utilizing our services.
While we have backup systems for certain aspects of our operations, disaster recovery planning by its nature cannot be sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption. If any of these adverse events were to occur, it could adversely affect our business, financial condition and results of operations.
Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations, and the processing, storage, use and disclosure of personal or sensitive information could give rise to liabilities and additional costs as a result of governmental regulation, litigation and conflicting legal requirements relating to personal privacy rights.
Due to the nature of our business, we process, store, use, transfer and disclose certain personal or sensitive information about our customers and employees. Penetration of our network or other misappropriation or misuse of personal or sensitive information and data, including credit card information and other personally identifiable information, could cause interruptions in our operations and subject us to increased costs, litigation, inquiries and actions from governmental authorities, and financial or other liabilities. In addition, security breaches, incidents or the inability to protect information could lead to increased incidents of ticketing fraud and counterfeit tickets. Security breaches and incidents could also significantly damage our reputation with sellers, buyers, distribution partners and other third parties, and could result in significant costs related to remediation efforts, such as credit or identity theft monitoring. Such incidents may occur in the future, resulting in unauthorized, unlawful, or inappropriate access to, inability to access, disclosure of, or loss of the sensitive, proprietary and confidential information that we handle.
Although we have developed systems and processes that are designed to protect customer and employee information and to prevent security breaches or incidents (which could result in data loss or other harm or loss), such measures cannot provide absolute security or certainty. It is possible that advances in computer and hacker capabilities, new variants of malware, the development of new penetration methods and tools, inadvertent violations of company policies or procedures or other developments could result in a compromise of customer or employee information or a breach of the technology and security processes that are used to protect customer and employee information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems may change frequently and as a result, may be difficult for our business to detect for long periods of time. In addition, despite our commercially reasonable efforts, we may be unaware of or unable to anticipate these techniques or implement adequate preventative measures. We have expended significant capital and other resources to protect against and remedy such potential security breaches, incidents and their consequences and will continue to do so in the future.
We also face risks associated with security breaches and incidents affecting third parties with which we are affiliated or with which we otherwise conduct business. In particular, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture and/or may pose a security risk that could unexpectedly compromise information security. Sellers, buyers and distribution partners are generally concerned with the security and privacy of the internet, and any publicized security problems affecting our businesses and/or third parties may discourage sellers, buyers or distribution partners from doing business with us, which could have an adverse effect on our business, financial condition and results of operations.
Laws in all states and U.S. territories require businesses to notify affected individuals, governmental entities, and/or credit reporting agencies of certain security incidents affecting personal information. Such laws are inconsistent, and compliance in the event of a widespread security incident is complex and costly and may be difficult to implement. Our existing general liability and cyber liability insurance policies may not cover, or may cover only a portion of, any potential claims related to security breaches to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. We also cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim.
If we fail to adequately protect or enforce our intellectual property rights, our competitive position and our business could be materially adversely affected.
We believe that our proprietary technologies and information, including our software, informational databases, and other components that make our products and services are critical to our success, and we seek to protect our technologies, products and services through a combination of intellectual property rights, including trademarks, domain names, copyrights and trade secrets, as well as through contractual restrictions with employees, customers, suppliers, affiliates and others. Despite our efforts, it may be possible for a third party to copy or otherwise obtain and use our intellectual property without authorization which, if discovered, might require legal action to correct. In addition, third parties may independently and lawfully develop products or services substantially similar to ours. While we do not currently hold patents over our technology we do have a few pending patent applications and we may file additional patent applications in the future. We seek to protect our trade secrets and proprietary know-how
and technology methods through confidentiality agreements and other access control measures. Failure of such strategies to protect our technology or our inability to protect patents in the future to the extent we obtain them could have a materially adverse impact on our business, financial condition and results of operations.
We have been granted trademark registrations with the United States Patent and Trademark Office and/or various foreign authorities for certain of our brands. Our existing or future trademarks may be adjudicated invalid by a court or may not afford us adequate protection against competitors.
We cannot be certain that the measures we implement will prevent infringement, misappropriation or other violations of our intellectual property rights, particularly in foreign countries where the laws may not protect our proprietary rights as fully as they do in the United States. Our failure to protect our intellectual property rights in a meaningful manner or challenges to our related contractual rights could result in erosion of our brand names or other intellectual property and could adversely affect our business, financial condition and results of operations. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations.

We may face potential liability and expense for legal claims alleging that the operation of our business infringes intellectual property rights of third parties, who may assert claims against us for unauthorized use of such rights.
We cannot be certain that the operation of our business does not, or will not, infringe or otherwise violate the intellectual property rights of third parties. From time to time, we have been and may in the future be, subject to legal proceedings and claims alleging that we infringe or otherwise violate the intellectual property rights of third parties. These claims, whether or not successful, could divert management time and attention away from our business and harm our reputation and financial condition. In addition, the outcome of litigation is uncertain, and third parties asserting claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief against us, which could require us to rebrand, redesign, or reengineer our platform, products or services, and/or effectively block our ability to distribute, market or sell our products and services.
Our payments system depends on
third-party
providers and is subject to risks that may harm our business.
We rely on
third-party
providers to support our payment system, as our buyers primarily use credit cards to purchase tickets on our marketplace. Nearly all our revenue is associated with payments processed through a single provider, which relies on banks and payment card networks to process transactions. If this provider or any of its vendors do not operate well with our platform, our payments systems and our business could be adversely affected. If this provider does not perform adequately, determines certain types of transactions are prohibitive for any reason, if this provider’s technology does not interoperate well with our platform, or if our relationships with this provider, the bank or the payment card networks on which it relies were to terminate unexpectedly, buyers may find our platform more difficult to use. Such an outcome could harm the ability of sellers to use our platform, which could cause them to use our platform less and harm our business.
Our payment processing partner requires us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or re-interpret
existing rules in ways that might prohibit us from providing certain services to some buyers or sellers, be costly to implement or difficult to follow. We are required to reimburse our payment processor for fines assessed by payment card networks if we, or buyers or sellers using our platform, violate these rules, such as our processing of various types of transactions that may be interpreted as a violation of certain payment card network operating rules. Changes to these rules and requirements, or any change in our designation by payment card networks, could require a change in our business operations and could result in limitations on or loss of our ability to accept payment cards, any of which could negatively impact our business.
Additionally, while we deploy sophisticated technology to detect fraudulent purchase activity, we may incur losses if we fail to prevent the use of fraudulent credit card information on transactions in the future. Fraud schemes are becoming increasingly sophisticated and common, and our ability to detect and combat fraudulent schemes may be negatively impacted by the adoption of new payment methods and new technology platforms. If we or this provider fail to identify fraudulent activity or are unable to effectively combat the use of fraudulent credit cards on our platform or if we otherwise experience increased levels of disputed credit card payments, our results of operations and financial positions could be materially adversely affected.
Finally, payment card networks and our payment processing partner could increase the fees they charge us for their services, which would increase our operating costs and reduce our margins. Any such increase in fees could harm our business, results of operations and financial condition.
Risks Relating to Our Indebtedness
We are a party to debt agreements that could restrict our operations and impair our financial condition. The agreements governing our indebtedness will impose restrictions on us that limit the discretion of management in operating our business and that, in turn, could impair our ability to meet our obligations under our debt.
The agreements governing our Term Loan Facilities (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) include restrictive covenants that, among other things, restrict our ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	make certain investments;

•	prepay certain indebtedness;

•	create liens;

•	enter into transactions with affiliates;

•	modify the nature of our business;

•	transfer and sell assets, including material intellectual property;

•	enter into agreements prohibiting our ability to grant liens in favor of our senior secured creditors;

•	amend or modify the terms of any junior financing arrangements;

•	amend our organizational documents; and

•	merge or consolidate.

Our failure to comply with the terms and covenants of our indebtedness could lead to a default under the terms of the governing documents, which would entitle the lenders to accelerate the indebtedness and declare all amounts owed due and payable.
As of September 30, 2021, our total indebtedness, excluding unamortized debt discounts and debt issuance costs, was $918.1 million. On October 18, 2021, we used gross proceeds from the PIPE Subscription and funds held in the Trust Account to, among other things, repay our Term Loan Facilities in an amount equal to $482.4 million inclusive of prepayment penalties and accrued interest. We may incur significant additional indebtedness in the future.
Our sizeable indebtedness could have adverse consequences, including:

•	making it more difficult for us to satisfy our obligations;

•	increasing our vulnerability to adverse economic, regulatory and industry conditions;

•	limiting our ability to obtain additional financing for future working capital, capital expenditures, acquisitions and other purposes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to fund payments on our debt, thereby reducing funds available for operations and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	making us more vulnerable to increases in interest rates; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt.
We depend on the cash flows of our subsidiaries in order to satisfy our obligations.
We rely on distributions and/or loans from our subsidiaries to meet our payment requirements under our obligations. If our subsidiaries are unable to pay dividends or otherwise make payments to us, we may not be able to make debt service payments on our obligations. Subject to certain exceptions, each of our subsidiaries guarantees our indebtedness under our Term Loan Facilities. We conduct substantially all of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt is therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans or other payments of funds to us by those subsidiaries. In addition, the ability of our subsidiaries to provide funds to us may be subject to restrictions under our Term Loan Facilities and may be subject to the terms of such subsidiaries’ future indebtedness, as well as the availability of sufficient surplus funds under applicable law.
We may not be able to generate sufficient cash flows or raise the additional capital necessary to fund our operations or other liquidity needs.
As of September 30, 2021, we had cash and cash equivalents of $488.5 million, which is available to us to fund our operating, investing and financing activities. In addition, due to the
COVID-19
pandemic, which has drastically changed the landscape of the concerts, sporting and theater events industries, we experienced a significant decrease in our revenues as a result of decreased volume in 2020. Our revenues were $33.7 million and $279.2 million for the nine months ended September 30, 2020 and 2021, respectively, and the net cash provided by (used in) operating activities was $(31.0) million and $215.3 million for the nine months ended September 30, 2020 and 2021, respectively. There is significant uncertainty regarding the extent and duration of the impact that the
COVID-19
pandemic will have on our business, and we could exhaust our available financial resources sooner than we expect. While our revenues and net cash provided by operating activities increased in 2021, uncertainty remains around the ongoing impact of the COVID-19 pandemic, which could have a significant impact to our future cash flows.
We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. Our ability to obtain financing will depend on a number of factors, including:

•	general economic and capital market conditions, including as a result of the COVID-19 pandemic;

•	the availability of credit from banks or other lenders;

•	investor confidence in us; and

•	our results of operations.
We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to obtain financing, in an amount sufficient to fund our operations or other liquidity needs. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.
If we need additional capital and cannot raise it on acceptable terms, if at all, we may not be able to, among other things:

•	develop and enhance our platform and solutions;

•	continue to invest in our technology development and marketing organizations;

•	hire, train and retain employees;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	pursue acquisition opportunities.
Our inability to do any of the foregoing could reduce our ability to compete successfully and could have an adverse effect on our business.
Risks Related to

Organizational Structure
Our Private Equity Owner controls us, and its interests may conflict with ours or yours in the future.
Hoya Topco, which is controlled by our Private Equity Owner and its affiliates, controls approximately 60.6% of the voting power of our outstanding common stock, which means that, based on its percentage voting power controlled, our Private Equity Owner controls the vote of all matters submitted to a vote of our shareholders. This control enables our Private Equity Owner to control the election of the members of our board of directors (the “Board”) (subject to the terms of that certain Stockholders’ Agreement, dated October 18, 2021, by and among us, Sponsor and Hoya Topco (the “Stockholders’ Agreement”)) and all other corporate decisions. Even when our Private Equity Owner ceases to control a majority of the total voting power, for so long as our Private Equity Owner continues to own a significant percentage of our common stock, our Private Equity Owner will still be able to significantly influence the composition of our Board and the approval of actions requiring shareholder approval. Accordingly, for such period of time, our Private Equity Owner has significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as our Private Equity Owner continues to own a significant percentage of our common stock, our Private Equity Owner will be able to cause or prevent a change of control of us or a change in the composition of the Board and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of our Class A common stock as part of a potential sale and ultimately might affect the market price of our Class A common stock.
In connection with the Business Combination, we entered into the Stockholders’ Agreement with Hoya Topco, which is controlled by our Private Equity Owner, that provides the Topco Equityholders (as defined herein) the right to nominate (i) five (5) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 24% of the aggregate number of shares of our common stock that were issued and outstanding on the Closing Date (the “Closing Amount”), of which at least one (1) will qualify as an “independent director” under applicable stock exchange regulations, (ii) four (4) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 18% but less than 24% of the Closing Amount, (iii) three (3) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 12% but less than 18% of the Closing Amount, (iv) two (2) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 6% but less than 12% of the Closing Amount and (v) until the date the Topco Equityholders, in the aggregate, beneficially own a number of voting shares representing less than five percent (5%) of the aggregate number of shares of our common stock held, directly or indirectly, by the Topco Equityholders on the Closing Date, one (1) director to the Board. Pursuant to the foregoing provisions of the Stockholder’s Agreement, our Private Equity Owner is able to designate the majority of the directors of our Board and generally have control over our business and affairs.
Our Private Equity Owner and its affiliates engage in a broad spectrum of activities, including investments in our industry generally. In the ordinary course of their business activities, our Private Equity Owner and its affiliates may engage in activities where their interests conflict with our interests or those of our other shareholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Our Charter provides that none of our Private Equity Owner, any of its affiliates or any director who is not employed by us (including any non-employee
director who serves as one of our officers in both his or her director and officer capacities) or its affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Our Private Equity Owner also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Private Equity Owner may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you or may not prove beneficial.
We are a “controlled company” within the meaning of Nasdaq listing standards and, as a result, rely on exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.
We qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.
We rely on certain of these exemptions. As a result, we do not have a compensation committee consisting entirely of independent directors and our directors are not be nominated or selected solely by independent directors.

We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of our Class A common stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Our only material asset is our direct and indirect interests in Hoya Intermediate, and we are accordingly dependent upon distributions from Hoya Intermediate to pay dividends, taxes and other expenses, including payments we are required to make under the Tax Receivable Agreement.
We are a holding company with no material assets other than our direct and indirect ownership of equity interests in Hoya Intermediate. As such, we do not have any independent means of generating revenue. We intend to cause Hoya Intermediate to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement we entered into with Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders, and to pay our corporate and other overhead expenses. To the extent that we need funds, and Hoya Intermediate is restricted from making such distributions under applicable laws or regulations, or is otherwise unable to provide such funds, it could materially and adversely affect our liquidity and financial condition.
The Tax Receivable Agreement requires us to make cash payments to Hoya Topco (or other parties that become entitled to rights to payment under the Tax Receivable Agreement) in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits or (ii) be accelerated.
At the Closing of the Business Combination, we, Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders entered into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, we are generally required to pay Hoya Topco and the other TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that we (and applicable consolidated, unitary, or combined subsidiaries thereof, if any and collectively the “Tax Group”) realize, or are deemed to realize, as a result of certain tax attributes (the “Tax Attributes”), including:

•
existing tax basis in certain assets of Hoya Intermediate and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service;

•
tax basis adjustments resulting from taxable exchanges of Intermediate Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from a TRA Holder pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Hoya Intermediate (the “Second A&R LLCA”);

•	certain tax attributes of Blocker Corporations holding Intermediate Common Units that are acquired directly or indirectly by us pursuant to a Reorganization Transaction;

•
certain tax benefits realized by us as a result of certain U.S. federal income tax allocations of taxable income or gain away from us to other members of Hoya Intermediate and deductions or losses to us and away from other members of Hoya Intermediate, in each case, as a result of the Business Combination; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us to the applicable TRA Holders under the Tax Receivable Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and we could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
Moreover, the Tax Receivable Agreement provides that, in certain early termination events (including certain changes of control, material breaches, or at our option subject to the approval of a majority of our independent directors), we will be required to make a lump-sum cash
payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment
would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Intermediate Common Units (including Intermediate Common Units held by Blocker Corporations) that had not yet been exchanged for are deemed exchanged. The lump-sum payment
could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.
Payments under the Tax Receivable Agreement will be our obligations and not obligations of Hoya Intermediate. Any actual increase in our allocable share of Hoya Intermediate and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of our Class A common stock at the time of an exchange of Intermediate Common Units by a TRA Holder pursuant to the terms of the Second A&R LLCA and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement in a manner that does not adversely affect its working capital and growth requirements.
Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement.
In certain circumstances, Hoya Intermediate will be required to make distributions to us and Hoya Topco, and the distributions that Hoya Intermediate will be required to make may be substantial.
Hoya Intermediate is treated, and will continue to be treated, as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, its taxable income is generally allocated to its members, including us. Pursuant to the Second A&R LLCA, Hoya Intermediate will make cash distributions, or tax distributions, to the members, including us, calculated using an assumed tax rate, to provide liquidity to its members to pay taxes on such member’s allocable share of the cumulative taxable income, reduced by cumulative taxable losses. Under applicable tax rules, Hoya Intermediate will be required to allocate net taxable income disproportionately to its members in certain circumstances. Because tax distributions may be made on a pro rata basis to all members and such tax distributions may be determined based on the member who is allocated the largest amount of taxable income on a per Intermediate Common Unit basis and an assumed tax rate that is the highest tax rate applicable to any member, Hoya Intermediate may be required to make tax distributions that, in the aggregate, exceed the amount of taxes that Hoya Intermediate would have paid if it were taxed on its net income at the assumed rate.
As a result of (i) potential differences in the amount of net taxable income allocable to us and to Hoya Topco, (ii) the lower maximum tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating Hoya Intermediate’s distribution obligations, we may receive distributions significantly in excess of our actual tax liabilities and our obligations to make payments under the Tax Receivable Agreement. If we do not distribute such cash balances as dividends on our Class A common stock and instead, for example, hold such cash balances or lend them to Hoya Intermediate, Hoya Topco would benefit from any value attributable to such accumulated cash balances as a result of its right to acquire shares of our Class A common stock or, at our election, an amount of cash equal to the fair market value thereof, in exchange for its Intermediate Common Units. We will have no obligation to distribute such cash balances to our shareholders, and no adjustments will be made to the consideration provided to an exchanging holder in connection with a direct exchange or redemption of Hoya Intermediate limited liability company interests under the Second A&R LLCA as a result of any retention of cash by us.
If we are deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•
it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing ticketing services and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as a full-service
ticketing marketplace and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we or Hoya Intermediate is an “orthodox” investment company as described in the first bullet point above. Furthermore, we treat Hoya Intermediate as a majority-owned
subsidiary for purposes of the Investment Company Act. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis comprise assets that could be considered investment securities. Accordingly, we do not believe that we or Hoya Intermediate is an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. In addition, we believe we are not an investment company under section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment
company business.
The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including Hoya Intermediate) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among Hoya Intermediate, us or our senior management team, or any combination thereof and materially and adversely affect our business, financial condition and results of operations.
We may

pay dividends to our stockholders, but our ability to do so is subject to the discretion of our Board and may be limited by our holding company structure and applicable provisions of Delaware law.
Our Board may, in its discretion, pay a cash dividend to our stockholders. In addition, as a holding company, we are dependent upon the ability of Hoya Intermediate to generate earnings and cash flows and distribute them to us so that we may pay our obligations and expenses (including our taxes and payments under the Tax Receivable Agreement) and pay dividends to our stockholders.

However, the ability of Hoya Intermediate to make such distributions is subject to its operating results, cash requirements and financial condition, restrictive covenants in our debt instruments and applicable Delaware law (which may limit the amount of funds available for distribution to its members). Our ability to declare and pay dividends to our stockholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of dividends on our Class A common stock.
Risks Related to Being a Public Company
The market price and trading volume of our securities may be volatile.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A common stock and warrants in spite of our operating performance. We cannot assure you that the market price of our Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	difficult global market and economic conditions;

•	loss of investor confidence in the global financial markets and investing in general;

•
adverse market reaction to indebtedness we may incur, securities we may grant under our 2021 Plan or otherwise, or any other securities we may issue in the future, including shares of our Class A common stock;

•	unanticipated variations in our quarterly operating results or dividends;

•	failure to meet securities analysts’ earnings estimates;

•
publication of negative or inaccurate research reports about us or the live events or ticketing industry or the failure of securities analysts to provide adequate coverage of our Class A common stock in the future;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community about our business;

•
additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters; and

•	increases in compliance or enforcement inquiries and investigations by regulatory authorities.
In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

We may be subject to securities class action litigation, which may harm our business, financial condition and results of operations.
Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial legal fees, settlement or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business, which could seriously harm our business, financial condition and results of operations.
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We are required to comply with the Securities and Exchange Commission’s (“SEC”) rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.
Effective internal control over financial reporting is necessary for us to provide reliable and timely financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. We are also required to report any material weaknesses in such internal control. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.
In connection

with the audit of our financial statements for the fiscal year ended December 31, 2020, we identified deficiencies in our internal control over financial reporting, which in the aggregate, constitute a material weakness. We determined that we had deficiencies related to implementation of segregation of duties as part of our control activities, establishment of clearly defined roles within our finance and accounting functions and the number of personnel in our finance and accounting functions with an appropriate level of technical accounting and SEC reporting experience, which in the aggregate, constitute a material weakness.
To address this material weakness, we have begun to hire additional qualified personnel and establish more robust processes to support our internal control over financial reporting, including clearly defined roles and responsibilities and appropriate segregation of duties. While we have begun implementing a plan to remediate this material weakness, we cannot predict the success of such plan or the outcome of our assessment of this plan at this time. If our steps are insufficient to successfully remediate the material weakness and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in us, and the value of our common stock could be materially and adversely affected. We can give no assurance that this implementation will remediate this deficiency in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, or cause us to fail to meet our periodic reporting obligations. For as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. We could be an “emerging growth company” until

December 31, 2026.
Once we no longer qualify as an “emerging growth company,” we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

An adverse report may be issued if our independent registered public accounting firm is not satisfied with the level at which our controls are documented, designed or operating.
The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
As a public company, we are subject to the reporting requirements of the Exchange Act and the
Sarbanes-Oxley
Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The
Sarbanes-Oxley
Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not incur prior to the Business Combination. Our management team and many of our other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.
These rules and regulations

will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming
and costly. For example, these rules and regulations

make it more difficult and more expensive for us to obtain director and officer liability insurance, and we incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Class A common stock less attractive to investors.
We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or golden parachute payments not previously approved.

•	Our status as an emerging growth company will end as soon as any of the following takes occurs:

•	the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	December 31, 2026
We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our securities less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of those securities may be more volatile.
Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.
A significant portion of our total outstanding shares of our Class A common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Subject to certain exceptions, pursuant to the Stockholders’ Agreement, Sponsor and Hoya Topco are contractually restricted during the
Lock-up
Period from transferring any
lock-up
shares; provided that each of Sponsor and Hoya Topco may transfer fifty percent of its lock-up
shares on the date that is six months following the Closing Date and the remaining lock-up
shares on any date, at least six months following the Closing Date, on which (i) the price per lock-up
share exceeds $15.00 per share for 20 trading days within a 30 day trading period and (ii) the average daily trading volume exceeds one million shares of our Class A common stock during such 30 trading day period.
Following the expiration of the
Lock-up
Period, neither Sponsor nor Hoya Topco will be restricted from selling shares of our Class A common stock held by them or that may be received by them in exchange for Intermediate Common Units, Class B common stock or warrants, as the case may be, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A common stock. As of the date of this prospectus, Sponsor and the PIPE Investors collectively own approximately 81.96% of our Class A common stock and Hoya Topco owns 100% of our Class B common stock, translating to a 60.6% voting interest.

As restrictions on resale end and registration statements for the sale of shares of our Class A common stock, Class B common stock and warrants by the parties to the Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of our Class A common stock, Class B common stock (after conversion to Class A common stock) and warrants could have the effect of increasing the volatility in the market price of Class A common stock or warrants, or decreasing the market price itself.
An active trading market for our securities may not develop or be maintained.
We can provide no assurance that an active trading market for our Class A common stock and warrants will develop, or, if such a market develops, that we will be able to maintain an active trading market for those securities on Nasdaq or any other exchange in the future. If an active market for our securities does not develop or is not maintained, or if we fail to satisfy the continued listing standards of Nasdaq for any reason and our securities are delisted, it may be difficult for our security holders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock and acquire other complementary products, technologies or businesses by using our shares of capital stock as consideration.
Warrants will become exercisable for our Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of October 31, 2021, there are 24,652,569 outstanding warrants to purchase 24,652,569 shares of our Class A common stock at an exercise price of $11.50 per share, which warrants became exercisable on November 17, 2021. In addition, Sponsor holds 17,000,000 warrants for Class A common stock with an exercise price of $10.00 (“Vivid Seats PubCo $10.00 Exercise Warrants”) and 17,000,000 warrants for Class A common stock with an exercise price of $15.00 (“Vivid Seats PubCo $15.00 Exercise Warrants”), which warrants became exercisable on November 17, 2021. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock.
In addition, Hoya Topco holds 6,000,000 Class B Warrants, 3,000,000 Hoya Intermediate Warrants with an exercise price of $10.00 per unit and 3,000,000 Hoya Intermediate Warrants with an exercise price of $15.00 per unit. The Hoya Intermediate Warrants became exercisable on November 17, 2021. Upon exercise of a Hoya Intermediate Warrant by Hoya Topco, a corresponding Class B Warrant will be exercised automatically and one share of our Class B common stock will be issued. Holders of Intermediate Common Units (other than us and our subsidiaries) may exchange them for shares of our Class A common stock. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock.
Our management also holds options to purchase shares of our Class A common stock. To the extent such options are exercised, additional shares of our Class A common stock will be issued. This will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such options may be exercised could adversely affect the market price of our Class A common stock.
Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.
The trading market for our securities will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We will not control these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
We may amend the terms of the Vivid Seats Public IPO Warrants in a manner that may be adverse to holders of Vivid Seats Public IPO Warrants with the approval by the holders of at least 65% of the then outstanding Vivid Seats Public IPO Warrants. As a result, the exercise price of your Vivid Seats Public IPO Warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a Vivid Seats Public IPO Warrant could be decreased, all without a Vivid Seats Public IPO Warrant holder’s approval.
Our Vivid Seats Public IPO Warrants are issued in registered form under an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”) with Continental Stock Transfer & Trust Company, as warrant agent. The Amended and Restated Warrant Agreement provides that the terms of the Vivid Seats Public IPO

Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Vivid Seats Public IPO Warrants to make any change that adversely affects the interests of the registered holders of Vivid Seats Public IPO Warrants. Accordingly, we may amend the terms of the Vivid Seats Public IPO Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Vivid Seats Public IPO Warrants approve of such amendment. Although our ability to amend the terms of the Vivid Seats Public IPO Warrants with the consent of at least 65% of the then outstanding Vivid Seats Public IPO Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Vivid Seats Public IPO Warrants, convert the Vivid Seats Public IPO Warrants into cash or Class A common stock, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a Vivid Seats Public IPO Warrant.
Registration of the shares of our Class A common stock issuable upon exercise of the Vivid Seats Public IPO Warrants under the Securities Act may not be in place when an investor desires to exercise Vivid Seats Public IPO Warrants.
Under the terms of the Amended and Restated Warrant Agreement, we are obligated to file and maintain an effective registration statement under the Securities Act covering the issuance of shares of our Class A common stock issuable upon exercise of the Vivid Seats Public IPO Warrants and thereafter will use our commercially reasonable efforts to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the Vivid Seats Public IPO Warrants, until the expiration of the Vivid Seats Public IPO Warrants in accordance with the provisions of the Amended and Restated Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Vivid Seats Public IPO Warrants are not registered under the Securities Act, we are required to permit holders to exercise their Vivid Seats Public IPO Warrants on a cashless basis. However, no Vivid Seats Public IPO Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If and when the Vivid Seats Public IPO Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.
We may redeem your unexpired Vivid Seats Public IPO Warrants prior to their exercise at a time that is disadvantageous to holders of such warrants, thereby making their Vivid Seats Public IPO Warrants worthless.
We have the ability to redeem outstanding Vivid Seats Public IPO Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Vivid Seats Public IPO Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of our Class A common stock upon exercise of the Vivid Seats Public IPO Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify such shares of Class A common stock under the blue sky laws of the state of residence in those states in which the Vivid Seats Public IPO Warrants were offered by us in Horizon’s initial public offering. Redemption of the outstanding Vivid Seats Public IPO Warrants could force you to: (i) exercise your Vivid Seats Public IPO Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Vivid Seats Public IPO Warrants at the then-current
market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding Vivid Seats Public IPO Warrants are called for redemption, is likely to be substantially less than the market value of your Vivid Seats Public IPO Warrants.
None of the Vivid Seats Private Placement IPO Warrants issued to Sponsor in a private placement that occurred concurrently with Horizon’s initial public offering will be redeemable by us.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third-party.
Our amended and restated certificate of incorporation (the “Amended and Restated Charter”) and our amended and restated bylaws (the “Amended and Restated Bylaws”) contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our Board. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following:

•	the sole ability of directors to fill a vacancy on the board of directors;

•	advance notice requirements for stockholder proposals and director nominations;

•
after we no longer qualify as a “controlled company” under applicable Nasdaq listing rules, provisions limiting stockholders’ ability (i) to call special meetings of stockholders, (ii) to require extraordinary general meetings of stockholders to be called and (iii) to take action by written consent;

•
the ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our governing body;

•	the division of the board of directors into three classes, with each class serving staggered three year terms; and

•	the lack of cumulative voting for the election of directors.
These provisions of the Amended and Restated Charter and Amended and Restated Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock. For more information, see “Description of Capital Stock.”
The provisions of our Amended and Restated Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Our Amended and Restated Charter provides that, to the fullest extent permitted by law, and unless we provide consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Amended and Restated Charter or our Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, provided that this provision, including for any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Amended and Restated Charter further provides that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. By becoming a stockholder in our company, you will be deemed to have notice of and consented to the exclusive forum provisions of our Amended and Restated Charter. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Amended and Restated Charter to be inapplicable or unenforceable in such action.

Our historical financial results and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been if we had been a public company.
Our historical financial results included in this prospectus do not reflect the financial condition, results of operations or cash flows we would have achieved as a public company during the periods presented or those we will achieve in the future. Our financial condition and future results of operations could be materially different from amounts reflected in our historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.
Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, us being treated as the “acquired” company for financial reporting purposes in the Business Combination, our total debt obligations and cash and cash equivalents on the date the Business Combination closed and the number of Horizon’s public shares that were redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

USE OF PROCEEDS
All of the shares of Class A common stock and warrants offered by the selling shareholders named herein (the “Selling Shareholders”) pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of Class A common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of Class A common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes.

MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS
Market Information
Our Class A common stock and our Vivid Seats Public IPO Warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW,” respectively.
As of December 15, 2021, there were 76,948,433 shares of our Class A common stock outstanding, held of record by 12 holders and 18,132,778 of our Vivid Seats Public IPO Warrants, held of record by two holders. The number of record holders of our Class A common stock and our Vivid Seats Public IPO Warrants does not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.
There is no established public trading market for our Class B common stock. At December 15,

2021, our Class B common stock was held by one shareholder and there were 118,200,000 shares of Class B common stock outstanding.
Dividend Policy
Vivid Seats PubCo was incorporated on March 29, 2021 for the purpose of consummating the Business Combination. On November 2, 2021, Vivid Seats PubCo paid a special dividend of $0.23 per share of Class A common stock.
Vivid Seats PubCo is a holding company with no material assets other than its direct and indirect ownership of equity interests in Hoya Intermediate. As such, we do not have any independent means of generating revenue. However, our management expects to cause Hoya Intermediate to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay our corporate and other overhead expenses.
Although we expect to pay cash dividends in the future, the payment of cash dividends on shares of our Class A common stock will be within the discretion of our Board at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position, net income and realizations on investments made by its investment funds;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including payment obligations pursuant to the Tax Receivable Agreement and restrictions pursuant to any credit facility; and

•	legal, tax and regulatory restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information is provided to assist you in your analysis of the financial aspects of the Business Combination and PIPE Subscription (as defined below) (collectively, the “Transactions”). The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
and should be read in conjunction with the accompanying notes. Vivid Seats Inc., a Delaware corporation (“Vivid Seats PubCo”) has elected not to present management’s adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transactions.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited condensed balance sheet of Horizon Acquisition Corporation (“Horizon”) as of September 30, 2021 with the unaudited condensed consolidated balance sheet of Hoya Intermediate, LLC (“Hoya Intermediate”) as of September 30, 2021, giving effect to the Transactions and related adjustments as if they had been consummated on that date. In connection with the Transactions, Horizon merged with and into Vivid Seats PubCo. Upon the consummation of the Business Combination (the “Closing”), the separate corporate existence of Horizon ceased and Vivid Seats PubCo became the surviving entity.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the unaudited condensed statement of operations of Horizon for the nine months ended September 30, 2021 with the unaudited condensed consolidated statement of operations of Hoya Intermediate for the nine months ended September 30, 2021 and gives effect to the Transactions as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statement of operations of Horizon for the year ended December 31, 2020 with the audited consolidated statement of operations of Hoya Intermediate for the year ended December 31, 2020 and gives effect to the Transactions as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the historical audited financial statements of Horizon and Hoya Intermediate as of and for the year ended December 31, 2020 and the historical unaudited financial statements of Horizon and Hoya Intermediate as of and for the three and nine months ended September 30, 2021, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The unaudited transaction accounting adjustments reflected in the unaudited pro forma condensed combined financial information represent management’s estimates based on information available as of the date of preparation and are subject to change as additional information becomes available and further analyses are performed. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.
Description of the Business Combination
On April 21, 2021, Horizon and Vivid Seats PubCo entered into the Transaction Agreement by and among Horizon, Horizon Sponsor, LLC (“Sponsor”), Hoya Topco, LLC (“Hoya Topco”), Hoya Intermediate, and Vivid Seats PubCo. The Transactions, which closed on October 18, 2021, were effectuated in the following principal steps:

(a) Horizon merged with and into Vivid Seats PubCo, upon which the separate corporate existence of Horizon ceased and Vivid Seats PubCo became the surviving corporation;
(b) Each Horizon Warrant that was outstanding immediately prior to the effective time of the Merger (the “Effective Time”) became a Vivid Seats PubCo Warrant exercisable for one share of Class A common stock, par value $0.0001, of Vivid Seats PubCo (“Class A common stock”) in accordance with the terms of the applicable warrant agreement;
(c) Certain third-party investors purchased an aggregate of 47,517,173 shares of Class A common stock pursuant to the Subscription Agreements (the “PIPE Subscription”);
(d) Vivid Seats PubCo purchased from Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP and Crescent Mezzanine Partners VIIB, L.P. all of the outstanding equity interests of CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7B VS Equity, LLC and CM7C VS Equity, LLC, each a Delaware corporation in exchange for cash;
(e) Vivid Seats PubCo contributed cash to Hoya Intermediate, LLC in exchange for common units of Hoya Intermediate (“Intermediate Common Units”) and warrants to purchase Intermediate Common Units;
(f) Hoya Intermediate redeemed 100% of the Intermediate Common Units held by Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P., and CBDC Universal Equity, Inc. in exchange for cash (the “Crescent Redemption”);
(g) Hoya Topco, LLC subscribed for newly issued shares of Class B common stock, par value $0.0001, of Vivid Seats PubCo (“Class B common stock”) and warrants to purchase Class B common stock (“Vivid Seats PubCo Class B Warrants”); and
(h) Hoya Intermediate contributed cash to Hoya Midco, LLC, which Hoya Midco, LLC used to repay its existing debt obligations, resulting in the full repayment of Vivid Seats’ May 2020 First Lien Loan (as defined elsewhere in this prospectus) and a partial repayment of Vivid Seats’ June 2017 First Lien Loan (as defined elsewhere in this prospectus).
As a result of the Transactions, Hoya Topco holds 60.6% of the issued and outstanding Intermediate Common Units and Vivid Seats PubCo holds 39.4% of the Intermediate Common Units and has control over Hoya Intermediate through its voting power, which interests are controlled by

GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR
Co-Invest
XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and GTCR LLC (collectively, the “Private Equity Owner”) for so long as it controls Hoya Topco. Following the consummation of the Transactions, Vivid Seats PubCo’s assets consist of its direct and indirect interests in Hoya Intermediate.
Proceeds from the Transactions, including cash and marketable securities held in the Trust Account, were used for:

•	Payment of $13.6 million in deferred underwriting commissions associated with Horizon’s initial public offering;

•	The Crescent Redemption;

•	Reduction of long-term debt of Hoya Intermediate and its subsidiaries; and

•	Payment of all advisory fees, transaction fees and expenses of Horizon and Hoya Topco.
Upon the Closing, the ownership of Vivid Seats PubCo is as follows:

	Pro Forma Combined
	Number of	%
	Shares	Ownership
Hoya Topco	118,200,000	60.6%
Horizon Public shareholders	13,881,260	7.1%
Shares held by Horizon Sponsor and other holders of founder shares (1)	59,557,173	30.5%
PIPE Investors (2)	3,510,000	1.8%

Total	195,148,433	100%

(1)	Includes shares acquired by Horizon Sponsor, or its affiliates, as part of the PIPE Subscription. Horizon Sponsor, or its affiliates, acquired 44,017,173 shares under the PIPE Subscription.
(2)	Excludes shares acquired by Horizon Sponsor, or its affiliates, as part of the PIPE Subscription.

Accounting for the Business Combination
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Vivid Seats PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the existing controlling equityholder of Hoya Intermediate having a relative majority of the voting power of the combined company and the operations of Hoya Intermediate and its subsidiaries constituting the only ongoing operations of the combined company.
Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the financial statements of Hoya Intermediate. The net assets of Vivid Seats PubCo will be stated at historical cost.
Treatment of Warrants
As part of the Business Combination, Vivid Seats PubCo and its subsidiaries issued the following warrants:

•
Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants exchanged for Vivid Seats Public IPO Warrants and Vivid Seats Private Placement IPO Warrants, respectively –
Horizon previously issued Horizon IPO Public Warrants as part of its IPO, in addition to issuing Horizon IPO Private Placement Warrants to Horizon Sponsor. Pursuant to the Transaction Agreement, each Horizon IPO Public Warrant and each Horizon IPO Private Placement Warrant became a Vivid Seats Public IPO Warrant and Vivid Seats Private Placement IPO Warrant, respectively, each in form substantially similar to the

Warrant Agreement, dated as of August 20, 2020, between Continental Stock Transfer & Trust Company and Horizon (the “Existing Warrant Agreement”).

The Vivid Seats Public IPO Warrants and Vivid Seats Private Placement IPO Warrants that replace the Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants are reflected as equity in the unaudited pro forma condensed combined balance sheet. In advance of the Closing, Horizon amended the terms of the Existing Warrant Agreement, pursuant to the vote or written consent of the Registered Holders of Horizon IPO Public Warrants and the written consent of the holders of the Horizon IPO Private Placement Warrants. Following the amendment to the Existing Warrant Agreement, the Horizon IPO Public Warrants and the Horizon IPO Private Placement Warrants, and thus the Vivid Seats Public IPO Warrants and the Vivid Seats Private Placement IPO Warrants, meet the criteria for an equity classification.

•
Horizon $10.00 Exercise Warrants and Horizon $15.00 Exercise Warrants (collectively, the “Exercise Warrants”) exchanged for Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants, respectively –
Pursuant to the Exchange Agreement,

Horizon Sponsor irrevocably tendered to Horizon all of its Horizon Class B ordinary shares for cancellation in exchange for (i) warrants to purchase 17,000,000 shares of Horizon Class A ordinary shares at an exercise price of $10.00 per share, (ii) warrants to purchase 17,000,000 shares of Horizon Class A ordinary shares at an exercise of $15.00 per share and (iii) 50,000 shares of Horizon Class A ordinary shares.

At the Effective Time, each Exercise Warrant issued to Horizon Sponsor became a Vivid Seats PubCo $10.00 Exercise Warrant and Vivid Seats PubCo $15.00 Exercise Warrant, as applicable, which are in form substantially similar to the Form of the New Warrant Agreement. The Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants that replaced the Exercise

Warrants are exercisable for

Class A common stock. The terms of the Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants allow for an equity classification, and therefore, these warrants are reflected as an increase in additional paid-in
capital.

•
Hoya Intermediate Warrants issued to Vivid Seats PubCo –
In tandem with the issuance of the Vivid Seats PubCo Warrants for Class A common stock, Hoya Intermediate issued an equivalent number of warrants to purchase Intermediate Common Units to Vivid Seats PubCo, each warrant allowing the holder to acquire one Intermediate Common Unit for an exercise price equal to the exercise price of the corresponding Vivid Seats PubCo Warrants. These warrants are exercisable only upon the exercise of a corresponding Vivid Seats PubCo

Warrant for

Class A common stock. These intercompany warrants do not impact the presentation of the unaudited pro forma financial information as they eliminate in consolidation.

•
Hoya Intermediate Warrants issued to Hoya Topco -
Pursuant to the Transaction Agreement, Hoya Intermediate issued to Hoya Topco (i) 3,000,000 Hoya Intermediate Warrants, each allowing the holder to acquire one Intermediate Common Unit at an exercise price of $10.00 per share, and (ii) 3,000,000 Hoya Intermediate Warrants, each allowing the holder to acquire one Intermediate Common Unit at an exercise price of $15.00 per share. The terms of the Hoya Intermediate Warrants issued to Hoya Topco require a liability classification, due to the redemption feature of the Intermediate Common Units. This redemption feature allows the members of Hoya Intermediate other than Vivid Seats PubCo and its subsidiaries (i.e., immediately after the Closing, Hoya Topco) to cause Hoya Intermediate to redeem Intermediate Common Units for, at the option of Vivid Seats PubCo, either Class A common stock or cash in an amount equal to the value of Class A common stock (but only out of the proceeds of a substantially concurrent public offering or private sale of Class A common stock). Hoya Topco holds the majority of voting interests in Vivid Seats PubCo as of the Closing.

•
Vivid Seats PubCo Class
 B Warrants issued to Hoya Topco -
In tandem with issuance of the Hoya Intermediate Warrants to Hoya Topco, Vivid Seats PubCo issued 6,000,000 Vivid Seats PubCo Class B Warrants to Hoya Topco, each allowing the holder to acquire one share of Class B common stock for an exercise price of $0.001 per share. These warrants are exercisable only upon the exercise of a corresponding Hoya Intermediate Warrant by Hoya Topco. These warrants, which do not have any economic value due to the lack of earnings and distribution participation rights of the

Class B common stock, do not impact the presentation of the unaudited pro forma financial information.

Tax Receivable Agreement
Upon Closing, Vivid Seats PubCo entered into a Tax Receivable Agreement with Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders (each as defined therein). Pursuant to the Tax Receivable Agreement, Vivid Seats PubCo is generally required to pay Hoya Topco and the other TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that Vivid Seats PubCo (and applicable consolidated, unitary, or combined subsidiaries thereof, if any and collectively the “Tax Group”) realizes, or is deemed to realize, as a result of certain tax attributes (the “Tax Attributes”), including:

•
existing tax basis in certain assets of Hoya Intermediate and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service;

•
tax basis adjustments resulting from taxable exchanges of Intermediate Common Units (including any such adjustments resulting from certain payments made by Vivid Seats PubCo under the Tax Receivable Agreement) acquired by Vivid Seats PubCo from a TRA Holder pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Hoya Intermediate (“Second A&R LLCA”);

•	certain tax attributes of blocker corporations holding Intermediate Common Units that are acquired directly or indirectly by Vivid Seats PubCo pursuant to a reorganization transaction;

•
certain tax benefits realized by Vivid Seats PubCo as a result of certain U.S. federal income tax allocations of taxable income or gain away from Vivid Seats PubCo and to other members of Hoya Intermediate and deductions or losses to Vivid Seats PubCo and away from other members of Hoya Intermediate, in each case as a result of the Business Combination; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been adjusted to give effect to accounting adjustments related to the Transactions linking the effects of the Transactions to the historical financial information. The adjustments in the unaudited pro forma condensed combined consolidated financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Horizon and Hoya Intermediate have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Vivid Seats Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in thousands, except unit/share and per unit/share amounts)

	Hoya Intermediate, LLC (Historical)	Horizon Acquisition Corp. (Historical)	Transaction Accounting Adjustments		PIPE Subscription Adjustments		Pro Forma Balance Sheet
Current assets:
Cash and cash equivalents	$488,467	$18,015	$(234,489	)(c)	$475,172	(e)	$486,975
			293,836	(f)
			(13,614	)(g)
			(40,307	)(h)
			(482,407	)(i)
			(17,698	)(l)
Accounts receivable - net	54,034						54,034
Inventory - net	17,122						17,122
Prepaid expenses and other current assets	96,760	218	(5,148	)(h)			91,830

Total current assets	656,383	18,233	(499,827)		475,172		649,961
Property and equipment - net	664						664
Intangible assets - net	72,102						72,102
Goodwill	683,327						683,327
Investments held in Trust Account		544,027	(250,191	)(a)			—
			(293,836	)(f)
Deferred tax assets			—	(j)			—
Other non-current assets	579						579

Total assets	1,413,055	562,260	(1,043,854)		475,172		1,406,633

Current liabilities:
Accounts payable	206,250	132	(9,803	)(h)			196,579
Accrued expenses and other current liabilities	340,127	2,976	(174	)(i)			342,929
Deferred revenue	20,523						20,523
Current maturities of long-term debt - net	6,412		(1,567	)(i)			4,845

Total current liabilities	573,312	3,108	(11,544)		—		564,876
Long-term debt - net	897,855		(444,661	)(i)			453,194
Other liabilities	602						602
Deferred underwriting commissions		13,614	(13,614	)(g)			—
Derivative warrant liabilities		41,909	(41,909	)(a)			35,220
			35,220	(d)
Tax receivable agreement liability			—	(k)			—

Total long-term liabilities	898,457	55,523	(464,964)		—		489,016
Commitments and contingencies
Redeemable Preferred Units
Redeemable Senior Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at September 30, 2021 (aggregate involuntary liquidation preference of $234,489 at September 30, 2021)	234,489		(234,489	)(c)			—
Redeemable Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at September 30, 2021	9,939		(9,939	)(b)			—
Class A ordinary shares; 54,398,433 shares subject to possible redemption at $10.00 per share		543,984	(543,984	)(a)			—
Non-controlling interest			213,653	(m)			213,653
Members’ equity (deficit):
Common Units - $0 par value; unlimited authorized, 100 units issued and outstanding at June 30, 2021							—
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding							—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; none issued and outstanding (excluding shares subject to possible redemption)		—	—	(a)			—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 13,599,608 shares issued and outstanding		1	(1	)(a)			—
Class A common stock			3	(a)	5	(e)	8
Class B common stock			12	(b)			12
Preferred stock - None outstanding			—				—
Additional paid-in capital	742,986	—	295,344	(a)	475,167	(e)	1,223,922
			9,927	(b)
			(35,220	)(d)
			(32,931	)(h)
			(17,698	)(l)
			(213,653	)(m)
Accumulated deficit	(1,046,128)	(40,356)	40,356	(a)			(1,084,854)
			(2,721	)(h)
			(36,005	)(i)
Total members’/stockholders’ equity (deficit)	(303,142)	(40,355)	7,413		475,172		139,088

Total liabilities, redeemable preferred units, non-controlling interests and members’/stockholders’ equity (deficit)	$1,413,055	$562,260	$(1,043,854)		$475,172		$1,406,633

Vivid Seats Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For Nine Months Ended September 30, 2021
(in thousands, except unit/share and per unit/share data)

	Hoya Intermediate, LLC (Historical)	Horizon Acquisition Corp. (Historical)			Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	$279,150	$			$—		$279,150
Cost of revenues (exclusive of depreciation and amortization shown separately below)	54,386				—		54,386
Marketing and selling	104,748				—		104,748
General and administrative	87,486		3,211		(11,430	)(bb)	79,267
Depreciation and amortization	1,506				—		1,506

Income (loss) from operations	31,024		(3,211)		11,430		39,243
Other income			25,000	(gg)	—		25,000
Interest expense - net	(50,477)		7		34,985	(dd)	(15,485)
Net gain from investments held in Trust Account	—		24		(24	)(aa)	—
Change in fair value of warrant liabilities			(6,163)		7,393	(cc)	1,230

Net (loss) income before income taxes	(19,453)		15,657		53,784		49,988

Income taxes	—		(7,500	)(gg)	—	(ee)	(7,500)

Net (loss) income	(19,453)		8,157		53,784		42,488
Less: Net (loss) income attributable to non-controlling interests in subsidiaries					25,735	(ff)	25,735

Net (loss) income attributable to Vivid Seats PubCo	$(19,453)		$8,157		$28,049		$16,753

Net loss per unit attributable to Common Unit holders, basic and diluted	$(356,540)
Weighted average Common Units outstanding, basic and diluted	100
Basic and diluted weighted average shares outstanding of Class A ordinary shares			54,398,433				76,948,433	(hh)
Basic and diluted net income per share, Class A ordinary shares			$0.32				$0.22	(hh)
Basic and diluted weighted average shares outstanding of Class B ordinary shares			13,599,608
Basic and diluted net loss per share, Class B ordinary shares			$(0.69)

Vivid Seats Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except unit/share and per unit/share amounts)

	Hoya Intermediate, LLC (Historical)	Horizon Acquisition Corp. (Historical)		Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	$35,077	$		$—		$35,077
Cost of revenues (exclusive of depreciation and amortization shown separately below)	24,690			—		24,690
Marketing and selling	38,121			—		38,121
General and administrative	66,199		538	14,150	(bb)	80,887
Depreciation and amortization	48,247			—		48,247
Impairment charges	573,838			—		573,838

Loss from operations	(716,018)		(538)	(14,150)		(730,706)

Other income (expense)
Interest expense - net	(57,482)			36,608	(dd)	(20,874)
Loss on extinguishment of debt	(685)			(57,630	)(dd)	(58,315)
Net gain from investments held in Trust Account	—		18	(18	)(aa)	—
Financing cost - derivative warrant liabilities			(579)			(579)
Change in fair value of warrant liabilities			(16,517)	15,497	(cc)	(1,020)

Loss before income taxes	(774,185)		(17,616)	(19,693)		(811,494)

Income taxes				—	(ee)

Net loss	(774,185)		(17,616)	(19,693)		(811,494)
Less: Net loss attributable to non-controlling interests in subsidiaries				(491,516	)(ff)	(491,516)

Net loss attributable to Vivid Seats PubCo	$(774,185)		$(17,616)	$471,823		$(319,978)

Net loss per unit attributable to Common Unit holders, basic and diluted	(7,953,192)
Weighted average Common Units outstanding, basic and diluted	$100
Basic and diluted weighted average shares outstanding of Class A ordinary shares			54,364,337			76,948,433	(hh)
Basic and diluted net income per share, Class A ordinary shares			$—			$(4.16	)(hh)
Basic and diluted weighted average shares outstanding of Class B ordinary shares			13,269,125
Basic and diluted net loss per share, Class B ordinary shares			$(1.33)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2020, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP, with Hoya Intermediate identified as the accounting acquirer, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805,
Business Combinations
(“ASC 805”). The identification of Hoya Intermediate as the accounting acquirer is based primarily on evaluation of the following facts and circumstances:

•
Following the Transactions, the business affairs of Hoya Intermediate are controlled by a board of managers. The Hoya Intermediate board of managers consist of two individuals, one of which is designated by Vivid Seats PubCo and one of which is designated by Hoya Topco. For each matter presented to the board of managers of Hoya Intermediate, the Vivid Seats PubCo designee will be entitled to two (2) votes and the Hoya Topco designee will be entitled to one (1) vote. Accordingly, Hoya Topco’s ability to influence the operations of Hoya Intermediate following the Closing will be by virtue of its ownership of Vivid Seats PubCo common stock;

•	The pre-combination controlling equityholder of Hoya Intermediate holds the majority of voting rights in Vivid Seats PubCo;

•	The pre-combination controlling equityholder of Hoya Intermediate holds the right to appoint the majority of the directors on the board of directors of Vivid Seats PubCo;

•	Operations of Hoya Intermediate comprise the ongoing operations of Vivid Seats PubCo going forward; and

•	Hoya Intermediate is significantly larger than Horizon in terms of revenue, total assets (excluding cash) and employees.
Accordingly, for accounting purposes, the financial statements of the combined company represent a continuation of the financial statements of Hoya Intermediate with the acquisition being treated as the equivalent of Hoya Intermediate issuing stock for the net assets of Horizon.
2. Redemptions and Sponsor Backstop Commitment
The unaudited pro forma condensed combined financial information reflects redemptions of Horizon Class A ordinary shares into cash. Upon the Closing, shareholders of 25,017,173 redeemable Horizon Class A ordinary shares elected to exercise their redemption rights at a redemption price of $10.00 per share based on Trust Account figures as of September 30, 2021. These redemptions reduced cash available from the Trust Account by $250.2 million in the unaudited pro forma financial information, based on Trust Account figures as of September 30, 2021.
The Sponsor Agreement provides that, in the event the cash and cash equivalents of Vivid Seats PubCo after giving effect to the PIPE Subscription and the Horizon Class A ordinary share redemptions, (the “Vivid Seats PubCo Available Cash”) is less than $769.0 million, Eldridge Industries, LLC shall increase its PIPE subscription by such shortfall (the “Sponsor Backstop Commitment”). In the event the amount in the Trust Account after giving effect to the PIPE Subscription and the Horizon Class A ordinary share redemptions is expected to be less than $380.0 million, Sponsor and its affiliates are entitled to arrange for the purchase of additional shares of Horizon ordinary shares from third party investors at a price of $10.00 per share with prior written consent of Hoya Topco.
Accordingly, the unaudited pro forma financial information reflects an overall increase in the PIPE Subscriptions of 25,017,173 shares of Class A common stock, resulting in an increase to cash and cash equivalents of $250.2 million.

In consideration for the Sponsor Backstop Commitment, Hoya Intermediate paid Eldridge Industries, LLC approximately $11.7 million in cash at the Closing (“Backstop Fee”).
The unaudited pro forma financial information assumes that there are no adjustments for the exercise of outstanding Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants, because such securities were not exercisable until 30 days after the Closing.
3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 reflects the following adjustments:
(a) Reflects the exchange of Horizon Class A ordinary shares and Horizon Class B ordinary shares for Vivid Seats Class A common stock. As holders of 25,017,173 redeemable Horizon Class A ordinary shares elected to exercise their redemption rights (refer to Note 2,
Redemptions and Sponsor Backstop Commitment
), Vivid Seats PubCo issued 29,431,260 shares of Vivid Seats Class A common stock, resulting in Vivid Seats Class A common stock of $3 thousand and a net increase to additional paid-in
capital of $253.4 million. Horizon’s historical equity, including accumulated deficit, Horizon Class A ordinary shares and Horizon Class B ordinary shares, are cancelled.
All outstanding Horizon Warrants to purchase shares of Horizon Class A ordinary shares are exchanged for Vivid Seats PubCo Warrants to purchase shares of Vivid Seats Class A common stock.
The Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants previously issued and classified as liabilities by Horizon were exchanged for Vivid Seats PubCo Public IPO Warrants and Vivid Seats PubCo Private Placement Warrants, respectively, each in form substantially similar to the Existing Warrant Agreement. The Vivid Seats PubCo Public IPO Warrants and Vivid Seats PubCo Private Placement Warrants are classified as equity, due to the warrant holder vote in favor the amended warrant terms of the Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants in advance of the Transactions. The reclassification of these warrants results in a reduction to derivative warrant liabilities of $41.9 million with a corresponding increase to additional
paid-in
capital.
The exchange of the Exercise Warrants held by Horizon Sponsor for Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants is reflected as an increase to additional paid-in
capital.
(b) Reflects the exchange of Hoya Intermediate shares outstanding for 118,200,000 shares of Vivid Seats Class B common stock, resulting in an increase to Vivid Seats Class B common stock of $12.0 thousand. Hoya Intermediate’s Preferred Units are exchanged as a result of a restructuring immediately prior to the Business Combination, resulting in a net increase to additional paid-in
capital of $9.9 million.
(c) Reflects redemption of Hoya Intermediate Senior Preferred Units assuming a redemption date of September 30, 2021, which results in a reduction to cash and cash equivalents of $234.5 million. Upon the Closing on October 18, 2021, the actual reduction to cash and cash equivalents was approximately $236.0 million.
(d) Reflects the issuance of Hoya Intermediate Warrants issued to Hoya Topco, which results in a $35.2 million increase to derivative warrant liabilities, with a corresponding decrease to additional paid-in
capital. The Hoya Intermediate Warrants issued to Hoya Topco consist of (i) 3,000,000 Hoya Intermediate Warrants, each allowing the holder to acquire one Intermediate Common Unit at an exercise price of $10.00 per share, and (ii) 3,000,000 Hoya Intermediate Warrants, each allowing the holder to acquire one Intermediate Common Unit at an exercise price of $15.00 per share. As of September 30, 2021, Hoya Intermediate Warrants with an exercise price of $10.00 have an estimated value of $6.28 per warrant, while Hoya Intermediate Warrants with an exercise price of $15.00 have an estimated value of $5.46 per warrant.
The terms of the Hoya Intermediate Warrants require a liability classification, due to the redemption feature of Intermediate Common Units.
(e) Represents the cash proceeds and issuance of equity in Vivid Seats PubCo related to the PIPE Subscription, resulting in an increase in cash and cash equivalents of $475.2 million, with corresponding increases to Vivid Seats Class A common stock of $5 thousand and additional paid-in
capital of $475.2 million. The increase in cash and cash equivalents includes an increase in the PIPE Subscription of $250.2 million required under the Sponsor Backstop Commitment.

(f) Reflects the reclassification of cash and investments held in the Trust Account that became available for transaction consideration, transaction expenses, redemption of public shares, debt repayments, and the operating activities of Vivid Seats PubCo in conjunction with the Business Combination.
(g) Reflects the payment of deferred underwriting commissions associated with the initial public offering of Horizon. The deferred underwriting commissions became payable from amounts held in the Trust Account upon Closing.
(h) Represents preliminary estimated transaction costs of $47.1 million for advisory, banking, legal, and accounting fees, of which
$
9.8 million have been incurred and accrued as accounts payable as of September 30, 2021 and $6.8 million have been incurred and paid as of September 30, 2021, in addition to the Backstop Fee, which is paid at Closing. Of the total, $18.8 million relates to advisory, legal and other fees, $14.4 million relates to capital market advisory fees, $11.7 million relates to the Backstop Fee and $2.2 million relates to PIPE Subscription placement fees. Costs directly attributable to the Business Combination and PIPE Subscription amount to $32.9 million and are recorded as a reduction to additional paid-in
capital, with the remainder recorded to accumulated deficit. As of September 30, 2021, Hoya Intermediate capitalized $5.1 million of costs directly attributable to the Transactions.
(i) Represents the reduction in outstanding debt held by Hoya Intermediate and its subsidiaries. The unaudited condensed combined pro forma information reflects a payment of $482.4 million, comprised of, (i) the full repayment of the May 2020 First Lien Loan of $304.1 million, (ii) a payment of $150.0 million to reduce the outstanding principal balance on its June 2017 First Lien Loan to $463.9 million (excluding $5.8 million of deferred issuance costs and original issue discount associated with the June 2017 First Lien Loan), (iii) payment of $0.2 million in accrued interest, and (iv) the payment of a prepayment penalty of $28.0 million associated with the May 2020 First Lien Loan. In addition, the adjustment reflects a charge of $7.9 million in debt extinguishment costs related to deferred financing costs and original issue discounts associated with the Term Loan Facilities (as defined elsewhere in this prospectus). Debt extinguishment costs, combined with the prepayment penalty, result in an increase to accumulated deficit of $36.0 million. The $28.0 million prepayment penalty included in the pro forma adjustment reflects an actual prepayment penalty incurred by the Company upon Closing.
(j) It is more likely than not that the Vivid Seats PubCo deferred tax assets will not be realized in accordance with ASC Topic 740,
Income Taxes
(“ASC 740”). As such, Vivid Seats PubCo has reduced the full carrying amount of the deferred tax assets with a valuation allowance under both scenarios.
(k) Upon the completion of the Business Combination, Vivid Seats PubCo became a party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, Vivid Seats PubCo will make payments to the TRA Holders in respect of 85% of the net tax benefit to Vivid Seats PubCo of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). However, until a TRA Holder exchanges at least 5% of its Intermediate Common Units, Vivid Seats PubCo will hold such payments until the TRA Holder satisfies such threshold exchange. Upon the completion of the Business Combination, no TRA Holder has exchanged at least 5% of its Intermediate Common Units. The tax impacts of the transaction were estimated based on the applicable law in effect on September 30, 2021.
Due to the uncertainty as to the amount and timing of future exchanges of Hoya Intermediate units by the TRA Holders and as to the price of Class A common stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information does not assume that any existing equityholder of Hoya Intermediate have exchanged Intermediate Common Units that would create an obligation under the Tax Receivable Agreement. Therefore, no increases in tax basis in Hoya Intermediate’s assets or other tax benefits that may be realized under the Tax Receivable Agreement have been reflected in the unaudited condensed combined pro forma financial information. Future exchanges will result in incremental tax attributes and potential cash tax savings for Vivid Seats PubCo. Depending on Vivid Seats PubCo’s assessment on realizability of such tax attributes, the arising Tax Receivable Agreement liability will be recorded at the exchange date against equity, or at a later point through income.
A full valuation allowance was established based on Vivid Seats PubCo’s assessment of the significant uncertainty that exists with respect to the future realization of the deferred tax asset in accordance with ASC 740. Should Vivid Seats PubCo change its assessment of realizability of its tax attributes in future periods, resulting in expected cash tax savings, it will release its valuation allowance and Tax Receivable Agreement liability through income. Other remeasurements of the Tax Receivable Agreement liability (e.g. due to change in tax rates) will be recorded through income as well.

If Vivid Seats PubCo exercises its right to terminate the Tax Receivable Agreement or in the case of a change in control of Vivid Seats PubCo or a material breach of Vivid Seats PubCo’s obligations under the Tax Receivable Agreement, all obligations under the Tax Receivable Agreement will be accelerated and Vivid Seats PubCo will be required to make a payment to the TRA Holders in an amount equal to the present value of future payments under the Tax Receivable Agreement. This payment would be based on certain assumptions, including that Vivid Seats PubCo would have sufficient taxable income to fully utilize the benefits arising from the Tax Attributes subject to the Tax Receivable Agreement. If Vivid Seats PubCo were to elect to terminate the Tax Receivable Agreement immediately after the Business Combination, assuming the market value of Class A common stock is equal to $10 per share, Vivid Seats PubCo currently estimates that it would be required to pay approximately $417.0 million to satisfy its total liability.
(l) On June 11, 2021, Horizon received a payment of $25.0 million from a third party in connection with a business combination transaction that was not consummated. The payment was subject to a U.S. federal income tax withholding of $7.5 million, resulting in net proceeds of $17.5 million to Horizon. In connection with the payment received, Vivid Seats PubCo paid a special dividend of approximately $0.23 per share to holders of Class A common stock following the Closing on November 2, 2021. The special dividend results in a reduction to cash and cash equivalents and additional paid-in
capital of the combined company in the amount of $17.7 million.
(m) Following the Closing, Vivid Seats PubCo owns a direct controlling interest in Hoya Intermediate, while the existing controlling equityholder of Hoya Intermediate owns an economic interest in Hoya Intermediate shown as a noncontrolling interest in the financial statements of Vivid Seats PubCo. The indirect economic interests are held by the existing controlling equityholder of Hoya Intermediate in the form of Intermediate Common Units that can be redeemed for Class A common stock or, at the option of Vivid Seats PubCo (but only out of the proceeds of a substantially concurrent public offering or private sale of Class A common stock), cash in an amount equal to the value of Class A common stock. If Vivid Seats PubCo elects that the redeemed Intermediate Common Units will be settled in cash, the cash used to settle the redemption of the Intermediate Common Units must be funded through a private or public offering of Class A common stock no later than five business days after the date the redemption occurs. The noncontrolling interest will decrease as Class B common stock and Intermediate Common Units are exchanged for Class A common stock.
The calculation of noncontrolling interest is based on the net assets of Hoya Intermediate and the ownership percentage held by Hoya Topco in Hoya Intermediate following the completion of the Transactions. Accordingly, noncontrolling interest increased to $213.7 million with a corresponding decrease to additional paid-in
capital.
4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 reflect the following adjustments:
(aa) Reflects the elimination of the net gain from investments held in the Trust Account.
(bb) Represents estimated
one-time
costs associated with the Transactions, of which $11.4 million were incurred as of September 30, 2021, as if they were incurred during the year ended December 31, 2020. These estimated one-time
transaction costs, which include advisory, legal and other fees are not capitalizable. Refer to adjustment (h) for additional details regarding transaction costs.
(cc) Represents the elimination of change in fair value associated with the Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants, in addition to the change in fair value of the Hoya Intermediate Warrants. Refer to adjustment (a) for additional details regarding the accounting treatment for the Horizon IPO Public Warrants and Horizon IPO Private Placement Warrants, which were exchanged for Vivid Seats PubCo Public IPO Warrants and Vivid Seats PubCo Private Placement Warrants.
Refer to adjustment (d) for additional details regarding the accounting treatment of Hoya Intermediate Warrants to be issued to Hoya Topco.

(dd) Reflects a decrease to interest expense assuming the paydown of a portion of Hoya Intermediate and its subsidiaries’ debt from the proceeds of the Transactions as if they occurred on January 1, 2020 based on the interest rate in effect for the June 2017 First Lien Loan, which will remain outstanding following the Transactions. Refer to adjustment (i) for additional details regarding debt.
For the year ended December 31, 2020, the combined company expects to completely repay its May 2020 First Lien Loan and reduce the outstanding balance on the June 2017 First Lien Loan to $463.9 million, resulting in a $36.6 million reduction to interest expense. The combined company incurs $11.9 million in debt extinguishment costs related to the original issue discount and deferred financing costs associated with the Term Loan Facilities. The prepayment of the May 2020 First Lien Loan results in a prepayment penalty of $45.7 million. The prepayment penalty, which reduces over time, is calculated as of the debt issuance date, May 22, 2020. The actual prepayment penalty incurred by the Company upon closing is $28.0 million.
For the nine months ended September 30, 2021, the combined company expects a $35.0 million reduction to interest expense as a result of reductions to the combined company’s outstanding debt.
(ee) As it is more likely than not that the Vivid Seats PubCo deferred tax assets will not be realized in accordance with ASC 740, no income tax benefit is recognized.
(ff) The net loss attributable to Vivid Seats PubCo was reduced by the noncontrolling interest ownership held in Hoya Intermediate of 60.6%.

Nine months ended September 30, 2021
Pro forma net income	$42,488

Noncontrolling interest percentage	60.6%
Noncontrolling interest pro forma adjustment	25,735

Net income attributable to Vivid Seats PubCo	$16,753

Year ended December 31, 2020
Pro forma net loss	$(811,494)
Noncontrolling interest percentage	60.6%
Noncontrolling interest pro forma adjustment	(491,516)

Net loss attributable to Vivid Seats PubCo	$(319,978)

(gg) On June 11, 2021, Horizon received a payment of $25.0 million from a third party in connection with a business combination transaction that was not consummated. The payment was subject to U.S. federal income tax withholding of $7.5 million. The income and tax expense associated with these payments, which are not directly attributable to the Transactions, are not expected to recur in the future.
(hh) Represents the net (loss) income per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A common stock in connection with the Transactions, assuming that the shares were outstanding since January 1, 2020. As the Transactions are reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Transactions have been outstanding for the entire period presented.

As Vivid Seats PubCo was in a net loss for the year ended December 31, 2020, giving effect to outstanding warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such warrants would be anti-dilutive. Based on their exercise prices, the outstanding warrants redeemable for Class A common stock in Vivid Seats PubCo are not dilutive for the nine months ended September 30, 2021.

Shares held by Horizon Public shareholders	13,881,260
Shares held by Sponsor and other holders of founder shares	15,550,000
PIPE Investors	47,517,173

Pro forma Class A Ordinary Shares outstanding (1)	76,948,433

Nine months ended September 30, 2021
Pro forma net income attributable to Vivid Seats PubCo	16,753
Weighted average Common Stock outstanding, basic and diluted	76,948,433

Net income per share of Common Stock, basic and diluted	$0.22

Year ended December 31, 2020
Pro forma net loss attributable to Vivid Seats PubCo	(319,978)
Weighted average Common Stock outstanding, basic and diluted	76,948,433

Net loss per share of Common Stock, basic and diluted	$(4.16)

(1)	Excludes Class B common stock as these shares do not participate in earnings

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Vivid Seats (collectively, “Vivid Seats”) prior to the Closing.
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Except as otherwise noted, all references to 2019 refer to the year ended December 31, 2019, all references to 2020 refer to the year ended December 31, 2020 and all references to 2021 refer to the year ended December 31, 2021.
Overview
Vivid Seats is a leading marketplace that allows fans of live events to connect seamlessly with third-party ticket sellers through our platform. We believe Vivid Seats is a leading marketplace based on a combination of (1) third

-party estimates of the overall market size, including a 2017 report prepared for us by a third

-party consulting firm, (2) publicly available information including our competitors’ filings with the SEC and (3) internal company information from our proprietary Skybox platform that provides insights into volumes across marketplaces representing a meaningful portion of the secondary ticketing market.
Our mission is focused on connecting buyers and sellers, empowering fans to
 Experience It Live
. We believe live events deliver some of life’s most exciting moments. Our platform provides ticket buyers and sellers with an easy-to-use, trusted
marketplace experience, ensuring fans can attend live events and create memories that last a lifetime. During the years ended December 31, 2019 and 2020 we generated $468.9 million and $35.1 million of revenues, respectively, and $2,279.8 million and $347.3 million of Marketplace Gross Order Value (“Marketplace GOV”). During the three and nine months ended September 30, 2021, our revenues were $139.5 million and $279.2 million and Marketplace GOV was $713.1 million and $1,522.6 million, respectively. These represented substantial increases over the three and nine months ended September 30, 2020 when we generated revenues of negative $7.1 million and $33.7 million, and Marketplace GOV of negative $30.8 million and $309.3 million, respectively.
In addition to helping ticket buyers easily purchase tickets, our platform enables third-party ticket sellers to seamlessly manage their end-to-end operations.
We unite millions of ticket buyers with thousands of ticket sellers.
Our platform is built on years of customer transactional and engagement data that provides us with deep insights into how to best connect buyers with the experiences they seek. In 2019, we connected over five million buyers to over 200,000 unique events.
Our Business Model
We operate our business in two segments, Marketplace and Resale.
Marketplace
Through our Marketplace segment, we act as an intermediary between ticket buyers and third-party
ticket sellers. We earn revenue processing ticket sales from our Owned Properties, consisting of the Vivid Seats website and mobile app, in addition to ticket sales initiated through distribution partners, our Private Label offering. Using our online platform, we process customer payments, coordinate ticket deliveries, and provide customer service to ticket buyers, allowing ticket sellers to focus more of their time on selling. We primarily earn revenue from service and delivery fees charged to ticket buyers. Using a third-party
insurance provider, we also earn referral fee revenue by offering event ticket insurance to ticket buyers.
A key component of our platform is Skybox, a proprietary enterprise resource planning tool used by many of our ticket sellers. Skybox is a free-to-use system that helps manage ticket inventories, adjust pricing, and fulfill orders across ticket resale marketplaces.

In our role as an intermediary, we do not hold ticket inventory on Marketplace transactions. We do incur costs for developing and maintaining our platform, providing back-office
and customer support to ticket sellers and ticket buyers, processing payments, and shipping tickets. We also incur substantial marketing costs, primarily related to online advertising, which we expect to increase over time as we grow and scale the business.
Resale
Our Resale business

serves as an internal research and development group focused on creating best in class seller software and tools. Our Resale business includes a team of sellers, which acquires tickets for resale on secondary marketplaces, including our own platform, using Skybox.

When new features and functionality are released for Skybox, they are typically tested and iterated by our Resale team prior to release to the seller community.
Key Business Metrics and
Non-GAAP
Financial Measures
We use the following metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team.
The following table summarizes our key business metrics and
non-GAAP
financial measure for the periods indicated (in thousands):

	Years Ended December 31,		Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2020	2021	2020	2021
Marketplace GOV (1)	$2,279,773	$347,259	$(30,778)	$713,062	$309,308	$1,522,625
Total Marketplace orders (2)	7,185	1,066	(72)	2,354	988	4,360
Total Resale orders (3)	303	49	(3)	73	42	121
Adjusted EBITDA (4)	$119,172	$(80,204)	$(19,549)	$41,965	$(66,685)	$82,347

(1)
Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $22.2 million during the year ended December 31, 2019 and $216.0 million during the year ended December 31, 2020. Marketplace GOV was negatively impacted by event cancellations in the amount of $52.7 million during the three months ended September 30, 2020 and $37.8 million during the three months ended September 30, 2021. Marketplace GOV was negatively impacted by event cancellations in the amount of $197.1 million during the nine months ended September 30, 2020 and $74.8 million during the nine months ended September 30, 2021.

(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the year ended December 31, 2019, our Marketplace segment experienced 54,961 event cancellations, compared to 549,085 event cancellations during the year ended December 31, 2020. During the three months ended September 30, 2020, our Marketplace segment experienced 117,290 event cancellations, compared to 85,593 event cancellations during the three months ended September 30, 2021. During the nine months ended September 30, 2020, our Marketplace segment experienced 508,994 event cancellations, compared to 185,687 event cancellations during the three months ended September 30, 2021.

(3)
Total Resale orders represents the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the year ended December 31, 2019, our Resale segment experienced 1,517 event cancellations, compared to 20,644 event cancellations during the year ended December 31, 2020. During the three months ended September 30, 2020, our Resale segment experienced 5,965 event cancellations, compared to 2,592 event cancellations during the three months ended September 30, 2021. During the nine months ended September 30, 2020, our Resale segment experienced 19,929 event cancellations, compared to 4,505 event cancellations during the nine months ended September 30, 2021.

(4)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period
comparisons of our business performance. Refer to “Adjusted EBITDA” below for a reconciliation to it most directly comparable GAAP measure.

Marketplace GOV
Marketplace GOV is a key driver of our Marketplace segment’s revenue. Marketplace GOV represents the total transactional amount of Marketplace orders in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV reflects our ability to attract and retain customers, as well as the overall health of the industry.

Our Marketplace GOV is impacted by seasonality, and typically sees increased activity in the fourth quarter when all major sports leagues are in season and we experience increases in order volume for theater and concert events during the holiday season. Quarterly fluctuations in our Marketplace GOV result from the number of cancellations, the overall popularity and resultant demand of performers, tours, teams, and events, and the length and team composition of sports playoff series and championship games.
Total Marketplace Orders
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of event cancellations. An order can include one or more tickets or parking passes. Total Marketplace orders allow us to monitor order volume and better identify trends within our Marketplace segment.
Total Resale Orders
Total Resale orders represents the

volume of Resale segment orders sold in a period, net of event cancellations. An order can include one or more tickets or parking passes. Total Resale orders allow us to monitor order volume and better identify trends within our Resale segment.
Adjusted EBITDA
We present Adjusted EBITDA, which is a
non-GAAP
measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.
Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period
comparisons of our business performance and highlighting trends in our operating results.
Adjusted EBITDA is a measure not defined under GAAP. It has limitations, because it excludes certain types of expenses and it does not reflect changes in working capital needs. Furthermore, other companies may calculate adjusted EBITDA or similarly titled measures differently, limiting their usefulness as comparative measures.
Adjusted EBITDA is presented here as a supplemental measure only. You are encouraged to evaluate each adjustment. The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net loss, for each of the periods indicated (in thousands).

	Years Ended December 31,		Three Months Ended September 30,		Nine Months Ended September 30
	2019	2020	2020	2021	2020	2021

	(in thousands)
Net loss	$(53,848)	$(774,185)	$(40,216)	$(1,847)	$(740,828)	$(19,453)
Interest expense — net	41,497	57,482	18,310	17,319	41,076	50,477
Depreciation and amortization	93,078	48,247	80	711	48,057	1,506
Sales tax liability (1)	10,045	6,772	488	21,574	4,959	34,561
Transaction costs (2)	8,857	359	—	1,428	359	8,837
Equity-based compensation (3)	5,174	4,287	1,099	1,197	3,475	3,471
Senior management transition costs (4)	2,706	—	—	—	—	—
Loss on extinguishment of debt (5)	2,414	685	—	—	685	—
Litigation, settlements and related costs (6)	2,256	1,347	492	1,583	837	2,662
Change to annual bonus program (7)	2,810	—	—	—	—	—
Customer loyalty program stand-up costs (8)	3,223	—	—	—	—	—
Impairment charges (9)	—	573,838	—	—	573,838	—
Loss on asset disposals (10)	960	169	—	—	169	—
Severance related to COVID-19 (11)	—	795	198	—	688	286

Adjusted EBITDA	$119,172	$(80,204)	$(19,549)	$41,965	$(66,685)	$82,347

(1)
These expenses relate to sales tax liabilities incurred during the periods presented. We incur sales tax expenses in jurisdictions where we expect to remit sales tax payments. We are in the process of upgrading our IT infrastructure to enable us to collect sales tax from ticket buyers going forward.

We expect these upgrades to be complete by

December 31, 2021.

(2)
Transaction costs incurred during the years ended December 31, 2019 and 2020 and during the three and nine months ended September 30, 2020 and 2021 consist primarily of transaction and transition related fees and expenses incurred in relation to completed and attempted acquisitions. During 2019, Vivid Seats completed the acquisition of Fanxchange, in addition to pursuing an attempted acquisition that was ultimately abandoned.
Acquisition-related
transaction costs consist of legal, accounting, tax and other professional fees, as well as personnel-related
costs, which consist of severance and retention bonuses. Transition costs consist of personnel costs associated with the integration of the Fanxchange platform into Vivid Seats. Transaction costs reflected above were incurred in the first 12 months following the completed acquisition of Fanxchange in 2019. Transaction costs were recognized in 2021 related to the Business Combination, to the extent they were not eligible for capitalization. We do not believe these acquisition-related
costs to be representative of normal, recurring, cash operating expenses.

(3)	We incur equity-based compensation expenses, which we do not consider to be indicative of our core operating performance.
(4)
During 2019, we incurred costs associated with the transition to our current senior management team, including our current Chief Executive Officer. These costs include recruiting costs and costs to compensate our new Chief Executive Officer for benefits forfeited at his previous employer.

(5)	Losses incurred in 2019 related to the repayment of our $40 million second lien term loan. Losses incurred in 2020 resulted from the retirement of our revolving credit facility in May 2020.
(6)	These expenses relate to external legal costs and settlement costs incurred, which were unrelated to our core business operations.
(7)	We restructured our employee incentive compensation plan during 2019, which resulted in $2.8 million of incremental costs.
(8)
During August 2019, we

initiated the Vivid Seats Rewards customer loyalty program. We incurred $3.2 million of initial stand-up
costs related to the commencement of the program. These
stand-up
costs consist primarily of customer incentives and marketing costs, which are not expected to reoccur.

(9)
During 2020,

we incurred impairment charges triggered by the effects of the
COVID-19
pandemic. The impairment charges resulted in a reduction in the carrying values of our goodwill,
indefinite-lived
trademark,
definite-lived
intangible assets, and other
long-lived
assets. See our audited financial statements included elsewhere in this prospectus for additional information.

(10)	During 2019 and 2020, we incurred approximately $1.0 million and $0.2 million, respectively, related to asset disposals, which are not considered indicative of our core operating performance.
(11)	These charges relate to severance costs resulting from significant reductions in employee headcount during 2020 due to the effects of the COVID-19 pandemic.
Recent Developments
The Business Combination
On April 21, 2021, Vivid Seats entered into a definitive merger agreement with Horizon Acquisition Corporation (“Horizon”), a special purpose acquisition company. The Business Combination will be accounted for as a reverse recapitalization, with Vivid Seats treated as the accounting acquirer. Accordingly, the financial statements of the combined company will represent a continuation of the financial statements of Vivid Seats. In connection with the agreement, Vivid Seats gained access to funds held in Horizon’s trust account, the amount of which varied based on the number of redemptions exercised by Horizon shareholders, with reductions offset by the Sponsor Backstop Commitment.
In connection with the agreement, Vivid Seats also entered into a private investment in public equity financing (“PIPE Subscription”). As part of the PIPE Subscription, Vivid Seats raised an additional $475.2 million. Proceeds from the merger with Horizon and the PIPE Subscription will be used for debt repayment and capital structure optimization, as well as positioning Vivid Seats to continue investing in growth and improving the customer experience.
On October 18, 2021, as contemplated by the Transaction Agreement, (a) prior to the Merger (as defined below), Sponsor irrevocably tendered to Horizon all of its Horizon Class B ordinary shares for cancellation in exchange for (i) warrants to purchase 17,000,000 shares of Horizon Class A ordinary shares at an exercise price of $10.00 per share (the “Horizon $10.00 Exercise Warrants”), (ii) warrants to purchase 17,000,000 shares of Horizon Class A ordinary shares at an exercise of $15.00 per share (the “Horizon $15.00 Exercise Warrants”) and (iii) 50,000 shares of Horizon Class A ordinary shares; (b) prior to the Merger, Hoya Topco and its subsidiaries effected the Pre-Closing Restructuring
(as defined in the Transaction Agreement); (c) Horizon merged with and into the Company (the “Merger”), upon which the separate corporate existence of Horizon ceased and the Company remained as the surviving entity, and by virtue of the Merger, (i) each Horizon ordinary share was converted into a share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and (ii) each whole warrant of Horizon was converted into a corresponding whole warrant of the Company (the “Warrants”); (d) the Amended and Restated Limited Liability Agreement of Hoya Intermediate was amended and restated (as amended and restated, the “Second A&R LLCA”); (e) the Company purchased all the issued and outstanding capital stock of each of CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7B VS Equity, LLC and CM7C VS Equity, LLC; (f) Hoya Intermediate issued the Company common units of Hoya Intermediate (the “Intermediate Common Units”) and warrants to purchase Intermediate Common Units; (g) Hoya Intermediate redeemed all of the Intermediate Common Units held by each of Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P. and CBDC Universal Equity, Inc.; (h) the Company issued 118,200,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) and 6,000,000 warrants to purchase Class B Common Stock to Hoya Topco; (i) certain investors (including an affiliate of Horizon Sponsor) (the “PIPE Investors”) purchased 47,517,173 shares of Class A Common Stock pursuant to subscription agreements (as amended from time to time, the “Subscription Agreements”); and (j) Hoya Intermediate contributed a portion of the funds received from the Company to Hoya Midco, LLC, a Delaware limited liability company (the transactions referred to in clauses (a) through (j), collectively, the “Transactions”).
Betcha Acquisition
On December 13, 2021, Vivid Seats acquired Betcha Sports, Inc. (“Betcha”) for purchase price consideration of $25.0 million in equity of Vivid Seats Inc, with additional payments of up to $40.0 million in earnouts that, if earned, will be payable in a mix of cash and equity. Betcha is a real money sports app with social and gamification features that enhance fans’ connection with their favorite live sports. The acquisition will be accounted for in accordance with ASC 805, Business Combinations. The acquisition of Betcha should allow Vivid Seats to expand its marketplace technology into the online gaming sector.
COVID-19
Has Had a Disproportionately Negative Effect on the Live Entertainment Industry
On March 11, 2020, the World Health Organization declared the
COVID-19
outbreak a pandemic. Almost immediately, mitigation measures implemented or recommended by governmental authorities and private organizations restricted attendance at live events throughout North America producing large-scale event cancellations and meaningfully reduced activity on our platform. The resulting decline in revenue and broader economic impact of the pandemic led us to determine that an impairment triggering event existed during the nine months ended September 30, 2020, resulting in an impairment charge of $573.8 million to goodwill, indefinite-lived
intangible assets,
definite-lived
intangible assets, and other
long-lived
assets. These factors contributed to a net loss of $774.2 million in 2020.

Beginning in the second quarter of 2021, and continuing into the third quarter of 2021, we have seen a recovery in ticket orders as mitigation measures ease. Ticket orders processed in the three months ended September 30, 2021 exceeded pre-pandemic levels. While the Company continued to recognize a net loss during the nine months ended September 30, 2021, the Company realized significant year-over year increases in revenues and operating income, recognizing operating income of $31.0 million through the first nine months of 2021.
The COVID-19 pandemic is evolving, and the ultimate pace and timing of recovery is uncertain. If economic conditions caused by the pandemic were to worsen, the Company’s financial condition, cash flows, and results of operations may be further materially impacted.
Key Factors Affecting Our Performance
Buyer Sourcing and Retention and Sales Volume
Attracting new buyers to our platform, retaining existing buyers and incentivizing increased purchase frequency drives Marketplace GOV and revenue growth. We attract most new customers to our platform through our marketing efforts, including traffic generation from search engines and affiliate partner websites. We seek to retain our customers by providing an optimal user experience, at a competitive price point, by combining the ability to discover events with personalized recommendations with an efficient checkout process. We seek to create ongoing relationships with our customers by offering a compelling loyalty program, Vivid Seats Rewards, in which customers generate value and savings on future purchases made on a Vivid Seats website or mobile app. The degree to which these efforts are successful has an impact on our sales volume which drives our revenues and Marketplace GOV.
Seller Retention
Attracting and retaining sellers is crucial to driving Marketplace GOV and revenue growth. The continued success and growth of our platform is dependent upon maintaining sufficient quantity and diversity of ticket offerings which, in turn, is dependent on sellers’ decision to utilize our platform. Our proprietary Skybox enterprise resource planning tool enables sellers to list their inventory on all major marketplaces through direct application programming interface (“API”) integrations. It provides simplified order fulfillment with barcode and PDF integrations; offers automated listing creation and ticket attachment; and provides a reporting suite to manage inventory, purchases, and profitability. Our in-house
Resale team uses Skybox and provides feedback and insight to continually enhance the offering. We also offer a fulfillment service to our sellers so they can remain focused on selling tickets. We will continue to invest in Skybox and provide innovative seller technology and services. The degree to which these efforts are successful has an impact on our revenues and Marketplace GOV.

Enhance our Technology Platform and Product Offering
We aim to provide an efficient and seamless experience for both ticket buyers and sellers on our platform. Vivid Seats has a born-in
the-cloud
technology platform and our focus on superior technology and actionable data insights has supported scalable, profitable growth. We will continue to invest in our platform to provide easy discovery, search and purchase functionality for ticket buyers. We will also continue to invest in our platform to provide our sellers the ability to manage, sell and deliver inventory in an efficient and informed manner.
We will continue to improve and expand our product offerings, including our Vivid Seats Rewards program and content channels that drive engagement with our customers. We are steadfast in working to optimize the journey and experience of buyers on our platform. We are investing to improve customer acquisition by enabling non-transactional
engagement channels, including access to live stream performances, blog content, industry news and gamification on our website and mobile app. We believe these engagement channels will help drive brand awareness and affinity and increase loyalty outside of the traditional transactional purchase process.
Availability of Live Events and Seasonality
Our ability to sell tickets, generate revenue, and achieve growth is dependent on the scheduling of live events and the amount of event cancellations in a given period. Buyers and fans must be willing and able to attend live events. If live events are cancelled, reduced, or restricted, like during the recent global
COVID-19
pandemic, our ability to generate revenue and cash will be hindered. If the cessation and large-scale
cancellations of events happens again in the future, it may affect our operational and financial outlook.
Due to the seasonal nature of events and the timing of when tickets become available for sale, revenue, cash, and working capital can be impacted by fluctuations in the availability of events for sale to the public. Our Marketplace GOV, total Marketplace orders and revenues are typically the greatest during the fourth quarter. At this time, order volume processed on our platform is the greatest, with all major sports leagues in play and increased holiday demand for concert and theater events.
Success of Marketing Investments
We have historically attracted new customers to our marketplace primarily through performance-based
channels, such as paid search engine marketing using our proprietary paid search algorithms that create a unique engine for efficiently bidding on keywords, and affiliated partner websites. While those will continue to be important channels for customer acquisition, we intend to improve our brand presence and awareness to increase traffic generation and orders through direct or unpaid channels. We believe investments in marketing and loyalty will drive sustainable growth in Marketplace GOV and total Marketplace orders. While we undertake this important initiative, we may have higher marketing and selling expenses and lower revenue due to higher loyalty program costs, with a longer-term
time horizon for reaping the benefits. Future growth will depend on the success of our business.
Components of Results of Operations
Revenues
We earn revenues through both our Marketplace and Resale segments.
Marketplace:
Our Marketplace segment primarily generates revenue by serving as an intermediary between ticket sellers and ticket buyers in our secondary marketplace. Revenue primarily consists of service and delivery fees, as well as referral fees earned on the purchase of ticket insurance by ticket buyers from third-party
insurers.
We recognize Marketplace revenues when the ticket seller confirms an order with the ticket buyer. We recognize revenue net of cancellation charges, including estimated customer refunds (less recoveries) and chargebacks, and loyalty program costs. The reduction to revenue includes actual cancellation charges, as well as the change to forecasted future cancellation charges.

Resale:
Our Resale segment primarily earns revenue as a

seller of tickets that we own. We recognize Resale revenue based on the value of the ticket order, net of cancellation charges, at the time we confirm the order.
Cost of Revenues (exclusive of Depreciation and Amortization)
We incur cost of revenue in both our Marketplace and Resale segments.
Marketplace:
Cost of revenues in our Marketplace segment primarily consists of payment processing fees and shipping fees. Cost of revenues in our Marketplace segment also consists of information technology expenses directly attributable to revenue-generating
activities, which consist primarily of cloud computing costs and software licenses.
Resale:
Cost of revenues in our Resale segment primarily consists of the cost of tickets delivered, an allowance to adjust ticket inventory to lower of cost or net realizable value and to address excess and obsolescence risks, and information technology expenses.
Marketing and Selling
Marketing and selling expenses

primarily consist of online advertising costs aimed towards acquiring new customers, which include fees paid to our advertising affiliates and distributors, paid search engine marketing, and other online marketing activities. Our offline marketing costs include spending on traditional media channels, public relations and advertising agency costs, and partnership expenses with teams, leagues, and theaters.
General and Administrative
General and administrative expenses primarily consist of sales tax expense, personnel-related
expenses and other types of general and administrative costs.

Sales tax expense is tax expense primarily related to our Marketplace activity. Personnel costs include salaries, employee benefits, equity-based
compensation, contractor and outsourced workforce expenses, and other personnel-related
costs. General and administrative expenses also include expenses for information technology costs not directly attributable to revenue-generating
activities. These information technology costs, which exclude amortization of capitalized internal-use
software development costs, include expenses for cloud hosting services, software licenses, and certain software development activities. Other general and administrative expenses also include costs related to consulting and professional services, as well as other corporate costs.

Depreciation and Amortization
Depreciation and amortization expenses consist of depreciation associated with our property and equipment and amortization related to our personal seat licenses and definite-lived
intangible assets, including capitalized software development costs.
Impairment Charges
Impairment charges consist of losses incurred from the impairment of our goodwill, indefinite-lived
intangible assets,
definite-lived
intangible assets, and other
long-lived
assets.
Interest Expense — Net
Interest expense primarily consists of interest expense associated with our outstanding Term Loan Facilities (defined below — see “Liquidity and Capital Resources”).
Loss on Extinguishment of Debt
Loss on extinguishment of debt is incurred as a result of the retirement of our debt obligations and includes the write-off
of the original issuance discount and issuance costs, inclusive of any prepayment penalties.

Comparison of the Three and Nine Months Ended September 30, 2020 and 2021
The following table sets forth our results of operations for each of the three and nine months ended September 30, 2020 and 2021 (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Revenues	$(7,082)	$139,538	$146,620	2,070%	$33,682	$279,150	$245,468	729%
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	379	30,475	30,096	7941%	22,310	54,386	32,076	144%
Marketing and selling	1,511	50,371	48,860	3234%	35,092	104,748	69,656	198%
General and administrative	12,854	42,509	29,655	231%	53,452	87,486	34,034	64%
Depreciation and amortization	80	711	631	789%	48,057	1,506	(46,551)	(97)%
Impairment charges	—	—	—	—%	573,838	—	(573,838)	(100)%
Income (loss) from operations	$(21,906)	$15,472	$37,378	171%	$(699,067)	$31,024	$730,091	104%
Other expenses
Interest expense – net	18,310	17,319	(991)	(5)%	41,076	50,477	9,401	23%
Loss on extinguishment of debt	—	—	—	—%	685	—	(685)	(100)%
Net loss	$(40,216)	$(1,847)	$38,369	95%	$(740,828)	$(19,453)	$721,375	97%
Revenues
The following table presents revenues by segment (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Revenues:
Marketplace	$(5,832)	$120,465	$126,297	2,166%	$23,111	$247,106	$223,995	969%
Resale	(1,250)	19,073	20,323	1,626%	10,571	32,044	21,473	203%
Total revenues	$(7,082)	$139,538	$146,620	2,070%	$33,682	$279,150	$245,468	729%
Total revenues increased $146.6 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase, which occurred in both our Marketplace and Resale segments, resulted from a reduction in event cancellations due to the
COVID-19
pandemic and an increase in order volume resulting from the resumption of live events. The pandemic and resulting mitigation measures had a significant adverse effect on order volume and event cancellations during the third quarter of 2020. By the third quarter of 2021, local governments had lifted large scale restrictions on live events and for the quarter ended September 30, 2021, our order volume exceeded pre-pandemic
levels.
Total revenues increased $245.5 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase in total revenues was less pronounced during the first nine months of the year, when compared to the three months ended September 30, 2021, due to the timing of the pandemic’s onset in March 2020 and the gradual resumption of live events throughout the first nine months of 2021.

Marketplace
The following table presents revenues in our Marketplace segment by event category (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Revenues:
Concerts	$(3,455)	$55,343	$58,798	1,702%	$20,769	$112,200	$91,431	440%
Sports	(1,565)	53,485	55,050	3,518%	(1,636)	115,628	117,264	7,168%
Theater	(828)	11,131	11,959	1,444%	3,742	18,429	14,687	392%
Other	16	506	490	3,063%	236	849	613	260%
Total Marketplace revenues	$(5,832)	$120,465	$126,297	2,166%	$23,111	$247,106	$223,995	969%
Marketplace revenues increased by $126.3 million during the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase in Marketplace revenue resulted primarily from an overall increase in ticket orders processed on our Marketplace platform, combined with fewer event cancellation charges.
Total Marketplace orders increased from negative 0.1 million orders during the three months ended September 30, 2020 to 2.4 million orders during the three months ended September 30, 2021. The increase in orders processed results from the increase in events held after restrictions on fan attendance due to the pandemic were reduced or lifted. These increases are largely consistent across all event categories, with the greatest increase in sports. The increase in the sports category was greatest due to the timing of professional sports seasons in North America and the loosening of restrictions on fan attendance.
Cancellation charges, which are recognized as a reduction to revenues, were $10.1 million for the three months ended September 30, 2020, compared to $8.4 million for the three months ended September 30, 2021. Due to the mass cancellations of live events during the initial phases of the pandemic in 2020, cancellation charges were higher during the three months ended September 30, 2020.
Marketplace revenues increased by $224.0 million during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase resulted from an increase in orders processed on our Marketplace platform, combined with fewer event cancellation charges in the first nine months of 2021. Total Marketplace orders increased from 1.0 million during the nine months ended September 30, 2020 to 4.4 million during the nine months ended September 30, 2021. Cancellation charges, which are recognized as a reduction to revenue, decreased from $67.1 million during the nine months ended September 30, 2020 to $25.6 million for the nine months ended September 30, 2021.
Marketplace revenue by business model consisted of the following during the three and nine months ended September 30, 2020 and 2021 (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Revenues:
Owned Properties	$(2,519)	$96,169	$98,688	3,918%	$21,601	$198,900	$177,299	821%
Private Label	(3,313)	24,296	27,609	833%	1,510	48,206	46,696	3,092%
Total Marketplace revenues	$(5,832)	$120,465	$126,297	2,166%	$23,111	$247,106	$223,995	969%
The increases in revenue from both Owned Properties and Private Label during the three and nine months ended September 30, 2021 resulted primarily from the increase in order volume resulting from the loosening of restrictions on live events. The sports event category comprises a greater overall proportion of the event mix for our Owned Properties, and as a result, Owned Properties had a greater increase in revenues compared to Private Label during the three months and nine months ended September 30, 2021.

Resale
Revenue for our Resale segment increased $20.3 million during the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase resulted primarily from higher order volume. Total Resale orders increased from negative 3 thousand during the three months ended September 30, 2020 to 73 thousand during the three months ended September 30, 2021. Cancellation charges classified as a reduction of revenue negatively impacted Resale revenue by $2.0 million and $0.1 million for the three months ended September 30, 2020 and 2021, respectively.
Revenue for our Resale segment increased $21.5 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase resulted primarily from higher order volume. Total Resale orders increased from 42 thousand during the nine months ended September 30, 2020 to 121 thousand during the nine months ended September 30, 2021. Cancellation charges classified as a reduction of revenue negatively impacted Resale revenue by $5.4 million and $3.0 million for the nine months ended September 30, 2020 and 2021, respectively.
Cost of Revenues (exclusive of Depreciation and Amortization)
The following table presents cost of revenues by segment (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Cost of revenues:
Marketplace	$949	$15,694	$14,745	1,554%	$12,497	$32,101	$19,604	157%
Resale	(570)	14,781	15,351	2,693%	9,813	22,285	12,472	127%
Total cost of revenues	$379	$30,475	$30,096	7,941%	$22,310	$54,386	$32,076	144%
Total cost of revenues increased $30.1 million, for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Total cost of revenues increased $32.1 million, or 144%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The year-over-year increases to total cost of revenues resulted from higher sales volume in both our Marketplace and Resale segments.
Marketplace
Marketplace cost of revenues increased by $14.7 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase in cost of revenues is consistent with the increase in total Marketplace orders, which increased from negative 0.1 million orders for the three months ended September 30, 2020 to 2.4 million orders for the three months ended September 30, 2021.
Marketplace cost of revenues increased $19.6 million, or 157%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase in cost of revenues is consistent with the increase in total Marketplace orders, which increased 341% from 1.0 million for the nine months ended September 30, 2020 to 4.4 million for the nine months ended September 30, 2021.

Resale
Resale cost of revenues increased $15.4 million for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. The increase, which resulted from higher total Resale orders of 73 thousand orders during the three months ended September 30, 2021 compared to negative 3 thousand orders during the three months ended September 30, 2020, is consistent with the overall increase in Resale revenue. Cancellation charges resulted in a reduction to Resale cost of revenues of $1.4 million and an increase of $0.1 million for the three months ended September 30, 2020 and 2021, respectively.
Resale cost of revenues increased $12.5 million, or 127%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase, which resulted from higher total Resale orders of 121 thousand orders during the nine months ended September 30, 2021 compared to 42 thousand orders during the nine months ended September 30, 2020, is consistent with the overall increase in Resale revenue. Cancellation charges resulted in a reduction to Resale cost of revenues of $3.5 million and $2.0 million for the nine months ended September 30, 2020 and 2021, respectively.
Marketing and Selling
The following table presents marketing and selling expenses (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Marketing and selling:
Online	$1,144	$48,711	$47,567	4,158%	$31,064	$101,595	$70,531	227%
Offline	367	1,660	1,293	352%	4,028	3,153	(875)	(22)%
Total marketing and selling	$1,511	$50,371	$48,860	3,234%	$35,092	$104,748	$69,656	198%
Marketing and selling expenses, which are entirely attributable to our Marketplace segment, increased $48.9 million during the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Marketing and selling expenses increased $69.7 million, or 198%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.
The increase in expenses primarily resulted from greater spending on online advertising during the third quarter of 2021. Our spend on online advertising increased by $47.6 million during the three months ended September 30, 2021 and $70.5 million, or 227%, during the nine months ended September 30, 2021. As restrictions on the attendance of live events were reduced or lifted, we increased our spending on marketing to capitalize on the increase in live event attendance.
General and Administrative
The following table presents general and administrative expenses (in thousands, except percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
General and administrative:
Personnel expenses	$7,642	$12,549	$4,907	64%	$30,812	$28,822	$(1,990)	(6)%
Sales tax expense	523	22,075	21,552	4,121%	5,243	35,520	30,277	577%
Other	4,689	7,885	3,196	68%	17,397	23,144	5,747	33%
Total general and administrative	$12,854	$42,509	$29,655	231%	$53,452	$87,486	$34,034	64%
General and administrative expenses increased $29.7 million, or 231%, for the three months ended September 30, 2021 compared to the three months ended September 30, 2020, including an increase to sales tax expenses of $21.6 million. The increase primarily resulted from higher order volumes and an adjustment to the liability of approximately $8.4 million for local sales taxes likely to be collected by certain states and local municipalities related to orders placed in prior periods.

Following the onset of the pandemic in March 2020, we significantly reduced our employee headcount, resulting in lower personnel expenses. These headcount reductions were most pronounced in our operations function. Beginning in the second quarter of 2021, we began to increase headcount in our operations function, as well as across other functions. As such, personnel expenses increased $4.9 million, or 64%, for the three months ended September 30, 2021 compared to the three months ended September 30, 2020.
Other general and administrative expenses increased $3.2 million, or 68%, for the three months ended September 30, 2021 compared to the three months ended September 30, 2020, primarily due to a $1.4 million increase in legal settlement expenses, $1.3 million increase in consulting and professional fees related to the Business Combination with Horizon.
General and administrative expenses increased $34.0 million, or 64%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The primary increase was sales tax expense of $30.3 million, or 577%, resulting from higher order volumes and an adjustment to the liability of approximately $3.6 million for local sales taxes likely to be collected by certain states related to orders placed in prior periods. Other general and administrative expenses also increased by $5.7 million, or 33%, during the first nine months of 2021, primarily due to a $7.7 million increase in consulting and professional service fees related to the Business Combination with Horizon, in addition to a $1.7 million increase in legal fees and a $1.4 million increase in legal settlement expenses. Those increases were partially offset by a $5.1 million decrease in other corporate spending, including charitable contributions and travel and entertainment.
The increases in general and administrative expenses during the first nine months of 2021 were partially offset by a $2.0 million decrease in personnel expenses primarily related to the government payroll subsidies for U.S. and Canadian employers.
Depreciation and Amortization
Depreciation and amortization expenses increased $0.6 million, or 789%, during the three months ended September 30, 2021 compared to the three months ended September 30, 2020 due to the purchase of equipment and capitalized development costs. Depreciation and amortization expenses decreased $46.6 million, or 97%, during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The decrease primarily resulted from the impairment of our definite-lived intangible assets and other long-lived assets and equipment during the nine months ended September 30, 2020.
Impairment Charges
During the second quarter of 2020, we incurred impairment charges of $573.8 million. These impairment charges were triggered by the effects of the
COVID-19
pandemic. Due to the effects of the pandemic, we experienced a substantial reduction of revenue during the first half of 2020, which continued through the remainder of the year. We have not incurred any impairment charges during the nine months ended September 30, 2021.
Other Expenses

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2021	Change	% Change	2020	2021	Change	% Change
Other expenses
Interest expense - net	$18,310	$17,319	$(991)	(5)%	$41,076	$50,477	$9,401	23%
Loss on extinguishment of debt	—	—	—	—%	685	—	(685)	(100)%
Total other expenses	$18,310	$17,319	$(991)	(5)%	$41,761	$50,477	$8,716	21%

Interest expense – net
Interest expense decreased $1.0 million, or 5%, for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Interest expense decreased due to the interest rate swaps maturing on September 30, 2020, slightly offset by the increase in the interest expense for the May 2020 First Lien Loan. Interest expense increased by $9.4 million, or 23%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. Interest expense increased as a result of the Company’s May 2020 First Lien Loan, which did not incur interest expense prior to May 2020.
Loss on extinguishment of debt
We did not incur any debt extinguishment charges during the three months ended September 30, 2020 and 2021. Loss on extinguishment of debt decreased $0.7 million during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. We incurred a loss of $0.7 million in May 2020 related to the retirement of our revolving credit facility.

Comparison of the Years Ended December 31, 2019 and 2020
The following table sets forth our results of operations for each of the years ended December 31, 2019 and 2020 (in thousands):

	Years Ended December 31,
	2019	2020
Revenues	$468,925	$35,077
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	106,003	24,690
Marketing and selling	178,446	38,121
General and administrative	101,335	66,199
Depreciation and amortization	93,078	48,247
Impairment charges	—	573,838

Loss from operations	$(9,937)	$(716,018)

Other expenses
Interest expense — net	41,497	57,482
Loss on extinguishment of debt	2,414	685

Net loss	$(53,848)	$(774,185)

The following table sets forth the components of our results of operations for the years ended December 31, 2019 and 2020 presented as a percentage of revenues:

	Years Ended December 31,
	2019	2020
Revenues	100%	100%
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	23	70
Marketing and selling	38	109
General and administrative	21	189
Depreciation and amortization	20	138
Impairment charges	—	1,635

Loss from operations	(2)	(2,041)

Other expenses
Interest expense — net	9	164
Loss on extinguishment of debt	—	2

Net loss	(11)%	(2,207)%

Revenues
The following table presents revenues by segment (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Revenues:
Marketplace	$403,645	$23,281	$(380,364)	(94)%
Resale	65,280	11,796	(53,484)	(82)

Total revenues	$468,925	$35,077	$(433,848)	(93)%

Total revenues decreased $433.8 million, or 93%, in 2020 compared to 2019. The decrease, which occurred in both our Marketplace and Resale segments, resulted from the unprecedented nature of the global
COVID-19
pandemic and the mass suspension and cancellation of live events from March 2020 onward.
Marketplace
The following table presents revenues in our Marketplace segment by event category (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Revenues:
Concerts	$187,753	$15,775	$(171,978)	(92)%
Sports	169,577	3,484	(166,093)	(98)
Theater	44,754	3,759	(40,995)	(92)
Other	1,561	263	(1,298)	(83)

Total marketplace revenues	$403,645	$23,281	$(380,364)	(94)%

Marketplace revenue decreased by $380.4 million, or 94%, in 2020 compared to 2019.
During 2020, governmental restrictions and social mitigation efforts aimed at slowing the spread of
COVID-19
resulted in a
large-scale
suspension of live entertainment events from March through the end of the year. Each of the professional sports leagues either suspended or greatly reduced fan attendance for most of the year. Similarly, live music concerts, theater, and other live entertainment were greatly reduced during 2020.
Consequently, the number of ticketed events and orders processed on our platform decreased significantly. Total marketplace orders processed on our platform decreased 85% from 7.2 million in 2019 to 1.1 million in 2020. The decrease in orders processed is commensurate with the decrease in scheduled events resulting from the pandemic. These decreases are largely consistent across all our event categories.
In addition to reduced order volume on our platform, the
COVID-19
pandemic caused significantly more cancellation charges in 2020 compared to 2019. Cancellation charges, which are recognized as a reduction to revenues, were $76.7 million in 2020, compared to $15.6 million in 2019. During 2020, event cancellation rates for sports and theater events were approximately double the cancellation rate for concerts, which were more likely to be postponed rather than cancelled.
Marketplace revenue by business model consisted of the following during 2019 and 2020 (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Revenues:
Owned Properties	$329,262	$24,188	$(305,074)	(93)%
Private Label	74,383	(907)	(75,290)	(101)

Total marketplace revenues	$403,645	$23,281	$(380,364)	(94)%

The decreases in revenue from both Owned Properties and Private Label resulted primarily from the impact of the
COVID-19
pandemic and the mass suspension and cancellation of live events. The percentage revenue decrease for Owned Properties was less than Private Label in 2020 due to the disproportionate impact of cancellation charges.
Resale
Revenue at our Resale segment decreased $53.5 million, or 82%, in 2020 compared to 2019. The decrease resulted primarily from lower ticket sales volume and increases in event cancellations and refunds. Cancellation charges classified as a reduction of revenue amounted to $0.4 million and $6.7 million in 2019 and 2020, respectively. Both the decline in sales volume and increase in cancellation charges resulted from the effects of the
COVID-19
pandemic.
Cost of Revenues (exclusive of Depreciation and Amortization)
The following table presents cost of revenues by segment (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Cost of revenues:
Marketplace	$52,857	$13,741	$(39,116)	(74)%
Resale	53,146	10,949	(42,197)	(79)

Total cost of revenues	$106,003	$24,690	$(81,313)	(77)%

Total cost of revenues decreased $81.3 million, or 77%, in 2020 compared to 2019. The decrease resulted from the decline in sales volume in both our Marketplace and Resale segments.
Marketplace
Marketplace cost of revenues decreased by $39.1 million, or 74%, in 2020 compared to 2019. The decrease in cost of revenues is consistent with the decrease in total marketplace orders processed, which decreased by 85% from 7.2 million orders in 2019 to 1.1 million orders in 2020. Cost of revenues as a percentage of revenues in our Marketplace segment increased from 13% in 2019 to 59% in 2020. Cost of revenues constituted a greater percentage of our revenues in 2020 due to the impact of increased cancellation charges, which are recognized as a reduction to revenues.
Resale
Resale cost of revenues decreased $42.2 million, or 79%, in 2020 compared to 2019. The decrease, which resulted from lower overall ticket sales volume, is consistent with the overall decrease in Resale revenue. Cost of revenues as a percentage of revenues in our Resale segment increased from 81% in 2019 to 93% in 2020. Cost of revenues represented a greater proportionate share of revenues during 2020, due to the impact of the increased effect of cancellation charges in 2020. Cancellation charges resulted in a reduction to Resale cost of revenues of zero and $4.3 million in 2019 and 2020, respectively. The increase in cancellation charges is due to the effects of the
COVID-19
pandemic.

Marketing and Selling
The following table presents marketing and selling expenses (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Marketing and selling:
Online costs	$166,315	$34,213	$(132,102)	(79)%
Offline costs	12,131	3,908	(8,223)	(68)

Total marketing and selling	$178,446	$38,121	$(140,325)	(79)%

We reduced our marketing and selling expenditures significantly in 2020, due to event cancellations caused by the pandemic. Marketing and selling expenses, which are entirely attributable to our Marketplace segment, decreased $140.3 million, or 79%, in 2020 compared to 2019. The overall decrease in spend during 2020 primarily resulted from a reduction in online marketing and selling expenses.
Online marketing and selling expenses decreased $132.1 million, or 79%, in 2020 compared to 2019 primarily due to lower spending on paid search engine marketing. Offline marketing and selling expenses decreased $8.2 million, or 68%, due to less spending on partnership marketing expenses and less advertising on television and radio. As the
COVID-19
pandemic unfolded during the year, we were able to renegotiate or reduce our commitments to certain partnership agreements, particularly given restrictions limiting attendance at live entertainment events.
General and Administrative
The following table presents general and administrative expenses (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
General and administrative:
Personnel expenses	$60,659	$37,696	$(22,963)	(38)%
Sales tax expense	10,819	7,060	(3,759)	(35)
Other	29,857	21,443	(8,414)	(28)

Total general and administrative	$101,335	$66,199	$(35,136)	(35)%

General and administrative expenses decreased $35.1 million, or 35%, in 2020 compared to 2019. The decrease primarily resulted from reduced personnel expenses, which decreased by $23.0 million during 2020 when compared to 2019. Due to the effects of the pandemic, we reduced our employee headcount from 523 employees as of December 31, 2019 to 264 employees as of December 31, 2020. These reductions were primarily in our operations function. As ticket volumes increase, we expect the number of employees in this function to also increase.
The amount of sales tax expenses incurred by us also decreased during 2020, primarily due to the effects of the pandemic. Sales tax expenses did not decrease proportionately with revenue during 2020, because the Company now expects to incur sales tax obligations in more jurisdictions than in 2019.
Other general and administrative expenses decreased by $8.4 million, primarily due to a $7.6 million reduction in consulting and professional service fees, in addition to a $6.9 million reduction in other corporate spending, including travel and entertainment. Those decreases were partially offset by a $6.1 million increase in charitable spending.

Depreciation and Amortization
The following table presents depreciation and amortization expenses (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Depreciation and amortization	$93,078	$48,247	$(44,831)	(48)%
Depreciation and amortization expenses decreased $44.8 million, or 48%, in 2020 as compared to 2019. The decrease primarily resulted from the impairment of our definite-lived
intangible assets and property and equipment in the second quarter of 2020.
Impairment Charges
During 2020, we incurred impairment charges of $573.8 million. These impairment charges were triggered by the effects of the
COVID-19
pandemic. Due to the effects of the pandemic, we experienced a substantial reduction of revenue during the first half of 2020, which continued through the remainder of the year. We anticipate that the
COVID-19
pandemic and mitigation policies enacted by governmental entities will continue to have a material impact on our cash flows in the future.
The impairments, which occurred in the second quarter of 2020, resulted in reductions to the value of our goodwill and indefinite-lived
trademark of $377.1 million and $78.7 million, respectively. The impairment also resulted in a complete write-off
of our
definite-lived
intangibles, which included internally developed technology, supplier relationships, customer relationships, and non-compete
agreements, in addition to our property and equipment and personal seat licenses.
Other Expenses
The following table presents other expenses (in thousands, except percentages):

	Years Ended December 31,
	2019	2020	Change	% Change
Other expenses
Interest expense — net	$41,497	$57,482	$15,985	39%
Loss on extinguishment of debt	2,414	685	(1,729)	(72)

Total other expenses	$43,911	$58,167	$14,256	32%

Interest expense — net
Interest expense — net increased $16.0 million, or 39%, in 2020 compared to 2019. The increase was primarily a result of $15.7 million in additional interest which was capitalized into the principal of our $260 million first lien loan issued in May 2020, partially offset by lower cash interest primarily due to a $40 million payoff of our June 2017 Second Lien Loan in 2019.
Loss on extinguishment of debt
Loss on extinguishment of debt decreased $1.7 million, or 72%, in 2020 compared to 2019. The loss incurred in 2020 resulted from the retirement of our revolving credit facility in May 2020. The $2.4 million loss on extinguishment of debt incurred during 2019 resulted from a $40 million payoff of our June 2017 Second Lien Loan in 2019.

Liquidity and Capital Resources
We have historically financed our operations primarily through cash generated from our operating activities. Our primary short-term
requirements for liquidity and capital are to fund general working capital, capital expenditures, and debt service requirements. Our primary long-term
liquidity needs are related to potential acquisitions and debt repayment.
Our primary sources of funds are cash generated from operations and proceeds from borrowings, including our term loans and revolving credit facility. In response to the pandemic, we borrowed $50.0 million under our revolving credit facility in March 2020 and subsequently entered into the May 2020 First Lien Loan (defined below). We received $251.5 million in net cash proceeds from the May 2020 First Lien Loan, which we used to repay the $50.0 million in outstanding borrowings under the revolving credit facility in May 2020 and to fund our operations. As noted in the “Liquidity and Capital Resources — Loan Agreements” section below, we repaid the May 2020 First Lien Loan in connection with, and using the proceeds from, the Business Combination with Horizon and the PIPE Subscription. We believe our existing cash and cash equivalents are sufficient to fund our liquidity needs for the next 12 months.
As of

September 30, 2021, we had $488.5 million of cash and cash equivalents. Cash and cash equivalents consist of interest-bearing
deposit accounts, money market accounts managed by financial institutions, and highly liquid investments with maturities of three months or less. For the nine months ended September 30, 2021, we have generated positive cash flows from our operating activities.
Loan Agreements
As of

September 30, 2021, we are party to two separate credit facilities (collectively, the “Term Loan Facilities”), as further described below.
In response to the pandemic, we borrowed $50.0 million under the Revolving Facility (defined below) in March 2020. In May 2020, Hoya Midco, as borrower, Hoya Intermediate, as a guarantor, and certain subsidiaries of Hoya Midco, as guarantors, entered into a Credit Agreement with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “May 2020 First Lien Credit Agreement”), which provided for a $260 million term loan (the “May 2020 First Lien Loan”), which resulted in $251.5 million in net cash proceeds. We used the net cash proceeds from the May 2020 First Lien Loan to immediately repay the $50.0 million in outstanding borrowings under the Revolving Facility and to fund operations of the Company. The Revolving Facility was terminated in full simultaneously with the repayment in May 2020.
The May 2020 First Lien Loan, which is pari passu with the June 2017 First Lien Loan (defined below), carries a variable interest rate of LIBOR plus an applicable margin of 9.50%, or a base rate plus an applicable margin of 8.50%. The May 2020 First Lien Loan matures in May 2026, subject to an earlier springing maturity date of June 30, 2024 if the June 2017 First Lien Loan, or a refinancing thereof with scheduled payments of principal prior to June 30, 2024, remains outstanding as of that date. The effective interest rate on the May 2020 First Lien Loan, which fluctuates based on certain paid-in-kind
elections, was 11.50% per annum as of December 31, 2020 and

September 30, 2021. Interest incurred under the May 2020 First Lien Loan was capitalized into the principal quarterly in August and November 2020, resulting in an outstanding principal of $275.7 million as of December 31, 2020. Additional interest was capitalized into the principal in the first nine months of 2021, resulting in an outstanding principal of $304.1 million as of

September 30, 2021. We made no payments during 2020 or the first nine months of 2021 on the May 2020 First Lien Term Loan, which has no principal amortization payments until maturity. We repaid this loan in full in connection with, and using the proceeds from, the Business Combination with Horizon and the PIPE Subscription.
In June 2017, Hoya Midco, as borrower, Hoya Intermediate, as a guarantor, and certain subsidiaries of Hoya Midco, as guarantors entered into (x) a First Lien Credit Agreement with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “June 2017 First Lien Credit Agreement”) and (y) a Second Lien Credit Agreement with U.S. Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “June 2017 Second Lien Credit Agreement”). The original facilities under the June 2017 First Lien Credit Agreement consisted of a $525 million term loan (the “Initial Term Loan”) and a $50 million revolving credit facility (the “Revolving Facility”). An additional $115 million of incremental term loans were funded under the June 2017 First Lien Credit Agreement on July 2, 2018 (the “Incremental Term Loan” and, together with the Initial Term Loan, the “June 2017 First Lien Loan”). We have an outstanding loan balance of $614.0 million under the June 2017 First Lien Loan as of

September 30, 2021, which matures on June 30, 2024. Under the June 2017 First Lien Loan, we make quarterly amortization payments of $1.6 million, which amounted to $7.0 million during 2019 and $5.9 million during 2020. During the nine months ended

September 30, 2021, we made amortization payments of $4.8

 million. The effective interest rate on the June 2017 First Lien Loan, which fluctuates based on market interest rates, was 5.3% and 4.5% per annum as of December 31, 2019 and 2020, respectively. The effective interest rate during the nine months ended

September 30, 2021 was 4.5%. We made no payments under the June 2017 First Lien Loan during 2019, 2020, or the nine months ended

September 30, 2021, aside from the required quarterly amortization payments and required pre-payments
of excess cash flow.
During 2019, we made a payment of $40 million to fully prepay our June 2017 Second Lien Loan.
As of

September 30, 2021, the combined outstanding balance under the Term Loan Facilities, excluding discounts and debt issuance costs, was $918.1 million.
In connection with the closing of the Business Combination, we completely repaid our May 2020 First Lien Loan and reduced the outstanding balance on the June 2017 First Lien Loan to $458.3 million. The prepayment of the May 2020 First Lien Loan resulted in a prepayment penalty of $28.0 million.
For additional information on our loan obligations, refer to Note 13 of the audited financial statements included elsewhere in this prospectus.
Tax Receivable Agreement
At the Closing, we entered into the Tax Receivable Agreement with Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders that provides for the payment by us to Hoya Topco and the other TRA Holders of 85% of the amount of certain tax benefits, if any, that we and certain of our subsidiaries actually realize, or in some circumstances is deemed to realize, as a result of the various transactions occurring in connection with the Closing or in the future that are described above, including benefits arising from tax basis adjustments and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are our obligations, and we expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial.
The amount and timing of future tax benefits we realize as a result of future exchanges of Intermediate Common Units by Hoya Topco and other TRA Holders, and the resulting amounts we will be required to pay to Hoya Topco and other TRA Holders pursuant to the Tax Receivable Agreement, will vary based on, among other things, (i) the amount and timing of future exchanges of Intermediate Common Units by Hoya Topco and other TRA Holders, and the extent to which such exchanges are taxable, (ii) the price per share of our Class A common stock at the time of the exchanges, (iii) the amount and timing of future income against which to offset the tax benefits, and (iv) the tax rates then in effect. To date, no exchanges of Intermediate Common Units by Hoya Topco or other TRA Holders have occurred. Due to the uncertainty around the timing and extent of future exchanges, we are unable to estimate the future payment obligations under the Tax Receivable Agreement.
If we had elected to terminate the Tax Receivable Agreement immediately after the Business Combination, assuming a market value of our Class A common stock of $10.00 per share, we currently estimate that we would have been required to pay approximately $417.0 million to satisfy our total liability based on the financial information as of September 30, 2021.
Cash Flows
The following table summarizes our cash flows for the periods indicated (in thousands):

	Years Ended December 31,		Nine Months Ended September 30,
	2019	2020	2020	2021
Net cash provided by (used in) operating activities	$76,478	$(33,892)	$(30,984)	$215,262
Net cash used in investing activities	(40,155)	(7,605)	(6,380)	(7,323)
Net cash provided by (used in) financing activities	(55,462)	245,545	247,148	(4,809)
Net increase (decrease) in cash and cash equivalents	$(19,139)	$204,048	$209,784	$203,130

Cash Provided by (Used in) Operating Activities
Net cash from operating activities increased $246.2 million to an inflow of $215.3 million for the nine months ended September 31, 2021. The change was primarily driven by a decrease in net loss, excluding consideration of non-cash impairment charges, and larger cash inflows from net working capital, particularly accounts payable. The increase to accounts payable resulted primarily from increased payment liabilities to sellers on our Marketplace platform.
During 2019, operating activities generated $76.5 million in cash and cash equivalents, primarily resulting from a net loss of $53.8 million, after consideration of non-cash
charges of $104.5 million and a net decrease of $25.8 million in net operating assets. Net cash generated by changes in operating assets and liabilities for 2019 consisted primarily of a $23.3 million increase in accrued expenses and other current liabilities. The increase in accrued expenses and other current liabilities resulted from an increase in accrued taxes and other expenses.
Non-cash
charges relate primarily to depreciation and amortization and equity-based
compensation during 2019.
During 2020, operating activities used $33.9 million in cash and cash equivalents, primarily resulting from a net loss of $774.2 million, after consideration of non-cash
charges of $646.8 million and a net decrease of $93.5 million in net operating assets. Net cash generated by changes in operating assets and liabilities for 2020 consisted primarily of a $195.4 million increase in accrued expenses and a $4.1 million decrease in inventories, partially offset by a $67.6 million increase in prepaid expenses and other current assets and a $28.7 million decrease in accounts payable.
The increase in accrued expenses resulted from $125.5 million in customer credits related to large-scale
cancellations following the onset of the
COVID-19
pandemic in early 2020 and $94.1 million in accruals for future cancellations, partially offset by reduced marketing and other expenses. The increase in prepaid expenses and other current assets resulted from expected recoveries from ticket sellers on future cancellations, while the decrease in accounts payable resulted from an overall decrease in business activities due to the pandemic.
Non-cash
charges incurred during 2020 relate primarily to our asset impairments of $573.8 million, depreciation and amortization of $48.2 million, and interest paid-in-kind
of $15.7 million.

Cash Used in Investing Activities
Net cash used in investing activities increased $0.9 million to $7.3 million for the nine months ended September 30, 2021. The increase is primarily related to capital spending on development activities related to our platform.
Net cash used in investing activities in 2019 was $40.2 million, which included a payment of $31.1 million for the acquisition of Fanxchange Limited in April 2019, net of cash acquired. The remaining $9.1 million was primarily related to capital spending on development activities related to our platform and other product enhancements.
Net cash used in investing activities in 2020 was $7.6 million, which was almost exclusively related to capital spending on development activities related to our online marketplace.
Our capital spending decreased during 2020 due to cost reductions implemented following the onset of the
COVID-19
pandemic in 2019. These cost reductions included a reduction in developer employees, which resulted in lower capitalized development costs, and lower spending on property and equipment.
Cash Provided by (Used in) Financing Activities
Net cash from financing activities decreased $252.0 million to an outflow of $4.8 million for the nine months ended September 30, 2021. The decrease is primarily driven by the issuance of incremental debt financing in the nine months ended September 30, 2020 that did not recur in 2021.
Net cash used in financing activities in 2019 was $55.5 million. Significant financing activities consisted of a $40.0 million payment to extinguish our June 2017 Second Lien Loan, and $7.0 million in payments related to our June 2017 First Lien Loan. We also made tax distributions to our members of $8.1 million during 2019.
Net cash provided by financing activities in 2020 was $245.5 million, which resulted primarily from $260.0 million in proceeds from our May 2020 First Lien Loan. This was partially offset by $5.9 million in principal payments on our June 2017 First Lien Loan, $6.5 million arranger fee on the May 2020 First Lien Loan, and $2.1 million in other debt-related
costs. During 2020, we also borrowed $50.0 million under our Revolving Facility, which was subsequently repaid during the year.
Off-Balance
Sheet Arrangements
As of September 30, 2021, we did not have any
off-balance
sheet arrangements, as defined in 303(a)(4)(ii) of SEC
Regulation S-K
promulgated under the Exchange Act, that have or are reasonably likely to have a current or future effect on our financial condition, results of operations, or cash flows.
Indemnification Agreements
In the ordinary course of business, we include limited indemnification provisions under certain agreements with parties with whom we have commercial relations of varying scope and terms. Under these contracts, we may indemnify; hold harmless; and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party in connection with breach of the agreements; or intellectual property infringement claims made by a third party; including claims by a third party with respect to our domain names, trademarks, logos and other branding elements to the extent that such marks are applicable to its performance under the subject agreement. It is not possible to determine the maximum potential loss under these indemnification provisions due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision. To date, no significant costs have been incurred, either individually or collectively, in connection with our indemnification provisions.

In addition, we have entered into indemnification agreements with our directors, executive officers, and certain other employees that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, executive officers, or employees.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Actual results may differ from these estimates under different assumptions or conditions. We believe that the assumptions and estimates associated with revenue recognition;
equity-based
compensation; and impairment of our goodwill,
indefinite-lived
intangible assets,
definite-lived
intangible assets, and
long-lived
assets have the greatest potential impact on our consolidated financial statements. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated balance sheets, results of operations, and cash flows.
Revenue Recognition
Revenue from our Marketplace segment primarily consists of service and delivery fees from ticketing operations, reduced by incentives provided to ticket buyers. We also recognize revenue for referral fees earned on the purchase of ticket insurance by ticket buyers from third-party
insurers. We recognize revenue from our Marketplace segment when the ticket seller confirms an order with the ticket buyer, at which point the seller is obligated to deliver the tickets to the ticket buyer in accordance with the original marketplace listing. Revenue from Marketplace transactions is recognized on a net basis, because we act as an agent for these transactions.
When a cancellation charge is incurred, previously recognized revenue is reversed. We estimate future cancellation charges for ticketed events sold in our marketplace, with a corresponding reduction to revenue. We estimate future cancellations based on the amount of recorded sales transactions in our marketplace and cancellation charge history for those types of events. Specific judgments and assumptions considered when estimating future cancellations under normal circumstances include historical cancellation charges as a percentage of revenues, the average length of time to realize such charges, and the potential exposure based on recent sales activity. Prior to the
COVID-19
pandemic, future cancellation charges resulting specifically from event cancellations were immaterial. Factors considered when projecting the impact of future event cancellations include historical event cancellation rates, known developments in the
COVID-19
pandemic, including mitigation measures enacted by governmental authorities, and the amount of ticket sales potentially exposed based on recent sales activity. Such estimates are inherently uncertain as we are unable to predict the actual cancellations that will occur. As a result of the
COVID-19
pandemic, cancellation charge estimates increased materially in 2020 due to the large-scale
volume of cancellations that occurred as a result of the pandemic. Actual cancellation charges recorded may be materially different amounts than we have estimated due to developments in the
COVID-19
pandemic and their impact on the number of canceled events.
The amount of estimated payments to customers for future cancellation charges, known as accrued future customer compensation, is classified within accrued expenses and other current liabilities, with a corresponding asset for expected recoveries from ticket sellers recorded within prepaid expenses and other current assets on our consolidated balance sheets. When an event is cancelled, ticket buyers may select to receive either a cash refund or credit for future purchases in our marketplace. When a credit is redeemed, revenue is recognized.
Due to the timing of event cancellations and the volume of cancellations resulting from the
COVID-19
pandemic, amounts provided to customers for cancelled events may exceed net sales in certain periods, resulting in negative revenue for the period.
We also offer our customers the opportunity to participate in our loyalty program through our Marketplace segment, which allows customers to earn credits based on Owned Properties transactions. Customers may redeem these credits on future transactions processed in our marketplace. We defer revenue associated with these credits, which is recorded as deferred revenue on our consolidated balance sheets. We recognize breakage income from customer credits, including those processed for event cancellations. Breakage income, which is recorded as revenue, is based on historic customer redemption patterns. We have not made any material changes in the methodologies, estimates, or assumptions related to breakage income during the periods presented and do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions in the future.
Revenue from our Resale business primarily consists of sales of tickets to customers through online secondary marketplaces. We recognize Resale revenue on a gross basis because we act as a principal in these transactions. We recognize Resale revenue when an order is confirmed.
Equity-Based
Compensation
Certain members of management have been granted
equity-based
awards, consisting primarily of incentive units, in our parent, Hoya Topco, LLC. The fair value of the incentive units granted is estimated using the
Black-Scholes
option-pricing
model, which is based on the fair value of our parent’s equity units.
Given the absence of a public trading market for our parent’s common units, and in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of
Privately-Held
Company Equity Securities Issued as Compensation, management exercised its reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of fair value of our parent’s equity, including (i) independent third-party
valuations; (ii) forecasted income and expenses; (iii) the rights, preferences, and privileges of our preferred units relative to common units; (iv) the likelihood and timing of achieving a liquidity event; (v) the lack of marketability of our common units; and (vi) valuations of comparable companies. The equity value of our parent is used to estimate the grant date fair value of equity-based
awards using a
Black-Scholes
option pricing model.
The
Black-Scholes
option-pricing
model requires certain subjective inputs and assumptions, including the fair value of our parent’s equity, the expected term, risk-free
interest rates, and expected equity volatility. The fair value of incentive units is recognized as equity-based
compensation expense on a
straight-line
basis over the requisite service period. We account for forfeitures as they occur. Changes in assumptions made on i) expected term, ii) the risk-free
rate of interest, and iii) expected volatility can materially impact the estimate of fair value and ultimately how much share-based
compensation expense is recognized. The expected term is estimated based on the timing and probabilities until a major liquidity event. The risk-free
interest rate is based on the U.S. Treasury yield curve in effect at the time of grant and corresponds to the expected term. The expected volatility is estimated on the date of grant based on the average historical stock price volatility of comparable publicly-traded
companies.
We continue to use judgment in evaluating the expected volatility and expected term utilized in our equity-based
compensation expense calculation on a prospective basis. As we continue to accumulate additional data related to our common units, we may refine our estimates of expected volatility and expected term, which could materially impact our future equity-based
compensation expense.
Total
equity-based
compensation expense was $5.2 million and $4.3 million in the years ended December 31, 2019 and 2020, respectively. Total equity-based
compensation expense was $1.1 million and $1.2 million during the three months ended September 30, 2020 and 2021, respectively. Total equity-based
compensation expense was $3.5 million during the nine months ended September 30, 2020 and 2021.
Impairment of Goodwill,
Indefinite-Lived
Intangible Assets,
Definite-Lived
Intangible Assets, and Other
Long-Lived
Assets
We assess goodwill and our
indefinite-lived
intangible asset (our trademark) for impairment annually, or more frequently if events or changes in circumstances indicate that an asset may be impaired. We assess definite-lived
intangible assets and other
long-lived
assets (collectively,
“long-lived
assets”) for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.
We identified the
COVID-19
pandemic as a potential triggering event for impairment of our goodwill, indefinite-lived
trademark, and
long-lived
assets. Due to global social distancing efforts to mitigate the spread of the virus, in addition to compliance with restrictions enacted by various governmental entities, most live events during

2020 were either postponed or cancelled. Consequently, we experienced a significant reduction of revenue during the nine months ended September 30, 2020, which continued through the remainder of the year. As a result, we assessed our goodwill, trademark, and long-lived
assets for impairment during

the nine months ended September 30, 2020, which resulted in impairment charges of $573.8 million.
Goodwill and
Indefinite-lived
Intangible Asset (Trademark)
We account for acquired businesses using the acquisition method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. Our goodwill and our indefinite-lived
trademark are held by our Marketplace segment, which contains one reporting unit.
Goodwill is not subject to amortization and is reviewed for impairment annually, or earlier whenever events or changes in business circumstances indicate an impairment may have occurred. We assess goodwill for impairment at the reporting unit level. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value, with an impairment charge recognized for the difference.
Our goodwill balance is not currently at risk for additional impairment, as the fair value of our Marketplace reporting unit significantly exceeds its carrying value.
In developing fair values for our reporting unit, we use a discounted cash flow valuation approach, supplemented with a market multiple valuation approach. Significant estimates used in the discounted cash flow models include
(i) risk-adjusted
discount rates, (ii) forecasted revenue and operating expenses, (iii) forecasted capital expenditures and working capital needs, and
(iv) long-term
growth rates. These estimates are uncertain as actual discount rates, revenue, operating expenses, capital expenditures, working capital needs, and long-term
growth rates may be different than those we have forecasted. These estimates considered the recent deterioration in financial performance of our Marketplace reporting unit, as well as the anticipated rate of recovery, and implied risk premiums based on the market prices of our equity and debt as of the assessment date. We ultimately determined that the carrying value of our Marketplace reporting unit exceeded its estimated fair value, resulting in a goodwill impairment charge of $377.1 million during the second quarter of 2020.
Similar to goodwill, our
indefinite-lived
trademark is not amortized, but reviewed for impairment annually, or earlier whenever events or changes in business circumstances indicate that the carrying value may not be recoverable. In conjunction with the goodwill impairment event triggered by the
COVID-19
pandemic, we also assessed our
indefinite-lived
trademark for impairment in the second quarter of 2020, resulting in an impairment charge of $78.7 million.
We estimate the fair value of our
indefinite-lived
trademark based on forecasted revenues and a reasonable royalty rate using the relief from royalty valuation method. During 2020, we utilized a 2% royalty rate, consistent with the rate used in the initial valuation of the trademark. Each reporting period, we perform an evaluation of the remaining useful life of our indefinite-lived
trademark to determine whether events and circumstances continue to support an indefinite life. We consider the life of our indefinite-lived
trademark to be appropriate.
Long-lived
assets
We also periodically review the carrying amount of our
long-lived
assets, including
definite-lived
intangible assets, property and equipment, personal seat licenses, and right-of-use
lease assets, to determine whether current events or business circumstances indicate that the carrying amounts of an asset or asset group may not be recoverable. We classify our long-lived
assets as a single asset group, which consists primarily of
definite-lived
intangible assets, property and equipment, personal seat licenses, and right-of-use
lease assets. Our
definite-lived
intangible assets consist of developed technology, customer and supplier relationships, and non-compete
agreements.
We assessed our
long-lived
assets for impairment

during the nine months ended September 30, 2020, which resulted in an impairment charge of $118.0 million. Significant judgment and estimates were required in assessing impairment of our long-lived
assets, including identifying whether events or changes in circumstances require an impairment assessment, and estimating future cash flows and determining appropriate discount rates. Our estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. The resulting impairment charge resulted in a complete write-off
of our
definite-lived
intangible assets, property and equipment, personal seat licenses, and right-of-use
lease assets during the nine months ended September 30, 2020.

Recent Accounting Pronouncements
See Note 2 to our audited consolidated financial statements and Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus for a description of recently adopted accounting pronouncements and issued accounting pronouncements not yet adopted.
JOBS Act Accounting Election
Section 107 of the JOBS Act allows emerging growth companies to take advantage of the extended transition period for complying with new or revised accounting standards. Under Section 107, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use the extended transition period under the JOBS Act.
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the potential loss from adverse changes in interest rates, foreign exchange rates, and market prices. Our primary market risk is interest rate risk associated with our long-term
debt. We manage our exposure to this risk through established policies and procedures. Our objective is to mitigate potential income statement, cash flow, and market exposures from changes in interest rates.
Interest Rate Risk
Our market risk is affected by changes in interest rates. We maintain floating-rate
debt that bears interest based on market rates plus an applicable spread. Because our interest rate is tied to market rates, we will be susceptible to fluctuations in interest rates if we do not hedge the interest rate exposure arising from our floating-rate
borrowings. A hypothetical 1% increase or decrease in interest rates above our interest rate floors would change our interest expense by approximately $7.1 million based on amounts outstanding under our Term Loan Facilities during the nine months ended September 30, 2021. Upon closing of the Business Combination with Horizon and receipt of cash proceeds under the PIPE Subscription on October 18, 2021, we significantly reduced amounts outstanding under our Term Loan Facilities.
In November 2017, we entered into interest rate swaps that were designated as cash flow hedges for accounting purposes to manage our exposure to interest rate movements and to effectively convert a portion of our floating-rate
debt to a
fixed-rate
basis. The swap agreements matured on September 30, 2020 with a combined notional value of $520.7 million. In November 2018, we entered into an interest rate cap to receive payment for the excess of the floating rate above a strike rate. The cap agreement matured on September 30, 2021 with a notional value of $516.8 million.

BUSINESS
Our Business
Our Mission — Everyone Should “Experience It Live”
Vivid Seats is a leading marketplace that allows fans of live events to connect seamlessly with third-party
ticket sellers through our technology platform that spans the ecosystem. We believe Vivid Seats is a leading marketplace based on a combination of (1) third-party estimates of the overall market size, including estimates provided in a 2017 report prepared for Vivid Seats by a third-

party consulting firm, (2) publicly available information including our competitors’ filings with the SEC and (3) internal company information from our proprietary Skybox platform that provides insights into volumes across marketplaces representing a meaningful portion of the overall secondary ticketing market.
Our mission is to connect buyers and sellers, empowering fans to
Experience It Live
. We believe live events deliver some of life’s most exciting moments and our platform provides customers (both on the buy and sell side) with an easy-to-use,
trusted marketplace experience that ensures fans can attend live events and create memories that last a lifetime. During the years ended December 31, 2019 and 2020 we generated $469 million and $35 million of revenues, respectively, and $2,280 million and $347 million of Marketplace Gross Order Value (“Marketplace GOV”).

During the three and nine months ended September 30, 2021, our revenues were $139.5 million and $279.2 million, and Marketplace GOV was $713.1 million and $1,522.6 million, respectively.
We operate a technology platform and marketplace that helps buyers easily purchase tickets from third-party
ticket sellers and discover and attend live events while enabling third-party
sellers to seamlessly manage their
end-to-end
operations. We unite millions of buyers with thousands of sellers. We have mutually beneficial partnerships with a number of content rights holders, media partners, product and service partners and distribution partners.
Our platform is built on years of customer transactional and engagement data that provides us with deep insights into how to best connect buyers with the experiences they seek. We understand the feeling of anticipation as the lights go down, the excitement of come-from-behind
wins, and the passion for guitar solos, and work diligently to enable fans to experience as many of these moments as possible. In 2019, we connected over five million buyers to over 200,000 unique events. Our marketplace connects fans who cheer on their home-town
sports team, rock out to their favorite band or attend acclaimed theater productions with ticket sellers that choose list a wide variety of inventory on our platform.
Our Ecosystem
We operate our business in two segments, Marketplace, which accounted for 7.2 million orders in 2019 (1.1 million in 2020), and Resale, which accounted for 0.3 million orders in 2019 (0.1 million orders in 2020).
Through our Marketplace segment, we act as an intermediary between ticket buyers and third-party
ticket sellers. We facilitate the sale of tickets by
third-party
ticket sellers through our marketplace on our website vividseats.com and through our Vivid Seats native apps (collectively, our “Owned Properties”). Buyers use our Owned Properties to discover and purchase live event tickets from third-party
sellers while staying up to speed on developments with their favorite teams, artists and performers as part of a curated and integrated shopping experience. We also provide a private label offering to third-party
distribution partners with software solutions that enable them to sell tickets on their own branded websites utilizing our platform, infrastructure, listings and customer service capabilities (our “Private Label”).
Third-party
sellers are an equally important part of our ecosystem and supply a wide variety of tickets and other listings to our buyers. We have deep and longstanding relationships with a broad range of third-party
ticket sellers and strive to proactively solve the challenges facing all members of our ticket seller community. We support many of these sellers with our proprietary, free-to-use
Skybox platform, an enterprise resource planning (“ERP”) tool that helps sellers manage their inventory, adjust pricing and fulfill orders. In addition, we provide sellers with industry-leading
customer service and balanced payment terms.
We created our separate Resale business to primarily serve as an internal research and development group focused on creating best in class seller software and tools. Skybox features are first tested and iterated on thoroughly before releasing them to the seller community, and thus ensures we can continue innovating to meet the needs of our seller community. In that way, this separate business segment makes tickets available for resale.

Our ability to offer buyers comprehensive event listings at competitive prices along with award winning customer service starts the self-feeding
benefits of our flywheel. As more buyers come to our platform, we enable sellers to successfully sell more of their tickets. This, in turn, leads to more listings from more sellers on our platform, which results in more buyers transacting in our marketplace. These relationships combine to create an ongoing flywheel effect as the scale and vibrancy of our marketplace reinforces the value and marketplace benefits for both our buyers and sellers.

Our Platform
Modern Technology that Delivers a Seamless Experience
Our “built in the cloud” technology platform supports all elements of the fan experience including searching for an event, buying or selling a ticket, attending an event, engaging with curated content and contacting customer support. Our technology mission is to continually innovate and deliver market-leading
products and services that support the evolving needs of our buyers and sellers. Our scalable, reliable and performant systems power a consumer and partner-facing
platform to support ticket buyers while our tools power inventory management and ticket fulfillment for sellers.
Buyers Technology and Products
Our consumer systems are architected to respond to the dynamic, fast-paced
landscape of the live events industry. Our marketplace, supported by proprietary digital marketing technology and search algorithms, is adept at capitalizing on demand opportunities, bringing buyers to our platform for their desired event and seamlessly supporting their shopping and checkout experience. We continually invest in optimizing our consumer-facing
technology across our website, native iOS and Android applications. We see opportunities to create engaging and delightful experiences through enticing listings, relevant content, curated recommendations and a seamless checkout process. We power that experience through a host of technology systems that consider historical transactional and engagement behavior, proximity and consumer preferences. We leverage the latest technologies in search, customer relationship management and data analytics and incorporate these capabilities into our advanced and flexible infrastructure.
Seller Technology and Products
Our
best-in-class
enterprise resource planning tool, Skybox, enables sellers to manage, price and fulfill their inventory. Utilizing a cloud-based
technology infrastructure and a
web-based
application interface, Skybox serves as an asset to the entire seller ecosystem. We invest in building capabilities that serve the needs of small, medium and large sellers alike, including offering free integrations to other inventory distribution channels. We believe that Skybox allows sellers to more effectively move their inventory, which in turn could help increase the number of orders transacted in our marketplace.

Partner Technology and Products
Our platform allows distribution partners to bring additional consumer demand into our ecosystem. Distribution partners can integrate our event feeds and ticket listings into their online properties through application programming interfaces (“APIs”) or fully-managed
web sites. We also provide
turn-key
checkout, customer service and fulfillment. This offering increases the number of buyers and sellers accessing our platform, allowing us to leverage our scale to drive operational and marketplace efficiencies while enabling our partners to offer additional products to their customers.
Technology Infrastructure
Our platform is extensible and flexible, allowing us to integrate with new partners, target new customer channels, access new supply bases and connect with complementary technologies.
We continue to build and modernize our technology infrastructure to support the growth of our marketplace. We have scalable, reliable systems which allow us to handle increases from unpredictable surges in site traffic across our fan, seller and partner platform. We utilize a host of technology availability, monitoring and scaling solutions to respond to rapid changes for a business that runs 24/7.
We utilize a
service-oriented
technology architecture. This modular approach, in which each individual component of our architecture is independent from one another, enables us to innovate quickly, increase development velocity and leverage new development technologies available in the market. Our cloud-based
architecture lets us efficiently scale our platform to meet changing levels of consumer demand and evolving seller needs.
Third-Party
Developers
Our APIs allow a broad ecosystem of
third-party
tools and systems to integrate with the Vivid Seats platform.
Third-party
tools integrate with our marketplace Broker API and Broker Portal to streamline and automate the sales and fulfillment process. Our Skybox ERP API integrates with numerous third-party
automation and workflow management solutions, allowing sellers to leverage other applications and functions to support the specific needs of their business.
Our Industry Opportunity
The U.S. live event ticketing market is large with a long history of secular growth. Consumer sentiment over the past few decades, accelerated by the coming of age of the millennial generation, has been shifting to favor experiences over material goods. Numerous studies have found that spending money on life experiences brings individuals more lasting joy than spending the same amount on physical goods. According to the Bureau of Economic Analysis, Gross Domestic Product attributable to arts, entertainment, recreation, accommodation and food services was nearly $1.6 trillion in 2019, up from $979 billion a decade ago.
Moreover, the rise of music streaming services in the
mid-2000s
forced artists to become increasingly reliant on generating income from touring rather than album sales. With less revenue from album sales, performers have turned to additional live performances to fill the gap. This behavior shift has resulted in an increasing number of multi-city
road shows and music festivals with the top 100 North American tours grossing over $3.7 billion in 2019, up nearly $1 billion from 2015, according to Pollstar 2019 Business Analysis on the state of the concert business. The rise of the “Experience Economy”, along with the dynamics of artists financially incentivized to tour, has created a virtuous supply and demand cycle.
Based on a 2017 report prepared for us by a third party consulting firm and internal estimates derived from figures disclosed to us under confidentiality agreements as well as publicly available information, we believe the U.S. primary and secondary live event ticketing market is $39 billion as of 2019, with the secondary live event ticketing market estimated at $11 billion, representing growth in the secondary live event ticketing market of 57% since 2014.

Large and Growing Total Addressable Market (“TAM”)

Buyers increasingly value flexibility and the ability to attend their desired events without needing to plan months in advance. The secondary ticketing market supports buyers by providing a liquid, efficient and flexible mechanism to purchase tickets at their convenience. Many tickets are initially offered far in advance of the event date and are often bundled as part of larger packages such as season tickets. These distribution practices can limit consumer convenience and choice as buyers are asked to commit to plans and make a financial outlay months in advance of the event and, in the case of season tickets, purchase tickets for events they may not want or be able to use.
The secondary live events ticketing market alleviates these pain points by allowing buyers the flexibility to purchase tickets when they want, sometimes hours before an event, and to attend otherwise sold out events. Likewise, these buyers are also able to sell tickets if plans change. Prices reflect real-time
supply and demand. In many instances, tickets are available on the secondary market for below face value and help teams and artists fill venues.
Impacts of the
COVID-19
Pandemic
On March 11, 2020, the World Health Organization declared
COVID-19
a global pandemic and, within a few days, the world of live events came to a standstill. The global pandemic has had a disproportionate impact on the live events industry with the cancellation or postponement of thousands of productions. Global live music revenues are down an estimated $18 billion and major sports leagues have lost an estimated $13 billion in revenue. Theaters across the United States have largely been shuttered since March 2020 with Broadway in New York City alone down an estimated $1.5 billion in ticket sales for 2020 based on 2019 ticket sales.
While the pandemic has had a dramatic and negative impact on the live events industry over the past year, we anticipate a strong recovery once it is safe to resume large capacity events. Sports teams, artists, venues and promoters are yearning for the return of audiences. Artists are reliant on touring income and are eager to get back to work to help support the nearly $30 billion industry. As of May 2021, major sports leagues have seen most teams return to having fans in attendance at reduced capacity and new concert onsales have begun.
Likewise, buyers are yearning for the return of live experiences, resulting in significant pent-up
demand. According to a 2020 Live Nation Benchmark Study, 90% of U.S. fans are likely to attend a live event concert or music festival when it is deemed safe to do so. After a year where Americans have largely been confined to their homes and the federal government has distributed nearly $1 trillion in direct payments to taxpayers, there has been a large increase in household savings. This has resulted in approximately $1.9 trillion in cumulative U.S. personal savings between March 2020 and February 2021 relative to a baseline with no pandemic, according to the Bureau of Economic Analysis. We believe we will disproportionately benefit from this increase in savings, as the pent-up
consumer demand for experiences will result in a surge in spending on experiences such as live events, travel and dining once the pandemic is over.

We have a long history of delivering consistent Marketplace GOV growth, profitability and cash generation, but our business was not immune to the impacts of the pandemic. Starting in mid-March
2020, we experienced a precipitous drop in new orders. At the same time, we experienced an unprecedented increase in event cancellations as teams, artists, theaters, venues and promoters scrambled to postpone or cancel events.
The sharp decline in new orders, coupled with the unprecedented increase in event cancellations, negatively impacted our revenue and profitability. For example, Revenues for the year ended December 31, 2019 were $468.9 million (including the impact of $16.1 million of reductions from cancellation charges under the normal course of business), while Revenues for the year ended December 31, 2020 were $35.1 million (including the impact of $83.4 million of reductions from cancellation charges).
We took quick action to mitigate risk, reduce expenses and increase liquidity. Our Marketplace GOV declined 85% in 2020 as compared to 2019. In response, we reduced our cost of revenues and marketing expenses by 78%. We also took actions to reduce our general and administrative expenses by 35% while retaining critical expertise across functional areas. Overall expenses were reduced by 67% in 2020 as compared to 2019.
In May 2020, we increased liquidity by entering into the May 2020 First Lien Credit Agreement (as defined below), which provided for a $260 million term loan, while simultaneously retiring our $50 million revolving credit facility. We utilized the additional funding to support our buyers by offering a choice between a cash refund or credit from our loyalty program, Vivid Seats Rewards, along with a donation to charity. We believe these options provided our buyers with greater flexibility and may allow us to maintain customer loyalty despite the unprecedented event cancellations that occurred during the pandemic. For sellers, we focused on maintaining liquidity in the ecosystem to enable them to survive the pandemic and resume selling tickets as events return.
COVID-19
Impact Mitigated by Swift Operational Decisions

(1)	Total Operational Spend includes Cost of Revenues, Marketing and Selling and General & Administrative

Our Strengths
We believe we have several competitive advantages that will enable us to maintain and grow our position as a leading secondary ticketing marketplace:
We Offer Incredible Selection
We offer a
wide-ranging
breadth and depth of listings and ticketing options to our buyers that cover most major live events. We have access to a broad set of inventory because of our long-standing
seller relationships and the tools we provide that position Vivid Seats as the marketplace of choice for many sellers to list and sell their tickets. As of 2019, our marketplace supported over 12 million cumulative customers and in 2019, we hosted over 2,500 sellers on our Skybox platform with over 3,400 total sellers listing inventory on our marketplace across over 200,000 unique productions. A large seller base provides us with a wide assortment of ticketing options for our buyers, while also limiting risk, as the loss of any one seller will not materially impact the breadth of available listings.
The tickets we sell on our marketplace are diversified across sports, concerts and theater with 2019 Marketplace GOV comprised of 46% from concerts, 42% from sports and 12% from theater. A diversified mix across the three major event categories broadens our opportunities, limits exposure to any particular category and reduces seasonal variation in volumes.

Within each of our categories, there are a broad range of productions that provide further diversification:

•
Sports:
The sports category includes four major professional leagues (MLB, NFL, NBA and NHL) and college sports as well as a wide variety of other sporting activities including golf, car racing, rodeo, boxing and mixed martial arts.

•	Concerts. The concert category includes musical acts across a broad range of genres touring across major venues, small venues and music festivals.

•	Theater. The theater category includes Broadway and off-Broadway plays and musicals, family entertainment events, comedy acts and speaker series.
We Deliver Value
Our scale, modern technology stack, variable cost structure and lean operations allow us to offer tickets at competitive prices. We believe these attributes allow us to frequently offer lower prices than our competitors.
We also offer Vivid Seats Rewards, the only loyalty program among our scale competitors, where buyers can earn rewards on purchases made on the Vivid Seats mobile applications or website. Our loyalty program delivers additional value to our buyers and further improves our value proposition relative to marketplaces that do not offer a similar programs.
Our loyalty program also provides customers with financial incentives to complete future transactions on our marketplace while creating additional opportunities for customer interaction, improved personalization and promotions, and increased engagement. We are committed to enhancing this offering over time to deliver the best value and user experience to our buyers.

For our sellers, we offer
full-service
support, open integration, and
value-added
technology, including our
free-to-use
Skybox platform. We provide our sellers with access to a broad range of distribution channels while offering attractive payment terms. We have an in-house
relationship management team for our seller community as well as a dedicated in-house
team that supports Skybox users.
We Provide Peace of Mind
As a marketplace, we provide a reliable and secure experience for fans to shop for tickets and other listings made available by sellers. Vivid Seats provides straightforward information that enables a quick and transparent ticket buying process. We have a dedicated anti-fraud
team to monitor transactions to ensure a safe and secure environment for all users of our platform.
Vivid Seats has a track record of providing excellent customer service and we are committed to achieving customer satisfaction. For two years in a row, we have been named #1 in
Newsweek
America’s Best Customer Service for Ticketing Services. We provide a 100% Buyer Guarantee for our customers, designed to deliver peace-of-mind,
safety and security. As a
full-service
provider, we believe our customers deserve dedicated and helpful assistance. We believe our customers’ private and personal information should stay that way. We guarantee valid and authentic tickets will be delivered in time for the event and we rigorously evaluate all sellers and work with them to ensure orders are delivered on time.
We are Innovative
We have a history of bringing innovative solutions to the market and we take pride in our ability to rapidly develop new products and features. We debuted our proprietary digital marketing systems in 2010, designed to maximize return on investment from digital marketing spend, and have continually upgraded these systems since. The proprietary algorithms ensure high responsiveness and efficiency in reacting to market trends and changes.
In 2014, we launched our Skybox ERP system and in the same year deployed our Private Label offering to support distribution partners. In 2015, we launched our native iOS and Android mobile applications to capitalize on the increasing usage of mobile applications. In 2019, we deployed our loyalty program, Vivid Seats Rewards while redesigning and relaunching our mobile application. In 2020, we expanded our seller fulfillment offering to support seller operations in a flexible and cost-effective
manner.
We maintain a robust roadmap of additional products, features and services that we seek to deploy in the coming years that will support a seamless experience for our buyers and sellers.
Our Growth Strategies
Increase Our Brand Awareness and Affinity
We believe we offer the best value to buyers and sellers in the secondary ticketing market and want to amplify our message to maximize awareness of what makes us different. Live event tickets are a significant purchase, and the more customers understand our value proposition, appreciate that we are a trusted counterparty and develop an affinity for our brand, the more transactions we expect to complete. We strive to have Vivid Seats be the first ticketing marketplace buyers and sellers consider when searching for, purchasing or selling tickets.
Increase Customer Engagement
We want to connect with our customers and we want our customers to connect with us. Our mission is to close the awareness gap to ensure that fans know when their favorite artists are performing near them. Accordingly, we strive to improve the discovery process to help fans attend more of their favorite events.
We seek to provide appealing content to our customers to enhance their experience while driving continued engagement. Additional areas of opportunity include providing access to live stream performances, blog content and industry news alongside more personalized recommendations with insights on market trends. Providing fresh content to customers motivates them to open the Vivid Seats mobile application or visit our website regularly. We think of engagement as an additional gear in our growth flywheel that will allow it to spin even faster.

Increase Customer Retention
Once customers transact with Vivid Seats, many return and complete additional transactions. We seek to increase both the number and frequency of these repeat customer visits.
We believe the combination of our Vivid Seats Rewards program, increasing brand awareness and affinity and ongoing product improvements to drive a more personalized and engaging experience will result in more customers viewing Vivid Seats as their ticketing platform of choice. As buyers gain a full appreciation of our value proposition relative to other marketplaces, we anticipate they will increasingly visit our site and complete more transactions.
Develop Additional Seller Tools and Services
We enable our sellers to thrive by offering products and services that support their business needs. We have a proud history of innovating to support our sellers and continue to develop additional tools and service offerings that address existing problems or add efficiency to the transaction and fulfillment process. As we increase the quality and depth of our seller tools, we believe we will attract additional sellers and listings to our platform, reinforce our existing seller relationships and reduce friction, which will lead to more orders in our marketplace.
Expand our Partnerships
We consider partnerships to be an important and additive part of our ecosystem. Our partner ecosystem includes:

•
Content Rights Holders (“CRH”)
. Teams, leagues and venues engage with us in partnerships in which we receive certain marketing or advertising rights in exchange for a monetary commitment. We may also receive blocks of tickets, or the right to purchase tickets, from CRH partners.

•
Media Partners
. We have partnered with
well-known
media companies to integrate our branding, promotions and links to allow users to access and purchase tickets. Working with media partners allows us to broaden our reach to their users while enhancing the consumer experience.

•
Product and Service Partners
. We partner with providers of related products and services when they can be additive to our customer experience. We offer customers the option to purchase ticket insurance and are exploring several relevant adjacencies that we anticipate will be additive to the buyer experience.

•
Distribution Partners
. We offer a Private Label offering to
third-party
distribution partners that allows them to own the customer relationships while leveraging our platform, inventory and customer service.

We will continue to seek out mutually beneficial partnerships in our existing ecosystem and other categories that improve the experience for our customers while leveraging our existing brand, traffic and reputation.
Our People and Values
We aim to hire talented, dedicated and diverse team members. As of September 30, 2021, our team is comprised of 368 full-time
employees and 460 contractors. We have two primary office locations, with our headquarters in Chicago, Illinois and an auxiliary location in Toronto, Ontario. Our passion and excitement for live events drives us to provide the best experience and service to our buyers, sellers and partners.
Our Vivid Seats Values ground us in all that we do:

•	We are Decisively United. We reject islands and silos in favor of collaboration and alignment. Best thinking wins and we commit together.

•	We are Proudly Accountable. We take ownership for our results and humbly accept our role in both wins and losses.

•	We are Ambitiously Unconventional. We are not afraid to try new things. If there is a better way to do something, we will find it. We are firm on delivering outcomes, but flexible on approach.

•	We are Objective and Experimental. We challenge assumptions. We use data to challenge existing processes and drive improvement through continuous testing.

•	We are Fiercely Dedicated. We are fanatical about live events and delivering amazing experiences for buyers, sellers and partners.

•	We are Community Enhancers. We believe we have a responsibility to give back:

•
Vivid Seats is proud to partner with Chicago’s Lurie Children’s Hospital, one of the country’s top-ranked
pediatric institutions, to bring joy to patients and their families. Over the past two years, Vivid Seats employees have recorded bedtime stories, donated wish list gifts and hosted patients and their families at live events.

•
In 2020, the live entertainment industry was devastated by the global pandemic, leaving thousands with an uncertain future. Vivid Seats and its customers donated millions of dollars to the Recording Academy’s charity, MusiCares, to support those in the music community and their families.

Competition
Our business faces significant competition from other national, regional and local primary and secondary ticketing service providers to secure new and retain existing sellers, buyers and distribution partners on a continuous basis. We also face competition in the resale of tickets from other resale marketplaces and other ticket resellers. The advent of new technology, particularly as it relates to online ticketing, has amplified this competition. Our key competitors include StubHub, Ticketmaster, SeatGeek and TicketNetwork. In addition, we may face competition from event producers to the extent they engage in direct ticket sales.
Facilities
We do no not own any real property. We lease our headquarters at 111 N. Canal Street, Suite 800, Chicago, IL 60606 pursuant to a lease agreement that expires on November 30, 2025. We consider our current office space sufficient to meet our current needs and that suitable additional space will be available as and when needed.
Legal Proceedings
Nellis, et al. v. Vivid Seats Ltd., et al.
Vivid Seats LLC is defending a putative class action pending in the United States District Court for the Northern District of Illinois, captioned
Nellis, et al. v. Vivid Seats Ltd., et al.
, Case No.
1:20-cv-02486
(N.D. Ill.) (“Nellis”). The lawsuit was filed on April 23, 2020 and alleges claims on behalf of the Named Plaintiffs and Vivid Seats LLC customers in the United States, its territories and Canada (as well as proposed subclasses of customers in Florida, Illinois, California and New Hampshire) who used Vivid Seats LLC’s marketplace to purchase tickets from third-party
sellers to any event which was subsequently cancelled, postponed, and/or rescheduled and who did not receive full compensation. The Named Plaintiffs’ complaint asserts claims for breach of contract, breach of implied contract, violation of the Illinois Ticket Sale and Resale Act, violation of the Illinois Consumer Fraud and Deceptive Business Practices Act, violation of the Florida Deceptive and Unfair Trade Practices Act, violation of the New Hampshire Regulation of Business Practices for Consumer Protection — Consumer Protection Act, violations of the California Unfair Competition Law, conversion, unjust enrichment, negligent misrepresentation and breach of express warranty. Plaintiffs seek actual damages and equitable monetary relief, punitive damages, statutory damages, declaratory judgment, costs and attorneys’ fees.
Vivid Seats LLC denies the allegations and is prepared to vigorously defend the case. On June 7, 2020, the Court adopted the parties’ proposed schedule for briefing Vivid Seats LLC’s motion to compel arbitration and ordered Vivid Seats LLC to file a motion to compel arbitration by July 13, 2020. The parties, however, sought extensions of the briefing schedule for the motion to compel in light of either proceedings in front of the Judicial Panel on Multidistrict Litigation relating to the matter or the prospect of and/or progress toward a settlement. To that end, the parties engaged in a day-long
mediation on November 18, 2020 with the Honorable Wayne R. Andersen (Ret.), and on March 3, 2021, the parties reached a settlement agreement. On March 11, 2021, the Named Plaintiffs submitted the settlement agreement to the Court and filed a motion for preliminary approval of the class settlement. On April 1, 2021, the Court entered an order granting preliminary approval of the settlement agreement. The hearing on the motion for final approval of the settlement agreement was originally scheduled for August 10, 2021. On July 2, 2021, however, the Named Plaintiffs and Vivid Seats filed a joint motion to request that the Court approve supplemental notice to approximately 3% of the settlement class. The court approved the notice on July 15, 2021, and supplemental notice was sent on August 12, 2021. The hearing for final approval took place on October 27, 2021, and the Court entered orders granting final approval of the settlement and terminating the case on November 1, 2021.
Under the terms of the settlement, Vivid Seats LLC will extend the expiration date to December 31, 2022 for the credits it has already provided to customers in the United States, its territories and Canada who, prior to the date of preliminary approval of the settlement, purchased tickets through Vivid Seats LLC’s marketplace to an event that, at any time from September 29, 2016 through the date of preliminary approval of the settlement, was cancelled. If these customers would prefer a cash payment instead of credit, they are or were entitled to elect a payment equal to the price of the tickets they purchased, inclusive of base price, fees and delivery charges, exclusive of any insurance charges and less any amounts paid with gift cards, store credit or loyalty credit. Vivid Seats LLC will create a common fund of $7.5 million to cover the costs of these payments as well as other costs of administering the settlement. If the common fund is oversubscribed, payments to claimants will be decreased pro rata
, in which case claimants would be entitled to retain a portion of the credits that they were initially issued.
The settlement also provides relief to Vivid Seats LLC customers in the United States, its territories and Canada who, prior to the date of preliminary approval of the settlement, purchased tickets from third-party
sellers through Vivid Seats LLC’s marketplace to an event that, at any time from September 29, 2016 through the date of preliminary approval of the settlement, was postponed or rescheduled and has not yet occurred. Specifically, if the postponed or rescheduled event to which a Vivid Seats LLC customer has purchased tickets is cancelled, the customer will automatically receive a credit equal to the price of the tickets they purchased, inclusive of base price, fees and delivery charges, exclusive of any insurance charges and less any amounts paid with gift cards, store credit or loyalty credit. That credit will be valid until December 31, 2022. If these customers would prefer a cash payment rather than a credit, they can elect a cash payment equal to the price of the tickets they purchased, inclusive of base price, fees and delivery charges, exclusive of any insurance charges and less any amounts paid with gift cards, store credit or loyalty credit by submitting a request for such a payment to Vivid Seats LLC within 21 days of notice of the cancellation of the event at issue.
Vivid Seats LLC further agreed to provide additional relief to certain members of the settlement class in California who hold a ticket to a postponed or rescheduled event, which will allow those class members to retain their ticket or request a refund once they have returned their valid ticket to the yet-to-occur
event. Vivid Seats also agreed to make certain changes to its terms of use.
The order finally approving the settlement resolves all claims of all persons or entities (who did not opt out) residing in the United States, its territories or Canada who at any time on or before April 1, 2021 purchased a ticket through Vivid Seats LLC’s marketplace to an event that, at any time from September 29, 2016 through April 1, 2021, was cancelled or was postponed or rescheduled and has not yet occurred. Should final approval be reserved on appeal, however, Vivid Seats LLC is otherwise prepared to vigorously defend against the case and to move to compel arbitration on a non-class
basis and to dismiss the action.
Elster v. Vivid Seats, Inc., et al.
Vivid Seats LLC is also defending a putative class action that is currently pending in the Superior Court of the State of California for the County of Contra Costa and captioned
Elster v. Vivid Seats, Inc., et al.
, Case No.
C20-01959
(“Elster”). This action was originally filed in the Superior Court of the State of California for the County of Contra Costa on September 29, 2020, after which Vivid Seats LLC filed a notice of removal to the United States District Court for the Northern District of California on October 30, 2020. Plaintiff asserts a claim for unfair business practices in violation of California Business and Professions Code Section 17200
et seq.
on behalf of himself and other California residents. Plaintiff seeks a public injunction requiring (1) Vivid Seats LLC to give individualized notice to all California residents who are Vivid Seats LLC customers holding tickets to events that have been postponed or cancelled, informing said customers of their rights to request a full refund, and (2) Vivid Seats LLC to establish an effective monitoring mechanism to ensure Vivid Seats LLC’s continued compliance with the terms of the injunction. Plaintiff also seeks full restitution permitted by law and attorneys’ fees and costs.
On November 30, 2020, Plaintiff moved to remand the case to the Superior Court of Contra Costa. Vivid Seats LLC filed an opposition to the motion on December 30, 2020. Plaintiff filed a reply in support of the motion to remand on January 13, 2021. The Court held a hearing on the motion to remand on February 4, 2021 but did not rule at that time. The Court instead ordered the parties to submit supplemental briefs regarding the issue of the amount in controversy. Vivid Seats LLC filed a supplemental submission in support of its opposition to Plaintiff’s motion to remand on February 11, 2021, and Plaintiff filed a supplemental submission on February 18, 2021. On February 23, 2021, the Court ordered the parties to submit further supplemental briefing regarding the measure of the amount in controversy. The Court entered an order remanding the action to the Superior Court of the State of California County of Contra Costa, on March 16, 2021. Vivid Seats LLC filed a petition for leave to appeal the remand order to the United States Court of Appeals for the Ninth Circuit, and the Ninth Circuit denied leave to appeal, without comment, on August 10, 2021. The Superior Court held a case management conference on August 17, 2021 and has set an additional case management conference for January 12, 2022. Vivid Seats LLC filed its motion to dismiss and compel arbitration on a non-class
basis on September 14, 2021, and Plaintiff filed his opposition to the motion to dismiss and compel arbitration on October 21, 2021.. A hearing on Vivid Seats LLC’s motion to dismiss and compel arbitration is currently scheduled for December 2, 2021. Vivid Seats LLC filed a notice of settlement of related action on April 15, 2021 informing the Court of the settlement agreement in
Nellis
. Plaintiff opted out of the settlement in
Nellis
.
Vivid Seats LLC continues to vigorously defend against the action. In addition to its motion to dismiss and compel arbitration, Vivid Seats LLC is also prepared to argue that it is not a ticket seller under California Business and Profession Code Section 22507. However, it is expected that, once the settlement in
Nellis
as currently contemplated is finally approved, it should resolve the claims of individuals included in the proposed class in
Elster
who did not opt out of the
Nellis
settlement.
Brouillette v. Vivid Seats LLC
Vivid Seats LLC defended a class action pending in the United States District Court for the Central District of California and captioned
Bruce Brouillette v. Vivid Seats LLC
, Case No.
8:20-cv-02133
(C.D. Cal.) (“Brouillette”). This case was filed on November 5, 2020 and generally alleges claims on behalf of the Named Plaintiff and California residents who used Vivid Seats LLC’s online marketplace to purchase tickets to an event that was subsequently cancelled or constructively cancelled within four years prior to the filing of the complaint until the date that notice of the putative class action is disseminated to the class, and who did not receive a full refund. Plaintiff asserts claims pursuant to the California Consumer Legal Remedies Act, California’s
false-advertising
law, California’s
unfair-competition
law, negligent misrepresentation and intentional misrepresentation. Plaintiff seeks injunctive relief, restitution, compensatory and punitive damages and attorneys’ fees and costs.
On January 25, 2021, Vivid Seats LLC filed a motion to dismiss and to compel arbitration on a non-class
basis as well as to dismiss for failure to state a claim. On February 2, 2021, the Court granted the parties’ joint stipulation for a briefing schedule on the motion, setting Plaintiff’s opposition to the motion to be filed on March 22, 2021 and Vivid Seats LLC’s reply to be filed no later May 7, 2021. The Court did not enter a ruling on that motion.
On March 8, 2021 the Court stayed all discovery, discovery deadlines and other pre-trial
deadlines pending its ruling on Vivid Seats LLC’s motion to compel arbitration and to dismiss.
On March 22, 2021, the Named Plaintiff filed an opposition to the motion to dismiss and to compel arbitration. Vivid Seats and the Named Plaintiff then engaged in settlement discussions and, on May 25, 2021, the parties executed an individual settlement agreement. On July 2, 2021, the Court dismissed the putative class allegations without prejudice and without notice and dismissed the Named Plaintiff’s individual claims with prejudice.
Shankula v. Ticketsonsale.com, LLC, et al.
Ticket Fulfillment Services LP (“TFS”), a subsidiary of Vivid Seats LLC, is defending a putative class action in the Southern District of California and captioned
Shankula v. Ticketsonsale.com, LLC, et al.,
Case No.

3:21-cv-00515
(S.D. Cal.). This case was filed on March 23, 2021 and asserts claims on behalf of all persons residing in California who used Ticketsonsale.com to purchase one or more tickets to any event that was subsequently cancelled, postponed indefinitely or rescheduled at any point within four years prior to the filing of the complaint and until the date of a judgment and who did not receive a full refund. Plaintiff asserts claims for breach of contract, unjust enrichment, conversion and violations of the California Consumer Legal Remedies Act and California’s unfair competition law. Plaintiff seeks injunctive relief, restitution, compensatory and punitive damages and attorneys’ fees and costs.
On July 29, 2021, the court granted the joint motion of TFS and Plaintiff to extend the deadline of TFS to answer or otherwise respond to the Complaint until October 5, 2021. The parties attended a mediation session with the Honorable Wayne R. Andersen (Ret.) of JAMS on August 26, 2021 to explore the possibility of settlement. The mediation session did not result in settlement, but the parties continued to negotiate in good faith as to the prospect of settlement and ultimately reached the terms of a settlement in principle subject to agreeing on a mutually agreeable settlement agreement. The parties filed a joint motion for a temporary stay on October 4, 2021 to allow the parties time to work to finalize a settlement agreement. On October 5, 2021, the court granted the motion for a temporary stay and extended the deadline of TFS to an answer or otherwise respond to the complaint until November 22, 2021.
If the court does not grant final approval of a settlement, TFS intends to move to compel arbitration on a non-class
basis and to dismiss the complaint. TFS is not a ticket seller and also is not the marketplace through which the tickets at issue were sold, and TFS thus believes that Plaintiff lacks standing to sue.
Government Regulation
Government regulation impacts key aspects of our business. These laws and regulations involve privacy, data protection, intellectual property, competition, consumer protection, ticketing, payments, export taxation or other subjects. For example, we are required to comply with federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data, an area that is increasingly subject to legislation and regulations in numerous jurisdictions, including the California Consumer Protection Act.
From time to time, federal, state, local and international authorities and/or consumers commence investigations, inquiries or litigation with respect to our compliance with applicable consumer protection, advertising, unfair business practice, antitrust (and similar or related laws) and other laws, particularly as related to ticket resale services. Some jurisdictions prohibit the resale of event tickets
(anti-scalping
laws) at prices above the face value of the tickets or at all, or highly regulate the resale of tickets, and new laws and regulations or changes to existing laws and regulations imposing these or other restrictions could limit or inhibit our ability to operate, or our users’ ability to continue to use, our tickets business.
In addition, state ticketing laws vary from state to state, and it is unclear how such laws will applied to our business as a result of the
COVID-19
pandemic. As a result of the
COVID-19
pandemic, we experienced a high volume of event reschedules, postponements, and cancellations and made certain changes to our refund practices. Such changes to our refund practices have drawn the attention of, and inquiry from, various attorneys general and other regulators.
We are subject to laws and regulations that affect companies conducting business on the Internet in many jurisdictions where we operate. With the continued state adoption of Internet sales tax laws and marketplace facilitator laws, more buyers across the United States will encounter sales tax for the first time on our platform in the future. Tax collection responsibility and the additional costs associated with complex sales and use tax collection, remittance and audit requirements could create additional burdens for buyers and sellers on our website and mobile app.
Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the rapidly evolving industry in which we operate. Compliance with these laws, regulations, and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business.

Intellectual Property
Our business relies substantially on the creation, use and protection of intellectual property related to our platform and services. We protect our intellectual property through a combination of intellectual property rights, including trademarks, domain names, copyrights and trade secrets, as well as through contractual relations with employees, customers, suppliers, affiliates and others. As of September 30, 2021, we have 31 trademarks.
Seasonality
Our Marketplace GOV is impacted by seasonality with increased activity in the fourth quarter when all major sports leagues are in season and we experience an increase in order volume for theater and concert events during the holiday season.
Private Equity Owner
We have a valuable relationship with our Private Equity Owner, which consists of certain investment funds affiliated with GTCR. Founded in 1980, GTCR is a leading growth-oriented
private equity firm focused on investing in growth companies in the Healthcare, Financial Services & Technology, Technology, Media & Telecommunications and Growth Business Services industries. The
Chicago-based
firm pioneered The Leaders Strategy
™
— finding and partnering with management leaders in core domains to identify, acquire and build market-leading
companies through transformational acquisitions and organic growth. Since its inception, our Private Equity Owner has invested more than $20.0 billion in over 250 companies. Our Private Equity Owner purchased its controlling interest in Vivid Seats on June 30, 2017.
Company Information
Vivid Seats PubCo was incorporated in Delaware on March 29, 2021 as a wholly owned subsidiary of Hoya Intermediate for the purpose of completing the Business Combination.
The headquarters for the Vivid Seats business is located at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606. The Vivid Seats PubCo telephone number is (312)
291-9966
and its website is www.vividseats.com. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

MANAGEMENT
Officers and Directors
Set forth below are the names, ages and positions of each of the individuals who serve as our directors and officers as of December 15,

2021:

Name	Age	Position
Stanley Chia	40	Chief Executive Officer and Director
Lawrence Fey	41	Chief Financial Officer
Jon Wagner	49	Chief Technology Officer
Riva Bakal	37	Senior Vice President, Strategy and Product
David Morris	47	General Counsel
Todd Boehly	48	Director
Jane DeFlorio	51	Director
Craig Dixon	46	Director
Julie Masino	51	Director
Martin Taylor	52	Director
Mark Anderson	46	Director
David Donnini	56	Director
Tom Ehrhart	34	Director
Stanley Chia.
Mr. Chia serves as our Chief Executive Officer and as a member of the Board. Mr. Chia joined Vivid Seats as Chief Executive Officer in November 2018. In this role, Mr. Chia leads the efforts to further elevate Vivid Seats and its offerings to consumers and sellers of tickets, building on Vivid Seats’ success as a leading marketplace with industry-pacing
technology, track record of innovation and
world-class
experience for buying and selling live event tickets. Prior to joining Vivid Seats, Mr. Chia served as Chief Operating Officer from April 2015 to November 2018 at Grubhub Inc., an online and mobile food ordering and delivery marketplace. He has also held senior roles at Amazon.com, Inc., Cisco Systems, Inc., and General Electric Company, where he led strategic businesses and organizations. He also serves on the Board of Directors of 1871, as a member of the nominating and governance committee, and on the President’s advisory board of the Georgia Institute of Technology. Mr. Chia received his bachelor’s degree in Industrial Engineering from the Georgia Institute of Technology and his master of business administration degree from Emory University. Mr. Chia also served in the Singapore Armed Forces as an Armored Infantry Platoon Commander.
Mr. Chia is well qualified to serve on the Board because of his experience with Vivid Seats, including in his capacity as Chief Executive Officer, and his public company executive experience.
Lawrence Fey.
Mr. Fey serves as our Chief Financial Officer. Mr. Fey joined Vivid Seats as Chief Financial Officer in April 2020 and previously served as a member of its Board of Directors from July 2017 through February 2020. Mr. Fey has nearly 20 years of financial and investment experience, including most recently serving as a Managing Director of private equity firm GTCR where we worked from 2005 until he joined Vivid Seats in 2020. While at GTCR, Mr. Fey was a member of the Board of Directors across many successful investments, including Six3 Systems, CAMP Systems, Zayo Group, Cision, Park Place Technologies, GreatCall, Simpli.fi and EaglePicher. Mr. Fey received his bachelor’s degree in Economics from Dartmouth College.
Jon Wagner.
Mr. Wagner serves as our Chief Technology Officer. Mr. Wagner joined Vivid Seats as Chief Technology Officer in December 2018. Mr. Wagner is responsible for overseeing software engineering, cloud and infrastructure engineering, data engineering, and IT teams at Vivid Seats. Mr. Wagner joined Vivid Seats with over 25 years of experience in the technology sector, including most recently serving as a freelance Decision Engineering Consultant from January 2018 to December
2018, where he provided systems engineering and decision engineering solutions to operations, financial and logistics problems. Prior to that role, Mr. Wagner also served as
Co-Founder
of Aidan.ai, a
start-up
specializing in applied artificial intelligence, from June 2017 to January 2018, as Vice President of Systems & Decision Engineering at Grubhub from February 2017 to May 2017 and as Chief Operating Officer of Zoomer, a B2B food delivery company, from March 2015 to February 2017. He has also served in a number of roles across the
e-commerce
space, including as Chief Architect and Senior Vice President of eMoney Advisor, Chief Technology Officer of Gladstone Analytics and Vice President of Software Engineering at VerticalNet, Inc., a B2B supply management solutions company. Mr. Wagner received his bachelor’s degree in Computer Science from La Salle University.

Riva Bakal.
Ms. Bakal serves as our Senior Vice President of Strategy and Product. Ms. Bakal has served as Senior Vice President of Strategy and Product of Vivid Seats since February 2021. In this role, Ms. Bakal leads strategy, corporate development, product management, user experience, resale and fulfillment teams. Prior to her current role, Ms. Bakal served as Vice President of Strategy and Corporate Development since she joined Vivid Seats in February 2019. Prior to joining Vivid Seats, Ms. Bakal held a variety of senior positions across functions at Grubhub from August 2016 to December 2018, most recently serving as Vice President of Market Operations. Ms. Bakal has worked in the technology sector for over 15 years and has experience in investment banking as well as a depth of
e-commerce
marketplace experience spanning industries including travel, online education and food delivery. Ms. Bakal received her bachelor’s degree in Management Science from the Massachusetts Institute of Technology and her master of business administration degree from HarvardBusiness School.
David Morris.
Mr. Morris serves as our General Counsel. Mr. Morris joined Vivid Seats in June 2021. Prior to Vivid Seats, he served most recently as Vice President and Associate General Counsel at TripAdvisor Inc, a global online travel research and marketplace business, where he worked from 2008 to 2021 on a wide variety of commercial and corporate legal matters. Prior to his tenure at TripAdvisor, he served at Invensys, PLC from 2003 to 2008, most recently as Senior Counsel. Mr. Morris began his legal career at the law firms of WilmerHale and Hinckley Allen. Mr. Morris serves on the board of the Doug Flutie Jr. Foundation for Autism and the Brandeis University Alumni Association. Mr. Morris received his B.A. from Brandeis University, his J.D. from Boston University, his M.B.A. from Suffolk University, and his M.S. from Boston University.
Todd Boehly.
Mr. Boehly serves as a member of the Board. Mr. Boehly has been Horizon’s Chief Executive Officer and Director since June 2020 and Chief Financial Officer and Chairman since July 2020. Mr. Boehly has also served as the Chief Executive Officer, Chief Financial Officer and Director of Horizon Acquisition Corporation II (NYSE: HZON) since August 2020 and of Horizon Acquisition Corporation III (NYSE: HZNA) since November 2020. In 2015, Mr. Boehly co-founded
Eldridge, a holding company with a unique network of businesses across finance, technology, real estate and entertainment, and since then has served as the Chairman and Chief Executive Officer. Mr. Boehly worked at Guggenheim Partners, the global asset manager, from 2002 to 2015, most recently as President. Mr. Boehly serves on the Board of
Kennedy-Wilson
Holdings (NYSE: KW). Mr. Boehly received his B.B.A. from the College of William & Mary. He has also studied at the London School of Economics.
Mr. Boehly is well qualified to serve on the Board because of his substantial experience building and managing businesses.
Martin Taylor.
Mr. Taylor serves as a member of the Board. Mr. Taylor has been an Operating Managing Director at Vista Equity Partners since 2006. In this role, he works with the leadership teams in the Vista portfolio creating value. Prior to joining Vista, Mr. Taylor spent over 13 years at Microsoft Corporation, in various capacities, including roles managing corporate strategy, sales, product marketing and segment focused teams in North America and Latin America. Mr. Taylor has served on the board of Jamf Holding Corp. (NASDAQ: JAMF) since 2017 and Ping Identity Holding Corp. (NYSE: PING) since November 2020. Mr. Taylor attended George Mason University.
Mr. Taylor is well qualified to serve on the Board because of his extensive experience in the areas of corporate strategy, technology, finance, business transactions and software investments.
Jane DeFlorio.
Ms. DeFlorio serves as a member of the Board. Ms. DeFlorio was Managing Director, Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage from 2007 to 2013. While at Deutsche Bank, Ms. DeFlorio covered a range of mid-
to
large-cap
retail clients. From 2002 to 2007, Ms. DeFlorio was an Executive Director in the Investment Banking Consumer and Retail Group at UBS Investment Bank. Ms. DeFlorio has served on the board of SITE Centers Corp. (NYSE: SITC) since 2017, where she is Chair of the Audit Committee and a member of the Compensation and Pricing Committees. Ms. DeFlorio served as a Director of Perry Ellis International from 2014 to 2018. Ms. DeFlorio is a member of the Board of Trustees and Chairman of the Audit and Risk Committee at The New School University in New York City. She also serves on the Boards of Directors for The Parsons School of Design, and the Museum at Fashion Institute of Technology. Ms. DeFlorio is a graduate of the University of Notre Dame and Harvard Business School.

Ms. DeFlorio is well qualified to serve on our board because of her over 15 years of experience in investment banking, as well as her recent public board service.
Craig Dixon.
Mr. Dixon serves as a member of the Board. Mr. Dixon is the
Co-Founder
and
Co-Chief
Executive Officer of The St. James, a leading developer and operator of premium performance, wellness and lifestyle brands, technology experiences and destinations. From 2006 to 2013, Mr. Dixon was Senior Counsel and Assistant Corporate Secretary at Smithfield Foods, a global food business, where he focused on mergers and acquisitions and corporate governance and served as general counsel to multiple operating business units. Mr. Dixon began his legal career at McGuireWoods LLP and Cooley LLP, and as a Law Clerk to the Honorable James R. Spencer, United States District Court for the Eastern District of Virginia. He is a member of the Board of Trustees of Episcopal High School. Mr. Dixon received his B.B.A. from the College of William & Mary and his J.D. from William & Mary School of Law.
Mr. Dixon is well qualified to serve on the Board because of his extensive experience in corporate governance and business transactions, as well as his executive experience.
Julie Masino.
Ms. Masino serves as a member of the Board. Since January 2020, Ms. Masino has served as the President, International of Taco Bell, a subsidiary of Yum! Brands (NYSE: YUM). In this role, she drives all aspects of marketing, technology, product development, franchise management and corporate operations. Ms. Masino served as President, North America of Taco Bell from January 2018 to December 2019. Ms. Masino held senior positions at Mattel (NASDAQ: MAT) from April 2017 to January 2018 and at Sprinkles Cupcakes from 2014 to 2017. Ms. Masino serves on the board of PhysicianOne Urgent Care. Ms. Masino received her B.A from Miami University.
Ms. Masino is well qualified to serve on the Board because of her extensive experience in the areas of marketing, organizational strategy, technology, and public company leadership.
Mark M. Anderson.
Mr. Anderson serves as a member of the Board. Mr. Anderson joined GTCR in 2000 and is currently a Managing Director. He previously worked at Bowles Hollowell Conner & Co. Mr. Anderson has served as a Director of Gogo Inc. (NASDAQ: GOGO) since March 2021, and also currently serves as a Director of CommerceHub and Jet Support Services Inc. In addition, Mr. Anderson was previously at Beeline, CAMP Systems, Cision, Global Traffic Network, Land Lease Group, Lytx and Landmark Aviation. Mr. Anderson received his B.A from the University of Virginia and his M.B.A from Harvard Business School.
Mr. Anderson is well qualified to serve on the Board because of his directorship experience and deep understanding of the technology and
e-commerce
industries.
David Donnini.
Mr. Donnini serves as a member of the Board. Mr. Donnini joined GTCR in 1991 and is currently a Managing Director, where he leads GTCR’s business services efforts. Prior to joining GTCR, Mr. Donnini worked at Bain & Company. Mr. Donnini is currently a director of AssuredPartners, Consumer Cellular, Park Place Technologies and Sotera (NYSE: SHC), where he serves on the Nomination and Corporate Governance Committee. Mr. Donnini previously served as a director of more than thirty previous GTCR investments. Mr. Donnini received his B.A. from Yale University and his M.B.A. from Stanford Graduate School of Business.
Mr. Donnini is well qualified to serve on the Board because of his directorship experience and deep understanding of the technology and
e-commerce
industries.
Tom Ehrhart.
Mr. Ehrhart serves as a member of the Board. Mr. Ehrhart joined GTCR in 2012 and is currently a Director. Prior to joining GTCR, Mr. Ehrhart worked as an Analyst in the Financial Institutions group at Credit Suisse. Mr. Ehrhart serves on the Board of Directors of AssuredPartners and Consumer Cellular. He was previously a director of GreatCall and Park Place Technologies. Mr. Ehrhart received his B.A. from Georgetown University.
Mr. Ehrhart is well qualified to serve on the Board because of his directorship experience and deep understanding of the technology and
e-commerce
industries.

Corporate Governance
Composition of the Board of Directors
Our business and affairs are managed under the direction of the Board. The Board is chaired by David Donnini, and includes Stanley Chia, Todd Boehly, Martin Taylor, Jane DeFlorio, Julie Masino, Craig Dixon, Mark Anderson and Tom Ehrhart, four of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement and the Amended and Restated Charter and Amended and Restated Bylaws, the number of directors will be fixed by the Board.
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
In connection with the Business Combination, we, Sponsor and Hoya Topco entered into the Stockholders’ Agreement pursuant to which, among other things, the Topco Equityholders were granted rights to designate five (5) directors for election to the Board and the Horizon Equityholders have the right to designate three (3) directors for election to the Board.
Under the terms of the Stockholders’ Agreement, the Topco Equityholders have the right to designate five (5) directors for election to the Board and the Horizon Equityholders have the right to designate three (3) directors for election to the Board. From the Closing Date, the Horizon Equityholders have the right to nominate (a) three (3) directors to the Board, so long as the Horizon Equityholders, in the aggregate, beneficially own at least 12% of the aggregate number of shares of common stock that are issued and outstanding on the Closing Date (the “Closing Amount”), of which at least two (2) will qualify as “independent directors” under applicable stock exchange regulations, (b) two (2) directors to the Board, so long as the Horizon Equityholders, in the aggregate, beneficially own at least 6% but less than 12% of the Closing Amount, each of which shall qualify as “independent directors” under applicable stock exchange regulations, and (c) until the date the Horizon Equityholders, in the aggregate, beneficially own a number of voting stock representing less than five percent (5%) of the aggregate number of shares of common stock held, directly or indirectly, by the Horizon Equityholders on the Closing Date, one (1) directors to the Board, who shall qualify as an “independent director” under applicable stock exchange regulations. From the Closing Date, the Topco Equityholders have the right to nominate (i) five (5) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 24% of the Closing Amount, of which at least one (1) will qualify as an “independent director” under applicable stock exchange regulations, (ii) four (4) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 18% but less than 24% of the Closing Amount, (iii) three (3) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 12% but less than 18% of the Closing Amount, (iv) two (2) directors to the Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least 6% but less than 12% of the Closing Amount and (v) until the date the Topco Equityholders, in the aggregate, beneficially own a number of voting shares representing less than five percent (5%) off the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders on the Closing Date, one (1) director to the Board. No reduction in the number of directors that Topco Equityholders and Horizon Equityholders are entitled to designate pursuant to the foregoing two sentences shall shorten the term of any such designated director then-serving
on the Board. Additionally, once the Topco Equityholders, in the aggregate, beneficially own less than 40% of the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders as of the Closing Date, none of the directors designated by the Topco Equityholders shall be required to qualify as “independent directors” under any stock exchange regulations. In the event the size of the Board is increased in accordance with applicable law and our organizational documents, the Topco Equityholders shall have the right to designate a number of directors of the Board which give the Topco Equityholders the same percentage of total directors on the Board as permitted to be designated pursuant to the foregoing, rounded up to the next whole number.
Any director designated by the Topco Equityholders or the Horizon Equityholders may resign at any time upon written notice to the Board. The Topco Equityholders have the exclusive right to remove a director designated by the Topco Equityholders or to fill any vacancy created by a director designated by the Topco Equityholders. The Horizon Equityholders have the exclusive right to remove a director designated by the Horizon Equityholders or to fill any vacancy created by a director designated by the Horizon Equityholders.

Director Independence
As a result of our Class A common stock and warrants being listed on Nasdaq, we are required to comply with the applicable rules of Nasdaq in determining whether a director is independent. Prior to the completion of the Business Combination, the parties undertook a review of the independence of the individuals named above and have determined that each of Martin Taylor, Jane DeFlorio, Julie Masino and Craig Dixon qualifies as “independent” as defined under the applicable Nasdaq rules.
Controlled Company Exemption
Private Equity Owner beneficially owns more than 50% of the combined voting power for the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

•	that a majority of our board of directors consist of directors who qualify as “independent” as defined under Nasdaq rules;

•	that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors; and

•	that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors.
We may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and the shares of our Class A common stock continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — Risks Related to Our Organizational Structure — We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, rely on exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements”.
Classified Board of Directors
Pursuant to the Amended and Restated Charter, the directors of the Board are divided into three classes, with each class serving staggered three year terms. The Board will initially consist of three Class I directors, three Class II directors and three Class II directors. Our directors are divided among the three class as follows:

•	The Class I directors are Jane DeFlorio, David Donnini and Stanley Chia;

•	The Class II directors are Tom Ehrhart, Craig Dixon and Martin Taylor; and

•	The Class III directors are Julie Masino, Mark Anderson and Todd Boehly.
At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2022, 2023 and 2024, respectively.
Committees of the Board of Directors
The Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. The Board has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter.

In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website,
www.vividseats.com
, as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee consists of Julie Masino, Craig Dixon and Jane DeFlorio, who serves as Chair of the audit committee. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act
Rule 10A-3
specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, Jane DeFlorio qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation
S-K.
Compensation Committee
The compensation committee’s responsibilities include, among other things:

•	reviewing and setting or making recommendations to the Board regarding the compensation of our executive officers;

•	making recommendations to the Board regarding the compensation of our directors;

•	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
The compensation committee consists of David Donnini, Julie Masino and Tom Ehrhart, with David Donnini serving as the chair of the committee.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending to the Board the nominees for election to the Board at annual meetings of our stockholders;

•	overseeing an evaluation of the Board and its committees; and

•	developing and recommending to the Board a set of corporate governance guidelines.
The nominating and corporate governance committee consists of David Donnini, Mark Anderson and Todd Boehly, with Mark Anderson serving as the chair of the committee.
The Board may from time to time establish other committees.
Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website,
www.vividseats.com
. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on
Form 8-K.
Compensation Committee Interlocks and Insider Participation
None of our executive officers has, during the last year, participated in deliberations of the Board concerning executive officer compensation. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

•	Stanley Chia, Chief Executive Officer;

•	Lawrence Fey, Chief Financial Officer; and

•	Jon Wagner, Chief Technology Officer
This discussion may contain
forward-looking
statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards($)(1)	Non-Equity Incentive PlanCompensation ($)(2)	All Other Compensation ($)		Total
Stanley Chia	2020	551,539	1,042,105	275,769	26,906	(3)	1,896,319
Chief Executive Officer
Lawrence Fey	2020	192,692	483,973	48,173	6,877	(4)	731,715
Chief Financial Officer
Jon Wagner	2020	350,000	303,354	87,500	9,205	(4)	750,059
Chief Technology Officer

(1)
Amounts reflect the full
grant-date
fair value of profits interests granted during 2020 computed in accordance with ASC Topic 718, rather than amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all profits interests made to executive officers in Note 2 of the audited consolidated financial statements and the related notes of Hoya Intermediate included elsewhere in this prospectus.

(2)
Annual incentive amounts paid in 2021 for the 2020 performance year were made under individual employment agreements and are reported in the
“Non-Equity
Incentive Plan Compensation” column. These amounts were paid to the named executive officers in 2021.

(3)
Amount reflects (a) YPO International Membership in the amount of $17,906 in the year ended December 31, 2020, (b) standard 401(k) matching contributions in the amount of $8,250 and (c) tax advisory services in the amount of $750.

(4)	Amount reflects the Company’s standard 401(k) matching contributions.
2020 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. There were no changes to the named executive officers’ base salaries in 2020.

2020 Bonuses
In 2020, each of the named executive officers were eligible to receive an annual executive incentive bonus from the Company; the target bonus is set forth in their respective employment agreements, expressed as a percentage of annual base salary, as described below in “Executive Compensation Arrangements”. Actual bonus payments were determined by the Company on a discretionary basis based on the Company’s overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date.
Equity Compensation
Equity-based
awards for the Company’s named executive officers were granted in the form of (a) profits interests, which entitle the holder to a portion of the profits and appreciation in the equity value of Hoya Topco arising after the date of grant and (b) phantom equity, which represents a potential one-time
lump sum payment of a portion of a transaction bonus pool of up to $5,021,500. Such payments will be made within 30 days following the sale of Hoya Topco. On September 1, 2020, Messrs. Chia, Fey and Wagner were granted profits interests and phantom equity, each as set forth below.
The following table sets forth the profits interests granted to the Company’s named executive officers in the fiscal year ended December 31, 2020:

Named Executive Officer	2020 Equity Granted(1)(2)
Stanley Chia	450,000	(3)
	450,000	(4)
Lawrence Fey	110,000	(3)
	110,000	(4)
	440,000	(3)
Jon Wagner	77,000	(3)
	77,000	(4)
	240,000	(3)

(1)	See the section entitled “Outstanding Equity Awards at Fiscal Year-End” for details of each profits interest grant and phantom equity grant.
(2)
The vesting of such profits interests and phantom equity occurs in 20% equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each vesting date.

(3)	Represents profits interests.
(4)	Represents phantom equity.
We adopted a 2021 Incentive Award Plan, referred to below as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term
success. The 2021 Plan became effective on the date on which it was adopted by our board of directors, subject to approval of such plan by our stockholders. For additional information about the 2021 Plan, please see the section entitled “2021 Incentive Award Plan” below.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time
employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions,

and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans.
All of our
full-time
employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares or units underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

Name	Type of Equity	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Stanley Chia	Profits interests	11/5/2018	300,459	(1)	$1,320,000
	Phantom equity	9/1/2020	450,000	(2)	$842,105
	Profits interests	9/1/2020	450,000	(2)	$2,315,789
Lawrence Fey	Phantom equity	9/1/2020	110,000	(3)	$205,848
	Profits interests	9/1/2020	110,000	(3)	$566,082
	Profits interests	9/1/2020	440,000	(3)	$539,562
Jon Wagner	Profits interests	12/17/2018	54,000	(4)	$66,219
	Phantom equity	9/1/2020	77,000	(3)	$144,094
	Profits interests	9/1/2020	77,000	(3)	$396,257
	Profits interests	9/1/2020	240,000	(3)	$294,306

(1)
Vesting occurs in 20% equal installments on each anniversary of November 5, 2018, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month
period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(2)
Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month
period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(3)	Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to the named executive officer’s continued employment through each vesting date.
(4)	Vesting occurs in 20% equal installments on each anniversary of December 12, 2018, subject to the named executive officer’s continued employment through each vesting date.
(5)
There is no public market for the profits interests. For purposes of this disclosure, the Company has valued the profits interests using a third-party
valuation on a
per-unit
basis as of December 31, 2020. The amount reported above under the heading “Market Value of Shares or Units of Stock That Have Not Vested” reflects the intrinsic value of the profits interests as of December 31, 2020, based upon the terms of each individual’s profits interests.

Executive Compensation Arrangements
Stanley Chia, Chief Executive Officer
On October 3, 2018, the Company entered into an employment agreement with Mr. Chia, providing for his position as Chief Executive Officer of the Company. Subsequently, in August 2021, the Company and Vivid Seats, LLC entered into a new employment agreement with Mr. Chia which was effective upon the closing of the Business Combination, and superseded his existing employment agreement. For purposes of the following description of Mr. Chia’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the Chia Employment Agreement. Mr. Chia’s employment with the company is at-will
and either party may terminate the Chia Employment Agreement without notice.
With respect to 2020, the Chia Employment Agreement provided that Mr. Chia was entitled to a base salary of $600,000 per year, that Mr. Chia had the opportunity to earn an annual incentive bonus in an amount equal to up to one-hundred
percent (100%) of his annual base salary, determined by reference to the attainment of Company performance metrics and individual performance objectives, in each case, in the sole discretion of the Company’s board of directors, and that Mr. Chia was also entitled to participate in the Company’s health and welfare plans.
Mr. Chia is entitled to receive the following equity awards under the 2021 Plan: (i) 250,000 restricted stock units,
(ii) non-qualified
stock options with a grant date estimated fair value equal to $2,500,000 and
(iii) non-qualified
stock options intended to represent a portion of the value attributable to the Intermediate Warrants, as determined in good faith by the Company’s board of directors. The equity awards will vest in equal quarterly installments over the four-year
period immediately following the closing of the Business Combination, subject to Mr. Chia’s continued employment.
In addition, the Chia Employment Agreement provides that upon termination of Mr. Chia’s employment by the Company without Cause (as defined below) or if Mr. Chia’s resignation for Good Reason (as defined below) (such termination, a
“severance-qualifying
termination”), Mr. Chia will be entitled to receive, subject to his execution and non-revocation
of a release of claims, in addition to any accrued amounts, (i) continued payment of his annual base salary for a period of twelve months and (ii) a prorated annual bonus for the year in which termination occurs (determined at fifty percent (50%) achievement). Upon a severance-qualifying
termination, in addition to subsections (i) and (ii) described above, Mr. Chia will also be entitled to receive up to twelve (12) months’ of
Company-paid
health insurance premiums as well as any unpaid bonus for a prior fiscal year.
“Cause” is defined in the Chia Employment Agreement generally as the following conduct of Mr. Chia: (i) a material failure by Mr. Chia to perform his responsibilities or duties to the Company under the Chia Employment Agreement or those other responsibilities or duties as reasonably requested from time to time by the Company’s board of directors and consistent with the Chia Employment Agreement; (ii) Mr. Chia’s engagement in illegal conduct or gross misconduct that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iii) Mr. Chia’s commission or conviction of, or plea of guilty or nolo contendere
to, a felony, a crime involving moral turpitude or any other act or omission that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iv) a material breach of Mr. Chia’s duty of loyalty to the Company or Mr. Chia’s material breach of the Company’s written code of conduct and business ethics, in either case, that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company or Mr. Chia’s material breach of his restrictive covenants agreement or any other material written agreement between Mr. Chia and the Company; (v) dishonesty that has materially harmed or is reasonably likely to materially harm the Company; (vi) fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of Mr. Chia’s duties as an employee; or (vii) excessive and unreasonable absences from Mr. Chia’s duties for any reason (other than authorized leave or as a result of Mr. Chia’s death or Disability (as defined in the Chia Employment Agreement)), provided that
, as to clauses (i), (ii), (iv), (vi), or (vii), an event will only constitute Cause after written notice has been given by the Company’s board of directors and has not been cured for a period of thirty (30) days after Mr. Chia receives notice from the Company’s board of directors.
“Good Reason” is defined in the Chia Employment Agreement generally as the occurrence of any of the following events: (i) a material adverse change in Mr. Chia’s title, position, duties or responsibilities with the Company, including, but not limited to, (x) any failure of the Company to maintain Mr. Chia’s title, position, duties and responsibilities as the sole chief executive officer and most senior executive officer of the Company (y) while Mr. Chia is Chief Executive Officer of the Company, Mr. Chia’s failure to be nominated to the Company’s board of directors or any governing body of the Company, or (z) any requirement that Mr. Chia report to anyone other than directly to the Company’s board of directors, (ii) a reduction in then-current
Base Salary or then current Annual Bonus by more than ten percent (10%) of either, (iii) the material breach by the Company of any agreement between Mr. Chia and the Company or (iv) a relocation of Mr. Chia’s primary location of work more than thirty (30) miles from the Company’s headquarters in Chicago, Illinois, provided, however, that in each case above, Mr. Chia must (a) first provide written notice to the Company of the existence of the Good Reason condition within thirty (30) days of the initial existence of such event specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (b) give the Company an opportunity to cure any of the foregoing within thirty (30) days following Mr. Chia’s delivery to the Company of such written notice, and (c) actually resign Mr. Chia’s employment within thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
For purposes of the definitions of “Cause” and “Good Reason”, references to the Company include subsidiaries, successor entities and Hoya Topco.
Under the Chia Employment Agreement, Mr. Chia is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
Lawrence Fey, Chief Financial Officer
On March 19, 2020, the Company entered into an employment agreement with Mr. Fey, providing for his position as Chief Financial Officer of the Company. Subsequently, in August 2021, the Company and Vivid Seats, LLC entered into a new employment agreement with Mr. Fey which became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Fey’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the Fey Employment Agreement. Mr. Fey’s employment with the Company is at-will
and either party may terminate the Fey Employment Agreement without notice.
With respect to 2020, the Fey Employment Agreement provided that Mr. Fey was entitled to a base salary of $300,000 per year and that Mr. Fey was entitled to participate in the Company’s health and welfare plans. Mr. Fey has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined by reference to the attainment of Company performance metrics and individual performance objectives, in each case, in the sole discretion of the Company’s board of directors.
Mr. Fey is entitled to receive the following equity awards under the 2021 Plan: (i) 200,000 restricted stock units,
(ii) non-qualified
stock options with a grant date estimated fair value equal to $2,000,000 and
(iii) non-qualified
stock options intended to represent a portion of the value attributable to the Intermediate Warrants, as determined in good faith by the Company’s board of directors. The equity awards will vest in equal quarterly installments over the four-year
period immediately following the closing of the Business Combination, subject to Mr. Fey’s continued employment.

In addition, upon termination of Mr. Fey’s employment by the Company without Cause (as defined below) or if Mr. Fey’s resignation for Good Reason (as defined below) (such termination, a
“severance-qualifying
termination”), Mr. Fey will be entitled to receive, subject to his execution and non-revocation
of a release of claims, in addition to any accrued amounts, (i) continued payment of his annual base salary for a period of twelve months, (ii) a prorated annual bonus for the year in which termination occurs (determined at fifty percent (50%) achievement) and (iii) 12 months of
Company-paid
health insurance premiums.
“Cause” is defined in the Fey Employment Agreement generally as the following conduct of Mr. Fey: (i) a material failure by Mr. Fey to perform his responsibilities or duties to the Company under the Fey Employment Agreement or those other responsibilities or duties as reasonably requested from time to time by the Company’s board of directors and consistent with the Fey Employment Agreement; (ii) Mr. Fey’s engagement in illegal conduct or gross misconduct that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iii) Mr. Fey’s commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iv) a material breach of Mr. Fey’s duty of loyalty to the Company or Mr. Fey’s material breach of the Company’s written code of conduct and business ethics, in either case, that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company or Mr. Fey’s material breach of his restrictive covenants agreement or any other material written agreement between Mr. Fey and the Company; (v) dishonesty that has materially harmed or is reasonably likely to materially harm the Company; (vi) fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of Mr. Fey’s duties as an employee; or (vii) excessive and unreasonable absences from Mr. Fey’s duties for any reason (other than authorized leave or as a result of Mr. Fey’s death or Disability (as defined in the Fey Employment Agreement)), provided that, as to clauses (i), (ii), (iv), (vi), or (vii), an event will only constitute Cause after written notice has been given by the Company’s board of directors and has not been cured for a period of thirty (30) days after Mr. Fey receives notice from the Company’s board of directors.
“Good Reason” is defined in the Fey Employment Agreement generally as the occurrence of any of the following events: (i) a material adverse change in Mr. Fey’s title, position, duties or responsibilities with the Company, including, but not limited to, (x) any failure of the Company to maintain Mr. Fey’s title, position, duties and responsibilities as the chief financial officer of the Company or (x) any requirement that Mr. Fey report to anyone other than directly to the Chief Executive Officer or the Company’s board of directors, (ii) a reduction in then-current
Base Salary or then current Annual Bonus by more than ten percent (10%) of either, (iii) the material breach by the Company of any agreement between Mr. Fey and the Company or (iv) a relocation of Mr. Fey’s primary location of work more than thirty (30) miles from the
Austin-Round
Rock-San Marcos
metropolitan area or the
Chicago-Naperville-Elgin
metropolitan area, provided, however, that in each case above, Mr. Fey must (a) first provide written notice to the Company of the existence of the Good Reason condition within thirty (30) days of the initial existence of such event specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (b) give the Company an opportunity to cure any of the foregoing within thirty (30) days following Mr. Fey’s delivery to the Company of such written notice, and (c) actually resign Mr. Fey’s employment within thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
For purposes of the definitions of “Cause” and “Good Reason”, references to the Company include subsidiaries, successor entities and Hoya Topco.
Under the Fey Employment Agreement, Mr. Fey is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
In addition, Mr. Fey is also party to a and restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
two-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the two-year
period post termination and a perpetual
non-disparagement
provision in favor of the Company.

Jon Wagner, Chief Technology Officer
On December 4, 2018, the Company entered into an employment agreement with Mr. Wagner, providing for his position as Chief Technology Officer of the Company. Mr. Wagner’s employment with the Company is at-will
and either party may terminate the Wagner Employment Agreement without notice.
Subsequently, in August 2021, the Company and Vivid Seats, LLC entered into a new employment agreement with Mr. Wagner which became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Wagner’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the Wagner Employment Agreement.
The Wagner Employment Agreement provides that Mr. Wagner is entitled to a base salary of $350,000 per year. Mr. Wagner has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined in the sole discretion of the Company’s board of directors. Mr. Wagner is currently not entitled to any severance payments. Mr. Wagner is also entitled to participate in the Company’s health and welfare plans. Mr. Wagner is entitled to a base salary of $364,000 and has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined by reference to the attainment of Company performance metrics and individual performance objectives, in each case, in the sole discretion of the Company’s board of directors.
Mr. Wagner is entitled to receive the following equity awards under the 2021 Plan: (i) 100,000 restricted stock units,
(ii) non-qualified
stock options with a grant date estimated fair value equal to $1,000,000 and
(iii) non-qualified
stock options intended to represent a portion of the value attributable to the Intermediate Warrants, as determined in good faith by the Company’s board of directors. The equity awards will vest in equal quarterly installments over the four-year
period immediately following the closing of the Business Combination, subject to Mr. Wagner’s continued employment.
In addition, upon termination of Mr. Wagner’s employment by the Company without Cause (as defined below) or if Mr. Wagner’s resignation for Good Reason (as defined below) (such termination, a
“severance-qualifying
termination”), Mr. Wagner will be entitled to receive, subject to his execution and non-revocation
of a release of claims, in addition to any accrued amounts, (i) continued payment of his annual base salary for a period of nine months, (ii) a prorated annual bonus for the year in which termination occurs (determined at fifty percent (50%) achievement), and (iii) 9 months of
Company-paid
health insurance premiums.
“Cause” is defined in the Wagner Employment Agreement generally as the following conduct of Mr. Wagner: (i) a material failure by Mr. Wagner to perform his responsibilities or duties to the Company under the Wagner Employment Agreement or those other responsibilities or duties as reasonably requested from time to time by the Company’s board of directors and consistent with the Wagner Employment Agreement; (ii) Mr. Wagner’s engagement in illegal conduct or gross misconduct that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iii) Mr. Wagner’s commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company; (iv) a material breach of Mr. Wagner’s duty of loyalty to the Company or Mr. Wagner’s material breach of the Company’s written code of conduct and business ethics, in either case, that has materially harmed or is reasonably likely to materially harm the standing and reputation of the Company or Mr. Wagner’s material breach of his restrictive covenants agreement or any other material written agreement between Mr. Wagner and the Company; (v) dishonesty that has materially harmed or is reasonably likely to materially harm the Company; (vi) fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of Mr. Wagner’s duties as an employee; or (vii) excessive and unreasonable absences from Mr. Wagner’s duties for any reason (other than authorized leave or as a result of Mr. Wagner’s death or Disability (as defined in the Wagner Employment Agreement)), provided that, as to clauses (i), (ii), (iv), (vi), or (vii), an event will only constitute Cause after written notice has been given by the Company’s board of directors and has not been cured for a period of thirty (30) days after Mr. Wagner receives notice from the Company’s board of directors.

“Good Reason” is defined in the Wagner Employment Agreement generally as the occurrence of any of the following events: (i) a material adverse change in Mr. Wagner’s title, position, duties or responsibilities with the Company, including, but not limited to, (x) any failure of the Company to maintain Mr. Wagner’s title, position, duties and responsibilities as the chief financial officer of the Company or (x) any requirement that Mr. Wagner report to anyone other than directly to the Chief Executive Officer, (ii) a reduction in then-current
Base Salary or then current Annual Bonus by more than ten percent (10%) of either, (iii) the material breach by the Company of any agreement between Mr. Wagner and the Company or (iv) a relocation of Mr. Wagner’s primary location of work more than thirty (30) miles from the
Philadelphia-Camden-Wilmington
metropolitan area or the
Chicago-Naperville-Elgin
metropolitan area, provided, however, that in each case above, Mr. Wagner must (a) first provide written notice to the Company of the existence of the Good Reason condition within thirty (30) days of the initial existence of such event specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (b) give the Company an opportunity to cure any of the foregoing within thirty (30) days following Mr. Wagner’s delivery to the Company of such written notice, and (c) actually resign Mr. Wagner’s employment within thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
For purposes of the definitions of “Cause” and “Good Reason”, references to the Company include subsidiaries, successor entities and Hoya Topco.
Under the Wagner Employment Agreement, Mr. Wagner is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
In addition, Mr. Wagner is also party to an employment and restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete
provision during his employment and in the two (2) year period post termination, a non-solicitation
of customers and employee provision during his employment and in the two-year
period post termination and a perpetual
non-disparagement
provision in favor of the Company.
Director Compensation
None of our directors for our fiscal year ended December 31, 2020 or any prior fiscal years have received any compensation for their services. In connection with the consummation of the Business Combination, we implemented a policy pursuant to which each independent non-employee
director will receive an annual director fee of $40,000 as well as an additional annual fee of $10,000 for service on our audit committee $7,500 for service on our nominating and governance committee and $5,000 for service on our compensation committee, each earned on a quarterly basis. Each non-employee
director will receive an initial equity award with a grant date value of $320,000, which will vest in five equal annual installments, subject to the non-employee
director continuing in service through each vesting date. Each non-employee
director will also receive an annual equity award with a grant date value of $160,000 which will vest in full on the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee
director continuing in service through such meeting date, provided that, the first annual equity award for each non-employee
director shall be
pro-rated
based on such
non-employee
director’s board service start date.
Equity Compensation
Profits Interests and Phantom Equity
The outstanding
long-term
incentives held by our named executive officers consist of profits interests and phantom equity granted pursuant to the limited liability company agreement of Hoya Topco, as amended from time to time, and individual award agreements. The profits interests and phantom equity are designed to align employees’ interests with the interests of Hoya Topco, and its subsidiaries, and represent interests in the future profits (once a certain level of proceeds has been generated) in Hoya Topco. The phantom equity represents a potential one-time
lump sum payment in connection with a sale of Hoya Topco.
In general, awards of profits interests and phantom equity vest ratably over five years from June 30, 2020, subject to continued employment through each vesting date. Upon the occurrence of a Change of Control, the outstanding unvested profits interests shall become fully vested and non-forfeitable,
and the phantom equity shall be entitled to a payment under a transaction bonus pool. In addition, upon a sale of Hoya Topco, the acquirer may reasonably request that the holder of profits interests continue to provide services at compensation no less favorable in the aggregate than the compensation earned by such holder prior to the sale. Certain portions of the proceeds received from the profits interests may be forfeited in certain circumstances following such sale that is contingent upon whether the holder provides such services.
The profits interests and phantom equity will remain outstanding following consummation of the Business Combination, and will generally remain subject to, the same terms and conditions.
2021 Incentive Award Plan
We adopted the 2021 Plan to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates to enable our Company and certain affiliates to obtain and retain services of these individuals, which are essential to our long-term
success. The 2021 Plan became effective on the date it was adopted by the Board, subject to approval of such plan by our stockholders. The material terms of the 2021 Plan are summarized below.
Eligibility and Administration
The Company’s employees, consultants and directors, and employees and consultants of any of the Company’s subsidiaries, are eligible to receive awards under the 2021 Plan. The basis for participation in the 2021 Plan by eligible persons is the selection of such persons for participation by the plan administrator in its discretion. The 2021 Plan is generally administered by our board of directors, which may delegate its duties and responsibilities to committees of our board of directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the 2021 Plan, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, and adopt rules for the administration of, the 2021 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration conditions. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the 2021 Plan. The plan administrator’s determinations under the 2021 Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the 2021 Plan or any award thereunder.
Limitation on Awards and Shares Available
The number of shares initially available for issuance under awards granted pursuant to the 2021 Plan is 14,990,050 shares of our Class A common stock. The number of shares initially available for issuance will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (a) 2% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as determined by our board of directors. No more than 12,990,050 shares of Class A common stock may be issued upon the exercise of incentive stock options under the 2021 Plan. Shares issued under the 2021 Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares.
If an award under the 2021 Plan expires, lapses or is terminated, exchanged for cash, surrendered to an exchange program, repurchased, cancelled without having been fully exercised or forfeited, then any shares subject to such award will, as applicable, become or again be available for new grants under the 2021 Plan. Shares delivered to the Company by a participant to satisfy the applicable exercise price or purchase price of an award and/or satisfy any applicable tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation), will become or again be available for award grants under the 2021 Plan, provided that shares underlying the non-qualified
stock options granted in connection with the Effective Date Option Awards (as defined in the 2021 Plan) will not become or again be available for awards under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not count against the number of shares available for issuance under the 2021 Plan. Awards granted under the 2021 Plan upon the assumption of, or in substitution or exchange for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger, consolidation, acquisition or similar corporate transaction will not reduce the shares available for grant under the 2021 Plan. The plan administrator may, in its discretion, make adjustments to the maximum number and kind of shares which may be issued under the 2021 Plan upon the occurrence of a merger, reorganization, consolidation, combination, amalgamation, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of common stock or other securities of the Company, change in control, issuance of warrants or other rights to purchase common stock or other securities of the Company or similar corporate transaction or event.
Awards
The 2021 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs; restricted stock; dividend equivalents; restricted stock units, or RSUs; stock appreciation rights, or SARs; and other stock or cash-based
awards. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination
exercise limitations. A brief description of each award type follows.
Stock options
. Stock options provide for the purchase of shares of Class A common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Unless otherwise determined by the plan administrator and only with respect to certain substitute options granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders). Unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions as the plan administrator may determine. ISOs may be granted only to the Company’s U.S. employees and employees of the Company’s present or future parent or subsidiaries, if any.
SARs
. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions as the plan administrator may determine.
Restricted stock and RSUs
. Restricted stock is an award of nontransferable shares of Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are unfunded, unsecured rights to receive, on the applicable settlement date, Class A common stock or an amount in cash or other consideration determined by the plan administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions during the applicable restriction period or periods set forth in the award agreement. RSUs may be accompanied by the right to receive the equivalent value of dividends paid on shares of Class A common stock prior to the delivery of the underlying shares, subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral and in accordance with applicable law. Conditions applicable to restricted stock and RSUs may be based on continuing service, performance and/or such other conditions as the plan administrator may determine.
Other stock or cash
-based
awards
. Other stock or
cash-based
awards may be granted to participants, including awards entitling participants to receive Class A common stock to be delivered in the future and including annual or other periodic or long-term
cash bonus awards (whether based on specified performance criteria or otherwise). Such awards may be paid in Class A common stock, cash or other property, as the administrator determines. Other stock or cash-based
awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based
awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash
equity-based
compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions;
sales-related
goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by the Company’s board of directors or its applicable committee, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of its subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring
charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events not directly related to the business or outside of the reasonable control of management, foreign exchange gains or losses, and legal, regulatory, tax or accounting changes.
Provisions of the 2021 Plan Relating to Director Compensation
The 2021 Plan provides that the plan administrator may establish compensation for non-employee
directors from time to time subject to the 2021 Plan’s limitations. The plan administrator may establish the terms, conditions and amounts of all such non-employee
director compensation in its discretion and in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee
director during any calendar year may not exceed $600,000. The plan administrator may make exceptions to this limits for individual non-employee
directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee
director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee
directors.
Certain Transactions
In connection with certain transactions and events affecting our Class A common stock, including, without limitation, any dividend or other distribution, reorganization, merger, consolidation, recapitalization, or sale of all or substantially all of the assets of the Company, or sale or exchange of common stock or other securities of the Company, a change in control, or issuance of warrants or other rights to purchase common stock or other securities of the Company, or similar corporate transaction or event, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2021 Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property and/or terminating awards under the 2021 Plan.
For purposes of the 2021 Plan, a “change in control” means and includes each of the following:

•
a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or its subsidiaries or any employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule
13d-3
under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

•
during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Company board of directors together with any new directors (other than a director designated by a person who shall have entered into an agreement with the Company to effect a change in control transaction) whose election by the Company board of directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds
of the directors then still in office who either were directors at the beginning of the two-year
period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•
the consummation by the Company (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

•
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the Company’s business, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated as beneficially owning 50% or more of the combined voting power of the successor entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Foreign Participants,
Claw-back
Provisions, Transferability and Participant Payments
With respect to foreign participants, the plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back
policy implemented by the Company to the extent set forth in such claw-back
policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2021 Plan are generally non-transferable
prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Plan and exercise price obligations arising in connection with the exercise of stock options under the 2021 Plan, the plan administrator may, in its discretion and subject to any applicable blackout or lock-up
periods, accept cash, wire transfer, or check, shares of Class A common stock that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.

Plan Amendment and Termination
The Company’s board of directors may amend, suspend or terminate the 2021 Plan at any time. However, no amendment, other than an increase in the number of shares available under the 2021 Plan, in excess of the initial pool and annual increase as described above, may materially and adversely affect any award outstanding at the time of such amendment without the affected participant’s consent. The Company’s board of directors will obtain stockholder approval for any plan amendment to the extent necessary to comply with applicable laws. The plan administrator will have the authority, without the approval of the Company’s shareholders, to amend any outstanding award, including by substituting another award of the same or different type, changing the exercise or settlement date, converting an ISO to an NSO and institute any such exchange program. No award may be granted pursuant to the 2021 Plan after the expiration of the 2021 Plan. The 2021 Plan is scheduled to remain in effect until the earlier of (i) the tenth anniversary of the date on which the Company’s board of directors adopts the 2021 Plan and (ii) the earliest date as of which all awards granted under the 2021 Plan have been satisfied in full or terminated and no shares approved for issuance under the 2021 Plan remain available to be granted under new awards.
Securities Laws
The 2021 Plan is intended to conform to all provisions of the Securities Act, the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Exchange Act Rule
16b-3.
The 2021 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Federal Income Tax Consequences
The material federal income tax consequences of the 2021 Plan under current federal income tax law are summarized in the following discussion, which deals with the general U.S. federal income tax principles applicable to the 2021 Plan. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
Stock options and SARs
. An 2021 Plan participant generally will not recognize taxable income and the Company generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an ISO or an NSO. Upon exercising an NSO when the fair market value of Class A common stock is higher than the exercise price of the option, a 2021 Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and the Company (or its subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term
or
long-term
capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Upon exercising an ISO, a 2021 Plan participant generally will not recognize taxable income, and the Company will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.
Upon a qualifying disposition of ISO shares, the participant will recognize long-term
capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

The Company will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, the Company should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.
Upon exercising or settling a SAR, a 2021 Plan participant will recognize taxable income at ordinary income tax rates, and the Company should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term
or
long-term
capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Restricted stock and RSUs
. A 2021 Plan participant generally will not recognize taxable income at ordinary income tax rates and the Company generally will not be entitled to a tax deduction upon the grant of restricted stock or RSUs. Upon the termination of restrictions on restricted stock or the payment of RSUs, the participant will recognize taxable income at ordinary income tax rates, and the Company should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term
or
long-term
capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
However, a 2021 Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a risk of forfeiture (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for the shares. The Company will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and the Company will not be entitled to any additional tax deduction.
Other stock or cash
-based
awards
. A 2021 Plan participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of other stock or cash-based
awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and the Company should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment. Upon the subsequent disposition of the shares, the participant will recognize a short-term
or
long-term
capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Section
 162(m) of the Code
. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Payment of awards under the 2021 Plan could result in an officer receiving compensation in excess of $1 million in a year and thus a loss of deductibility for the Company.
Section
 280G of the Code
. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2021 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Section
 409A of the Code.
Section 409A of the Code (“Section 409A”) imposes an additional 20% tax and interest on an individual receiving non-qualified
deferred compensation under a plan that fails to satisfy certain requirements.

For purposes of Section 409A,
“non-qualified
deferred compensation” could include
equity-based
incentive programs, including certain stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted
non-qualified
stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2021 Plan are expected to be designed in a manner intended to be exempt from, or comply with, the requirements of Section 409A of the Code. However, if the 2021 Plan or any award thereunder fails to be maintained and administered in compliance with Section 409A, a participant could be subject to the additional taxes and interest.
State, local and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the 2021 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2021 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
2021 Employee Stock Purchase Plan
We adopted the 2021 Employee Stock Purchase Plan, or the ESPP to assist the Company’s eligible employees in acquiring a stock ownership interest in the Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment. The ESPP became effective on the date it was adopted by the Board, subject to approval of such plan by our stockholders. The material terms of the ESPP are summarized below.
Summary of the ESPP
This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.
The ESPP is comprised of two distinct components in order to provide increased flexibility to grant the right to purchase shares of Class A common stock under the ESPP to U.S. and to
non-U.S.
employees. Specifically, the ESPP authorizes (1) the grant of the right to purchase shares of Class A common stock by U.S. employees that are intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of the right to purchase shares of Class A common stock that are not intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code to facilitate participation for employees located outside of the U.S. who do not benefit from favorable U.S. federal tax treatment or who otherwise are not eligible or not intended to participate in the Section 423 Component and to provide flexibility to comply with
non-U.S.
law and other considerations (the
“Non-Section
423 Component”). Where permitted under local law and custom, we expect that the
Non-Section
423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.
Shares Available for Awards; Administration
A total of 2,598,010 shares of our Class A common stock are initially reserved for issuance under the ESPP. In addition, the number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2022 and ending on and including January 31, 2031, by an amount equal to the lesser of (A) 0.5% of the aggregate number of shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our board of directors. The number of shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the ESPP will not exceed an aggregate of 25,000 shares. Our board of directors or a committee of our board of directors will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. The compensation committee will be the initial administrator of the ESPP.

Eligibility
All of the Company employees will be eligible to participate in the ESPP. However, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of stock and other securities of the Company, or a parent or subsidiary corporation of the Company. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period. As of the Closing, we had approximately 381 employees who will be eligible to participate in the ESPP. Additionally, the plan administrator may provide that an employee will not be eligible to participate in an offering period under the Section 423 Component if (i) such employee is a highly compensated employee under Section 414(q) of the Code, (ii) such employee has not met a service requirement designated by the plan administrator, (iii) such employee’s customary employment is for twenty hours per week or less, (iv) such employee’s customary employment is for less than five months in any calendar year and/or (v) such employee is a citizen or resident of a
non-U.S.
jurisdiction or the grant of a right to purchase shares of Class A common stock under the ESPP to such employee would be prohibited under the laws of such
non-U.S.
jurisdiction or the grant of a right to purchase such shares under the ESPP to such employee in compliance with the laws of such
non-U.S.
jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.
Grant of Rights
Stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to twenty-seven
months long. The plan administrator will establish one or more purchase periods within each offering period. The number of purchase periods within, and purchase dates during each offering period, will be established by the plan administrator prior to the commencement of each offering period. The length of the purchase periods will be determined by the plan administrator and may be up to twenty-seven
months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day of the purchase period or such other date as determined by the plan administrator. Payroll deductions for each offering periods under the ESPP will commence for a participant on the first regular payday following the applicable enrollment date of an offering period and will end on the last such payday in the offering period to which such participant’s authorization is applicable, unless sooner terminated or suspended by the participant or plan administrator under the ESPP. The plan administrator may, in its discretion, modify the terms of future offering periods. In
non-U.S.
jurisdictions where participation in the ESPP through payroll deductions is prohibited, the plan administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the ESPP in a form acceptable to the plan administrator in lieu of or in addition to payroll deductions.
The ESPP permits participants to purchase Class A common stock through payroll deductions of a specified percentage or a fixed dollar amount of their eligible compensation, which, in either event, may not be less than 1% and may not be more than the maximum percentage specified by the plan administrator for the applicable offering period or purchase period. In the absence of a contrary designation, such maximum percentage will be 20%. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of Class A common stock as of the first day of the offering period).
On the first trading day of each offering period, each participant will be granted the right to purchase shares of Class A common stock. The right will expire on the earlier of, the end of the applicable offering period, the last purchase date of the offering period, and the date on which the participant withdraws from the ESPP, and will be exercised at that time to the extent of the payroll deductions (or contributions) accumulated during the offering period. The purchase price of the shares, in the absence of a contrary designation, with respect to the Section 423 Component will be 85% of the lower of the fair market value of Class A common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions (and contributions, if applicable) that have not yet been used to purchase shares of Class A common stock. If a participant withdraws from the ESPP during an offering period, the participant cannot rejoin until the next offering period. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and are generally exercisable only by the participant.
Certain Transactions
In the event of certain
non-reciprocal
transactions or events affecting Class A common stock, including, without limitation, any dividend or other distribution, change in control, reorganization, merger, repurchase, redemption, recapitalization, liquidation, dissolution, sale of all or substantially all of our assets or sale or exchange of our shares of Class A common stock, or other similar corporate transaction or event, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In the event of any events or transactions set forth in the immediately preceding sentence or any unusual or non-recurring
events or transactions, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
Plan Amendment; Termination
The plan administrator may amend, suspend or terminate the ESPP at any time. However, shareholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, in excess of the initial pool and annual increase as described above, or changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP. The ESPP will continue until terminated by our board of directors.
Material U.S. Federal Income Tax Consequences
The material federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted a right under the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of: (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term
capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term
capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be
long-term
or
short-term
capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Amended and Restated Charter and Amended and Restated Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Amended and Restated Charter and the Amended and Restated Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Capital Stock
The Amended and Restated Charter authorizes the issuance of 800,000,000 shares, of which 500,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 250,000,000 shares are shares of Class B common stock, par value $0.0001 per share and 50,000,000 shares are shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting
Except as otherwise required by the Amended and Restated Charter, holders of Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders are generally entitled to vote. Each holder of Class A common stock is entitled to one vote per share and each holder of Class B common stock is entitled to one vote per share. Pursuant to the Amended and Restated Charter, the holders of the outstanding shares of Class A common stock and Class B common stock shall be entitled to vote separately as a class upon any amendment to the Amended and Restated Charter (including by merger, consolidation, reorganization or similar event or otherwise) that would alter or change the powers, preferences, or special rights of a class of stock so as to affect them adversely.
Hoya Topco controls approximately 60.6% of the combined voting power of our common stock as a result of its ownership of all of the shares of Class B common stock. Accordingly, Private Equity Owner, through its control of Hoya Topco, controls our business policies and affairs and can control any action requiring the general approval of its stockholders.
Dividends
The holders of Class A common stock are entitled to receive dividends, as and if declared by the Board out of our assets that are by law available for such use. Dividends shall not be declared or paid on the Class B common stock.
Liquidation or Dissolution
Upon our liquidation, dissolution or winding up of our affairs, after payment or provision for payment of the debts and other liabilities of ours as required by law and of the preferential and other amounts, if any, to which the holders of preferred stock shall be entitled, the holders of all outstanding shares of Class A common stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B common stock shall not be entitled to receive any assets of ours in the event of any such liquidation, dissolution or winding up our affairs.
Redemption Rights
We will at all times reserve and keep available out of our authorized and unissued shares of Class A common stock, for the purposes of effecting any redemptions or exchanges pursuant to the applicable provisions of Article IX of the Second A&R LLCA, the number of shares of Class A common stock that are issuable in connection with the redemption or exchange of all outstanding Intermediate Common Units as a result of any Redemption or Direct Exchange (each as defined in the Second A&R LLCA) pursuant to the applicable provisions of Article IX of the Second A&R LLCA, as applicable. In the event that (a) a share of Class A common stock is issued as a result of any Redemption or Direct Exchange of an Intermediate Common Unit pursuant to the applicable provisions of Article IX of the Second A&R LLCA or (b) a Redemption by Cash Payment (as defined in the Second A&R LLCA) is effected with respect to any Intermediate Common Units pursuant to the applicable provisions of Article IX of the Second A&R LLCA, a share of Class B common stock held by such unitholder chosen by us in our sole discretion will automatically and without further action on our part of or the holder thereof be transferred to us for no consideration and thereupon shall automatically be retired and cease to exist, and such share thereafter may not be reissued by us.
Other Provisions
None of the Class A common stock and Class B common stock has any pre-emptive
or other subscription rights.
Preferred Stock
We are authorized to issue up to 50,000,000 shares of preferred stock. The Board is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the approval of the Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Redeemable Warrants
Vivid Seats PubCo IPO Warrants — Public
In connection with the Business Combination, each Horizon IPO Public Warrant was converted into a corresponding Vivid Seats Public IPO Warrant. The terms of the Vivid Seats Public IPO Warrants are identical to those of the Horizon IPO Public Warrants.
Each whole Vivid Seats Public IPO Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The Vivid Seats Public IPO Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Vivid Seats Public IPO Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Vivid Seats Public IPO Warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a Vivid Seats Public IPO Warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Vivid Seats Public IPO Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
We have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Vivid Seats Public IPO Warrants. We will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Vivid Seats Public IPO Warrants in accordance with the provisions of the Amended and Restated Warrant Agreement. If a registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination, holders of Vivid Seats Public IPO Warrants may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the Vivid Seats Public IPO Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Vivid Seats Public IPO Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Vivid Seats Public IPO Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Vivid Seats Public IPO Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00
Once the Vivid Seats Public IPO Warrants become exercisable, we may call the outstanding Vivid Seats Public IPO Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Vivid Seats Public IPO Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each holder of Vivid Seats Public IPO Warrants; and

•
if, and only if, the closing price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Vivid Seats Public IPO Warrant as described under the heading “— Vivid Seats PubCo IPO Warrants — Public —
Anti-Dilution
Adjustments”) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the holders of Vivid Seats Public IPO Warrants.

We will not redeem the Vivid Seats Public IPO Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Vivid Seats Public IPO Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period. If and when the Vivid Seats Public IPO Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Vivid Seats Public IPO Warrants, each holder of such warrants will be entitled to exercise his, her or its Vivid Seats Public IPO Warrants prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Vivid Seats Public IPO Warrant as described under the heading “— Vivid Seats PubCo IPO Warrants — Public —
Anti-Dilution
Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures
A holder of a Vivid Seats Public IPO Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution
Adjustments
If the number of outstanding shares of Class A common stock is increased by a share capitalization or share dividend payable in shares of Class A common stock, or by a split-up
of shares of Class A common stock or other similar event, then, on the effective date of such share capitalization or share dividend, split-up
or similar event, the number of shares of Class A common stock issuable on exercise of each Vivid Seats Public IPO Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock during the
10-trading
day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Vivid Seats Public IPO Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to holders of shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the Vivid Seats Public IPO Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the
365-day
period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) does not exceed $0.50, then the Vivid Seats Public IPO Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share sub-division
or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division,
reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Vivid Seats Public IPO Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the Vivid Seats Public IPO Warrants is adjusted, as described above, the Vivid Seats Public IPO Warrant exercise price will be adjusted by multiplying the Vivid Seats Public IPO Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Vivid Seats Public IPO Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Vivid Seats Public IPO Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Vivid Seats Public IPO Warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Vivid Seats Public IPO Warrants would have received if such holder had exercised their Vivid Seats Public IPO Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Vivid Seats Public IPO Warrants will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market,

or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the Vivid Seats Public IPO Warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the
Black-Scholes
Warrant Value (as defined in the Amended and Restated Warrant Agreement) of the Vivid Seats Public IPO Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Vivid Seats Public IPO Warrants when an extraordinary transaction occurs during the exercise period of the Vivid Seats Public IPO Warrants pursuant to which the holders of the Vivid Seats Public IPO Warrants otherwise do not receive the full potential value of the Vivid Seats Public IPO Warrants.
The Vivid Seats Public IPO Warrants are governed by the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Horizon. The Amended and Restated Warrant Agreement provides that the terms of the Vivid Seats Public IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the Amended and Restated Warrant Agreement to the description of the terms of the Vivid Seats Public IPO Warrants and the Amended and Restated Warrant Agreement set forth in this prospectus related to Horizon’s IPO, or defective provision, but requires the approval by the holders of at least 65% of the then outstanding Vivid Seats Public IPO Warrants to make any change that adversely affects the interests of the registered holders of Vivid Seats Public IPO Warrants and, solely with respect to any amendment to the terms of the Vivid Seats Private Placement IPO Warrants or any provision of the Amended and Restated Warrant Agreement with respect to the Vivid Seats Private Placement IPO Warrants, 65% of the then outstanding Vivid Seats Private Placement IPO Warrants. You should review a copy of the Amended and Restated Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Vivid Seats Public IPO Warrants.
The Vivid Seats Public IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Vivid Seats Public IPO Warrants being exercised. The holders of the Vivid Seats Public IPO Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Vivid Seats Public IPO Warrants and receive shares of Vivid Sears Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Vivid Seats Public IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Vivid Seats PubCo IPO Warrants — Private
In connection with the Business Combination, each Horizon IPO Private Placement Warrant was converted into a corresponding Vivid Seats Private Placement IPO Warrant.
Except as described below, the Vivid Seats Private Placement IPO Warrants have terms and provisions that are identical to those of the Vivid Seats Public IPO Warrants. The Vivid Seats Private Placement IPO Warrants (including the shares of Class A common stock issuable upon exercise of such Vivid Seats Private Placement IPO Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to officers, directors and affiliates of Sponsor) and they will not be redeemable. Sponsor or its permitted transferees will have certain registration rights with respect to the Class A common stock underlying the Vivid Seats Private Placement IPO Warrants.

Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants
In connection with the Business Combination, we issued the Vivid Seats PubCo $10.00 Exercise Warrants and the Vivid Seats PubCo $15.00 Exercise Warrants. The Vivid Seats PubCo $10.00 Exercise Warrants and the Vivid Seats PubCo $15.00 Exercise Warrants have identical terms (other than with respect to exercise price) and were each issued pursuant to a warrant agreement between Horizon and Continental Stock Transfer & Trust Company, filed as exhibits to the registration statement of which this propsectus forms a part, substantially in the form of the Form of New Warrant Agreement.
The Form of New Warrant Agreement is substantially consistent with the Amended and Restated Warrant Agreement other than with respect to the following key terms:

•	The Form of New Warrant Agreement excludes references to ownership through The Depository Trust Company;

•	The Form of New Warrant Agreement reflects the fact that the Vivid Seats PubCo $10.00 Exercise Warrants and Vivid Seats PubCo $15.00 Exercise Warrants were not issued as part of a unit;

•	The Form of New Warrant Agreement does not distinguish between “private” and “public” warrants;

•	The Vivid Seats PubCo $10.00 Exercise Warrants and the Vivid Seats PubCo $15.00 Exercise Warrants terminate on the date that is ten years after the date of completion of the Business Combination;

•	The Form of New Warrant Agreement does not provide for the redemption of the Vivid Seats PubCo $10.00 Exercise Warrants or the Vivid Seats PubCo $15.00 Exercise Warrants;

•	The underlying value for purposes of warrant exercise makes reference to the last reported sale price; and

•	The Form of New Warrant Agreement excludes provisions contingent upon the consummation of the Business Combination.
Vivid Seats PubCo Class B Warrants
In connection with the Business Combination, we issued the Vivid Seats PubCo Class B Warrants. Each Vivid Seats PubCo Class B Warrant will exercise automatically upon the exercise of a corresponding Hoya Intermediate Warrant. The terms of the Hoya Intermediate Warrants have terms substantially consistent with the Vivid Seats PubCo $10.00 Exercise Warrants and the Vivid Seats PubCo $15.00 Exercise Warrants.
Choice of Forum
The Amended and Restated Charter provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Charter or Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. The Amended and Restated Charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Anti-Takeover
Effects of Provisions of the Amended and Restated Charter and Amended and Restated Bylaws
The provisions of the Amended and Restated Charter and Amended and Restated Bylaws and of the DGCL summarized below may have an anti-takeover
effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.
The Amended and Restated Charter and the Amended and Restated Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Board.
These provisions include:

•
Action by Written Consent; Special Meetings of Stockholders
. The Amended and Restated Charter provides that, following the time Private Equity Owner and its affiliated companies cease to beneficially own in the aggregate fifty percent (50%) of the voting control of us, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Amended and Restated Charter and the Amended and Restated Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of our stockholders may be called only (i) by or at the direction of the Board or the chair of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies or (ii) prior to the date on which Private Equity Owner and its affiliated companies cease to beneficially own at least thirty percent (30%) of the voting control of us, by the chair of the Board at the written request of the holders of a majority of the voting power of the then outstanding shares of voting stock in the manner provided for in the Amended and Restated Bylaws.

•
Advance Notice Procedures
. The Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Amended and Restated Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Amended and Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

•
Authorized but Unissued Shares
. Our authorized but unissued shares of Class A common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Class A common stock by means of a proxy contest, tender offer, merger or otherwise.

•
Business Combinations with Interested Stockholders
. The Amended and Restated Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover
law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover
effects of Section 203. Nevertheless, the Amended and Restated Charter contains provisions that have a similar effect to Section 203, except that they provide that Sponsor, Hoya Topco, and the Private Equity Owner, and their respective affiliates and successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

•
Director Designees; Classes of Directors
. Pursuant to the Amended and Restated Charter, the directors of the Board are divided into three classes, with each class serving staggered three year terms. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
No Cumulative Voting for Directors
. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Amended and Restated Charter does not provide for cumulative voting. As a result, the holders of shares of common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•
Restriction on Issuance of Class
 B Common Stock
. No shares of Class B common stock may be issued by us except to a holder of Intermediate Common Units, such that after such issuance the holder of shares of Class B common stock holds an identical number of Intermediate Common Units and shares of Class B common stock. The Intermediate Common Units are held by us and Hoya Topco and such Intermediate Common Units are subject to transfer restrictions set forth in the Second A&R LLCA. The restriction on issuance of Class B common stock and the restriction on transfer of Intermediate Common Units could make it more difficult for a third party to obtain control of us from Hoya Topco, which controls our business policies and affairs and will control any action requiring the general approval of stockholders by virtue of its ownership of all outstanding Class B common stock.

Limitations on Liability and Indemnification of Officers and Directors
The Amended and Restated Charter limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement of expenses. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Corporate Opportunity
The Amended and Restated Charter provides that, to the fullest extent permitted by law, (a) we renounce any interest or expectancy in a transaction or matter that may be a corporate opportunity for us and (b) the Private Equity Owner and/or its affiliated companies or Sponsor and/or its affiliates companies and/or their respective directors, members, managers and/or employees have no duty to present such corporate opportunity to us.
Transfer Agent and Registrar
The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants
Our Class A common stock and Vivid Seats Public IPO Warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Our authorized common stock consists of Class A common stock and Class B common stock. See “Description of Capital Stock.”
Beneficial ownership of shares of our common stock is based on 76,948,433 shares of Class A common stock and 118,200,000 shares of Class B common stock issued and outstanding as of December 15, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. Unless otherwise noted, the business address of each of those listed in the table below is 111 N. Canal Street, Suite 800, Chicago, IL 60606.

	Class A Common Stock		Class B Common Stock		Combined Voting Power (%) (1)
Name and Address of Beneficial Owner	Number	%	Number	%
Five Percent Holders:	—	—
Hoya Topco, LLC (2)	—	—	124,200,000	100.00	61.75
Eldridge Industries, LLC (3)	100,243,630	81.74	—	—	41.62
Directors and Executive Officers:
Stanley Chia	—	—	—	—	—
Lawrence Fey	—	—	—	—	—
Jon Wagner	—	—	—	—	—
Riva Bakal	—	—	—	—	—
David Morris	—	—	—	—	—
Todd Boehly (3)	100,243,630	81.74	—	—	41.62
Jane DeFlorio	—	—	—	—	—
Craig Dixon	—	—	—	—	—
Julie Masino	—	—	—	—	—
Martin Taylor	—	—	—	—	—
Mark Anderson	—	—	—	—	—
David Donnini	—	—	—	—	—
Tom Ehrhart	—	—	—	—	—
All directors and executive officers, as a group (13 individuals)	100,243,630	81.74	—	—	41.62

(1)
Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share.

(2)
GTCR Fund XI/B LP (“GTCR Fund XI/B”), GTCR Fund XI/C LP (“GTCR Fund XI/C”) and certain other entities affiliated with GTCR LLC (“GTCR”) have the right to appoint a majority of the members of the board of managers of Hoya Topco, LLC. GTCR Partners XI/B LP (“GTCR Partners XI/B”) is the general partner of GTCR Fund XI/B. GTCR Partners XI/A&C LP (“GTCR Partners XI/A&C”) is the general partner of GTCR Fund XI/C LP. GTCR Investment XI LLC (“GTCR Investment XI”) is the general partner of each of GTCR Partners XI/B and GTCR Partners XI/A&C. GTCR Investment XI is managed by a board of managers consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the securities reported herein. As such, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities reported herein. Each of them disclaims any such beneficial ownership. The address for each of the entities and individuals listed in this footnote is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654. Such amount includes shares of Class B common stock issuable in connection with 6,000,000 Vivid Seats PubCo Class B Warrants. The following table sets forth our directors’ and named executive officers’ direct and indirect beneficial ownership interests in Hoya Topco, LLC, excluding, in the case of directors, any shares indirectly owned by such individuals as a result of his or her partnership interest in GTCR or its affiliates.

Name of Beneficial Owner	Class B Units	Class B-1 Incentive Units	Class C Units (a)	Percentage of Class C Units Beneficially Owned	Class D Units	Class E Units
Stanley Chia (b)	—	450,000	—	—	—	500,765
Lawrence Fey (c)	—	110,000	—	—	440,000	—
Jon Wagner (d)	—	77,000	—	—	330,000	—
Riva Bakal (e)	—	55,000	—	—	320,000	—
David Morris	—	—	—	—	—	—

(a)	The Class C Units are the voting securities of Hoya Topco, LLC.
(b)	Includes vested and unvested interests. Excludes 450,000 phantom units of Hoya Topco. Such Class E Units are profit interests of Hoya Topco.
(c)	Includes vested and unvested interests. Excludes 110,000 phantom units of Hoya Topco. Such Class D Units are profit interests of Hoya Topco.
(d)	Includes vested and unvested interests. Excludes 77,000 phantom units of Hoya Topco. Such Class D Units are profit interests of Hoya Topco.
(e)	Includes vested and unvested interests. Excludes 55,000 phantom units of Hoya Topco. Such Class D Units are profit interests of Hoya Topco.
(3)
Interests shown consist of shares of Class A common stock held by Sponsor, Post Portfolio Trust, LLC (“PPT”) and DraftKings Inc. (“DraftKings”). Interests shown include 15,550,000 shares of Class A common stock held by Sponsor

(including 50,000 shares of Class A common stock received by Sponsor in the Exchange), 36,507,173 shares of our Class A common stock purchased by

PPT that were originally issued in the PIPE Subscription and 2,500,000 shares of our Class A common stock purchased by DraftKings in the PIPE Subscription. In addition, such amount includes shares of Class A common stock issuable in connection with 17,000,000 Vivid Seats PubCo $10.00 Exercise Warrants, 17,000,000 Vivid Seats PubCo $15.00 Exercise Warrants, 5,166,666 Vivid Seats PubCo IPO Public Warrants and 6,519,791 Vivid Seats PubCo IPO Private Placement Warrants, which warrants are exercisable after thirty (30) days from the Closing. Sponsor and PPT are indirectly controlled by Eldridge Industries, LLC (“Eldridge”). DraftKings has appointed Todd L. Boehly (“Mr. Boehly”) as its true and lawful proxy and attorney-in-fact,
with full power of substitution, for and in the name, place and stead of DraftKings, to represent it at all annual and special meetings of our stockholders and all written consents of our stockholders with respect to the shares of Class A common stock held by DraftKings and to vote such shares at any meeting of our stockholders, however called, and at any adjournment or adjournments thereof, or in connection with any written consent of our stockholders, and to otherwise do all things which DraftKings might do if present and acting itself with respect to such shares. As such, Mr. Boehly may be deemed to have voting power with respect to the shares held by DraftKings, for so long as DraftKings still holds such shares and expiring one year after Closing. Mr. Boehly is also the indirect controlling member of Eldridge, and in such capacity, may be deemed to have voting and dispositive power with respect to the shares held by Sponsor and PPT. Eldridge is a private investment firm specializing in providing both equity and debt capital. Mr. Boehly is the Chairman, Chief Executive Officer and controlling member of Eldridge. The address of DraftKings is 222 Berkeley Street, Boston, MA 02116. The address for each of the other entities and individual listed in this footnote is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

SELLING SHAREHOLDERS
This prospectus relates to the resale from time to time of (i) an aggregate of 63,067,173 shares of Class A common stock, including (a) 47,517,173 shares of Class A common stock issued to certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Business Combination and (b) 15,550,000 shares of Class A common stock held by Sponsor, and (ii) 45,686,457 warrants to purchase Class A common stock, including (a) 6,519,791 Vivid Seats Private Placement IPO Warrants, (b) 5,166,666 Vivid Seats Public IPO Warrants, held by Sponsor, (c) 17,000,000 Vivid Seats PubCo $10.00 Exercise Warrants and (d) 17,000,000 Vivid Seats PubCo $15.00 Exercise Warrants by the Selling Shareholders. This prospectus also relates to (x) the issuance by us and resale by the Selling Shareholders from time to time of (i) up to 45,686,457 shares of Class A common stock issuable upon the exercise of these warrants and (ii) up to 124,200,000 shares of Class A common stock issuable upon exchange of Intermediate Common Units held by Hoya Topco, including 6,000,000 Intermediate Common Units issuable in the future pursuant to the exercise of warrants held by Hoya Topco, and (y) the issuance by us of up to 12,966,112 shares of Class A common stock issuable upon the exercise of Vivid Seats Public IPO Warrants held by shareholders other than Sponsor.
The Selling Shareholders may from time to time offer and sell any or all of the shares of Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Class A common stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of shares of Class A common stock and warrants that the Selling Shareholders may offer pursuant to this prospectus.

	Before the Offering				After the Offering
Name of Selling Shareholder	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Hoya Topco, LLC (1)	124,200,000	—	124,200,000	—		—	—	—
Eldridge Industries, LLC (2)	52,057,173	45,686,457	52,057,173	45,686,457	—	—	—	—
DraftKings Inc. (3)	2,500,000	—	2,500,000	—	—	—	—	—
Vivid Public Holdings, LLC (4)	5,000,000	—	5,000,000	—	—	—	—	—
The Restated 2012 Irrevocable Trust F/B/O Ashley De Simone (5)	10,000	—	10,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC (6)	500,000	—	500,000	—	—	—	—	—
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio (7)(8)	349,175	—	349,175	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund (7)(9)	2,429,670	—	2,429,670	—	—	—	—	—
Fidelity NorthStar Fund — Sub D (7)(10)	98,810	—	98,810	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust (7) (11)	35,594	—	35,594	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund (7) (12)	86,751	—	86,751	—	—	—	—	—

(1)
Shares offered hereby include 124,200,000 shares of Class A common stock issuable upon exchange of Intermediate Common Units held by Hoya Topco, including 6,000,000 Intermediate Common Units issuable in the future pursuant to the exercise of warrants held by Hoya Topco. GTCR Fund XI/B LP (“GTCR Fund XI/B”), GTCR Fund XI/C LP (“GTCR Fund XI/C”) and certain other entities affiliated with GTCR LLC (“GTCR”) have the right to appoint a majority of the members of the board of managers of Hoya Topco, LLC. GTCR Partners XI/B LP (“GTCR Partners XI/B”) is the general partner of GTCR Fund XI/B. GTCR Partners XI/A&C LP (“GTCR Partners XI/A&C”) is the general partner of GTCR Fund XI/C LP. GTCR Investment XI LLC (“GTCR Investment XI”) is the general partner of each of GTCR Partners XI/B and GTCR Partners XI/A&C. GTCR Investment XI is managed by a board of managers consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the securities reported herein. As such, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities reported herein. Each of them disclaims any such beneficial ownership. The address for each of the entities and individuals listed in this footnote is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654.

(2)
Securities offered hereby include (i) 15,550,000 shares of Class A common stock held by Sponsor, (ii) 36,507,173 shares of Class A common stock held by PPT and (iii) 45,686,457 warrants to purchase shares of Class A common stock held by Sponsor (and including the 45,686,457 shares of Class A common stock underlying such warrants held by Sponsor). Sponsor and PPT are indirectly controlled by Eldridge. Mr. Boehly is the indirect controlling member of Eldridge, and in such capacity, may be deemed to have voting and dispositive power with respect to the shares and warrants. Eldridge is a private investment firm specializing in providing both equity and debt capital. Mr. Boehly is the Chairman, Chief Executive Officer and controlling member of Eldridge. The address for each of the entities and individual listed in this footnote is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(3)
DraftKings has appointed Mr. Boehly as its true and lawful proxy and attorney-in-fact,
with full power of substitution, for and in the name, place and stead of DraftKings, to represent it at all annual and special meetings of our stockholders and all written consents of our stockholders with respect to these shares of Class A common stock and to vote these shares at any meeting of our stockholders, however called, and at any adjournment or adjournments thereof, or in connection with any written consent of our stockholders, and to otherwise do all things which DraftKings might do if present and acting itself with respect to the these shares, for so long as DraftKings still holds such shares and expiring one year after Closing. The address of DraftKings is 222 Berkeley Street, Boston, MA 02116.

(4)
Vivid Public Holdings, LLC; DLHPII Public Investments, LLC; DLHPII Investment Holdings, LLC; Delaware Life Holdings Parent II, LLC; Delaware Life Holdings Manager, LLC; and Mark R. Walter have shared voting and dispositive power of 5,000,000 shares of Class A common stock. Vivid Public Holdings, LLC directly holds the Class A common stock. Vivid Public Holdings, LLC is a wholly-owned subsidiary of DLHPII Public Investments, LLC (“Public Investments”). Public Investments is a wholly-owned subsidiary of DLHPII Investment Holdings, LLC (“Investment Holdings”). Investment Holdings is a wholly-owned subsidiary of Delaware Life Holdings Parent II, LLC (“Parent”). Each of Vivid Public Holdings, LLC, Public Investments, Investment Holdings and Parent is managed by Delaware Life Holdings Manager, LLC (“Manager”) and each of Parent and Manager is controlled by Mr. Mark R. Walter (“Mr. Walter”). Each of Public Investments, Investment Holdings, Parent, Manager and Mr. Walter may be deemed to indirectly share voting and dispositive power over the securities held directly by Vivid Public Holdings, LLC, and as a result, may be deemed to have or share beneficial ownership of some or all of the shares held directly by Vivid Public Holdings, LLC. Each of Public Investments, Investment Holdings, Parent, Manager and Mr. Walter disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of Vivid Public Holdings, LLC is 227 W. Monroe Suite 5000, Chicago, IL 60606.

(5)
The Goldman Sachs Trust Company of Delaware is the trustee of the Restated 2012 Irrevocable Trust F/B/O Ashley DeSimone. Each of Ashley DeSimone, as investment advisor of the Restated 2012 Irrevocable Trust F/B/O Ashley DeSimone, the Goldman Sachs Trust Company of Delaware, as trustee, and Glenn J. Morley, as Vice President of the Goldman Sachs Trust Company of Delaware, share voting and dispositive power over the securities held by the Restated 2012 Irrevocable Trust F/B/O Ashley DeSimone, and as a result, may be deemed to have or share beneficial ownership of such securities. The address of the Restated 2012 Irrevocable Trust F/B/O Ashley DeSimone is 200 Bellevue Parkway, Suite 500, Wilmington, DE 19089.

(6)
Schonfeld Strategic Advisors LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of Schonfeld Strategic 460 is 460 Park Ave., Fl. 19, New York, NY 10022.

(7)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(8)
The address of Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.

(9)	The address of Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund is Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.
(10)
The address of Fidelity NorthStar Fund – Sub D by its manager Fidelity Investments Canada ULC is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity NorthStar Fund — Sub D.

(11)
The address of Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity U.S. Growth Opportunities Investment Trust.

(12)
The address of Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of Class A common stock and warrants.
Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of Class A common stock or warrants registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of Class A common stock or warrants in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the Selling Shareholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Stockholders’ Agreement
At the Closing, we entered into the Stockholders’ Agreement with Sponsor and Hoya Topco, pursuant to which, among other things, Private Equity Owner was granted certain rights to designate directors for election to the Board (and the voting parties will vote in favor of such designees). Such director nomination rights of Hoya Topco and Sponsor shall step down as their respective aggregate ownership interests in us decrease.
In addition to the aforementioned nomination rights, pursuant to the Stockholders’ Agreement, Sponsor and Hoya Topco will agree, subject to limited exceptions, not to transfer shares of our common stock or warrants to purchase shares of our common stock held by Hoya Topco (and, in certain circumstances, certain of Hoya Topco’s members and their affiliates) or held by Sponsor or any of its affiliates for a
lock-up
period (the
“Lock-up
Period”) after Closing as follows: (i) 50.0% of such shares and warrants will be subject to lock-up
restrictions until the six (6) month anniversary of Closing and (ii) 50.0% of such shares and warrants will be subject to lock-up
restrictions until the twelve (12) month anniversary of Closing; provided that 50.0% of these shares and warrants shall be released from the lock-up
early upon the occurrence of both (a) the post-Closing share price exceeding $15.00 per share for twenty (20) trading days within a consecutive thirty (30)-trading day period commencing at least five (5) months after Closing and (b) the average daily trading volume exceeding one million (1,000,000) during such period.
The Stockholders’ Agreement also provides for, among other things, our obligation to maintain “controlled company” qualification (under applicable stock exchange rules) unless otherwise agreed by Hoya Topco and certain other voting agreements of Sponsor and Hoya Topco with respect to us.
Registration Rights Agreement
At the Closing, we, Sponsor and Hoya Topco amended and restated the Registration and Shareholder Rights Agreement, dated as of August 25, 2020, by and between Horizon and Sponsor. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement for a shelf registration on Form
S-1
or Form
S-3
within 30 days following Closing and Sponsor and Hoya Topco will be granted certain customary registration rights with respect to our securities.
Tax Receivable Agreement
At the Closing, we entered into the Tax Receivable Agreement with Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders. Pursuant to the Tax Receivable Agreement, we will generally be required to pay Hoya Topco and the other TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., us and applicable consolidated, unitary, or combined subsidiaries thereof) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

•
existing tax basis in certain assets of Hoya Intermediate and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service;

•
tax basis adjustments resulting from taxable exchanges of Intermediate Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from a TRA Holder pursuant to the terms of the Second A&R LLCA;

•	certain tax attributes of Blocker Corporations holding Intermediate Common Units that are acquired directly or indirectly by us pursuant to a Reorganization Transaction;

•
certain tax benefits realized by us as a result of certain U.S. federal income tax allocations of taxable income or gain away from us and to other members of Hoya Intermediate and deductions or losses to us and away from other members of Hoya Intermediate, in each case, as a result of the Business Combination; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.

Second A&R LLCA
We operate our business through Hoya Intermediate and its subsidiaries. At the Closing, we and Hoya Topco entered into the Second A&R LLCA of Hoya Intermediate, which sets forth, among other things, the rights and obligations of the board of managers and members of Hoya Intermediate. Pursuant to the Second A&R LLCA, for so long as any holder of Intermediate Common Units holds at least 5% or more of such outstanding Intermediate Common Units, Hoya Intermediate will use its reasonable best efforts to provide (or cause to be provided) at Hoya Intermediate’s expense, any accounting, tax, legal, insurance and administrative support to such holder and its affiliates as such holder may reasonably request.
PIPE Subscription Agreements
In connection with the execution of the Transaction Agreement, we and Horizon entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, an aggregate of 22,500,000 shares of our Class A common stock, in a private placement for a purchase price of $10.00 per share, for aggregate gross proceeds of $225.0 million. In the event that redemptions of Horizon Class A ordinary shares reduced the Transaction Proceeds to an amount below

$769.0 million, Sponsor agreed to increase its commitment to the PIPE Subscription by a corresponding amount (the “Sponsor Backstop Commitment”). In consideration for the Sponsor Backstop Commitment, Hoya Intermediate

paid Sponsor $11.7 million in cash at Closing. As a result of the Sponsor Backstop Commitment, the PIPE Investors purchased an aggregate of 47,517,173 shares of our Class A common stock, for aggregate gross proceeds of $475.2 million. Pursuant to the Subscription Agreements, the PIPE Investors were granted certain customary registration rights.
Sponsor Agreement
On April 21, 2021, Horizon entered into the Sponsor Agreement with Sponsor, Horizon and Hoya Topco. Pursuant to the Sponsor Agreement, among other things, Sponsor agreed to vote in favor of the Transaction Agreement and the business combination, in each case, subject to the terms and conditions contemplated by the Sponsor Agreement. Sponsor also agreed to certain transfer restrictions on its lock-up
shares during the
Lock-up
Period, in each case, subject to limited exceptions as contemplated thereby.
Policies and Procedures for Related Person Transactions
The Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF CLASS A COMMON STOCK AND WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our Class A common stock and warrants, which we collectively refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or
non-U.S.
tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock or warrants.
This discussion is limited to holders of our Class A common stock or warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our securities under the constructive sale provisions of the Code;

•	persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity, and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our securities and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR
NON-U.S.
TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Class A common stock or warrants that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.
If we make distributions of cash or property on our Class A common stock, the gross amount of distributions made with respect to the Class A common stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A common stock, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants” below.
With respect to
non-corporate
U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, then non-corporate
U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class
 A Common Stock and Warrants.
Upon a sale or other taxable disposition of our Class A common stock or warrants, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of such gain or loss is equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrant generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. In the case of any shares of Class A common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of Class A common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Class A common stock or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate
U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Exercise, Lapse, or Redemption of a Warrant.
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. A U.S. Holder’s tax basis in a share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. The U.S. Holder’s holding period for the share of Class A common stock received upon exercise of the warrant generally will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free,
either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free
situation, a U.S. Holder’s basis in the share of Class A common stock received would equal the holder’s basis in the warrants used to effect the cashless exercise. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Class A common stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised and the exercise price of such warrants. A U.S. Holder’s holding period for the Class A common stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions.
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this registration statement captioned “Description of Capital Stock — Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”). Such constructive distributions would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its warrants should be increased to the extent of any constructive distribution treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding
. Distributions with respect to the Class A common stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of the Class A common stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S.
Holders
For purposes of this discussion, a
“Non-U.S.
Holder” is any beneficial owner of our Class A common stock or warrants that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.
Taxation of Distributions.
If we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a
Non-U.S.
Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants.”
Subject to the discussion below on effectively connected income, dividends paid to a
Non-U.S.
Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the
Non-U.S.
Holder furnishes a valid IRS Form
W-8BEN
or
W-8BEN-E
(or other applicable documentation) certifying qualification for the lower treaty rate). A
Non-U.S.
Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Non-U.S.
Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a
Non-U.S.
Holder are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the
Non-U.S.
Holder maintains a permanent establishment in the United States to which such dividends are attributable), the
Non-U.S.
Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the
Non-U.S.
Holder must furnish to the applicable withholding agent a valid IRS Form
W-8ECI,
certifying that the dividends are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
Non-U.S.
Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Class
 A Common Stock and Warrants
. A
Non-U.S.
Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock or warrants (including an expiration of warrants) unless:

•
the gain is effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the
Non-U.S.
Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our Class A common stock and warrants constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A
Non-U.S.
Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the
Non-U.S.
Holder (even though the individual is not considered a resident of the United States), provided the
Non-U.S.
Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our
non-U.S.
real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock and warrants by a
Non-U.S.
Holder will not be subject to U.S. federal income tax if our Class A common stock and warrants are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such
Non-U.S.
Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the
Non-U.S.
Holder’s holding period.
Non-U.S.
Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise, Lapse, or Redemption of a Warrant
. The characterization for U.S. federal income tax purposes of the exercise, redemption or lapse of a warrant held by a
Non-U.S.
Holder will generally correspond to the characterization described under “— U.S. Holders — Exercise, Lapse, or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described above in “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants.”
Possible Constructive Distributions
. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Capital Stock — Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The
Non-U.S.
Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the
Non-U.S.
Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock. Such constructive distribution to a
Non-U.S.
Holder of warrants would be treated as if such
Non-U.S.
Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding
. Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its
non-U.S.
status, such as by furnishing a valid IRS Form
W-8BEN,
W-8BEN-E,
or
W-8ECI,
or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the
Non-U.S.
Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock and warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock and warrants conducted through a
non-U.S.
office of a
non-U.S.
broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the
Non-U.S.
Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
Non-U.S.
Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to
non-U.S.
financial institutions and certain other
non-U.S.
entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid, or constructive distributions deemed paid, if any, with respect to our warrants, to a “foreign financial institution” or a
“non-financial
foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial
foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial
foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant
foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION
The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of our Class A common stock or warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of their shares of Class A common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•
block trades in which the broker-dealer will attempt to sell the shares of Class A common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders, including in-kind distributions;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of Class A common stock or warrants at a stipulated price per share or warrant; and

•	a combination of any such methods of sale.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock or warrants owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our Class A common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A common stock or warrants or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock or warrants in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Class A common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholders from the sale of shares of our Class A common stock or warrants offered by them will be the purchase price of such shares of our Class A common stock or warrants less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.
The Selling Shareholders also may in the future resell a portion of our Class A common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Class A common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Class A common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our Class A common stock and warrants offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the

Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
Selling Shareholders may use this prospectus in connection with resales of shares of our Class A common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our Class A common stock or warrants and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our Class A common stock or warrants.
A Selling Shareholder that is an entity may elect to make an in-kind
distribution of Class A common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock and warrants to be offered and sold pursuant to this prospectus, which we expect to be approximately $706,000.

LEGAL MATTERS
Latham & Watkins LLP has passed upon the validity of the Class A common stock and warrants offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of Horizon Acquisition Corporation as of December 31, 2020 and for the period from June 12, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The balance sheet of Vivid Seats Inc. as of March 29, 2021, included in this prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Hoya Intermediate, LLC as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
HORIZON ACQUISITION CORPORATION — UNAUDITED FINANCIAL STATEMENTS
Condensed Balance Sheets as of September 30, 2021 (unaudited) and December 31, 2020	F-2
Unaudited Condensed Statements of Operations for the for the Three Months Ended September 30, 2021 and 2020 and for the Nine Months Ended September 30, 2021 and the Period from June 12, 2020 (inception) through September 30, 2020
F-3
Unaudited Condensed Statements of Changes in Shareholders’ Equity (Deficit) for the Nine Months Ended September 30, 2021 and for the Period From June 12, 2020 (inception) through September 30, 2020	F-4
Unaudited Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2021 and for the Period from June 12, 2020 (inception) through September 30, 2020	F-5
Notes to Unaudited Condensed Financial Statements	F-6

HORIZON ACQUISITION CORPORATION — AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-24
Balance Sheet as of December 31, 2020 (As Restated)	F-25
Statement of Operations for the period from June 12, 2020 (inception) through December 31, 2020 (As Restated)	F-26
Statement of Changes in Shareholders’ Deficit for the period from June 12, 2020 (inception) through December 31, 2020 (As Restated)	F-27
Statement of Cash Flows for the period from June 12, 2020 (inception) through December 31, 2020 (As Restated)	F-28
Notes to Financial Statements (As Restated)	F-29

HOYA INTERMEDIATE, LLC — UNAUDITED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets as of December 31, 2020 and September 30, 2021	F-47
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	F-48
Condensed Consolidated Statements of Redeemable Preferred Units and Members’ Equity (Deficit)	F-49
Condensed Consolidated Statements of Cash Flows	F-51
Notes to Condensed Consolidated Financial Statements	F-52

HOYA INTERMEDIATE, LLC — AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-65
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019	F-66
Consolidated Statements of Operations and Comprehensive Loss	F-67
Consolidated Statements of Redeemable Preferred Units and Members’ Equity (Deficit)	F-68
Consolidated Statements of Cash Flows	F-69
Notes to Consolidated Financial Statements	F-70

VIVID SEATS INC. — FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-96
Balance Sheets as of March 29, 2021 (Audited) and September 30, 2021 (Unaudited)	F-97
Notes to Balance Sheets	F-98

HORIZON ACQUISITION CORPORATION
CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)	(restated)
Assets
Current assets:
Cash	$18,015,392	$941,474
Prepaid expenses	217,702	333,528

Total current assets	18,233,094	1,275,002
Investments held in Trust Account	544,027,261	544,002,795

Total Assets	$562,260,355	$545,277,797

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$132,163	$103,824
Accrued expenses	2,974,440	340,625

Total current liabilities	3,106,603	444,449
Derivative warrant liabilities	41,909,420	35,746,280
Deferred underwriting commissions	13,614,452	13,614,452

Total liabilities	58,630,475	49,805,181

Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 54,398,433 shares at $10.00 per share redemption value at September 30, 2021 and December 31, 2020	543,984,330	543,984,330

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 13,599,608 shares issued and outstanding	1,360	1,360
Accumulated deficit	(40,355,810)	(48,513,074)

Total shareholders’ deficit	(40,354,450)	(48,511,714)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$562,260,355	$545,277,797

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30, 2021	For the Period from June 12, 2020 (Inception) through September 30, 2020
	2021	2020
General and administrative expenses	$968,914	$126,442	$3,210,733	$143,623

Loss from operations	(968,914)	(126,442)	(3,210,733)	(143,623)
Other income (expense)
Other income	—	—	25,000,000	—
Change in fair value of derivative warrant liabilities	1,972,210	(16,024,190)	(6,163,140)	(16,024,190)
Financing costs — derivative warrant liabilities	—	(578,950)	—	(578,950)
Interest income	6,126	—	6,670	—
Net gain from investments held in Trust Account	8,215	2,139	24,467	2,139

Income before provision for income taxes	1,017,637	(16,727,443)	15,657,264	(16,744,623)
Provision for income taxes	—	—	7,500,000	—

Net income (loss)	$1,017,637	$(16,727,443)	$8,157,264	$(16,744,623)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	54,398,433	54,279,556	54,398,433	54,279,556

Basic and diluted net income (loss) per share, Class A ordinary shares	0.00	0.00	0.32	0.00

Basic and diluted weighted average shares outstanding of Class B ordinary shares	13,599,608	12,935,010	13,599,608	12,935,010

Basic and diluted net loss per share, Class B ordinary shares	0.07	(1.29)	(0.69)	(1.29)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Ordinary Shares				Additional Paid-in		Total
	Class A		Class B			Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — December 31, 2020 (Restated)	—	—	13,599,608	1,360	—	(48,513,074)	(48,511,714)
Net income	—	—	—	—	—	7,673,935	7,673,935

Balance — March 31, 2021 (Restated)	—	$—	13,599,608	$1,360	$—	$(40,839,139)	$(40,837,779)
Net loss	—	—	—	—	—	(534,308)	(534,308)

Balance — June 30, 2021 (Restated)	—	$—	13,599,608	$1,360	$—	$(41,373,447)	$(41,372,087)
Net income	—	—	—	—	—	1,017,637	1,017,637

Balance — September 30, 2021 (unaudited)	—	$—	13,599,608	$1,360	$—	$(40,355,810)	$(40,354,450)

FOR THE PERIOD FROM JUNE 12, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020
	Ordinary Shares				Additional Paid-in		Total
	Class A		Class B			Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — June 12, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	14,375,000	1,438	23,562	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	4,694,247	—	4,694,247
Forfeiture of Class B ordinary shares	—	—	(581,250)	(59)	59	—	—
Accretion of class A ordinary shares subject to redemption amount (Restated)	—	—	—	—	(4,717,887)	(30,897,027)	(35,614,914)
Net loss	—	—	—	—	—	(16,744,623)	(16,744,623)

Balance — September 30, 2020 (Restated)	—	$—	13,793,750	$1,379	$(19)	$(47,641,649)	$(47,640,289)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HORIZON ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the Nine Months Ended September 30, 2021	For the Period from June 12, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net income (loss)	$8,157,264	$(16,744,623)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	6,163,140	16,603,140
Net gain on investments held in Trust Account	(24,467)	—
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	—	25,000
Changes in operating assets and liabilities:
Accounts payable	28,339	12,069
Prepaid expenses	115,827	(391,685)
Accrued expenses	2,633,815	47,555

Net cash provided by (used in) operating activities	17,073,918	(448,544)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(543,986,470)

Net cash used in investing activities	—	(543,986,470)

Cash Flows from Financing Activities:
Proceeds from note payable to related parties	—	(184,835)
Proceeds received from initial public offering, gross	—	543,984,330
Proceeds received from private placement	—	9,779,687
Offering costs paid	—	(8,165,986)

Net cash provided by financing activities	—	545,413,196

Net increase in cash	17,073,918	978,182
Cash — beginning of the period	941,474	—

Cash — end of the period	$18,015,392	$978,182

Supplemental disclosure of noncash financing activities:
Offering costs included in accrued expenses	$—	$85,000

Offering costs paid through note payable to Sponsor	$—	$184,835

Forfeiture of Class B ordinary shares	$—	$59

Deferred underwriting commissions	$—	$13,614,452

The accompanying notes are an integral part of these unaudited condensed financial statements.

Note 1 — Description of Organization, Business Operations and Basis of Presentation
Organization and General
Horizon Acquisition Corporation (the “Company”), formerly known as EAC Holdings Inc., is a blank check company incorporated in the Cayman Islands on June 12, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“initial Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus in the financial, technology and business services sectors. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
As of September 30, 2021, the Company had not yet commenced operations. All activity for the period from June 12, 2020 (inception) through September 30, 2021, relates to the Company’s formation, the initial public offering and search for a prospective initial business combination (the “Initial Public Offering”) described below. The

Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest.

The Company generates
non-operating
income in the form of investment income on its investments held in the trust account from the proceeds of its Initial Public Offering. The Company has selected December 31 as its fiscal year end.
Sponsor and Initial Public Offering
The Company’s sponsor is Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 20, 2020. On August 25, 2020, the Company consummated its Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $500.0 million, and incurring offering costs of approximately $19.6 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 6). On August 26, 2020, the Company issued an additional 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the exercise by the underwriters of a portion of their over-allotment option, generating additional gross proceeds of approximately $44.0 million, and incurring additional offering costs of approximately $2.4 million, inclusive of an additional of approximately $1.5 million in deferred underwriting commissions.
Simultaneously, with the consummation of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8.9 million (Note 4). In connection with the exercise by the underwriters of the over-allotment option, the Sponsor purchased an additional 586,458 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating additional total proceeds of approximately $0.9 million.
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement on August 25, 2020, approximately $500.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. On August 26, 2020, an additional amount of approximately $44.0 million, for a total of approximately $544.0 million was deposited to the Trust Account. The proceeds in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination.
However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.
The Company will provide the holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares have been recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which was adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or whether they were a Public Shareholder on the record date for the general meeting held to approve the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the founder shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their founder shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to either (i) to modify the substance or timing of the

Company’s obligation to allow the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 25, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses). The Initial Shareholders have agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution in the Trust Account will be less than the $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. There can be no guarantee that the Company will be successful in obtaining such waivers from its targeted vendors and service providers.
Proposed Business Combination
On April 21, 2021, the Company entered into a Transaction Agreement with Hoya Topco, LLC (“Topco”), a Delaware limited liability company, Hoya Intermediate, LLC (“Intermediate”), a Delaware limited liability company, and Vivid Seats Inc. (“VS PubCo”), a Delaware corporation and a direct wholly owned subsidiary of Intermediate, pursuant to which the Company will merge with and into VS PubCo, and VS PubCo will be the surviving corporation of the merger. For further details on the contemplated merger, please see the Form
8-K
filed with the Securities and Exchange Commission on April 22, 2021, and the Company’s definitive proxy statement filed on September 24, 2021.

Basis of presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future period.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included within this filing.
Restatement of Previously Issued Financial Statements
In preparation of the Company’s unaudited condensed financial statements for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments in ASC
480-10-S99,
redemption provisions not solely within the control of the Company, require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these condensed financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company.
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form
10-Qs
for the quarterly periods ended March 31, 2021, and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the Affected Quarterly Periods should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. As such, the Company is reporting these restatements to those periods in this quarterly report.
The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of March 31, 2021:

March 31, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Total assets	$545,086,831	$—	$545,086,831
Total liabilities	$41,940,281	$—	$41,940,281
Class A ordinary shares subject to redemption	498,146,540	45,837,790	543,984,330
Class A ordinary shares, par value $0.0001	458	(458)	—
Class B ordinary shares, par value $0.0001	1,360	—	1,360
Additional paid-in capital	14,940,305	(14,940,305)	—
Accumulated deficit	(9,942,113)	(30,897,027)	(40,839,140)
Total shareholders’ equity (deficit)	5,000,010	(45,837,789)	(40,837,779)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$545,086,831	$—	$545,086,831
Shares of Class A ordinary shares subject to possible redemption	49,814,654	4,583,779	54,398,433
Shares of Class A ordinary shares	4,583,779	(4,583,779)	—
The Company’s statement of shareholders’ equity (deficit) has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the three months ended March 31, 2021:

Three Months Ended March 31, 2021 (unaudited)
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A ordinary shares subject to possible redemption	$7,673,930	$(7,673,930)	$—
There was no impact on the Company’s reported condensed consolidated statements of operations for this period.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of June 30, 2021:

June 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Total assets	$562,367,978	$—	$562,367,978
Total liabilities	$59,755,735	$—	$59,755,735
Class A ordinary shares subject to redemption	497,612,240	46,372,090	543,984,330
Class A ordinary shares, par value $0.0001	464	(464)	—
Class B ordinary shares, par value $0.0001	1,360	—	1,360
Additional paid-in capital	15,474,600	(15,474,600)	—
Accumulated deficit	(10,476,421)	(30,897,026)	(41,373,447)
Total shareholders’ equity (deficit)	5,000,003	(46,372,090)	(41,372,087)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$562,367,978	—	$562,367,978
Shares of Class A ordinary shares subject to possible redemption	49,761,224	4,637,209	54,398,433
Shares of Class A ordinary shares	4,637,209	(4,637,209)	—
The Company’s statement of shareholders’ equity (deficit) has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the six months ended June 30, 2021:

Six Months Ended June 30, 2021 (unaudited)
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A ordinary shares subject to possible redemption	$7,139,630	$(7,139,630)	$—
There was no impact on the Company’s reported condensed consolidated statements of operations for this period.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources
As of September 30, 2021, the Company had approximately $18.0 million of cash held outside of the Trust Account and working capital of approximately $15.1 million.
In connection with one of the business combination opportunities initially considered by the Company, on June 11, 2021, the Company received from a third party a payment of $17.5 million (the “Payment”), which is $25 million, net of a 30% U.S. federal income tax withholding tax. The Company is evaluating its ability to recover the tax withholding. The payment is included in other income on the unaudited condensed statements of operations. The Company expects to declare a dividend to all of its Class A shareholders, in accordance with its organizational documents and applicable law, with a record date of after the completion of any share redemptions in connection with its Proposed Business Combination contemplated by the Transaction Agreement but before the closing date of the Transaction to distribute some or all of the Payment on a pro rata basis to the Horizon Class A shareholders as of such record date.
The Company’s liquidity needs up to September 30, 2021, have been satisfied through (i) the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for the issuance of the founder shares, (ii) a loan of approximately $185,000 from the Sponsor (see Note 5), and (iii) the proceeds from the consummation of the Private Placement, the proceeds of which are not held in the Trust Account. The Company fully repaid the loan from the Sponsor on August 28, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of September 30, 2021, and December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of income and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at September 30, 2021 or December 31, 2020.
Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of September 30, 2021 and December 31, 2020 is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in the Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheets. As of September 30, 2021, and December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised. The change in fair value is recognized in the Company’s condensed statements of operations. The fair value of warrants issued in connection with the Initial Public Offering, exercise of the over-allotment option and Private Placement were initially and subsequently measured at fair value using a Monte Carlo simulation model. Beginning as of December 31, 2020, the fair value of Public Warrants has been measured based on the listed market price of such the Public Warrants. The Private Placement Warrants continue to be measured at fair value using a Monte Carlo simulation model through September 30, 2021. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred and presented as non-operating
expenses in the condensed statements of operations. Offering costs associated with the Public Shares were charged against the carrying value of the Class A ordinary shares within temporary equity. The Company classified deferred underwriting commissions as non-current
liabilities as their liquidation was not reasonably expected to require use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Changes in redemption value are reflected in additional paid in capital, or in the absence of additional capital, in accumulated deficit. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2021 and December 31, 2020, 54,398,433 shares of Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity (deficit) section of the Company’s condensed balance sheets.
Under ASC
480-10-S99,
the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering (including the exercise of the over-allotment option), the Company recognized the accretion from initial book value to redemption amount, which, resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 and December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company was subject to a U.S. federal income tax withholding tax related to other income received. See Note 1.
Net Income (Loss) per Ordinary Share
Net income per common share is computed by dividing net income (loss) by the weighted average number of shares of ordinary shares outstanding during the period. The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) exercise of over-allotment and (iii) Private Placement since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive as the exercise price of the warrants is in excess of the average ordinary share price for the period. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The Company’s unaudited condensed statements of operations include a presentation of net income (loss) per share for Class A ordinary shares in a manner similar to the two-class
method of net income (loss) per ordinary share. Net income (loss) per ordinary share, basic and diluted, for Class A ordinary shares is calculated by dividing the net gain on investments held in the Trust Account, plus other income allocable to Class A ordinary shares, less interest available to be withdrawn for the payment of taxes, by the weighted average number of Class A ordinary shares outstanding for the periods.
Net income (loss) per ordinary share, basic and diluted, for Class B ordinary shares is calculated by dividing the net income (loss), adjusted for income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the periods. Class B ordinary shares include the Founder Shares as these shares do not have any redemption features and do not participate in the net gain on investments held in the Trust Account. The Company has considered the effect of Class B ordinary shares that were excluded from the weighted average shares as they were contingent on the exercise of over-allotment option by the underwriters. Since the contingency was satisfied, the Company included these shares in the weighted average number as of the beginning of the interim period to determine the dilutive impact of these shares.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30, 2021	From June 12, 2020 (Inception) through September 30, 2020
	2021	2020
Class A ordinary shares
Numerator: Income allocable to Class A ordinary shares
Net gain from investments held in Trust Account	$8,215	$2,139	$24,467	$2,139
Fee revenue, net of tax	—	—	17,500,000	—
Less: Company’s portion available to be withdrawn to pay taxes	—	—	—	—

Net income attributable to Class A ordinary shares	$8,215	$2,139	$17,524,467	$2,139

Denominator: Weighted average Class A ordinary shares
Basic and diluted weighted average shares outstanding, Class A ordinary shares	54,398,433	54,279,556	54,398,433	54,279,556

Basic and diluted net income per share, Class A ordinary shares	$0.00	$0.00	$0.32	$0.00

Class B ordinary shares
Numerator: Net income (loss) minus net income allocable to Class A ordinary shares
Net income (loss)	$1,017,637	$(16,727,443)	$8,157,264	$(16,744,623)
Net income allocable to Class A ordinary shares	(8,215)	(2,139)	(17,524,467)	(2,139)

Net income (loss) attributable to Class B ordinary shares	$1,009,422	$(16,729,582)	$(9,367,202)	$(16,746,763)

Denominator: weighted average Class B ordinary shares
Basic and diluted weighted average shares outstanding, Class B ordinary shares	13,599,608	12,935,010	13,599,608	12,935,010

Basic and diluted net income (loss) per share, Class B ordinary shares	$0.07	$(1.29)	$(0.69)	$(1.29)

Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”)
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statement.
Note 3 — Initial Public Offering
On August 25, 2020, the Company consummated its Initial Public Offering of 50,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500.0 million, and incurring offering costs of approximately $19.6 million, inclusive of approximately $12.1 million in deferred underwriting commissions. The Sponsor purchased 15,500,000 Units (the “Affiliated Units”) at the Initial Public Offering price. The underwriters did not receive any underwriting discounts or commissions on the Affiliated Units.

On August 26, 2020, the Company issued an additional of 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the exercise by the underwriters of a portion of their over-allotment option, generating additional gross proceeds of approximately $44.0 million, and incurring additional offering costs of approximately $2.4 million, inclusive of an additional of approximately $1.5 million in deferred underwriting commissions.
Each Unit will consist of one Class A ordinary share and
one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 9).
Note 4 — Private Placement
As a result of the purchase of the Affiliated Units by the Sponsor, the number of Private Placement Warrants purchased by the Sponsor was reduced to account for the corresponding reduction in underwriting discounts payable upon completion the Initial Public Offering. On August 25, 2020, simultaneous with the consummation of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8.9 million. In connection with the partial exercise of the over-allotment option, the Sponsor purchased an additional 586,458 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating additional total proceeds of approximately $0.9 million. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable
except as described below and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Note 5 — Related Party Transactions
Founder Shares
On July 2, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 14,375,000 Class B ordinary shares (the “founder shares”). The Sponsor agreed to forfeit up to an aggregate of 1,875,000 founder shares to the extent that the option to purchase additional units was not exercised in full by the underwriters or was reduced, so that the founder shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 25, 2020, in connection with the purchase of the Affiliated Units, the Sponsor surrendered 581,250 founder shares to the Company for no consideration. On August 26, 2020, the underwriters partially exercised their over-allotment option, which resulted in 1,099,608 founder shares no longer being subject to forfeiture. On October 4, 2020, 194,142 shares were forfeited as the remainder of the over-allotment option expired unexercised. As a result, as of September 30, 2021 and December 31, 2020, no remaining Class B ordinary shares were subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
capitalization of shares, share dividends, rights issuances, subdivisions reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Related Party Loans

On July 2, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $185,000 under the Note, and fully repaid this balance on August 28, 2020.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2021, and December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on the date of listing on the NYSE, for office space, utilities, secretarial and administrative support services provided to members of the management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. From the date the securities were first listed on the NYSE through September 30, 2021, the Sponsor waived this fee.
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Audit Committee of the Board of Directors will review on a quarterly basis all payments that are made by the Company to the Sponsor, officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account.
Note 6 — Commitments and Contingencies
Registration and Shareholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option, from August 20, 2020, the date of the final prospectus related to the initial public offering, to purchase up to 7,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On August 26, 2020, the Company issued an additional of 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the partial exercise of the underwriters’ over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
In connection with the consummation of the sale of Units pursuant to the over-allotment option on August 26, 2020, the underwriters were entitled to an additional fee of approximately $0.9 million paid upon closing and an additional deferred underwriting commissions of approximately $1.5 million.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7 — Derivative Warrant Liabilities
As of September 30, 2021, and December 31, 2020, the Company had 18,132,811 and 6,519,791 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an initial Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any founder shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the
10-trading
day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price See “— Redemption of warrants when the price per class A ordinary share equals or exceeds $18.00” and “- Redemption of warrants when the price per class A ordinary share equals or exceeds $10.00” as described below.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except (i) that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) except as described below, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or such its permitted transferees and (iii) the Sponsor or its permitted transferees will have the option to exercise the Private Placement Warrants on a cashless basis and have certain registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2021 and December 31, 2020, 54,398,433 Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.
The Class A ordinary shares subject to possible redemption reflected on the condensed balance sheets as of September 30, 2021, and December 31, 2020, are reconciled in the following table:

Gross Proceeds	$543,984,330
Less:
Proceeds allocated to Public Warrants	(14,143,590)
Class A ordinary shares issuance costs	(21,471,324)
Plus:
Accretion of carrying value to redemption value	35,614,914

Class A ordinary shares subject to possible redemption	$543,984,330

Note 9 — Shareholders’ Equity (Deficit)
Preference Shares
—
The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares —
The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021 and December 31, 2020, there were no Class A ordinary shares issued and outstanding, excluding 54,983,433 Class A ordinary shares subject to possible redemption which have been reflected as temporary equity on the condensed balance sheet (see Note 8).
Class
 B Ordinary Shares —
The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of September 30, 2021, and December 31, 2020, there were 13,599,608 Class B ordinary shares outstanding, and no shares were subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law; provided that only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to, or in connection with, the completion of the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued upon conversion of Working Capital Loans; provided that such conversion of founder shares will never occur on a less than one-for-one
basis.
Note 10 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2021, and December 31, 2020, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
September 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Money market securities held in Trust Account	$544,027,261	$—	$—

Liabilities
Derivative warrant liabilities — Public Warrants	$30,825,780	$—	$—
Derivative warrant liabilities — Private Warrants	$—	$—	$11,083,640
December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Money market securities held in Trust Account	$544,002,795	$—	$—

Liabilities
Derivative warrant liabilities — Public Warrants	$26,292,580	$—	$—
Derivative warrant liabilities — Private Warrants	$—	$—	$9,453,700
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. During the three and nine months ended September 30, 2021 there were no transfers to/from Levels 1, 2, and 3.
Level 1 assets include investments in mutual funds that invest in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Private Placement Warrants was initially and subsequently (each measurement date) measured using a Monte Carlo simulation model. The fair value of the Public Warrants were initially and subsequently measured at fair value using the Monte Carlo simulation model. Beginning as of December 31, 2020, the Public Warrants have been measured based on the listed market price of such warrants, a Level 1 measurement. For the three and nine months ended September 30, 2021, the Company recognized a charge to the condensed statements of operations resulting from a decrease and an increase in the fair value of liabilities of approximately $2.0 million and $6.2 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statements of operations. For the three months ended September 30, 2020 and for the period from June 12, 2020 (inception) through September 30, 2020, the Company recognized a charge to the condensed statements of operations resulting from an increase in the fair value of liabilities of approximately $16.0 million, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statements of operations.
The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary share warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary share that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	September 30, 2021	December 31, 2020
Volatility	24.39%	22.10%
Share price	9.98	10.02
Risk-free rate	0.98%	0.36%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities for the nine months ended September 30, 2021, is summarized as follows:

	Public warrants	Private Warrants
Warrant liabilities at December 31, 2020	$26,292,580	$9,453,700
Change in fair value of warrant liabilities	(6,346,490)	(2,281,930)

Warrant liabilities at March 31, 2021	$19,946,090	$7,171,770
Change in fair value of warrant liabilities	12,330,310	4,433,460

Warrant liabilities at June 30, 2021	$32,276,400	$11,605,230
Change in fair value of warrant liabilities	(1,450,620)	(521,590)

Warrant liabilities at September 30, 2021	$30,825,780	$11,083,640

Note 11 — Subsequent Events
The transactions of the proposed business combination described in Note 1 were completed by October 23, 2021.
The Company evaluated subsequent events and transactions that occurred up to the date unaudited condensed financial statements were available to be issued. Based upon this review, except as set forth above, and the restatements as described in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Horizon Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Horizon Acquisition Corporation (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the period from June 12, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 12, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 7, 2021, except for the effects of the restatement disclosed in Notes 2, 9, 10, 12 and 13, as to which the date is December 23, 2021

HORIZON ACQUISITION CORPORATION
BALANCE SHEET
DECEMBER 31, 2020
As Restated — See Note 2

Assets
Current assets:
Cash	$941,474
Prepaid expenses	333,528

Total current assets	1,275,002
Investments held in Trust Account	544,002,795

Total Assets	$545,277,797

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$103,824
Accrued expenses	340,625

Total current liabilities	444,449
Derivative warrant liabilities	35,746,280
Deferred underwriting commissions	13,614,452

Total liabilities	49,805,181
Commitments and Contingencies
Class A ordinary shares; 54,398,433 shares subject to possible redemption at $10.00 per share redemption value	543,984,330
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; no non-redeemable shares issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 13,599,608 shares issued and outstanding	1,360
Accumulated deficit	(48,513,074)

Total shareholders’ deficit	(48,511,714)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$545,277,797

The accompanying notes are an integral part of these financial statements.

HORIZON ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As Restated — See Note 2

General and administrative expenses	$538,313

Loss from operations	(538,313)
Other income (expense)
Change in fair value of derivative warrant liabilities	(16,517,250)
Financing cost — derivative warrant liabilities	(578,950)
Net gain from investments held in Trust Account	18,465

Net loss	$(17,616,048)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	54,364,337
Basic and diluted net income per share, Class A ordinary shares	$0.00
Basic and diluted weighted average shares outstanding of Class B ordinary shares	13,269,125
Basic and diluted net loss per share, Class B ordinary shares	$(1.33)
The accompanying notes are an integral part of these financial statements.

HORIZON ACQUISITION CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JUNE 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As Restated — See Note 2

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — June 12, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	14,375,000	1,438	23,562	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	4,694,247	—	4,694,247
Forfeiture of Class B ordinary shares	—	—	(775,392)	(78)	78	—	—
Accretion of Class A shares subject to possible redemption	—	—	—	—	(4,717,887)	(30,897,026)	(35,614,913)
Net loss	—	—	—	—	—	(17,616,048)	(17,616,048)

Balance December 31, 2020	—	$—	13,599,608	$1,360	$—	$(48,513,074)	$(48,511,714)

The accompanying notes are an integral part of these financial statements.

HORIZON ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As Restated — See Note 2

Cash Flows from Operating Activities:
Net loss	$(17,616,048)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	25,000
Change in fair value of derivative warrant liabilities	16,517,250
Financing cost — derivative warrant liabilities	578,950
Net (gain) loss on investments held in Trust Account	(18,465)
Changes in operating assets and liabilities:
Accounts payable	18,824
Prepaid expenses	(333,528)
Accrued expenses	340,625

Net cash used in operating activities	(487,392)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(543,984,330)

Net cash used in investing activities	(543,984,330)

Cash Flows from Financing Activities:
Borrowings under note payable to Sponsor	(184,835)
Proceeds received from initial public offering, gross	543,984,330
Proceeds received from private placement	9,779,687
Offering costs paid	(8,165,986)

Net cash provided by financing activities	545,413,196

Net increase in cash	941,474
Cash — beginning of the period	—

Cash — ending of the period	$941,474

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid through note payable to Sponsor	$184,835
Offering costs included in accrued expenses	$85,000
Forfeiture of Class B ordinary shares	$78
Deferred underwriting commissions	$13,614,452
The accompanying notes are an integral part of these financial statements.

HORIZON ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Organization and General
Horizon Acquisition Corporation, (the “Company”) formerly known as EAC Holdings Inc., is a blank check company incorporated in the Cayman Islands on June 12, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“initial Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus in the financial, technology and business services sectors. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from June 12, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
Sponsor and Initial Public Offering
The Company’s sponsor is Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 20, 2020. On August 25, 2020, the Company consummated its Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $500.0 million, and incurring offering costs of approximately $19.6 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 7). On August 26, 2020, the Company issued an additional 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the exercise by the underwriters of a portion of their over-allotment option, generating additional gross proceeds of approximately $44.0 million, and incurring additional offering costs of approximately $2.4 million, inclusive of an additional of approximately $1.5 million in deferred underwriting commissions.
Simultaneously, with the consummation of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8.9 million (Note 5). In connection with the exercise by the underwriters of the over-allotment option, the Sponsor purchased an additional 586,458 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating additional total proceeds of approximately $0.9 million.
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement on August 25, 2020, approximately $500.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. On August 26, 2020, an additional amount of approximately $44.0 million, for a total of approximately $544.0 million was deposited to the Trust Account. The proceeds in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.
The Company will provide the holders of its the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). These Public Shares have been recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which was adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or whether they were a Public Shareholder on the record date for the general meeting held to approve the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the founder shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their founder shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to either (i) to modify the substance or timing of the Company’s obligation to allow the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 25, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses).
The Initial Shareholders have agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution in the Trust Account will be less than the $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. There can be no guarantee that the Company will be successful in obtaining such waivers from its targeted vendors and service providers.
Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used.
Liquidity and Capital Resources
As of December 31, 2020, the Company had approximately $941,000 outside of the Trust Account and working capital of approximately $831,000.
The Company’s liquidity needs up to December 31, 2020, have been satisfied through (i) the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for the issuance of the founder shares, (ii) a loan of approximately $185,000 from the Sponsor (see Note 6), and (iii) the proceeds from the consummation of the Private Placement, the proceeds of which are not held in the Trust Account. The Company fully repaid the loan from the Sponsor on August 28, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company concluded it should restate its previously issued financial statements, to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total shareholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. As a result, the Company restated its previously filed financial statements to present all redeemable Class A ordinary shares as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering (including the exercise of the over-allotment option) and in accordance with ASC 480.
The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form
8-K
filed with the SEC on August 31, 2020 (the
“Post-IPO
Balance Sheet”), and the Company’s Annual Report on
10-K
for the annual period ended December 31, 2020, which were previously restated in the Company’s Amendment No. 1 to its Form
10-K
as filed with the SEC on May 10, 2021 (the “2020 Affected Periods”), as well as the Form
10-Qs
for the quarterly periods ended March 31, 2021 and June 30, 2021 (collectively, the “Affected Periods”).
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error. Therefore, the Company, in consultation with its Audit Committee, concluded that financial statements should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. As such, these financial statements restate the Company’s previously issued audited financial statements covering the period through December 31, 2020. The quarterly periods ended March 31, 2021, and June 30, 2021, are restated in the unaudited condensed financial statements for the quarterly period ended September 30, 2021, included in this filing. The restatement had no impact on the previously issued statement of operations.
Impact of Restatement
The impact of the restatement on the balance sheet, as of August 25, 2020 and December 31, 2020 and statement of shareholders’ equity (deficit) and statement of cash flows for the audited 2020 Affected Periods are presented below.

	As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
December 31, 2020
Total assets	$545,277,797	$—	$545,277,797

Total liabilities	49,805,181	—	49,805,181
Class A ordinary shares subject to redemption	490,472,610	53,511,720	543,984,330
Class A ordinary shares, par value $0.0001	535	(535)	—
Class B ordinary shares, par value $0.0001	1,360	—	1,360
Additional paid-in captial	22,614,159	(22,614,159)	—
Accumulated deficit	(17,616,048)	(30,897,026)	(48,513,074)

Total shareholders’ equity (deficit)	5,000,006	(53,511,720)	(48,511,714)

Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$545,277,797	$—	$545,277,797
Shares of Class A ordinary shares subject to possible redemption	49,047,261	5,351,172	54,398,433
Shares of Class A ordinary shares	5,351,172	(5,351,172)	—
The impact of the restatement on the statement of shareholders’ deficit is consistent with the changes to the impacted stockholders’ equity accounts described above.

For the Period From June 12, 2020 (Inception) through December 31, 2020
	As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A ordinary shares subject to possible redemption	$507,479,670	$(507,479,670)	$—
Change in value of Class A ordinary shares subject to possible redemption	$(17,007,060)	$17,007,060	$—

August 25, 2020 Post IPO Balance Sheet	As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Total assets	$503,263,387	$—	$503,263,387

Total liabilities	$30,747,874	$—	$30,747,874
Class A ordinary shares subject to redemption	467,515,510	32,484,490	500,000,000
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	325	(325)	—
Class B ordinary shares, par value $0.0001	1,380	—	1,380
Additional paid-in captial	5,607,287	(5,607,287)	—

Accumulated deficit	(608,989)	(26,876,878)	(27,485,867)
Total shareholders’ equity (deficit)	5,000,003	(32,484,490)	(27,484,487)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$503,263,387	$—	$503,263,387
Shares of Class A ordinary shares subject to possible redemption	46,751,551	3,248,449	50,000,000
Shares of Class A non-redeemable ordinary shares	3,248,449	(3,248,449)	—
See Note
13-
Quarterly Financial Information (unaudited) where the unaudited period is presented as restated.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of estimates
The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2020.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of December 31, 2020, is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. government securities with an original maturity of 185 days or less or investments in a money market funds that invest in only U.S. government securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets. The fair value of warrants issued in connection with the Initial Public Offering, exercise of the over-allotment option and Private Placement were initially and subsequently measured at fair value using a Monte Carlo simulation model. Beginning as of December 31, 2020, the fair value of Public Warrants has been measured based on the listed market price of such Public Warrants. The Private Placement Warrants continue to be measured at fair value using a Monte Carlo simulation model through December 31, 2020.
Offering Costs Associated with Initial Public Offering
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating
expenses in the statement of operations. Offering costs associated with the Public Shares were charged to the carrying value of the Class A ordinary shares subject to possible redemption. Of the total offering costs of the Initial Public Offering, approximately $0.6 million is included in financing cost—derivative warrant liabilities in the statement of operations and $21.5 million was charged to the carrying value of the Class A ordinary shares as issuance costs. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 54,398,433 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity (deficit) section of the balance sheet.
Under ASC
480-10-S99,
the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering (including the exercise of the over-allotment option), the Company recognized the accretion from initial book value to redemption amount, which, resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Derivative Warrant Liabilities
The Company did not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of its financial instruments, including issued warrants to purchase Class A ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company issued an aggregate of 18,132,811 warrants on Class A ordinary shares in the Initial Public Offering and upon the underwriters’ exercise of a portion of their over-allotment option, and issued 6,519,791 Private Placement Warrants. All of the Company’s outstanding warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognized the warrant instruments as liabilities at fair value and adjusted the instruments to fair value at each reporting period.
The liabilities are subject to
re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering, exercise of the over-allotment option and Private Placement were initially and subsequently measured at fair value using a Monte Carlo simulation model. Beginning as of December 31, 2020, the fair value of Public Warrants have been measured based on the listed market price of such Public Warrants. The Private Placement Warrants continue to be measured at fair value using a Monte Carlo simulation model through December 31, 2020.
Net Income (Loss) per Ordinary Share
Net loss per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 24,652,602 shares of Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per share is the same as basic loss per share.
The Company’s statement of operations includes a presentation of income per share for Class A ordinary shares subject to redemption in a manner similar to the two-class
method of income per share. Net income per share, basic and diluted, for Class A ordinary shares is calculated by dividing the investment income earned on the Trust Account of approximately $18,000 for the period from June 12, 2020 (inception) through December 31, 2020, by the weighted average number of shares of Class A ordinary shares outstanding for the period. Net loss per share, basic and diluted, for Class B ordinary shares is calculated by dividing the net loss of approximately $17.6 million for the period from June 12, 2020 (inception) through December 31, 2020, less income attributable to Class A ordinary shares, by the weighted average number of shares of Class B ordinary shares outstanding for the period.

Income taxes
FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
On August 25, 2020, the Company consummated its Initial Public Offering of 50,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500.0 million, and incurring offering costs of approximately $19.6 million, inclusive of approximately $12.1 million in deferred underwriting commissions. The Sponsor purchased 15,500,000 Units (the “Affiliated Units”) at the Initial Public Offering price. The underwriters did not receive any underwriting discounts or commissions on the Affiliated Units.
On August 26, 2020, the Company issued an additional of 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the exercise by the underwriters of a portion of their over-allotment option, generating additional gross proceeds of approximately $44.0 million, and incurring additional offering costs of approximately $2.4 million, inclusive of an additional of approximately $1.5 million in deferred underwriting commissions.
Each Unit will consist of one Class A ordinary share and
one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 8).
NOTE 5. PRIVATE PLACEMENT
As a result of the purchase of the Affiliated Units by the Sponsor, the number of Private Placement Warrants purchased by the Sponsor was reduced to account for the corresponding reduction in underwriting discounts payable upon completion the Initial Public Offering. On August 25, 2020, simultaneous with the consummation of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $8.9 million. In connection with the partial exercise of the over-allotment option, the Sponsor purchased an additional 586,458 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating additional total proceeds of approximately $0.9 million. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. If the Company does not complete a Business Combination within the Combination Period, the Private

Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable
except as described below in Note 8 and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On July 2, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 14,375,000 Class B ordinary shares (the “founder shares”). The Sponsor agreed to forfeit up to an aggregate of 1,875,000 founder shares to the extent that the option to purchase additional units was not exercised in full by the underwriters or was reduced, so that the founder shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 25, 2020, in connection with the purchase of the Affiliated Units, the Sponsor surrendered 581,250 founder shares to the Company for no consideration. On August 26, 2020, the underwriters partially exercised their over-allotment option, which resulted in 1,099,608 founder shares no longer being subject to forfeiture. On October 4, 2020, 194,142 shares were forfeited as the remainder of the over-allotment option expired unexercised. As a result, as of December 31, 2020, no remaining Class B ordinary shares were subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
capitalization of shares, share dividends, rights issuances, subdivisions reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Related Party Loans
On July 2, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $185,000 under the Note, and fully repaid this balance on August 28, 2020.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on the date of listing on the NYSE, for office space, utilities, secretarial and administrative support services provided to members of the management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. From the date the securities were first listed on the NYSE through December 31, 2020, the Sponsor waived the fee.
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Audit Committee of the Board of Directors will review on a quarterly basis all payments that are made by the Company to the Sponsor, officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Registration and Shareholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option, from August 20, 2020, the date of the final prospectus related to the initial public offering, to purchase up to 7,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On August 26, 2020, the Company issued an additional of 4,398,433 Units at the Initial Public Offering price at $10.00 per Unit pursuant to the partial exercise of the underwriters’ over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
In connection with the consummation of the sale of Units pursuant to the over-allotment option on August 26, 2020, the underwriters were entitled to an additional fee of approximately $0.9 million paid upon closing and an additional deferred underwriting commissions of approximately $1.5 million.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 8. DERIVATIVE WARRANT LIABILITES

As of December 31, 2020, the Company had 18,132,811 and 6,519,791 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an initial Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any founder shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the
10-trading
day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price See “- Redemption of warrants when the price per class A ordinary share equals or exceeds $18.00” and “- Redemption of warrants when the price per class A ordinary share equals or exceeds $10.00” as described below.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except (i) that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) except as described below, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or such its permitted transferees and (iii) the Sponsor or its permitted transferees will have the option to exercise the Private Placement Warrants on a cashless basis and have certain registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 9. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 400,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of the Initial Public Offering, there were 54,398,433 shares of Class A ordinary shares outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheet.
The Class A ordinary shares subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross Proceeds	$543,984,330
Less:
Proceeds allocated to Public Warrants	(14,143,590)

Class A ordinary shares issuance costs	(21,471,323)
Plus:
Accretion of carrying value to redemption value	35,614,913

Class A ordinary shares subject to possible redemption	$543,984,330

NOTE 10. SHAREHOLDERS’ DEFICIT
Class
 A Ordinary Shares —
The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were no Class A ordinary shares issued and outstanding, excluding 54,398,433 Class A ordinary shares subject to possible redemption and have been reflected as temporary equity on the balance sheet.
Class
 B Ordinary Shares -
The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of $0.0001 per share. On July 2, 2020, the Company issued 14,375,000 Class B ordinary shares, of which an aggregate of up to 1,875,000 Class B ordinary shares were subject to forfeiture to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On August 25, 2020, in connection with the purchase of the Affiliated Units, the Sponsor surrendered 581,250 founder shares to the Company for no consideration. On August 26, 2020, the underwriters partially exercised their over-allotment option, which resulted in 1,099,608 founder shares no longer being subject to forfeiture. As a result, 194,142 Class B ordinary shares were subject to forfeiture. On October 4, 2020, these shares were forfeited as the remainder of the over-allotment option expired unexercised. As of December 31, 2020, there were 13,599,608 Class B ordinary shares outstanding, and no shares were subject to forfeiture.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law; provided that only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to, or in connection with, the completion of the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued upon conversion of Working Capital Loans; provided that such conversion of founder shares will never occur on a less than one-for-one
basis.
Preference Shares -
The Company is authorized to issue 1,000,000 preference with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.
NOTE 11. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$544,002,795	$—	$—
Liabilities:
Derivative warrant liabilities — Public	$26,292,580	$—	$—
Derivative warrant liabilities — Private	$—	$—	$9,453,700
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in October 2020, when the Public Warrants were separately listed and traded. Level 1 instruments include investments in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently through September 30, 2020. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since October 2020. The Private Placement Warrants continue to be measured at fair value using a Monte Carlo simulation model through December 31, 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $16.5 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
The estimated fair value of the Public Warrants prior to being separately listed and traded, and the Private Placement Warrants were determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at the initial measurement date:

	As of August 25, 2020	As of December 31, 2020
Volatility	15.0%	22.1%
Share price	$9.74	$10.02
Risk-free rate	0.53%	0.36%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities for the period from June 12, 2020 (inception) through December 31, 2020 is summarized as follows:

Warrant liabilities at June 12, 2020 (inception)	$—
Issuance of Public and Private Warrants	19,229,030
Change in fair value of warrant liabilities	16,517,250

Warrant liabilities at December 31, 2020	$35,746,280

NOTE 12. SUBSEQUENT EVENTS
The Company evaluated events that have occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the event disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements which have not previously been disclosed within the financial statements.
On April 21, 2021, the Company entered into a Transaction Agreement with Hoya Topco, LLC (“Topco”), a Delaware limited liability company, Hoya Intermediate, LLC (“Intermediate”), a Delaware limited liability company, and Vivid Seats Inc. (“VS PubCo”), a Delaware corporation and a direct wholly owned subsidiary of Intermediate, pursuant to which the Company will merge with and into VS PubCo, and VS PubCo will be the surviving corporation of the merger. For further details on the contemplated merger, please see the Form
8-K
filed with the Securities and Exchange Commission on April 22, 2021.
The transactions of the business combination were completed on October 23, 2021.
NOTE 13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
The following tables contain unaudited consolidated quarterly financial information for the quarterly period ended September 30, 2020, that has been updated to reflect the restatement and revision of the Company’s consolidated financial statements as described in Note
2-Restatement
of Previously Issued Financial Statements. The restatement did not have any impact on the Company’s liquidity, cash flows, revenues or costs of operating its business. The Company has not amended its previously filed Quarterly Report on Form
10-Q
for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this filing, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

September 30, 2020 (unaudited)	As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Total assets	$545,356,337	$—	$545,356,337

Total liabilities	$49,012,296	$—	$49,012,296
Class A ordinary shares subject to redemption	491,344,040	52,640,290	543,984,330
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	526	(526)	—
Class B ordinary shares, par value $0.0001	1,379	—	1,379
Additional paid-in captial	21,742,719	(21,742,719)	—
Accumulated deficit	(16,744,623)	(30,897,045)	(47,641,668)

Total shareholders’ equity (deficit)	5,000,001	(52,640,290)	(47,640,289)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$545,356,337	$—	$545,356,337
Shares of Class A ordinary shares subject to possible redemption	49,134,404	5,264,029	54,398,433
Shares of Class A ordinary shares	5,264,029	(5,264,029)	—
The impact of the restatement on the statement of shareholders’ equity (default) is consistent with the changes to the impacted stockholders’ equity accounts described above.

For the Period From June 12, 2020 (Inception) through September 30, 2020 (unaudited)
	As Previously Restated in 10-K/A Amendment No. 1	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Value of Class A ordinary shares subject to possible redemption	$507,479,670	$(507,479,670)	$—
There was no impact to the condensed statements of operations for the quarterly periods ended September 30, 2020.

HOYA INTERMEDIATE, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data) (Unaudited)

	December 31,	September 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$285,337	$488,467
Accounts receivable – net	35,250	54,034
Inventory – net	7,462	17,122
Prepaid expenses and other current assets	80,066	96,760

Total current assets	408,115	656,383
Property and equipment – net	—	664
Intangible assets – net	67,024	72,102
Goodwill	683,327	683,327
Other non-current assets	664	579

Total assets	$1,159,130	$1,413,055

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$62,769	$206,250
Accrued expenses and other current liabilities	256,134	340,127
Deferred revenue	5,956	20,523
Current maturities of long-term debt – net	6,412	6,412

Total current liabilities	331,271	573,312
Long-term debt – net	870,903	897,855
Other liabilities	510	602

Total long-term liabilities	871,413	898,457
Commitments and contingencies (Note 11)
Redeemable Preferred Units
Redeemable Senior Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2020 and September 30, 2021 (aggregate involuntary liquidation preference of $214,008 and $234,489 at December 31, 2020 and September 30, 2021, respectively)	218,288	234,489
Redeemable Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2020 and September 30, 2021	9,939	9,939
Members’ equity (deficit)
Common Units - $0 par value; unlimited authorized, 100 units issued and outstanding at December 31, 2020 and September 30, 2021	—	—
Additional paid-in capital	755,716	742,986
Accumulated deficit	(1,026,675)	(1,046,128)
Accumulated other comprehensive loss	(822)	—

Total members’ equity (deficit)	(271,781)	(303,142)

Total liabilities, redeemable preferred units, and members’ equity (deficit)	$1,159,130	$1,413,055

The accompanying notes are an integral part of these financial statements.

F-4
7

HOYA INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS
(in thousands, except unit and per unit data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Revenues	$(7,082)	$139,538	$33,682	$279,150
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	379	30,475	22,310	54,386
Marketing and selling	1,511	50,371	35,092	104,748
General and administrative	12,854	42,509	53,452	87,486
Depreciation and amortization	80	711	48,057	1,506
Impairment charges	—	—	573,838	—

(Loss) income from operations	(21,906)	15,472	(699,067)	31,024

Other expenses:
Interest expense – net	18,310	17,319	41,076	50,477
Loss on extinguishment of debt	—	—	685	—

Net loss	$(40,216)	$(1,847)	$(740,828)	$(19,453)
Other comprehensive loss
Unrealized gain on derivative instruments	$2,248	$309	$887	$822
Comprehensive loss	$(37,968)	$(1,538)	$(739,941)	$(18,631)

Net loss per unit attributable to Common Unit holders, basic and diluted	$(426,080)	$(44,050)	$(7,555,420)	$(356,540)
Weighted average Common Units outstanding, basic and diluted	100	100	100	100
The accompanying notes are an integral part of these financial statements

F-4
8

HOYA INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED UNITS AND MEMBERS’ EQUITY (DEFICIT)
(in thousands, except unit data) (Unaudited)

	Three Months Ended September 30, 2020
	Redeemable senior preferred units		Redeemable preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total members’ equity (deficit)
Balances at June 30, 2020	100	$209,476	100	$9,939	100	$—	$762,653	$(953,102)	$(3,278)	$(193,727)
Net loss	—	—	—	—	—	—	—	(40,216)	—	(40,216)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	2,248	2,248
Deemed contribution from parent	—	—	—	—	—	—	1,099	—	—	1,099
Accretion of senior preferred units	—	2,392	—	—	—	—	(2,392)	—	—	(2,392)
Distributions to parent	—	—	—	—	—	—	(36)	—	—	(36)

Balances at September 30, 2020	100	$211,868	100	$9,939	100	$—	$761,324	$(993,318)	$(1,030)	$(233,024)

	Nine Months Ended September 30, 2020
	Redeemable senior preferred units		Redeemable preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total members’ equity (deficit)
Balances at January 1, 2020	100	$197,154	100	$9,939	100	$—	$772,683	$(252,490)	$(1,917)	$518,276
Net loss	—	—	—	—	—	—	—	(740,828)	—	(740,828)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	887	887
Deemed contribution from parent	—	—	—	—	—	—	3,475	—	—	3,475
Accretion of senior preferred units	—	14,714	—	—	—	—	(14,714)	—	—	(14,714)
Distributions to parent	—	—	—	—	—	—	(120)	—	—	(120)

Balances at September 30, 2020	100	$211,868	100	$9,939	100	$—	$761,324	$(993,318)	$(1,030)	$(233,024)

F-4
9

HOYA INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED UNITS AND MEMBERS’ EQUITY (DEFICIT)
(in thousands, except unit data) (Unaudited)

	Three Months Ended September 30, 2021
	Redeemable senior preferred units		Redeemable preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total members’ equity (deficit)
Balances at June 30, 2021	100	$231,931	100	$9,939	100	$—	$744,347	$(1,044,281)	$(309)	$(300,243)
Net loss	—	—	—	—	—	—	—	(1,847)	—	(1,847)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	309	309
Deemed contribution from parent	—	—	—	—	—	—	1,197	—	—	1,197
Accretion of senior preferred units	—	2,558	—	—	—	—	(2,558)	—	—	(2,558)

Balances at September 30, 2021	100	$234,489	100	$9,939	100	$—	$742,986	$(1,046,128)	$—	$(303,142)

	Nine Months Ended September 30, 2021
	Redeemable senior preferred units		Redeemable preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total members’ equity (deficit)
Balances at January 1, 2021	100	$218,288	100	$9,939	100	$—	$755,716	$(1,026,675)	$(822)	$(271,781)
Net loss	—	—	—	—	—	—	—	(19,453)	—	(19,453)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	822	822
Deemed contribution from parent	—	—	—	—	—	—	3,471	—	—	3,471
Accretion of senior preferred units	—	16,201	—	—	—	—	(16,201)	—	—	(16,201)

Balances at September 30, 2021	100	$234,489	100	$9,939	100	$—	$742,986	$(1,046,128)	$—	$(303,142)

The accompanying notes are an integral part of these financial statements.

F-
50

HOYA INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities
Net loss	$(740,828)	$(19,453)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	48,057	1,506
Amortization of deferred financing costs and interest rate cap	2,583	4,120
Loss on disposal of long-lived assets	169	—
Equity-based compensation expense	3,475	3,471
Loss on extinguishment of debt	685	—
Interest expense paid-in-kind	7,807	25,117
Impairment charges	573,838	—
Change in assets and liabilities:
Accounts receivable	(31,022)	(18,784)
Inventory	(1,199)	(9,660)
Prepaid expenses and other current assets	(67,738)	(16,694)
Accounts payable	(5,762)	143,481
Accrued expenses and other current liabilities	178,813	87,339
Deferred revenue	(881)	14,567
Other assets and liabilities	1,019	252

Net cash (used in) provided by operating activities	(30,984)	215,262
Cash flows from investing activities
Purchases of property and equipment	(341)	(689)
Purchases of personal seat licenses	—	(76)
Investments in developed technology	(6,039)	(6,558)

Net cash used in investing activities	(6,380)	(7,323)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(4,253)	(4,809)
Proceeds from May 2020 First Lien Loan	260,000	—
Proceeds from Revolving Facility	50,000	—
Payments of Revolving Facility	(50,000)	—
Payments of deferred financing costs and other debt-related costs	(8,479)	—
Distributions	(120)	—

Net cash provided by (used in) financing activities	247,148	(4,809)

Net increase in cash and cash equivalents	209,784	203,130

Cash and cash equivalents – beginning of period	81,289	285,337

Cash and cash equivalents – end of period	$291,073	$488,467

Supplemental disclosure of cash flow information:
Paid-in-kind interest added to May 2020 First Lien Loan principal	$7,807	$28,463
Cash paid for interest	$27,433	$21,143

The accompanying notes are an integral part of these financial statements.

F-5
1

HOYA INTERMEDIATE, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1. B
ACKGROUND
, D
ESCRIPTION
OF
B
USINESS
AND
BASIS
OF
PRESENTATION
Through our consolidated subsidiary, Vivid Seats LLC, we provide a leading full-service secondary ticketing marketplace, enabling fans and event seekers to purchase tickets to sports, concerts, theater, and other live events in the United States and Canada. Through our Marketplace segment, we operate an online platform enabling ticket buyers to purchase tickets to live events, while enabling ticket sellers to seamlessly manage their end-to-end
operations. Through our Resale segment, our experienced team of professionals acquires live event tickets for resale on secondary marketplaces, including our own platform.
The accompanying condensed consolidated financial statements include all the accounts of Hoya Intermediate, LLC, its subsidiary, Vivid Seats LLC, and the wholly-owned subsidiaries of Vivid Seats LLC. The financial statements refer to Hoya Intermediate, LLC and its subsidiaries collectively as the “Company,” “us,” “we,” and “our” in these condensed consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation.
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. As permitted under those rules, we condensed or omitted certain footnotes or other financial information that are normally required by GAAP for annual financial statements. We have included all adjustments necessary for a fair presentation of the results of the interim period. These adjustments consist of normal and recurring items. Our condensed consolidated financial statements are not necessarily indicative of results that may be expected for any other interim period or for the full year. These condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes included in Vivid Seat Inc.’s, a Delaware corporation formed by the Company to facilitate a business combination, final prospectus, filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933, as amended, on September 24, 2021 (the “Prospectus”). The Condensed Consolidated Balance Sheet at December 31, 2020 included herein was derived from the audited financial statements at that date, but does not include all disclosures including notes required by GAAP.
The Business Combination
—On April 21, 2021, Hoya Topco, LLC, our parent, and Hoya Intermediate, LLC entered into a definitive transaction agreement with Horizon Acquisition Corporation (“Horizon”), a publicly traded special purpose acquisition company, and Horizon Sponsor, LLC, a Delaware limited liability company, to effect a merger of the Company and Horizon (the “Merger Transaction”). The Merger Transaction and other transactions contemplated by the transaction agreement (the “business combination”) closed on October 18, 2021. Refer to Note 14,
Subsequent Events
, for further details.
COVID-19
Update
—The
COVID-19
pandemic has materially impacted the Company’s business and results of operations in the year ended December 31, 2020 and during the nine months ended September 30, 2021. During the year ended December 31, 2020, the Company recognized impairment charges resulting in a reduction in the carrying values of goodwill, indefinite-lived trademarks, definite-lived intangible assets, and other long-lived assets.

F-5
2

We expect uncertainties around our key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the
COVID-19
pandemic. Our estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in our condensed consolidated financial statements. If economic conditions caused by the pandemic do not continue to recover, the Company’s financial condition, cash flows, and results of operations may be further materially impacted.
Use of Estimates
—We use estimates and assumptions in the preparation of our condensed consolidated financial statements in accordance with GAAP. Our estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Our actual financial results could differ significantly from these estimates. The significant estimates underlying our condensed consolidated financial statements include the accrual for future customer compensation and the related recovery of future customer compensation asset; inventory valuation; accounts receivable valuation; value of equity-based compensation; breakage rates related to customer credits; useful life of definite-lived intangible assets and other long-lived assets; and impairments of goodwill, indefinite-lived intangible assets, definite-lived intangible assets, and long-lived assets.
2. S
UMMARY
OF
S
IGNIFICANT
A
CCOUNTING
P
OLICIES
The Company’s significant accounting policies are discussed in Note 2,
Summary of Significant Accounting Policies
, in the notes to our audited consolidated financial statements for the year ended December 31, 2020 included in Vivid Seat Inc.’s Form
S-4
Registration Statement filed with the SEC. There have been no significant changes to these policies that would have a material impact on the Company’s reported results and financial position.
Recent Accounting Pronouncements
As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), the Company is provided the option to adopt new or revised accounting guidance either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public
business entities, including early adoption when permissible. The following provides a brief description of recent accounting pronouncements that could have a material effect on the Company’s financial statements:
Issued accounting standards not yet adopted
Leases

—In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-02,
Leases (Topic 842)
, which requires lessees to recognize a
right-of-use
asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease) in the balance sheet. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. ASU
2020-05,
Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities,
deferred the effective date for
non-public
companies. ASU
2016-02
is now effective for fiscal periods beginning after December 15, 2021. The Company elected the extended transition period available to emerging growth companies and expects to adopt this guidance using a modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application, January 1, 2022. The Company expects that this standard will have a material effect on its condensed consolidated financial statements. While the Company continues to assess all of the effects of the adoption, it currently estimates that the most significant impact upon adoption will be to record operating lease liabilities and right-of-use
assets on its condensed consolidated balance sheet based on the present value of the remaining minimum lease payments. The adoption will also require significant new disclosures about the Company’s leases.

F-5
3

Financial Instruments-Credit Losses

—In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU
2019-10,
Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates
, deferred the effective date for
non-public
companies. The standard is effective for
non-public
companies for fiscal years beginning after December 15, 2022. The Company elected the extended transition period available to emerging growth companies and is currently evaluating the effect of adoption of the standard on the Company’s consolidated financial statements and related disclosures.
Reference Rate Reform

—In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, as modified in January 2021. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities starting March 12, 2020 and can be adopted through December 31, 2022. The Company has not yet decided the date of adoption of this standard. LIBOR is used to calculate the interest on borrowings under the Company’s June 2017 First Lien Loan and May 2020 First Lien Loan. The Company is currently evaluating whether this guidance will have a significant impact on its consolidated financial statements and related disclosures.
3. R
EVENUE
R
ECOGNITION
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606. The Company has two reportable segments: Marketplace and Resale.
Within the Marketplace segment, the Company earns revenue by acting as an intermediary between ticket sellers and ticket buyers. In this capacity, the Company recognizes revenue for transactions occurring on its website and mobile app (Owned Properties), in addition to fees generated through the sale of tickets on partner sites using the Company’s platform (Private Label).
During the three and nine months ended September 30, 2020 and 2021, Marketplace revenues consisted of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Marketplace revenues:
Owned Properties	$(2,519)	$96,169	$21,601	$198,900
Private Label	(3,313)	24,296	1,510	48,206

Total Marketplace revenues	$(5,832)	$120,465	$23,111	$247,106

F-5
4

During the three and nine months ended September 30, 2020 and 2021, Marketplace revenues consisted of the following event categories (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Marketplace revenues:
Concerts	$(3,455)	$55,343	$20,769	$112,200
Sports	(1,565)	53,485	(1,636)	115,628
Theater	(828)	11,131	3,742	18,429
Other	16	506	236	849

Total Marketplace revenues	$(5,832)	$120,465	$23,111	$247,106

Within the Resale segment, the Company sells tickets it holds in inventory on resale ticket marketplaces. Resale revenues were $(1,250) thousand and $10,571 thousand during the three and nine months ended September 30, 2020, respectively, and $19,073 thousand and $32,044 thousand during the three
and nine
months ended September 30
, 2021
, respectively.
At December 31, 2019, $5,932 thousand was recorded as deferred revenue, of which $61 thousand and $3,439 thousand were recognized as revenue during the three and nine months ended September 30, 2020, respectively. At December 31, 2020, $5,956 thousand was recorded as deferred revenue, of which $994 thousand and $2,609 thousand were recognized as revenue during the three and nine months ended September 30, 2021, respectively. At September 30, 2021, Deferred revenue in the Condensed Consolidated Balance Sheets was $20,523 thousand, which primarily relates to Vivid Seats Rewards, the Company’s loyalty program. The Company offers a loyalty program in which customers generate credits toward future purchases on the Vivid Seats website or mobile app.
Deferred revenue for contingent events at December 31, 2020 and September 30, 2021 was immaterial.
4. S
EGMENT
R
EPORTING
Our reportable segments are Marketplace and Resale. Through the Marketplace segment, the Company acts as an intermediary between ticket sellers and ticket buyers within its secondary ticket marketplace. Through the Resale segment, the Company acquires tickets from primary sellers, which it then sells through secondary ticket marketplaces. Revenues and contribution margin are used by the Company’s Chief Operating Decision Maker (“CODM”) to assess performance of the business. The Company defines contribution margin as revenues less cost of revenues and marketing and selling expenses.
We do not report our assets, capital expenditures, or related depreciation and amortization expenses by segment, because our CODM does not use this information to evaluate the performance of our operating segments.
The following table represents our segment information for the three and nine months ended September 30, 2020 (in thousands):

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Marketplace	Resale	Consolidated	Marketplace	Resale	Consolidated
Revenues	$(5,832)	$(1,250)	$(7,082)	$23,111	$10,571	$33,682
Cost of revenues (exclusive of depreciation and amortization shown separately below)	949	(570)	379	12,497	9,813	22,310
Marketing and selling	1,511	—	1,511	35,092	—	35,092

Contribution margin	$(8,292)	$(680)	(8,972)	$(24,478)	$758	(23,720)
General and administrative			12,854			53,452
Depreciation and amortization			80			48,057
Impairment charges			—			573,838

Loss from operations			(21,906)			(699,067)
Interest expense—net			18,310			41,076
Loss on extinguishment of debt			—			685

Net loss			$(40,216)			$(740,828)

F-5
5

The following table represents our segment information for the three and nine months ended September 30, 2021 (in thousands):

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Marketplace	Resale	Consolidated	Marketplace	Resale	Consolidated
Revenues	$120,465	$19,073	$139,538	$247,106	$32,044	$279,150
Cost of revenues (exclusive of depreciation and amortization shown separately below)	15,694	14,781	30,475	32,101	22,285	54,386
Marketing and selling	50,371	—	50,371	104,748	—	104,748

Contribution margin	$54,400	$4,292	58,692	$110,257	$9,759	120,016
General and administrative			42,509			87,486
Depreciation and amortization			711			1,506

Income from operations			15,472			31,024
Interest expense - net			17,319			50,477

Net loss			$(1,847)			$(19,453)

5. G
OODWILL
AND
I
NTANGIBLE
A
SSETS
Definite-lived intangible assets consist entirely of developed technology, which had a net carrying amount of $2,358 thousand and $7,436 thousand at December 31, 2020 and September 30, 2021, respectively. At December 31, 2020 and September 30, 2021, accumulated amortization related to the Company’s developed technology was $264 thousand and $1,744 thousand, respectively. The Company’s developed technology has a useful life of 3 to 5 years. Prior to its impairment, recorded during the nine months ended September 30, 2020, the Company’s definite-lived intangible assets included supplier relationships, customer relationships, and non-compete
agreements, in addition to developed technology.
The net changes in the carrying amounts of the Company’s intangible assets and goodwill during the nine months ended September 30, 2020 were as follows (in thousands):

	Definite-lived Intangible Assets	Trademark	Goodwill
Balance at January 1, 2020	$149,948	$143,400	$1,060,428
Capitalized development costs	6,039	—	—
Impairment	(107,365)	(78,734)	(377,101)
Disposals	(124)	—	—
Amortization	(47,178)	—	—

Balance at September 30, 2020	$1,320	$64,666	$683,327

The net changes in the carrying amounts of the Company’s intangible assets and goodwill during the nine months ended September 30, 2021 were as follows (in thousands):

	Definite-lived Intangible Assets	Trademark	Goodwill
Balance at January 1, 2021	$2,358	$64,666	$683,327
Capitalized development costs	6,558	—	—
Amortization	(1,480)	—	—

Balance at September 30, 2021	$7,436	$64,666	$683,327

F-5
6

The Company had $563,200 thousand of cumulative impairment to its intangible assets and goodwill as of December 31, 2020 and September 30, 2021.
6. I
MPAIRMENTS
The Company assesses goodwill and other indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that an asset may be impaired. Definite-lived intangible assets and other long-lived assets are assessed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.
During the second quarter of 2020, the Company identified the
COVID-19
pandemic as a triggering event for its long-lived assets, goodwill, indefinite-lived trademark, and definite-lived intangible assets. Due to global social distancing efforts put in place to mitigate the spread of the virus, and compliance with restrictions enacted by various governmental entities, most live events during 2020 were either postponed or cancelled

. Consequently, the Company experienced a significant reduction of revenue during the nine months ended September 30, 2020.
The following summarizes the impairment charges recorded by the Company during the nine months ended September 30, 2020 (in thousands):

Goodwill	$377,101
Indefinite-lived trademark	78,734
Definite-lived intangible assets	107,365
Property and equipment	3,670
Personal seat licenses	6,968

Total impairment charges	$573,838

7. P
REPAID
EXPENSES
AND
OTHER
CURRENT
ASSETS
Prepaid expenses and other current assets at December 31, 2020 and September 30, 2021 consist of the following (in thousands):

	December 31,	September 30,
	2020	2021
Recovery of future customer compensation	$75,257	$83,204
Insurance recovery asset	2,500	2,980
Capitalized transaction costs	—	5,148
Prepaid expenses	2,309	5,428

Total prepaid expenses and other current assets	$80,066	$96,760

Recovery of future customer compensation represents expected recoveries of compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions. Recovery of future customer compensation costs increased by $7,947 thousand in the first nine months of 2021, due to the increased volume of sales transactions for future events occurring on our platform.

F-5
7

Capitalized transaction costs consist of advisory, banking, legal and accounting fees incurred by the Company, which are directly attributable to the Merger Transaction.
8. A
CCRUED
E
XPENSES
AND
O
THER
C
URRENT
L
IABILITIES
Accrued expenses and other current liabilities at December 31, 2020 and September 30, 2021 consist of the following (in thousands):

	December 31,	September 30,
	2020	2021
Accrued marketing expense	$1,086	$24,228
Accrued tax	16,913	52,582
Accrued customer credits	125,481	132,921
Accrued future customer compensation	94,061	100,230
Other	18,593	30,166

Total accrued expenses and other current liabilities	$256,134	$340,127

Accrued customer credits represent credits issued and outstanding for event cancellations or other service issues related to recorded sales transactions. The accrued amount is reduced by the amount of credits estimated to go unused, which is recognized in proportion to the pattern of redemption for the customer credits. During the nine months ended September 30, 2021, customer credits of $40,274 thousand were redeemed.
Accrued future customer compensation represents an estimate of the amount of customer compensation due from cancellation charges in the future. These provisions are based on historic experience, recent revenue volumes, and management’s estimate of the likelihood of future event cancellations and are recognized as a component of Revenues. The expected recoveries of these obligations are included in Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material. Accrued marketing expense, accrued tax and accrued future customer compensation increased in the first nine months of 2021, due primarily to the increased volume of sales transactions occurring on our platform. Refer to Note 11,
Commitments and Contingencies,
for further discussion of the accrued tax expense.
9. F
INANCIAL
I
NSTRUMENTS
Derivatives
The financial instruments entered into by the Company are typically executed over-the-counter.
All financial instruments were measured at fair value on a recurring basis. The fair value is derived from discounted cash flows adjusted for nonperformance risk. The fair value models primarily use market observable inputs and, therefore, are classified as Level 2 assets. These models incorporate a variety of factors, including, where applicable, maturity, interest rate yield curves, and counterparty credit risks. The credit valuation adjustment associated with the derivatives, related to the likelihood of default by the Company and the counterparty, was not significant to the overall valuation. Refer to Note 10,
Fair Value
, for additional disclosure regarding fair value measurements.

F-5
8

Interest Rate Swaps
On November 10, 2017, the Company purchased
pay-fixed,
receive-float interest rate swaps with a combined notional value of $520,688 thousand on September 30, 2020. The interest rate swaps matured on September 30, 2020. The interest rate swaps had a fixed rate of 1.9%. The interest rate swaps were purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan.
The objective in using the swaps was to add stability to interest expense and to manage the exposure to interest rate movements. The interest rate swaps are designated as effective cash flow hedges involving the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreement without exchange of the underlying notional amount.
The Company performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addresses the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate swaps over historical months. The changes in the fair value of the hedge instrument and the hedged item over the historical months demonstrated the effectiveness of the hedge relationship as the prospective and retrospective test. On an ongoing basis, the Company assessed hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through its maturity date.
The amount recognized in Interest expense — net in the Condensed Consolidated Statements of Operations and
Comprehensive

Loss

was $2,241 thousand and $4,291 thousand of expense for the three and nine months ended September 30, 2020, respectively.
Interest Rate Cap
On November 26, 2018, the Company entered into an interest rate cap with an effective date of September 30, 2020

. The Company paid
$
1,030
 thousand to enter into the cap. The notional value was $
516,750
 thousand on September
30
,
2021
. The interest rate cap matured on September
30
,
2021
. The interest rate cap had a strike rate of
3.5
%. The interest rate cap was purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan.
The objective in using the cap is to add stability to interest expense and to manage the exposure to interest rate movements. Interest rate caps involve the borrower paying the hedge provider an initial one-time
fee in exchange for the hedge provider paying the borrower the excess of the floating interest rate payment above a strike rate, in the event that the floating interest rate is greater than the strike rate during the period between the effective date and maturity date.
The Company performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addressed the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate cap over historical months. Historical changes in the fair value of the hedge instrument and the underlying item demonstrated the effectiveness of the hedging relationship. On an ongoing basis, the Company assesses hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through September 30, 2021.
The interest rate cap is measured at fair value, which was zero at December 31, 2020 and September 30, 2021.
Effect of Derivative Contracts on Accumulated Other Comprehensive Loss (“AOCL”) and Earnings
Since the Company designated the financial instruments as effective cash flow hedges that qualify for hedge accounting, net interest payments are recorded in Interest expense – net in the Condensed Consolidated Statements of Operations and Comprehensive Loss, and unrealized gains or losses resulting from adjusting the financial

F-5
9

instruments to fair value are recorded as a component of Other comprehensive loss

and subsequently reclassified into earnings in the same period during which the hedged transaction affects earnings.
 During the
three
and
nine
months ended September
30
,
2021
, the Company reclassified losses of $

 thousand and $

 thousand, respectively, into Interest expense
–
net from AOCL related to the interest rate cap. Cash flows resulting from settlements are presented as a component of cash flows from operating activities within the Condensed Consolidated Statements of Cash Flows.
The following table presents the effects of hedge accounting on AOCL for the three and nine months ended September 30, 2020 for interest rate contracts designated as cash flow hedges (in thousands):

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Interest rate swaps	Interest rate cap	Total	Interest rate swaps	Interest rate cap	Total
Beginning accumulated derivative loss in AOCL	$(2,248)	$(1,030)	$(3,278)	$(887)	$(1,030)	$(1,917)
Amount of gain recognized in AOCL	2,248	—	2,248	887	—	887
Less: Amount of loss reclassified from AOCL to income	—	—	—	—	—	—

Ending accumulated derivative loss in AOCL	$—	$(1,030)	$(1,030)	$—	$(1,030)	$(1,030)

The following table presents the effects of hedge accounting on AOCL for the three and nine months ended September 30, 2021 for interest rate contracts designated as cash flow hedges (in thousands):

	Three Months Ended September 30, 2021 Interest rate cap	Nine Months Ended September 30, 2021 Interest rate cap
Beginning accumulated derivative loss in AOCL	$(309)	$(822)
Amount of gain (loss) recognized in AOCL	—	—
Less: Amount of loss reclassified from AOCL to income	(309)	(822)

Ending accumulated derivative loss in AOCL	$—	$—

Accounts receivable
Due to the significant
COVID-19
pandemic related event cancellations experienced during 2020 and 2021, $23,418 thousand and $10,077 thousand of the Accounts receivable balance at December 31, 2020 and September 30, 2021, respectively, consisted of amounts due from marketplace ticket sellers, primarily for cancelled event tickets. There is a concentration of risk associated with that cohort of creditors due to the unfavorable impact of the
COVID-19
pandemic on the live event industry. We recorded an allowance for doubtful accounts of $5,715 thousand and $2,121 thousand at December 31, 2020 and September 30, 2021, respectively, to reflect potential challenges in collecting funds from marketplace ticket sellers. Write-offs were immaterial for the three and nine months ended September 30, 2020 and 2021.

F-
60

10. F
AIR
V
ALUE
Recurring
Our financial assets and liabilities are valued using market prices on both active markets (Level 1), less active markets (Level 2) and little or no market activity (Level 3). Level 1 instrument valuations are obtained from unadjusted quoted prices for identical assets or liabilities in active markets. Level 2 instrument valuations are obtained from readily available pricing sources for comparable instruments, identical instruments in less active markets, or models using other inputs that are directly or indirectly observable in the marketplace. Level 3 instrument valuations typically reflect management’s estimate of assumptions and are derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. We did not have any transfers of financial instruments between valuation levels during the three and nine months ended September 30, 2020 or 2021.
Cash and cash equivalents include all cash balances and highly liquid investments purchased with maturities of three months or less. The Company’s cash and cash equivalents consist primarily of domestic bank accounts, interest-bearing deposit accounts, and money market accounts managed by third-party financial institutions. Cash and cash equivalents are valued by the Company based on quoted prices in an active market, which represent a Level 1 measurement within the fair value hierarchy.
The fair value for our derivative instruments is based upon inputs corroborated by observable market data with similar tenors, which are considered Level 2 inputs. Refer to Note 9,
Financial Instruments,
for further details on our derivative instruments.
The Company’s June 2017 First Lien Loan is held by third-party financial institutions and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated using quoted prices that are directly observable in the marketplace, therefore, the fair value is estimated on a Level 2 basis. At December 31, 2020, the June 2017 First Lien Loan had a fair value of $583,145 thousand as compared to the carrying amount of $609,080 thousand. At September 30, 2021, the June 2017 First Lien Loan had a fair value of $610,266 thousand as compared to the carrying amount of $606,204 thousand. We made a partial payment of $148,200 thousand on this loan in connection with, and using the proceeds from, the business combination. Refer to Note 14,
Subsequent Events
, for further information.
The Company’s May 2020 First Lien Loan is not

traded and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated by discounting the future cash flows using current interest rates at which similar borrowings with similar maturities would be made to borrowers with similar credit ratings.
The fair value was estimated assuming prepayment of the loan upon the loan’s third anniversary and is estimated on a Level 3 basis, as provided by ASC Topic 820,
Fair Value Measurement
. At December 31, 2020, the May 2020 First Lien Loan had a fair value of $319,850 thousand as compared to the carrying amount of $268,235 thousand. At September 30, 2021, the May 2020 First Lien Loan had a fair value of $324,193 thousand as compared to the carrying amount of $298,063 thousand. We repaid this loan in full in connection with, and using the proceeds from, the business combination. Refer to Note 14,
Subsequent Events
, for further information.
Other financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term nature of these instruments.
Nonrecurring
Our
non-financial
assets, such as goodwill, intangible assets, and long-lived assets are measured at fair value on a nonrecurring basis, utilizing Level 3 inputs. The following table presents quantitative information about the significant unobservable inputs applied to these Level 3 fair value measurements:

Significant Unobservable Inputs	Range (Weighted Average)
Discount rate	12.5% - 13.5% (13.0%)
Long-term growth rate	2.5% - 3.5% (3.0%)

F-
61

The following table presents the sensitivities to changes in the significant unobservable inputs above (in thousands):

	Goodwill	Trademark
50 basis point increase in discount rate	$(37,680)	$(3,935)
50 basis point decrease in long-term growth rate	(21,344)	(2,298)
Refer to Note 8,
Impairmen
ts
, of the consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020 for disclosure of the Company’s fair value methodologies applied to goodwill, intangible assets, and long-lived assets.
11. C
OMMITMENTS
AND
C
ONTINGENCIES
Litigation
The Company, from time to time, is involved in various claims and legal actions arising in the ordinary course of business, none of which, in the opinion of management, could have a material effect on the Company’s business, financial position or results of operations other than those matters discussed herein.
The Company is a
co-defendant
in a class action lawsuit in Canada alleging illegal resale above face value. The Company is required to issue coupons to certain members of the class, which will take place in January 2022. At December 31, 2020 and September 30, 2021, a liability of $1,083 thousand was recorded in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets related to the expected costs of fees, plaintiff’s counsel costs and expected credit redemptions as of the measurement date.
The Company received multiple class action lawsuits related to customer compensation for cancellations, primarily as a result of
COVID-19
restrictions. During March 2021, final settlement was reached for one of the lawsuits. A final order approving that settlement was entered by the court on
November 1, 2021
. As of December 31, 2020 and September 30, 2021, the Company had accrued a liability of $2,550 thousand and $5,724 thousand, respectively, in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets related to these matters. The Company expects to recover some of these costs under its insurance policies and has separately recognized an insurance recovery asset of $2,980 thousand within Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets at December 31, 2020 and September 30, 2021.
Other
In 2018, the U.S. Supreme Court issued its decision in
South Dakota v. Wayfair Inc.
, which overturned previous case law that had precluded states from imposing sales tax collection requirements on retailers without a physical presence in the state. In response, most states have adopted laws that attempt to impose tax collection obligations on out-of-state
companies. There remains a degree of uncertainty as to the amount of the Company’s accrued sales tax liabilities due to the complex laws that govern secondary ticket sales. The Company is in the process of assessing its obligation and registration requirements in these jurisdictions and is engaged in ongoing discussions with multiple jurisdictions regarding historical transactions for which no sales tax was collected from the buyer at the time of the transaction. Pending these discussions, it is more likely than not some jurisdictions could assess taxes and assessed amounts may differ materially from amounts currently accrued. It is possible that some jurisdictions may provide for a later start date for sales tax collection, which could provide a material reduction in amounts currently accrued. In either case, the Company will adjust the recorded liability to reflect the new information, with a portion of the adjustment impacting orders placed in prior periods.

F-6
2

The Company has recognized a liability for this potential tax of $16,818 thousand and $51,380 thousand at December 1, 2020 and September 30, 2021, respectively. This liability is recorded in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets. Sales tax expense was $488 thousand and $4,959 thousand for the three and nine months ended September 30, 2020, respectively. Sales tax expense was $21,574 thousand and $34,561 thousand for the three and nine months ended September 30, 2021, respectively. During the three months ended September 30, 2021, the Company recorded an adjustment to increase the liability in the amount of approximately $8,368 thousand for local tax amounts likely to be collected by certain states related to orders placed in prior periods. The expense was recorded in General and administrative in the Condensed Consolidated Statements of Operations and Comprehensive Loss.
12. R
ELATED
-P
ARTY
T
RANSACTIONS
In December 2020, Vivid Cheers Inc. (“Vivid Cheers”) was incorporated as a non-profit
organization within the meaning of Section 501(c)(3) of the Internal Revenue Code. Vivid Cheers’ mission is to support causes and organizations dedicated to healthcare, education, and support of workers in the live events industry during times of need. The Company has the right to elect the board of directors of Vivid Cheers, which is currently formed by the Company’s executives. The Company does not have a controlling financial interest in Vivid Cheers, and accordingly, does not consolidate Vivid Cheers’ statement of activities with its financial results. The Company committed charitable contributions of $886 thousand and $1,843 thousand for the three and nine months ended September 30, 2021 to Vivid Cheers. The Company had accrued charitable contributions payable of $450 thousand and $714 thousand as of December 31, 2020 and September 30, 2021, respectively.
13. N
ET
L
OSS
P
ER
U
NIT
The following table sets forth the computation of basic and diluted net loss per unit attributable to common unitholders for the periods indicated (in thousands, except per unit amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net loss	$(40,216)	$(1,847)	$(740,828)	$(19,453)
Accretion of senior preferred units	2,392	2,558	14,714	16,201

Net loss attributable to common unitholders	$(42,608)	$(4,405)	$(755,542)	$(35,654)

Weighted-average common units, basic and diluted	100	100	100	100

Net loss per unit attributable to common unitholders, basic and diluted	$(426,080)	$(44,050)	$(7,555,420)	$(356,540)

The Company has no dilutive common equivalent units. Accordingly, for the periods presented, diluted net loss per unit is equal to basic net loss per unit.

14. S
UBSEQUENT
EVENTS
The Company evaluated subsequent events for recognition or disclosure through the date that these condensed consolidated financial statements were available for issuance. As described in Note 1,
Background, Description of Business and Basis of Presentation
, the Company’s merger with Horizon, which was conditional upon approval by Horizon shareholders, closed on October 18, 2021 following the successful Horizon shareholder vote on October 14, 2021.

F-6
3

The merger was consummated on October 18, 2021 and Vivid Seats Inc. became a publicly traded company listed on the Nasdaq Global Select Market (“Nasdaq”) with Class A shares trading under the symbol “SEAT” and warrants trading under the symbol “SEATW”.
In connection with the consummation of the business combination, Vivid Seats Inc.:

•
Issued 118,200,000 shares of Class B common stock and 6,000,000 warrants at an exercise price of $0.001 per share to purchase Class B common stock to Hoya Topco in exchange for the outstanding shares of Hoya Intermediate, LLC;

•
Issued 29,431,260 shares of Class A common stock to former shareholders of Horizon, whereby $311,898 thousand in cash and cash equivalents of Horizon became available to Vivid Seats Inc. and was contributed to the Company;

•
Received $475,172 thousand in aggregate consideration from certain third-party investors, including Horizon Sponsor, LLC, in exchange for 47,517,173 shares of Class A common stock, pursuant to a private investment in public equity (“PIPE”). The PIPE proceeds include $250,172 thousand in cash and cash equivalents contributed by Horizon’s sponsor, Eldridge Industries, LLC, and its affiliates in connection with a backstop commitment to increase the PIPE subscription by an amount equal to the cash redemptions by former public shareholders of Horizon;

•
Used proceeds from the Horizon trust account and PIPE subscription and paid (i) $482,397 thousand towards the repayment of debt held by the Company, (ii) $236,005 thousand for the redemption of preferred units held in the Company, and (iii) $54,279 thousand for transaction fees incurred in connection with the business combination;

•
Issued to Horizon Sponsor, LLC (i) warrants to purchase 17,000,000 shares of Class A common stock at an exercise price of $10.00 per share, (ii) warrants to purchase 17,000,000 shares of Class A common stock at an exercise of $15.00 per share, and (iii) 50,000 shares of Class A common stock; and

•
Issued private warrants to purchase 6,519,791 shares of Class A common stock of Vivid Seats Inc., at an exercise price of $
11.50
per share, and public warrants to purchase 18,132,778 shares of Class A common stock of Vivid Seats Inc., at an exercise price of $
11.50
per share, to former warrant holders of Horizon, of which public warrants to purchase 5,166,666 shares of Class A common stock of Vivid Seats Inc. were issued to Horizon Sponsor, LLC.

Following the business combination, the Company’s existing shareholders own a controlling interest in Vivid Seats Inc. through ownership of Class B common stock.
The 2021 Employee Stock Purchase Plan and 2021 Incentive Award Plan were approved and adopted in order to facilitate the grant of cash and equity incentive awards to directors, employees and consultants of Vivid Seats Inc. These plans became effective on October 18, 2021 upon closing of the business combination.

F-6
4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Hoya Intermediate, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Hoya Intermediate, LLC and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, redeemable preferred units and members’ equity (deficit), and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Emphasis of Matter
As discussed in Note 2 to the financial statements, in 2020, the Company recorded $574 million of impairment charges as a result of a decline in fair value of goodwill, intangible assets, and long-lived assets due to the unfavorable impact of the
COVID-19
pandemic on the Company’s operations.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
May 27, 2021 (August 15, 2021 as to the effects of the restatement discussed in Note 2)
We have served as the Company’s auditor since 2019.

F-6
5

HOYA INTERMEDIATE, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)

	December 31, 2019	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$81,289	$285,337
Accounts receivable — net	25,000	35,250
Inventory — net	11,556	7,462
Prepaid expenses and other current assets	12,072	80,066

Total current assets	129,917	408,115
Property and equipment — net	4,016	—
Personal seat licenses — net	7,194	—
Intangible assets — net	293,348	67,024
Goodwill	1,060,428	683,327
Other non-current assets	2,146	664

Total assets	$1,497,049	$1,159,130

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$91,443	$62,769
Accrued expenses and other current liabilities	60,008	256,134
Deferred revenue	5,932	5,956
Current maturities of long-term debt — net	5,856	6,412

Total current liabilities	163,239	331,271

Long-term debt — net	606,589	870,903
Other liabilities	1,852	510

Total long-term liabilities	608,441	871,413

Commitments and contingencies (Note 14)

Redeemable Preferred Units
Redeemable Senior Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2019 and 2020 (aggregate involuntary liquidation preference of $189,571 and $214,008 at December 31, 2019 and 2020, respectively)	197,154	218,288
Redeemable Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2019 and 2020	9,939	9,939

Members’ equity (deficit)
Common Units - $0 par value; unlimited authorized, 100 units issued and outstanding at December 31, 2019 and 2020	—	—
Additional paid-in capital	772,683	755,716
Accumulated deficit	(252,490)	(1,026,675)
Accumulated other comprehensive loss	(1,917)	(822)

Total members’ equity (deficit)	518,276	(271,781)

Total liabilities, redeemable preferred units, and members’ equity (deficit)	$1,497,049	$1,159,130

The accompanying notes are an integral part of these financial statements.

F-6
6

HOYA INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands except unit and per unit data)

	Years Ended December 31,
	2019	2020
Revenues	$468,925	$35,077
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	106,003	24,690
Marketing and selling	178,446	38,121
General and administrative	101,335	66,199
Depreciation and amortization	93,078	48,247
Impairment charges	—	573,838

Loss from operations	(9,937)	(716,018)

Other expenses:
Interest expense — net	41,497	57,482
Loss on extinguishment of debt	2,414	685

Net loss	$(53,848)	$(774,185)

Other comprehensive income (loss):
Unrealized (loss) gain on derivative instruments	$(7,225)	$1,095

Comprehensive loss	$(61,073)	$(773,090)

Net loss per unit attributable to Common Unit holders, basic and diluted	$(682,472)	$(7,953,192)
Weighted average Common Units outstanding, basic and diluted	100	100
The accompanying notes are an integral part of these financial statements.

F-6
7

HOYA INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED UNITS AND MEMBERS’ EQUITY (DEFICIT)
(in thousands, except unit data)

	Redeemable senior preferred units		Redeemable preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total members’ equity (deficit)
Balances at January 1, 2019	100	$182,755	100	$9,939	100	$—	$790,003	$(198,642)	$5,308	$596,669
Net loss	—	—	—	—	—	—	—	(53,848)	—	(53,848)
Unrealized loss on derivative instruments	—	—	—	—	—	—	—	—	(7,225)	(7,225)
Deemed contribution from parent	—	—	—	—	—	—	5,174	—	—	5,174
Accretion of senior preferred units	—	14,399	—	—	—	—	(14,399)	—	—	(14,399)
Distributions to parent	—	—	—	—	—	—	(8,095)	—	—	(8,095)

Balances at December 31, 2019	100	$197,154	100	$9,939	100	$—	$772,683	$(252,490)	$(1,917)	$518,276
Net loss	—	—	—	—	—	—	—	(774,185)	—	(774,185)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	887	887
Loss reclassified from accumulated other comprehensive loss to earnings	—	—	—	—	—	—	—	—	208	208
Deemed contribution from parent	—	—	—	—	—	—	4,287	—	—	4,287
Accretion of senior preferred units	—	21,134	—	—	—	—	(21,134)	—	—	(21,134)
Distributions to parent	—	—	—	—	—	—	(120)	—	—	(120)

Balances at December 31, 2020	100	$218,288	100	$9,939	100	$—	$755,716	$(1,026,675)	$(822)	$(271,781)

The accompanying notes are an integral part of these financial statements.

F-6
8

HOYA INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2019	2020
Cash flows from operating activities
Net loss	$(53,848)	$(774,185)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	93,078	48,247
Amortization of deferred financing costs and interest rate cap	2,860	3,863
Loss on disposal of long-lived assets	960	169
Equity-based compensation expense	5,174	4,287
Loss on extinguishment of debt	2,414	685
Interest expense paid-in-kind	—	15,678
Impairment charges	—	573,838
Change in assets and liabilities:
Decrease (increase) in accounts receivable	225	(10,250)
(Increase) decrease in inventory	(1,628)	4,094
Decrease (increase) in prepaid expenses and other current assets	642	(67,584)
Increase (decrease) in accounts payable	1,792	(28,674)
Increase in accrued expenses and other current liabilities	23,272	195,404
Increase in deferred revenue	2,005	24
Other assets and liabilities	(468)	512

Net cash provided by (used in) operating activities	76,478	(33,892)

Cash flows from investing activities
Acquisition, net of cash acquired	(31,118)	—
Purchases of property and equipment	(1,258)	(341)
Proceeds from the sale of personal seat licenses	170	—
Investments in developed technology	(7,949)	(7,264)

Net cash used in investing activities	(40,155)	(7,605)

Cash flows from financing activities
Payments of June 2017 First Lien Loan	(6,967)	(5,856)
Payments of June 2017 Second Lien Loan	(40,000)	—
Proceeds from May 2020 First Lien Loan	—	260,000
Proceeds from Revolving Facility	—	50,000
Payments of Revolving Facility	—	(50,000)
Payments of deferred financing costs and other debt-related costs	(400)	(8,479)
Distributions to parent	(8,095)	(120)

Net cash (used in) provided by financing activities	(55,462)	245,545

Net (decrease) increase in cash and cash equivalents	(19,139)	204,048

Cash and cash equivalents — beginning of period	100,428	81,289

Cash and cash equivalents — end of period	$81,289	$285,337

Supplemental disclosure of cash flow information:
Paid-in-kind interest added to May 2020 First Lien Loan principal	$—	$15,678
Cash paid for interest	$38,653	$34,592

The accompanying notes are an integral part of these financial statements.

F-6
9

HOYA INTERMEDIATE, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. B
ACKGROUND
AND
D
ESCRIPTION
OF
B
USINESS
Through our consolidated subsidiary, Vivid Seats LLC, we provide a leading full-service secondary ticketing marketplace, enabling fans and event seekers to purchase tickets to sports, concerts, theater, and other live events in the United States and Canada. Through our Marketplace segment, we operate an online platform enabling ticket buyers to purchase tickets to live events, while enabling ticket sellers to seamlessly manage their end-to-end
operations. Through our Resale segment, our experienced team of professionals acquires live event tickets for resale on secondary marketplaces, including our own platform.
The accompanying consolidated financial statements include all the accounts of Hoya Intermediate, LLC, its subsidiary, Vivid Seats LLC, and the wholly-owned subsidiaries of Vivid Seats LLC. The financial statements refer to Hoya Intermediate, LLC and its subsidiaries collectively as the “Company,” “us,” “we,” and “our” in these consolidated financial statements.
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany transactions and balances have been eliminated in consolidation.
COVID-19
Update
— The
COVID-19
pandemic has materially impacted the Company’s business and results of operations in the fiscal year 2020. In addition to a decrease in operating results, the Company recognized asset impairment charges, a reserve against certain receivables, and increased accruals for customer credits and future customer compensation. Refer to the “Accounts Receivable and Credit Policies,” “Goodwill and Intangible Assets,” “Long-Lived Assets Impairment Assessments,” “Accrued Customer Credits,” and “Accrued Future Customer Compensation” sections within Note 2,
Summary of Significant Accounting Policies
, below for further discussion.
We expect uncertainties around our key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the
COVID-19
pandemic. Our estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in our consolidated financial statements. If economic conditions caused by the pandemic do not recover, as currently anticipated by management, the Company’s financial condition, cash flows, and results of operations may be further materially impacted.
2. S
UMMARY
OF
S
IGNIFICANT
A
CCOUNTING
P
OLICIES
Use of Estimates
— In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s key estimates include the Accrual for future customer compensation and the related Recovery of future customer compensation asset; inventory valuation; receivable valuation; value of equity-based compensation; breakage rates related to customer credits; useful life of definite-lived intangible assets and other long-lived assets; valuation of intangible assets acquired in an acquisition; and impairments of goodwill, indefinite-lived intangible assets, definite-lived intangible assets, and long-lived assets.
Cash and Cash Equivalents
— Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less. The Company’s cash and cash equivalents consist primarily of domestic bank accounts, interest-bearing deposit accounts, and money market accounts managed by third-party financial institutions.

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Cash and cash equivalents held in interest-bearing accounts may exceed the Federal Deposit Insurance Corporation insurance limits. To reduce credit risk, the Company monitors the credit standing of the financial institutions that hold the Company’s cash and cash equivalents. However, balances could be impacted in the future if underlying financial institutions fail. As of December 31, 2019 and 2020, the Company has not experienced any loss or lack of access to its cash and cash equivalents.
Accounts Receivable and Credit Policies
— At December 31, 2019, accounts receivable consists primarily of uncollateralized payment processor obligations due under normal trade terms requiring payment within five days. Credit risk with respect to accounts receivable from payment processing entities is limited due to the concentration of those receivables with large financial institutions and the frequency with which those accounts receivable turn over. There was no allowance for doubtful accounts recorded at December 31, 2019.
Due to the significant
COVID-19
pandemic related event cancellations experienced during 2020, $23,418 thousand of the Accounts receivable balance at December 31, 2020 consisted of amounts due from marketplace ticket sellers for cancelled event tickets. There is a concentration of risk associated with that cohort of creditors due to the unfavorable impact of the
COVID-19
pandemic on the live event industry. We recorded an allowance for doubtful accounts of $5,715 thousand at December 31, 2020 to reflect potential challenges in collecting funds from marketplace ticket sellers. Accounts receivable balances are stated net of allowance for doubtful accounts. Bad debt expense is presented as a reduction of Revenues in the Consolidated Statements of Operations and Comprehensive Loss. Write-offs were immaterial for the year ended December 31, 2020.
Inventory
— Inventory consists of tickets to live events. All inventory is valued at the lower of cost or net realizable value, determined by the specific identification method. A provision is recorded to adjust inventory to its estimated realizable value when inventory is determined to be in excess of anticipated demand. During the years ended December 31, 2019 and 2020, the Company incurred inventory write-downs of $3,634 thousand and $1,627 thousand, respectively, which are presented in Cost of revenues in the Consolidated Statements of Operations and Comprehensive Loss.
Property and Equipment —
Property and equipment are stated at cost, net of depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:

Asset Class	Useful Life
Computer Equipment	5 years
Purchased Software	3 years
Furniture and Fixtures	7 years
Leasehold improvements are amortized over the shorter of the term of the lease or the improvements’ estimated useful lives.
Personal Seat Licenses
— The Company has purchased personal seat licenses (“PSLs”) from various sports teams. PSLs are stated at amortized cost. The term of the PSL aligns with the life of the corresponding stadium, which is estimated at 30 years from its construction or its last major renovation. Amortization is computed using the straight-line method over the remaining life of the stadium at the time the PSL is purchased. Amortization expense was $454 thousand and $226 thousand for the years ended December 31, 2019 and 2020, respectively, and is presented in Depreciation and amortization expense in the Statements of Operations and Comprehensive Loss. During the second quarter of 2020, the Company determined a triggering event occurred, which resulted in an impairment of its PSL’s. Refer to Note 8,
Impairments
, for additional information.
Long-Lived Assets Impairment Assessments
— We review our long-lived assets (property and equipment — net and personal seat licenses – net) for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. The fair value of our long-lived assets is determined using both the market approach and income approach, utilizing Level 3 inputs. If circumstances

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require a long-lived asset or asset group to be held and used be tested for possible impairment, we first compare the undiscounted cash flows expected to be generated by that long-lived asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount exceeds its fair value.
During the second quarter of 2020, we determined a triggering event occurred that required us to evaluate our long-lived assets for impairment. We recorded an impairment charge as a result of those assessments. Refer to Note 8,
Impairments
, for additional information.
Goodwill and Intangible Assets
— Goodwill represents the excess purchase price over the fair value of the net assets acquired. Intangible assets other than goodwill primarily consists of customer and supplier relationships, developed technology, non-compete
agreements, and trademarks.
We evaluate goodwill and our indefinite-lived intangible asset for impairment annually on October 31 or more frequently when an event occurs or circumstances change that indicates the carrying value may not be recoverable. We have the option to assess goodwill and our indefinite-lived intangible asset for impairment by first performing a qualitative assessment to determine whether it is more-likely-than-not
that the fair value of a reporting unit or the indefinite-lived intangible asset is less than its carrying value. If it is determined that the reporting unit’s or the indefinite-lived intangible asset’s fair value is more-likely-than-not
less than its carrying value, or if we do not elect the option to perform an initial qualitative assessment, we perform a quantitative assessment of the reporting unit’s or the indefinite-lived intangible asset’s fair value. If the fair value of the reporting unit or the indefinite-lived intangible asset is in excess of its carrying value, the related goodwill or the indefinite-lived intangible asset is not impaired. If the fair value of the reporting unit is less than the carrying value, we recognize an impairment equal to the difference between the carrying value of the reporting unit and its fair value, not to exceed the carrying value of goodwill. If the fair value of the indefinite-lived intangible asset is less than the carrying value, we recognize an impairment equal to the difference.
The fair value of our definite-lived intangible assets is determined using both the market approach and income approach, utilizing Level 3 inputs. We review our definite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. If circumstances require a definite-lived intangible asset or its asset group to be held and used be tested for possible impairment, we first compare the undiscounted cash flows expected to be generated by that definite-lived intangible asset or asset group to its carrying amount. If the carrying amount of the definite-lived intangible asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value.
Definite-lived intangible assets are amortized on a straight-line basis over their estimated period of benefit, over the following estimated useful lives:

Asset Class	Useful Life
Non-competition agreements	3 years
Supplier relationships	4 years
Developed technology	3-5 years
Customer relationships	3-5 years
The useful lives of definite-lived intangible assets are
re-assessed
whenever events or business circumstances indicate a change in life has occurred.
During the second quarter of 2020, we determined a triggering event occurred that required us to evaluate our goodwill, indefinite-lived intangible asset, and definite-lived intangible assets for impairment, and we recorded an impairment charge as a result of those assessments. Refer to Note 8,
Impairments
, for additional information.

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Business Combinations
— During 2019, we completed an acquisition of Fanxchange Limited, which we accounted for using the acquisition method of accounting. See Note 6,
Acquisition.
Identifiable assets acquired and liabilities assumed were recognized and measured as of the acquisition date at fair value. Additionally, any contingent consideration was recorded at fair value on the acquisition date and classified as a liability. The Company recognized goodwill to the extent the consideration transferred exceeded the recognized basis of the identifiable assets acquired, net of assumed liabilities. Management exercised judgement in determining the fair value of assets acquired and liabilities assumed, which involved the use of significant estimates and assumptions, including future cash flows, discount rates, and asset lives.
Internal-use
Software
— The Company incurs costs related to
internal-use
software and website development. Costs incurred in both the preliminary project stage and post-implementation stage of development are expensed as incurred. Qualifying development costs, including those incurred for upgrades and enhancements that result in additional functionality to existing software, are capitalized. Capitalized development costs are classified as Intangible assets – net on the Consolidated Balance Sheets and amortized using the straight-line method over the estimated useful life of the applicable software. The amortization is presented in Depreciation and amortization expense in the Statements of Operations and Comprehensive Loss.
Accrued Customer Credits
— We may issue credits to customers for cancelled events that can be applied to future purchases on our marketplace. The amount recognized in Accrued expenses and other current liabilities in the Consolidated Balance Sheets represents the balance owed to customers on credit. Breakage income from customer credits that are not expected to be used is estimated and recognized as revenue in proportion to the pattern of redemption for the customer credits that are used. When customer credits are used to make a purchase, revenue is recognized.
Accrued Future Customer Compensation
— Provisions for accrued future customer compensation are included in Accrued expenses and other current liabilities in the Consolidated Balance Sheets and represent compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions. The expected recoveries of these obligations are included in Prepaid expenses and other current assets. These provisions are based on historic experience and recent revenue volumes and are recognized as a component of Revenue. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material to the consolidated financial statements.
Taxes
— The Company is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, the Company’s taxable income or loss is passed through to and included in the taxable income of its members. Accordingly, no income tax expense has been recorded for federal, state and local jurisdictions. Certain states and localities have gross receipts taxes, franchise taxes and minimum filings taxes that are assessed on pass-through entities. The Company is subject to these taxes and recognized expense for $831 thousand and $230 thousand for the years ended December 31, 2019 and 2020, respectively. The expense is presented in General and administrative expenses in the Statements of Operations and Comprehensive Loss.
The Company is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Company would be conducted at the Company level, and if the IRS determines an adjustment, the default rule is that the Company would pay an “imputed underpayment” including interest and penalties, if applicable. The Company may instead elect to make a
“push-out”
election, in which case the partners for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.
The Hoya Intermediate, LLC Agreement stipulates that, if the Company receives an imputed underpayment, each Unit holder shall promptly file an amended tax return and pay any tax and interest due.

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As of December 31, 2019 and 2020, there were no uncertain tax positions taken or expected to be taken that would require recognition of a liability in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions. The periods subject to tax audits are 2017 through 2020. There are currently no audits for any tax periods in progress.
Debt
— Term debt is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. Deferred borrowing costs and discounts are amortized to interest expense over the terms of the respective borrowings using the effective interest method.
Derivatives —
The Company recognizes derivatives on the Consolidated Balance Sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting, and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting.
Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of the gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company formally evaluates, both at the inception of the hedge and quarterly, whether the derivative financial instrument is highly effective in offsetting changes in cash flows of the related underlying exposure.
For derivatives that are designated as, and meet all the required criteria for, a cash flow hedge, the net interest payments are recorded in Interest expense — net in the Consolidated Statements of Operations and Comprehensive Loss and the remaining changes in the fair value are recorded in Accumulated other comprehensive loss (“AOCL”) in the Consolidated Balance Sheets and reclassified into earnings as the underlying hedged item affects earnings.
Derivative instruments are classified within Prepaid expenses and other current assets or Other liabilities in the Consolidated Balance Sheets depending on the nature of the balance at the end of the period.
Fair Value of Financial Instruments
— Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of our financial instruments is disclosed based on the fair value hierarchy using the following three categories:
Level
 1
— Measurements that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level
 2
— Measurements that include other inputs that are directly or indirectly observable in the marketplace.
Level
 3
— Measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. These fair value measurements require significant judgment.
Equity-Based Compensation
— Certain members of management have been awarded grants of common units of our parent Hoya Topco, LLC or Phantom units in a cash bonus pool. Under the Accounting Standard Codification (“ASC”) 718,
Compensation–Stock Compensation
, and ASC 480,
Distinguishing Liabilities from Equity
, the grants of common units meet the criteria to be recognized by Hoya Topco, LLC as equity-classified awards, whereas the grants of Phantom units meet the criteria to be recognized as liability-classified awards. Equity-classified awards include those that may be settled either in a determinable number of common units or in cash at the sole discretion of our parent. Liability-classified awards may only be settled in cash.

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Equity-based compensation is measured at fair value on the grant date. The Company recognizes compensation expense on a straight-line basis over the requisite service period, which is the award’s vesting period, and an offsetting deemed contribution to equity to reflect these incentive units of our parent. Vesting of these awards is accelerated in the event of a change in control of Hoya Topco, LLC. The Company accounts for forfeitures as they occur.
A market-based approach was used to determine the total equity value of our parent and allocate the resulting value between classes using an option pricing model to determine the grant date fair value of employee grants. The exercise prices used are based on various scenarios considering the waterfall payout structure of the units that exists at the Hoya Topco, LLC level.
For liability-based compensation with service and performance conditions, the Company recognizes a liability for the fair value of the outstanding units only when the Company concludes it is probable that the performance condition will be achieved. As of December 31, 2019 and 2020, it is not probable the performance condition will be achieved.
Net Loss Per Unit Attributable to Common Unit holders
— Basic earnings/loss per unit is computed by dividing the net loss attributable to common unit holders by the weighted-average number of common units outstanding during the period. Diluted earnings/loss per unit is computed by giving effect to all potentially dilutive common equivalent units outstanding for the period. In periods of a net loss, common equivalent units are excluded from the calculation of diluted earnings/loss per unit, because their inclusion would have an antidilutive effect. Accordingly, for periods in which we report a net loss, diluted earnings/loss per unit is equal to basic earnings/loss per unit, as the dilutive common equivalent units are not assumed to have been issued if their effect is antidilutive.
Segment Reporting —
Operating segments are defined as components of an entity for which discrete financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and performance assessment. The Company’s CODM is its Chief Executive Officer. The Company has determined it has two operating and reportable segments: Marketplace and Resale.
Revenue Recognition
— The Company recognizes revenue in accordance with ASC Topic 606,
Revenue from Contracts with Customers
(“ASC 606”). The Company adopted ASC 606 effective January 1, 2019, using the full retrospective transition method.
The Company reports revenue on a gross or net basis based on management’s assessment of the Company acting as a principal or agent in the transaction. The determination of the Company acting as a principal or an agent in a transaction is based on the evaluation of control over the ticket, including the right to sell the ticket, before it is transferred to the ticket buyer.
Marketplace
The Company acts as an intermediary between ticket sellers and ticket buyers in its secondary marketplace. Revenue primarily consists of service fees from ticketing operations and is reduced by incentives provided to ticket buyers.
The Company has one primary performance obligation, facilitating the Marketplace transaction between the ticket seller and ticket buyer, which is satisfied at the time the order is confirmed. In this transaction, the Company acts as an agent as it does not control the ticket prior to it transferring to the ticket buyer.
Revenue is recognized net of the amount due to the seller when the ticket seller confirms an order with the ticket buyer, at which point the seller is obligated to deliver the tickets to the buyer in accordance with the original marketplace listing. Payment from the buyer is due at the time of sale.

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The Company’s sales terms provide that the Company will compensate the buyer for the total amount of the purchase if an event is cancelled, the ticket is invalid, or if the ticket is delivered after the promised time. The Company has determined this is considered a stand-ready obligation to provide a return that is not a separate performance obligation, but is an element of variable consideration, which results in a reduction to revenue. The revenue reversal is reflected within Accrued expenses and other current liabilities in the Consolidated Balance Sheets when the buyer has yet to be compensated. The Company estimates the customer compensation liability, and corresponding charge against revenue, using the expected value method, which best predicts customer compensation for future cancellations. To the extent we estimate that a portion of the refund is recoverable from the ticket seller, we record the recovery as revenue to align with the net presentation of the original transaction. The timing of event cancellations and rescheduling of postponed events versus new sales transactions can result in customer compensation costs exceeding current period sales resulting in negative marketplace revenue for that period.
The Company also earns referral commissions on purchases of third-party insurance services by ticket buyers at the time of sale of the associated ticket on the Marketplace platform. Referral commissions are recognized as revenue when the ticket buyer makes a purchase from the third-party merchant during customer checkout. Payment from the third-party provider is due to the Company net 30 from when invoiced. This revenue is included within all categories of Marketplace disaggregated revenue described in Note 3,
Revenue Recognition.
Resale
The Company sells tickets it owns on secondary ticket marketplaces. The Resale business has one performance obligation, which is to transfer control of a live event ticket to a ticket buyer once an order has been confirmed.
The Company acts as a principal in these transactions as it owns the ticket and therefore controls the ticket prior to transferring the ticket to the customer. Revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed in the secondary ticket marketplace. Payment from the marketplace is typically due upon delivery of the ticket or after the event has passed.
Secondary marketplace terms and conditions require sellers to repay amounts received for events that are cancelled or tickets that are invalid or delivered after the promised time. The Company has determined that this obligation is a stand-ready obligation to provide a return that is not a separate performance obligation, but is an element of variable consideration, which results in a reduction to revenue. The Company recognizes a liability for known and estimated cancellation charges within Accrued expenses and other current liabilities in the Consolidated Balance Sheets. The Company estimates the future customer compensation liability, and corresponding charge against revenue, using the expected value method. To the extent we estimate that a portion of the charge is recoverable from the event host, we record the estimated recovery asset to Prepaid expenses and other current assets.
When the Company’s Resale business sells a ticket on its own marketplace, the service fee is recorded in Marketplace revenues and the sales price of the ticket is recorded in Resale revenues.
Deferred Revenue
Deferred revenue consists of fees received related to unsatisfied performance obligations at the end of the period. Due to the generally short-term duration of contracts, the majority of the performance obligations are satisfied in the following year.
The Company’s loyalty program allows customers to earn credits on certain purchases and then redeem those credits on future transactions. The credits earned in the program represent a material right to the customer and constitute an additional performance obligation of the Company. As such, the Company defers revenue based on expected future usage and recognizes the deferred revenue as credits are redeemed. Breakage income from

F-7
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credits that are not expected to be used is estimated and recognized as revenue in proportion to the pattern of redemption for the customer credits that are used.
Cash received for contingent events, such as postseason sporting events, is initially recorded as Deferred revenue in the Consolidated Balance Sheets and is recognized as revenue when the contingency is resolved.
Advertising Costs
— The Company utilizes various forms of advertising, including paid search, sponsorship agreements,
e-mail
marketing, and other forms of media. Advertising costs are expensed as incurred and were $175,926 thousand and $37,524 thousand for the years ended December 31, 2019 and 2020, respectively. Advertising costs are presented as part of Marketing and selling expense in the Consolidated Statements of Operations and Comprehensive Loss.
Shipping and Handling
— Shipping and handling charges to customers are included in Revenues in the Consolidated Statements of Operations and Comprehensive Loss. Shipping and handling costs incurred by the Company are treated as fulfillment activities, and as such are included in Cost of revenues in the Consolidated Statements of Operations and Comprehensive Loss. These costs are accrued upon recognition of revenue.
Immaterial Correction of an Error in Prior Periods
— The Company identified immaterial errors related to the classification of information technology expenses that impacted its previously issued financial statements. Previously, the Company classified information technology expenses entirely within General and administrative expenses in its Consolidated Statements of Operations and Comprehensive Loss. The Company subsequently determined that a portion of its information technology expenses are directly attributable to its revenue-generating activities and should be classified within Cost of revenues. In accordance with FASB Accounting Standards Codification 250,
Accounting Changes and Error Corrections
, the Company evaluated the materiality of the errors from quantitative and qualitative perspectives, concluding that the errors were immaterial to the Company’s financial statements.
The Company has adjusted for these errors by revising its financial statements presented herein. The correction resulted in an increase to Cost of revenues of $2,669 thousand and $1,753 thousand for the years ended December 31, 2019 and 2020, respectively, with corresponding reductions to General and administrative expenses. The increase to Cost of revenues resulted in a decrease to Marketplace and Resale contribution margin of $2,324 thousand and $345 thousand, respectively, for the year ended December 31, 2019, and a decrease to Marketplace and Resale contribution margin of $1,468 thousand and $285 thousand, respectively, for the year ended December 31, 2020. Refer to Note 5,
Segment Reporting
, for additional detail on the Company’s segment reporting. The effect of the errors did not impact Loss from operations, Net loss, the Consolidated Balance Sheets, the Consolidated Statements of Cash Flows, or the Consolidated Statements of Redeemable Preferred Units and Members’ Equity (Deficit).
Recent Accounting Pronouncements
As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), the Company is provided the option to adopt new or revised accounting guidance either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public
business entities, including early adoption when permissible. The following provides a brief description of recent accounting pronouncements that could have a material effect on the Company’s financial statements:
Accounting pronouncements recently adopted
Cloud Computing Arrangements
— In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”)
2018-15,
Cloud Computing Arrangements
, which aligns the

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accounting for costs incurred to implement a cloud computing arrangement that is a service arrangement with the guidance on capitalizing costs associated with developing or obtaining internal-use
software. The Company adopted ASU
2018-15
effective January 1, 2020 and the impact of adoption was not material to the Company’s consolidated financial statements.
Issued accounting standards not yet adopted
Leases
— In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
, which requires lessees to recognize a
right-of-use
asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease) in the Consolidated Balance Sheets. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. ASU
2020-05,
Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities,
deferred the effective date for
non-public
companies. ASU
2016-02
is effective for fiscal periods beginning after December 15, 2021. The Company elected the extended transition period available to emerging growth companies and is currently evaluating the effect of adoption of the standard on the Company’s consolidated financial statements and related disclosures.
Financial Instruments-Credit Losses
— In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU
2019-10,
Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates
, deferred the effective date for
non-public
companies. The standard is effective for
non-public
companies for fiscal years beginning after December 15, 2022. The Company elected the extended transition period available to emerging growth companies and is currently evaluating the effect of adoption of the standard on the Company’s consolidated financial statements and related disclosures.
Reference Rate Reform
— In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, as modified in January 2021. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The optional amendments are effective for all entities as of March 12, 2020 and can be adopted through December 31, 2022. The Company has not yet decided the date of adoption of this standard. LIBOR is used to calculate the interest on borrowings under the Company’s June 2017 First Lien Loan and May 2020 First Lien Loan. The Company is currently evaluating whether this guidance will have a significant impact on its consolidated financial statements and related disclosures.
3. R
EVENUE
R
ECOGNITION
The Company recognizes revenue in accordance with ASC 606. The Company has two reportable segments: Marketplace and Resale.
Within the Marketplace segment, the Company earns revenue by acting as an intermediary between ticket sellers and ticket buyers. In this capacity, the Company recognizes revenue for transactions occurring on its website and mobile app (Owned Properties), in addition to fees generated through the sale of tickets on partner sites using the Company’s platform (Private Label).

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During 2019 and 2020, Marketplace revenues consisted of the following (in thousands):

	Years Ended December 31,
	2019	2020
Marketplace revenues:
Owned Properties	$329,262	$24,188
Private Label	74,383	(907)

Total Marketplace revenues	$403,645	$23,281

When assessing the performance of the business, the Company’s CODM also reviews Marketplace revenues generated by event category. During 2019 and 2020, Marketplace revenues consisted of the following event categories (in thousands):

	Years Ended December 31,
	2019	2020
Marketplace revenues:
Concerts	$187,753	$15,775
Sports	169,577	3,484
Theater	44,754	3,759
Other	1,561	263

Total Marketplace revenues	$403,645	$23,281

Within the Resale segment, the Company sells tickets it owns on secondary ticket marketplaces, including its own website and mobile app. Resale revenues were $65,280 thousand and $11,796 thousand during for the years ended December 31, 2019 and 2020, respectively, and are presented in Revenues in the Consolidated Statements of Operations and Comprehensive Loss.
At December 31, 2019, $5,932 thousand was recorded as deferred revenue, of which $3,560 thousand was recognized as revenue during the year ended December 31, 2020. At December 31, 2020, the related balance was $5,956 thousand. The Company’s deferred revenue balance primarily relates to the loyalty program and is presented in Deferred revenue in the Consolidated Balance Sheets.
Deferred revenue for contingent events at December 31, 2019 and 2020 was immaterial.
4. P
ROPERTY
AND
E
QUIPMENT
Long-lived asset impairment charges related to property and equipment of $3,670 thousand were recognized for the year ended December 31, 2020, resulting in a full impairment of all property and equipment. The impairment charges are presented in Impairment charges in the Consolidated Statements of Operations and Comprehensive Loss.
The following table summarizes our major classes of property and equipment, net of accumulated depreciation at December 31, 2019 (in thousands):

Leasehold Improvements	$3,721
Computer Equipment	1,901
Furniture and Fixtures	556
Purchased Software	47

Total property and equipment	6,225
Less: accumulated depreciation	2,209

Total property and equipment — net	$4,016

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Depreciation expense related to property and equipment was $1,095 thousand and $643 thousand for the years ended December 31, 2019 and 2020, respectively, and is presented in Depreciation and amortization expense in the Consolidated Statements of Operations and Comprehensive Loss. There were no impairment charges for the year ended December 31, 2019.
5. S
EGMENT
R
EPORTING
For all periods presented, our reportable segments are Marketplace and Resale. Through the Marketplace segment, the Company acts as an intermediary between ticket sellers and ticket buyers within its secondary marketplace. Through the Resale segment, the Company generates revenue by acquiring tickets from primary sellers, which it then sells through secondary ticket marketplaces. Revenues and contribution margin are used by the Company’s CODM to assess performance of the business. The Company defines contribution margin as revenues less cost of revenues and marketing and selling expenses.
We do not report our assets, capital expenditures, or related depreciation and amortization expenses by segment, because our CODM does not use this information to evaluate operating segments. The following table represents our segment information for the year ended December 31, 2019 (in thousands):

	Marketplace	Resale	Consolidated
Revenues	$403,645	$65,280	$468,925
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,857	53,146	106,003
Marketing and selling	178,446	—	178,446

Contribution margin	$172,342	$12,134	184,476
General and administrative			101,335
Depreciation and amortization			93,078

Loss from operations			(9,937)
Interest expense — net			41,497
Loss on extinguishment of debt			2,414

Net loss			$(53,848)

The following table represents our segment information for the year ended December 31, 2020 (in thousands):

	Marketplace	Resale	Consolidated
Revenues	$23,281	$11,796	$35,077
Cost of revenues (exclusive of depreciation and amortization shown separately below)	13,741	10,949	24,690
Marketing and selling	38,121	—	38,121

Contribution margin	$(28,581)	$847	(27,734)
General and administrative			66,199
Depreciation and amortization			48,247
Impairment charges			573,838

Loss from operations			(716,018)
Interest expense — net			57,482
Loss on extinguishment of debt			685

Net loss			$(774,185)

Substantially all of the Company’s sales occur and assets reside in the United States.
6. A
CQUISITION
On April 11, 2019, the Company acquired all of the outstanding equity of Fanxchange Limited, a Canadian-based online ticket distribution marketplace, for total consideration of $31,118 thousand, net of cash acquired. This

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acquisition served to complement the Company’s marketplace with its distribution partners and technology. As it was a business combination in accordance with ASC 805,
Business Combinations
, it was accounted for using the acquisition method of accounting. The purchase price was finalized in 2019.
Transaction costs incurred related to this acquisition were immaterial and were recognized as a period expense within General and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss.
The following table summarizes the consideration paid and the fair values of the assets acquired, and liabilities assumed (in thousands):

Allocation of purchase price
Cash and cash equivalents	$3,130
Other current assets	776
Property and equipment	277
Intangible asset — developed technology	4,900
Intangible assets — other	4,800
Goodwill	21,244

Total assets acquired	35,127
Current liabilities assumed	879
Net assets acquired	$34,248

7. G
OODWILL
AND
I
NTANGIBLE
A
SSETS
The Company has two operating segments, Marketplace and Resale, which consist of a single reporting unit each. The Company’s goodwill is recorded on the Company’s Marketplace operating segment and reporting unit.
Definite-lived intangible assets consisted of the following at December 31, 2019 and 2020 (in thousands):

	December 31, 2019			December 31, 2020
	Cost	Accumulated Amortization	Net Carrying amount	Cost	Accumulated Amortization	Net Carrying amount
Developed Technology	$158,759	$(75,458)	$83,301	$2,622	$(264)	$2,358
Supplier Relationships	137,200	(84,612)	52,588	—	—	—
Customer Relationships	71,300	(58,134)	13,166	—	—	—
Non-compete Agreements	5,360	(4,467)	893	—	—	—

Total definite-lived intangibles assets	$372,619	$(222,671)	$149,948	$2,622	$(264)	$2,358

The net changes in the carrying amounts of the Company’s intangible assets and goodwill were as follows (in thousands):

	Definite-lived Intangible Assets	Trademark	Goodwill
Balances at January 1, 2019	$224,777	$143,400	$1,039,184
Acquisition	9,700	—	21,244
Capitalized development costs	7,949	—	—
Disposals	(983)	—	—
Amortization	(91,495)	—	—

Balances at December 31, 2019	149,948	143,400	1,060,428
Capitalized development costs	7,264	—	—
Impairment	(107,365)	(78,734)	(377,101)
Disposals	(124)	—	—
Amortization	(47,365)	—	—

Balances at December 31, 2020	$2,358	$64,666	$683,327

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Amortization expense on the definite-lived intangible assets was $91,495 thousand and $47,365 thousand for the years ended December 31, 2019 and 2020, respectively, and is presented in Depreciation and amortization expense in the Statements of Operations and Comprehensive Loss.
The estimated future amortization expense related to the definite-lived intangible assets as of December 31, 2020 is as follows (in thousands):

2021	$872
2022	872
2023	614

Total	$2,358

The Company recorded an impairment to its goodwill and intangible assets during 2020. Refer to Note 8,
Impairments,
for additional information. There were no impairments recorded during 2019.
8. I
MPAIRMENTS
As disclosed in Note 2,
Significant Accounting Policies
, the Company assesses goodwill and other indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that an asset may be impaired. Definite-lived intangible assets and other long-lived assets are assessed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.
During the second quarter of 2020, the Company identified the
COVID-19
pandemic as a triggering event for its long-lived assets, goodwill, indefinite-lived trademark, and definite-lived intangible assets. Due to global social distancing efforts, put in place to mitigate the spread of the virus, and compliance with restrictions enacted by various governmental entities, most live events during 2020 were either postponed or cancelled. Consequently, the Company experienced a significant reduction of revenue during the second quarter of 2020, which continued through the remainder of the year. The Company anticipates that the
COVID-19
pandemic and mitigation policies enacted by governmental entities will continue to have a material impact on its cash flows.
The following summarizes the impairment charges recorded by the Company during the second quarter of 2020 (in thousands):

Goodwill	$377,101
Indefinite lived trademark	78,734
Definite lived intangible assets	107,365
Property and equipment	3,670
Personal seat licenses	6,968

Total impairment charges	$573,838

Long-lived asset impairments
The Company assessed its long-lived assets for potential impairment during the second quarter of 2020. ASC 360,
Property, Plant, and Equipment
, requires an impairment loss to be recognized for a long-lived asset if the carrying amount of the asset is not recoverable and exceeds its fair value. In accordance with ASC 360, the Company classifies its long-lived assets as a single asset group, which consists primarily of property and equipment, right-of-use
lease assets, personal seat licenses, and definite-lived intangible assets.
For the fair value of the asset group, we compared the expected future undiscounted cash flows associated with the asset group to the long-lived asset group’s carrying value and concluded that the carrying value was not recoverable. The Company then measured the fair value of the asset group using a discounted cash flow model. The significant estimates used in the undiscounted and discounted cash flow models include projected operating cash flows; forecasted capital expenditures and working capital needs; rates of long-term growth; and the

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discount rate (in the discounted cash flow model). The significant unobservable inputs included forecasted revenues which reflected significant declines in earlier years as a result of the pandemic and included estimates regarding when revenue would return to pre-pandemic
levels. The significant unobservable inputs also included forecasted costs, capital expenditures, and working capital needs which were informed by actual historical experience and estimates of the timing of when live events would return to pre-pandemic
levels. Refer to Note 12,
Fair Value,
for quantitative disclosure of significant unobservable inputs. As a result, the Company recorded an impairment of $118,003 thousand, of which $107,365 thousand was related to definite-lived intangible assets. The impairment is presented in Impairment charges in the Consolidated Statements of Operations and Comprehensive Loss.
Indefinite-lived trademark and goodwill impairments
During the second quarter of 2020, the Company determined that the estimated carrying value of its indefinite-lived trademark was in excess of its fair value. The fair value of the indefinite-lived trademark asset, classified as a Level 3 measurement, was measured using the relief-from-royalty method. This methodology involves estimating reasonable royalty rates for the trademarks, applying the royalty rate to a net sales stream, and utilizing the discounted cash flow method. The Company utilized a 2.0% royalty rate, consistent with the rate used in the initial valuation of the trademark. The Company recorded an impairment charge of $78,734 thousand related to the indefinite-lived trademark. The impairment charge is presented in Impairment charges in the Consolidated Statements of Operations and Comprehensive Loss.
As part of the goodwill impairment assessment performed during the second quarter of 2020, the Company determined that the carrying value of its Marketplace reporting unit exceeded its estimated fair value, resulting in a goodwill impairment charge of $377,101 thousand, which is presented in Impairment charges in the Consolidated Statements of Operations and Comprehensive Loss. The fair value estimate of our reporting units was based on a blended analysis of the present value of future discounted cash flows and market value approach, using Level 3 inputs. The significant estimates used in the discounted cash flow models are projected operating cash flows; forecasted capital expenditures and working capital needs; weighted average cost of capital; and rates of long-term growth. These estimates considered the recent deterioration in financial performance of the reporting units, as well as the anticipated rate of recovery, and implied risk premiums based on the market prices of our equity and debt as of the assessment date. The significant estimates used in the market multiple valuation approach include identifying business factors; such as size, growth, profitability, risk and return on investment; and assessing comparable revenue and earnings multiples. Following the impairment charge, the carrying value of the Marketplace reporting unit’s goodwill was $683,327 thousand. In accordance with its annual re-assessment,
the Company assessed its goodwill and indefinite-lived trademark for impairment as of October 31, 2020, determining no further impairment had occurred.
The Company’s goodwill and indefinite-lived trademark constitute nonfinancial assets measured at fair value on a nonrecurring basis. These nonfinancial assets are classified as Level 3 assets in the fair value hierarchy established under ASC Topic 820,
Fair Value Measurement
(“ASC 820”).
9. P
REPAID
EXPENSES
AND
OTHER
CURRENT
ASSETS
Prepaid expenses and other current assets at December 31, 2019 and 2020 consist of the following (in thousands):

	2019	2020
Recovery of future customer compensation	$6,662	$75,257
Insurance recovery asset	—	2,500
Prepaid expenses	5,410	2,309

Total prepaid expenses and other current assets	$12,072	$80,066

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Recovery of future customer compensation represents expected recoveries of compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions.
10. A
CCRUED
E
XPENSES
AND
OTHER
CURRENT
LIABILITIES
Accrued expenses and other current liabilities at December 31, 2019 and 2020 consist of the following (in thousands):

	2019	2020
Marketing expense	$12,044	$1,086
Accrued tax	10,194	16,913
Accrued customer credits	—	125,481
Accrued future customer compensation	10,157	94,061
Other	27,613	18,593

Total accrued expenses and other current liabilities	$60,008	$256,134

Customer credits represent credits issued and outstanding for event cancellations or other service issues related to recorded sales transactions. The accrued amount is reduced by the amount of credits estimated to go unused, which is recognized in proportion to the pattern of redemption for the customer credits.
Future customer compensation represents an estimate of the amount of customer compensation due from cancellations in the future. These provisions are based on historic experience and recent revenue volumes and are recognized as a component of Revenues. The expected recoveries of these obligations are included in Prepaid expenses and other current assets in the Consolidated Balance Sheets. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material to the consolidated financial statements.
11. F
INANCIAL
I
NSTRUMENTS
Derivatives
At December 31, 2019, we held interest rate swaps and an interest rate cap. At December 31, 2020, we held an interest rate cap. The financial instruments were assessed as highly effective at inception and hedge accounting was applied. As such, the net interest payments accrued each month are included in Interest expense – net in the Consolidated Statements of Operations and Comprehensive Loss and the change in fair value is recorded as a component of AOCL in the Consolidated Balance Sheets.
The financial instruments entered into by the Company are typically executed over-the-counter.
All financial instruments were measured at fair value on a recurring basis. The fair value is derived from discounted cash flows adjusted for nonperformance risk. The fair value models primarily use market observable inputs and, therefore, are classified as Level 2 assets. These models incorporate a variety of factors, including, where applicable, maturity, interest rate yield curves, and counterparty credit risks. The credit valuation adjustment associated with the derivatives, related to the likelihood of default by the Company and the counterparty, was not significant to the overall valuation. Refer to Note 12,
Fair Value
, for additional disclosure regarding fair value measurements.
Interest Rate Swaps
On November 10, 2017, the Company purchased
pay-fixed,
receive-float interest rate swaps with a combined notional value of $520,688 thousand on September 30, 2020. The interest rate swaps were purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan. The interest rate swaps had a fixed rate of 1.9% and a maturity date of September 30, 2020.

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The objective in using the swaps was to add stability to interest expense and to manage the exposure to interest rate movements. The interest rate swaps are designated as effective cash flow hedges involving the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreement without exchange of the underlying notional amount.
The Company performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addresses the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate swaps historically over historical months. The changes in the fair value of the hedge instrument and the hedged item over the historical months demonstrated the effectiveness of the hedge relationship as the prospective and retrospective test. On an ongoing basis, the Company assessed hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through its maturity date.
The interest rate swaps are recognized on a gross basis at fair value in the Consolidated Balance Sheets within Other liabilities at December 31, 2019. At December 31, 2019, interest rate swaps had a fair value of ($887) thousand. The amount recognized in Interest expense — net in the Consolidated Statements of Operations and Comprehensive Loss was $2,111 thousand of income and $4,291 thousand of expense for the years ended December 31, 2019 and 2020, respectively.
Interest Rate Cap
On November 26, 2018, the Company entered an interest rate cap with an effective date of September 30, 2020 and a maturity date of September 30, 2021. The Company paid $1,030 thousand to enter into the cap. The notional value was $518,719 thousand on December 31, 2020. The interest rate cap was purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan. The interest rate cap has a strike rate of 3.5%.
The objective in using the cap is to add stability to interest expense and to manage the exposure to interest rate movements. Interest rate caps involve the borrower paying the hedge provider an initial one-time
fee in exchange for the hedge provider paying the borrower the excess of the floating interest rate payment above a strike rate, in the event that the floating interest rate is greater than the strike rate during the period between the effective date and maturity date.
The Company performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addressed the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate cap over historical months. The changes in the fair value of the hedge instrument and the hedged item over the historical months demonstrated the effectiveness of the hedge relationship. On an ongoing basis, the Company assesses hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through December 31, 2020.
The interest rate cap is measured at fair value and is recognized within Prepaid expenses and other current assets in the Consolidated Balance Sheets. The interest rate cap had a fair value of zero at December 31, 2019 and 2020.
The amount of loss expected to be reclassified into Interest expense — net in the Consolidated Statements of Operations and Comprehensive Loss within the next twelve months is $822 thousand.
Effect of Derivative Contracts on Accumulated Other Comprehensive Loss and Earnings
Since the Company designated the financial instruments as effective cash flow hedges that qualify for hedge accounting, net interest payments are recorded in Interest expense — net in the Consolidated Statements of Operations and Comprehensive Loss and unrealized gains or losses resulting from adjusting the financial

F-8
5

instruments to fair value are recorded as a component of Other comprehensive income/(loss) and subsequently reclassified into earnings in the same period during which the hedged transaction affects earnings. During 2020, the Company reclassified losses of $208 thousand into Interest expense — net from Accumulated other comprehensive loss related to the interest rate cap. Cash flows resulting from settlements are presented as a component of cash flows from operating activities within the Consolidated Statements of Cash Flows.
The following table presents the effects of hedge accounting on Accumulated other comprehensive loss for the year ended December 31, 2019 for interest rate contracts designated as cash flow hedges (in thousands):

	January 1, 2019	Amount of Loss Recognized in AOCL	Less: Amount of Loss Reclassified from AOCL to Income	December 31, 2019
Interest rate swaps	$5,720	$(6,607)	$—	$(887)
Interest rate cap	(412)	(618)	—	(1,030)

Total	$5,308	$(7,225)	$—	$(1,917)

The following table presents the effects of hedge accounting on Accumulated other comprehensive loss for the year ended December 31, 2020 for interest rate contracts designated as cash flow hedges (in thousands):

	December 31, 2019	Amount of Loss Recognized in AOCL	Less: Amount of Loss Reclassified from AOCL to Income	December 31, 2020
Interest rate swaps	$(887)	$887	$—	$—
Interest rate cap	(1,030)	—	(208)	(822)

Total	$(1,917)	$887	$(208)	$(822)

12. F
AIR
V
ALUE
Recurring
Our financial assets and liabilities are valued using market prices on both active markets (Level 1), less active markets (Level 2) and little or no market activity (Level 3). Level 1 instrument valuations are obtained from unadjusted quoted prices for identical assets or liabilities in active markets. Level 2 instrument valuations are obtained from readily available pricing sources for comparable instruments, identical instruments in less active markets, or models using other inputs that are directly or indirectly observable in the marketplace. Level 3 instrument valuations typically reflect management’s estimate of assumptions and are derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. We did not have any transfers of financial instruments between valuation levels during 2019 or 2020.
Cash and cash equivalents include all cash balances and highly liquid investments purchased with maturities of three months or less. The Company’s cash and cash equivalents consist primarily of domestic bank accounts, interest-bearing deposit accounts, and money market accounts managed by third-party financial institutions. Cash and cash equivalents are valued by the Company based on quoted prices in an active market, which represent a Level 1 measurement within the fair value hierarchy.
The fair value for our derivative instruments is based upon inputs corroborated by observable market data with similar tenors, which are considered Level 2 inputs. At December 31, 2019, interest rate swaps had a fair value of ($887) thousand. The interest rate cap had a fair value of zero at December 31, 2019 and 2020. Refer to Note 11,
Financial Instruments
, for further details on our derivative instruments.
The Company’s June 2017 First Lien Loan is held by a third-party financial institution and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value

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was estimated using quoted prices that are directly observable in the marketplace, therefore, the fair value is estimated on a Level 2 basis. As of December 31, 2019, the June 2017 First Lien Loan had a fair value of $620,673 thousand as compared to the carrying amount of $612,445 thousand. As of December 31, 2020, the June 2017 First Lien Loan had a fair value of $583,145 thousand as compared to the carrying amount of $609,080 thousand.
The Company’s May 2020 First Lien Loan is not publicly traded and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated by discounting the future cash flows using current interest rates at which similar borrowings with similar maturities would be made to borrowers with similar credit ratings. The fair value was estimated assuming a prepayment of the loan upon the loan’s third anniversary and is estimated on a Level 3 basis, as provided by ASC 820. As of December 31, 2020, the May 2020 First Lien Loan had a fair value of $319,850 thousand as compared to the carrying amount of $268,235 thousand.
Refer to Note 13,
Debt
, for key terms of the June 2017 First Lien Loan and the May 2020 First Lien Loan.
Other financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term nature of these instruments.
Nonrecurring
Our
non-financial
assets, such as goodwill, intangible assets, and long-lived assets are measured at fair value on a nonrecurring basis, utilizing Level 3 inputs. The following table presents quantitative information about the significant unobservable inputs applied to these Level 3 fair value measurements:

Significant Unobservable Inputs	Range (Weighted Average)
Discount rate	12.5% - 13.5% (13.0%)
Long-term growth rate	2.5% - 3.5% (3.0%)
The following table presents the sensitivities to changes in the significant unobservable inputs above (in thousands):

	Goodwill	Trademark
50 basis point increase in discount rate	$(37,680)	$(3,935)
50 basis point decrease in long-term growth rate	(21,344)	(2,298)
Refer to Note 8,
Impairments
, for disclosure of the Company’s fair value methodologies for goodwill, intangibles assets, and long-lived assets.
13. D
EBT
The Company’s outstanding debt at December 31, 2019 and 2020 is comprised of the following (in thousands):

	2019	2020
June 2017 First Lien Loan	$624,577	$618,721
May 2020 First Lien Loan	—	275,678

Total long-term debt, gross	624,577	894,399
Less: unamortized debt issuance costs	(12,132)	(17,084)

Total long-term debt, net of issuance costs	612,445	877,315
Less: current portion	(5,856)	(6,412)

Total long-term debt, net	$606,589	$870,903

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7

First Lien Loans
— On June 30, 2017, the Company entered into a $575,000 thousand first lien debt facility, comprised of a $50,000 thousand revolving facility (the “Revolving Facility”) and a $525,000 thousand term loan (the “June 2017 First Lien Loan”), and a second lien credit facility, comprised of a $185,000 thousand second lien term loan (the “June 2017 Second Lien Loan”). The First Lien Loan was amended to upsize the committed amount by $115,000 thousand on July 2, 2018. On October 28, 2019, the Company paid off its June 2017 Second Lien Loan balance. The underlying credit facility was subsequently retired on May 22, 2020.
On May 22, 2020, the Company entered into a new $260,000 thousand first lien term loan (the “May 2020 First Lien Loan”) that is pari passu with the June 2017 First Lien Loan. The proceeds from the May 2020 First Lien Loan were used for general corporate purposes and to extinguish and retire the Revolving Facility in full.
All obligations under the June 2017 First Lien Loan and May 2020 First Lien Loan are unconditionally guaranteed by the Company and substantially all the Company’s existing and future direct and indirect wholly owned domestic subsidiaries.
The amortization of original issue discount and debt issuance costs on the June 2017 First Lien Loan and May 2020 First Lien Loan was $2,860 thousand and $3,655 thousand for the years ended December 31, 2019 and 2020, respectively, and is presented in Interest expense — net in the Consolidated Statements of Operations and Comprehensive Loss.
The key terms of the Company’s debt agreements are as follows:
June 2017 First Lien Loan
— The June 2017 First Lien Loan matures on June 30, 2024 and requires quarterly amortization payments equal to approximately 1.0% of the original principal per annum. The Revolving Facility did not
require periodic payments. All obligations under the June 2017 First Lien Loan are secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of the assets of the Company.
The June 2017 First Lien Loan is required to be prepaid, subject to certain exceptions, upon the following conditions: (i) up to 50.0% of excess cash flow subject to certain leverage ratios; (ii) all of the net cash proceeds of certain asset sales or insurance/condemnation events subject to certain leverage ratios; and (iii) all of the net cash proceeds of any issuance or incurrence of debt other than permitted debt.
At the Company’s option, the June 2017 First Lien Loan bears periodic interest of either (A) the LIBOR rate plus an applicable margin, ranging from 3.00% to 3.50% per annum based on the Company’s first lien net leverage ratio, or (B) the base rate plus an applicable margin, ranging from 2.00% to 2.50% per annum based on the Company’s first lien net leverage ratio. The LIBOR rate for the June 2017 First Lien Loan is subject to a 1.00% floor.
The effective interest rate on the June 2017 First Lien Loan was 5.3% and 4.5% per annum at December 31, 2019 and 2020, respectively.
May 2020 First Lien Loan
— The May 2020 First Lien Loan matures on May 22, 2026, with springing maturity to June 30, 2024 if the June 2017 First Lien Loan, or a refinancing thereof with scheduled payments of principal prior to June 30, 2024, remains outstanding as of that date, and has no required amortization payments. All obligations under the May 2020 First Lien Loan are secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of the assets of the Company.
The May 2020 First Lien Loan is required to be prepaid, subject to certain exceptions, upon the following conditions: (i) up to 50.0% of excess cash flow subject to certain leverage ratios; (ii) all of the net cash proceeds of certain asset sales or insurance/condemnation events subject to certain leverage ratios; and (iii) all of the net cash proceeds of any issuance or incurrence of debt other than permitted debt.
The interest rate for the May 2020 First Lien Loan is determined using a LIBOR rate plus an applicable margin of 9.50% per annum, or a base rate plus an applicable margin of 8.50% per annum. The LIBOR rate

F-8
8

is subject to a 1.00% floor and the base rate is subject to a 2.00% floor. For any period ending prior to May 22, 2022, the Company may submit paid-in-kind elections, whereby the entire outstanding balance will be charged interest at 11.50% per annum and interest amounts will be added to the outstanding principal. On and after May 22, 2022 but prior to May 22, 2023, the Company may submit paid-in-kind elections with respect to all or some of the outstanding balance, whereby the portion for which such paid-in-kind election was made will be charged interest at a rate equal to the sum of i) 5.0% per annum and ii) at the Borrower’s election, a LIBOR rate plus an applicable margin of 5.00% per annum, or a base rate plus an applicable margin of 4.00% per annum. The effective interest rate on the May 2020 First Lien Loan was 11.50% per annum at December 31, 2020.
For certain prepayments and repricing transactions of the May 2020 First Lien Loan that occur prior to May 22, 2023, the Company would owe a prepayment penalty of 3.0% on the first $91,000 thousand of prepayments. For prepayments greater than $91,000 thousand prior to May 22, 2022, the amount exceeding $91,000 thousand would be subject to a prepayment penalty equal to the greater of i) 6.0% and ii) the excess of the discounted measure of principal and interest due upon the second anniversary of the effective date and the outstanding principal at the time of the prepayment. For prepayments greater than $91,000 thousand on or after May 22, 2022 and prior to May 22, 2023, the amount exceeding $91,000 thousand would be subject to a prepayment penalty equal to 6.0%.
The following is a summary of activity related to debt instruments during the years ended December 31, 2019 and 2020:
June 2017 First Lien Loan principal payments
— The Company made principal payments of $6,967 thousand and $5,856 thousand during the years ended December 31, 2019 and 2020, respectively.
October 2019 Second Lien payoff
— On October 28, 2019, the Company paid off its remaining June 2017 Second Lien Loan balance using $40,000 thousand of available cash. The debt extinguishment resulted in a loss of $2,414 thousand and is presented in Loss on extinguishment of debt in the Consolidated Statements of Operations and Comprehensive Loss. The loss includes the remaining balance of the original issuance discount and issuance costs of $2,014 thousand and a $400 thousand prepayment penalty.
Revolving Facility drawdown and repayment
— On March 17, 2020, the Company borrowed $50,000 thousand using its Revolving Facility. This amount was repaid (and the Revolving Facility terminated in full) on May 22, 2020. The debt extinguishment resulted in a loss of $685 thousand and is presented in Loss on extinguishment of debt in the Consolidated Statements of Operations and Comprehensive Loss.
May 2020 First Lien Loan borrowing
— On May 22, 2020, the Company entered into the May 2020 First Lien Loan and used the proceeds to, among other things, repay and extinguish the Revolving Facility. The total original debt discount costs and original debt issuance costs related to the May 2020 First Lien Loan borrowing were $6,500 thousand and $1,979 thousand, respectively, and are presented in Long-term debt – net in the Consolidated Balance Sheets. As there is a springing maturity feature related to the May 2020 First Lien Loan, these costs are being amortized through June 30, 2024.
Future maturities of our outstanding debt, excluding interest, as of December 31, 2020 were as follows (in thousands):

2021	$6,412
2022	6,412
2023	6,412
2024	875,163
2025	—

Total	$894,399

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9

The Company is subject to certain reporting and compliance-related covenants to remain in good standing under the June 2017 First Lien Loan and May 2020 First Lien Loan. These covenants, among other things, limit the ability of the Company to incur additional indebtedness, and in certain circumstances, create restrictions on the ability to enter into transactions with affiliates; create liens; merge or consolidate; and make certain payments.
Non-compliance
with these covenants and failure to remedy could result in the acceleration of the loans or foreclosure on the collateral. As of December 31, 2020, the Company was in compliance with all of its debt covenants related to the June 2017 First Lien Loan and May 2020 First Lien Loan.
14. C
OMMITMENTS
AND
C
ONTINGENCIES
Our future minimum cash obligations as of December 31, 2020, were as follows (in thousands):

	2021	2022	2023	2024	2025	There- after	Total
Operating Leases	$2,077	$1,990	$1,493	$1,523	$1,422	$—	$8,505
Purchase obligations	3,346	2,903	1,114	—	—	—	7,363

Total	$5,423	$4,893	$2,607	$1,523	$1,422	$—	$15,868

Operating Leases
— The Company leases office space under several
non-cancelable
operating leases expiring at various dates through November 2025. The leases require monthly rental payments, which escalate over the term of the leases. The Company is also responsible for its proportionate share of real estate taxes, insurance, and common area maintenance. Rent expense was $2,749 thousand and $2,815 thousand for the years ended December 31, 2019 and 2020, respectively, and is included in General and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss.
Lease expense is recognized on a straight-line basis over the term of the lease. The excess of straight-line expense over cash paid is shown as a deferred rent liability and is recorded in Other liabilities in the Consolidated Balance Sheets.
The leases also require security deposits which are recorded as a component of Other non-current
assets in the Consolidated Balance Sheets.
Purchase Obligations
— The Company enters into
non-cancelable
arrangements with third parties, primarily related to the purchase of marketing services and tickets at an agreed upon price.
Litigation
— The Company, from time to time, is involved in various claims and legal actions arising in the ordinary course of business, none of which, in the opinion of management, could have a material effect on the Company’s business, financial position or results of operations other than those matters discussed herein.
The Company is a
co-defendant
in a class action lawsuit in Canada alleging illegal resale above face value. In August 2020, a settlement agreement was approved by the court and the Company paid $277 thousand in fees and plaintiff’s counsel costs, which are included in General and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss. The Company is required to issue coupons to members of the class, which will take place once the court determines sufficient quantities of live events are occurring post-COVID-19
pandemic. At December 31, 2019 and 2020, a liability of $1,360 thousand and $1,083 thousand, respectively, was recorded, in Accrued expenses and other current liabilities in the Consolidated Balance Sheets related to the expected costs of fees, plaintiff’s counsel costs and expected credit redemptions as of the measurement date.
The Company has received complaints regarding potential class action lawsuits related to customer compensation for cancellations, primarily as a result of
COVID-19
restrictions. As of December 31, 2020, settlement negotiations were ongoing and the Company recorded a liability of $2,550 thousand in Accrued expenses and other current liabilities in the Consolidated Balance Sheets related to these matters. In March 2021,

F-
90

the Company reached a settlement agreement that is pending formal approval by the court. The Company expects to recover much of these costs under its insurance policies and has separately recognized an insurance recovery asset of $2,500 thousand within Prepaid expenses and other current assets in the Consolidated Balance Sheets at December 31, 2020.
Other
—In 2018, the U.S. Supreme Court issued its decision in
South Dakota v. Wayfair Inc.
, which overturned previous case law that had precluded states from imposing sales tax collection requirements on retailers without a physical presence in the state. In response, several states have adopted laws that attempt to impose tax collection obligations on out-of-state
companies. The Company is in the process of assessing its obligation and registration requirements in these jurisdictions. Pending these assessments, it is more likely than not some jurisdictions could assess taxes on transactions for which no sales tax was collected from the buyer at the time of the transaction. The Company has recognized a liability for this potential tax of $9,988 thousand and $16,818 thousand at December 31, 2019 and 2020, respectively. This liability is recorded in Accrued expenses and other current liabilities in the Consolidated Balance Sheets. No jurisdiction has assessed any amounts owed as of December 31, 2020.
15. R
ELATED
-P
ARTY
T
RANSACTIONS
In December 2020, Vivid Cheers Inc. (“Vivid Cheers”) was incorporated as a non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code. Vivid Cheers’ mission is to support causes and organizations dedicated to healthcare, education, and support of workers in the live events industry during times of need. The Company has the right to elect the board of directors of Vivid Cheers, which is currently formed by the Company’s executives. The Company does not have a controlling financial interest in Vivid Cheers, and accordingly, does not consolidate Vivid Cheers’ statement of activities with its financial results. The Company committed charitable contributions of $450 thousand for the year ended December 31, 2020 to Vivid Cheers which were payable as of that date.
16. E
MPLOYEE
B
ENEFIT
P
LAN
The Company has a defined contribution and
profit-sharing
401(k) plan that covers substantially all employees who meet eligibility requirements. Participants may contribute to the plan, through regular payroll deductions, an amount subject to limitations imposed by the Internal Revenue Code. The plan also provides for discretionary profit sharing contributions and matching contributions. The Company contributed approximately $1,147 thousand and $887 thousand in matching contributions for the years ended December 31, 2019 and 2020, respectively, and is included in General and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss. For the years ended December 31, 2019, and 2020, there were no discretionary profit-sharing contributions.
17. E
QUITY
-B
ASED
C
OMPENSATION
Certain members of management received equity-based compensation awards for units of our parent, Hoya Topco, LLC. These awards included grants in the form of
Class B-1
Incentive Units, Phantom Units, Class D Units, and Class E Units. There are an unlimited number of incentive units of our parent authorized for issuance. Each incentive unit vests ratably over five years with 20.0% vesting each year and accelerates upon a change in control of Hoya Topco, LLC.
Class B-1
Incentive Units, Class D Units, and Class E Units are subject only to service conditions, whereas Phantom Units are subject to service conditions and a performance condition related to a change in control of Hoya Topco, LLC.
Hoya Topco, LLC has the option to repurchase all or any portion of outstanding and vested
Class B-1
Incentive Units, Class D Units, and Class E Units by providing notice within seven months of an employee unit holder’s separation. Hoya Topco, LLC repurchased 6,000 and 97,604 Class D Units during the years ended December 31, 2019 and 2020, respectively. We recorded the repurchase of 6,000 and 7,604 Units as a deemed distribution to

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1

our parent during the years ended December 31, 2019 and 2020, respectively. Distributions to parent were $8,095 thousand and $120 thousand during the years ended December 31, 2019 and 2020, respectively.
Compensation expense associated with these incentive units for the years ended December 31, 2019 and 2020 was $5,174 thousand and $4,287 thousand, respectively, and is recorded within General and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss. We record compensation expense and an offsetting deemed contribution to equity to reflect these incentive units of our parent. For the years ended December 31, 2019 and 2020, there was no compensation expense associated with Phantom Units as the performance condition of the units was not probable of being achieved.
Based on the ranking of the incentive units in the waterfall payout structure of Hoya Topco, LLC, and subject to a distribution threshold,
B-1
incentive unit holders are entitled to preferential distributions when either it is declared by our parent or a trade sale or change in control occurs. Class D and Class E units do not have such preferential rights.
The following table summarizes the activity for the Hoya Topco, LLC
Class B-1
Incentive Units, Class D Units, and Class E Units for the years ended December 31, 2019 and 2020:

	Class B-1 Units		Class D Units		Class E Units
	Number of Incentive Units	Weighted Average Grant Date Fair Value	Number of Incentive Units	Weighted Average Grant Date Fair Value	Number of Incentive Units	Weighted Average Grant Date Fair Value
Balances at January 1, 2019	—	$—	666,150	$15.65	500,765	$25.46
Units granted	—	—	218,000	15.50	—	—
Units repurchased	—	—	(6,000)	15.28	—	—
Units forfeited	—	—	(45,640)	15.42	—	—

Balances at December 31, 2019	—	$—	832,510	$15.63	500,765	$25.46

Units granted	905,000	2.32	1,755,000	0.89	—	—
Units repurchased	—	—	(97,604)	15.95	—	—
Units forfeited	(50,000)	2.32	(441,666)	7.81	—	—

Balances at December 31, 2020	855,000	$2.32	2,048,240	$4.67	500,765	$25.46

For the year ended December 31, 2020, there were no
Class B-1
Incentive Units vested. For the year ended December 31, 2019, there were 204,164 Class D Units and 100,153 Class E Units vested with a weighted average grant date fair value of $15.78 and $25.46, respectively. For the year ended December 31, 2020, there were 236,736 Class D Units and 200,306 Class E Units vested with a weighted average grant date fair value of $15.58 and $25.46, respectively.
For the year ended December 31, 2019, there were 628,346 Class D Units and 400,612 Class E Units nonvested with a weighted average grant date fair value of $15.58 and $25.46, respectively. For the year ended December 31, 2020, there were 855,000
Class B-1
Incentive Units, 1,811,504 Class D Units, and 300,459 Class E Units nonvested with a weighted average grant date fair value of $2.32, $3.24, and $25.46, respectively.
The fair value of each unit award is estimated on the date of grant using an option pricing model. The assumptions used in the option pricing model include multiple variables that require significant judgment. The Company’s estimated volatility is based on the historical volatility of similar public companies’ stock price over a preceding period commensurate with the expected term of the incentive units. The Company estimated the expected term of the incentive units considering the timing and probabilities of a liquidity event. The risk-free interest rate for the expected term of the incentive units is based on the U.S. Treasury yield curve, with maturities similar to the expected term of the incentive units, in effect at the time of grant. The Company also estimated the

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number of units expected to be granted as it represents an input in the determination of compensation expense. For the year ended December 31, 2019, the Company estimated that one million Class D Units and 500,765 Class E Units would be granted, as applicable. For the year ended December 31, 2020, the Company estimated that 950,000
Class B-1
Incentive Units, 2,495,240 Class D Units, and 500,765 Class E Units would be granted, as applicable. The Company does not expect to distribute to the Unit holders during the contractual term.
The following assumptions were used to calculate the fair value of our unit awards on the date of grant:

	Years Ended December 31,
	2019	2020
Estimated volatility	44.0% - 47.0%	47.0% - 102.0%
Expected term (years)	2.75 - 3.25	1.75 - 2.75
Risk-free rate	1.6% - 2.2%	0.1% - 1.6%
Expected dividend yield	0%	0%
Total future compensation cost related to these incentive units is $13,992 thousand, which is expected to be recognized over a remaining period of four years.
18. M
EMBERS
’ E
QUITY
(D
EFICIT
)
AND
R
EDEEMABLE
P
REFERRED
U
NITS
The following summarizes the rights, preferences, and privileges of the Company’s Senior Preferred Units, Preferred Units, and Common Units:
Yield Percentages and Compounding
— The Company’s Senior Preferred Units compound semi-annually at a per annum yield rate of 12.5%.
Liquidation Preference
— Senior Preferred Units rank in highest priority for liquidation relative to other units. The Senior Preferred Units hold first and second priority liquidation preference: first for an amount equal to the sum of the amount of the aggregate unpaid yield and aggregate unreturned capital, and second for payment of any reasonable out-of-pocket
expenses associated with certain agreements. The Preferred Units have a liquidation preference subsequent to the Senior Preferred Units, but before the Common Units, for an amount equal to the aggregate unreturned capital. The Common Units rank lowest in liquidation priority.
Dividends
— Unit holders are entitled to distributions when declared by our parent, Hoya Topco, LLC. Distributions are made first to the holders of the Senior Preferred Units in an amount equal to the aggregate unpaid yield and aggregate unreturned capital. The yield on the Senior Preferred Units increases by 100 basis points upon the seventh, eighth, and ninth anniversaries from the date of issuance, which was June 30, 2017. Distributions to Preferred Units are after Senior Preferred Units but before Common Units, in an amount equal to the aggregate unreturned capital. After all Senior Preferred and Preferred Units distributions have been made, any remaining available amount would be distributed to the Common Units. There is no stated yield on the Preferred Units and the Preferred Units do not participate in any residual earnings of the Company.
As of December 31, 2020, no distributions toward unpaid yield or unreturned capital have been made.
Conversion Rights
— The holders of the Senior Preferred and Preferred Units do not possess conversion rights.
Voting Rights
— The holders of the Senior Preferred Units and Preferred Units do not possess voting rights.
Redemption Rights
— The holders of the Class A Preferred Units at the Hoya Topco, LLC level have the right to require Hoya Topco, LLC to repurchase or redeem the then outstanding Class A Preferred Units upon the acceleration of debt, upon the sale of the Company, or upon an initial public offering. Such redemption would also cause the Senior Preferred Units of the Company to be redeemed based on the payout structure of these

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units. Additionally, Hoya Topco, LLC holds the Senior Preferred Units and has a call right on the Class A Preferred Units of Hoya Topco, LLC. The Senior Preferred Units would be redeemed based on their payout structure if the call right is exercised.
The redemption price equals (i) the liquidation preference as described above plus (ii) a premium. The premium is 4.0% if the redemption occurs between July 1, 2019 and June 30, 2020 or 2.0% if the redemption occurs between July 1, 2020 and June 30, 2021. There is no redemption premium for redemptions occurring after June 30, 2021. The holders of the Preferred Units also possess a redemption right and may redeem their units for an amount equal to their liquidation preference as described above. The Company classifies its Senior Preferred and Preferred Units as temporary equity, or outside of Member’s equity/(deficit), because the redemption rights are not solely within the Company’s and our parent’s control.
As of December 31, 2020, the Senior Preferred Units and Preferred Units were deemed to be currently redeemable and are measured at the maximum redemption amount, with the offset recorded to Additional paid-in
capital on the Consolidated Balance Sheets. Therefore, the Senior Preferred Units were accreted to an amount equal to their liquidation preference plus the applicable premium, and the Preferred Units are carried at an amount equal to their unreturned capital.
19. N
ET
L
OSS
P
ER
U
NIT
The following table sets forth the computation of basic and diluted net loss per unit attributable to common unitholders for the periods indicated (in thousands, except per unit amounts):

	Year ended December 31,
	2019	2020
Net loss	$(53,848)	$(774,185)
Accretion of senior preferred units	14,399	21,134

Net loss attributable to common unitholders	$(68,247)	$(795,319)

Weighted-average common units, basic and diluted	100	100

Net loss per unit attributable to common unitholders, basic and diluted	$(682,472)	$(7,953,192)

The Company has no dilutive common equivalent units. Accordingly, for the periods presented, diluted net loss per unit is equal to basic net loss per unit.
20. S
UBSEQUENT
E
VENTS
The Company evaluated subsequent events for recognition or disclosure through May 27, 2021.
On April 21, 2021, the Company and Hoya Topco, LLC, our parent, entered into a definitive transaction agreement with Horizon Acquisition Corporation (“Horizon”), a publicly traded special purpose acquisition company, and Horizon Sponsor, LLC, a Delaware limited liability company, to effect a merger of the Company and Horizon. The merger transaction is expected to close during the second half of 2021.
The merger will be effectuated in the following principal steps:

•
Horizon will merge with and into Vivid Seats Inc., a Delaware corporation formed by the Company to facilitate the merger, upon which the separate corporate existence of Horizon will cease, and Vivid Seats Inc. will become the surviving corporation.

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4

•
Certain third-party investors, including Horizon Sponsor, LLC, will purchase an aggregate of 22,500,000 shares of Class A common stock of Vivid Seats Inc., par value $0.0001 per share for an aggregate purchase price of $225,000 thousand, which is considered a private investment in public equity (“PIPE”). In the event cash proceeds from the merger transaction, which consist of the PIPE financing and the trust account held by Horizon, are less than $768,984 thousand, certain third-party investors will increase the PIPE financing by an amount equal to the shortfall.

•	The shareholders of Hoya Topco, LLC will exchange their interests in the Company for Class B common stock in Vivid Seats Inc., which will be accounted for as a reverse recapitalization.

•
Upon closing, the Company, Hoya Topco, LLC, and other designated parties expect to enter into a tax receivable agreement with Vivid Seats Inc. Under the terms of the expected agreement, Vivid Seats Inc. would be expected to pay Hoya Topco, LLC and other designated parties a portion of future income tax savings resulting from existing tax attributes related to the Company.

Total expected cash proceeds from the merger transaction, which consist of marketable securities held in a trust account by Horizon and the PIPE, are $769,000 thousand. Following the transaction, Hoya Intermediate, LLC shareholders will own a controlling interest in Vivid Seats Inc.
Upon consummation of the transaction, Vivid Seats Inc. will become a publicly traded corporation. The transaction is subject to the approval of the shareholders of Hoya Intermediate, LLC and Horizon.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Vivid Seats Inc.
Opinion on the Financial Statement
We have audited the accompanying balance sheet of Vivid Seats Inc. (the “Company”) as of March 29, 2021 and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of March 29, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Chicago, Illinois
May 27, 2021
We have served as the Company’s auditor since 2021.

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6

VIVID SEATS INC.
(A WHOLLY OWNED SUBSIDIARY OF HOYA INTERMEDIATE, LLC)
CONDENSED BALANCE SHEETS
(Unaudited)

	March 29,	September 30,
	2021	2021
Assets
Total Assets	$—	$—

Liabilities and Stockholder’s Equity
Total Liabilities	$—	$—
Commitments and contingencies
Stockholder’s equity:
Common Stock, $0.01 par value; 1,000 shares authorized; 100 shares issued and outstanding	$10	$10
Due from stockholder	(10)	(10)

Total stockholder’s equity	—	—

Total liabilities and stockholder’s equity	$—	$—

The accompanying notes are an integral part of these financial statements.

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7

VIVID SEATS INC.
NOTES TO THE CONDENSED BALANCE SHEETS

(UNAUDITED)
N
OTE
1: B
ACKGROUND
AND
N
ATURE
OF
O
PERATIONS
Vivid Seats Inc. (“the Company”) was incorporated in Delaware on March 29, 2021 as a wholly owned subsidiary of Hoya Intermediate, LLC (“Hoya Intermediate”). The Company was formed for the purpose of completing the transactions contemplated by the definitive transaction agreement, dated April 21, 2021 (the “Transaction Agreement”), by and among Horizon Acquisition Corporation (“Horizon”), a publicly traded special purpose acquisition company, Horizon Sponsor, LLC, a Delaware limited liability company, Hoya Intermediate, Hoya Topco, LLC (“Hoya Topco”), a Delaware limited liability company, the Company and the other parties thereto.
As more fully described below, on October 18, 2021, the transactions contemplated by the Transaction Agreement were completed. As a result, the Company holds approximately 39.4% of the common units of Hoya Intermediate, which represents a controlling interest in Hoya Intermediate.
The Business Combination
On April 21, 2021, Hoya Topco

and Hoya Intermediate, our parent, entered into a definitive transaction agreement with Horizon and Horizon Sponsor, LLC to effect a merger of the Company and Horizon.
The merger and other transactions contemplated by the Transaction Agreement (the “business combination”) closed on October
18
,
2021
. Total cash proceeds from the business combination were $
787,070
thousand. Refer to Note
4
,
Subsequent Events
, for further details.
N
OTE
2: S
UMMARY
OF
S
IGNIFICANT
A
CCOUNTING
P
OLICIES
Basis of Presentation
The balance sheets are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These condensed balance sheets should be read in conjunction with the audited balance sheet and related notes. The Condensed Balance Sheet at March 29, 2021 included herein was derived from the audited financial statements at that date, but does not include all disclosures including notes required by GAAP. Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity from March 29, 2021 to September 30, 2021.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates. Actual results could differ from those estimates.
Organization costs
Costs related to incorporation of the Company was paid by Hoya Intermediate and recorded as an expense of Hoya Intermediate after the business combination was completed.

F-9
8

N
OTE
3: S
TOCKHOLDER
’
S
E
QUITY
The Company’s authorized capital stock consists of 1,000 shares of common stock, with a par value of $0.01 per share. On March 29, 2021, the Company issued 100 shares of common stock to Hoya Intermediate for aggregate consideration of $10.00.
N
OTE
4: S
UBSEQUENT
E
VENTS
As described in Note 1,
Background and Nature of Operations
, the business combination was consummated on October 18, 2021 following the successful Horizon shareholder vote on October 14, 2021. The Company became a publicly traded company listed on the Nasdaq Global Select Market (“Nasdaq”) with Class A shares trading under the symbol “SEAT” and warrants trading under the symbol “SEATW”.
In connection with the consummation of the business combination, the Company:

•
Issued 118,200,000 shares of Class B common stock and 6,000,000 warrants at an exercise price of $0.001 per share to purchase Class B common stock to Hoya Topco in exchange for the outstanding shares of Hoya Intermediate;

•	Issued 29,431,260 shares of Class A common stock to former shareholders of Horizon, whereby $311,898 thousand in cash and cash equivalents of Horizon became available to the Company;

•
Received $475,172 thousand in aggregate consideration from certain third-party investors, including Horizon Sponsor, LLC, in exchange for 47,517,173 shares of Class A common stock, pursuant to a private investment in public equity (“PIPE”). The PIPE proceeds include $250,172 thousand in cash and cash equivalents contributed by Horizon’s sponsor, Eldridge Industries, LLC, and its affiliates in connection with a backstop commitment to increase the PIPE subscription by an amount equal to the cash redemptions by former public shareholders of Horizon;

•
Used proceeds from the Horizon trust account and PIPE subscription and paid (i) $482,397 thousand towards the repayment of debt held by Hoya Intermediate and its subsidiaries, (ii) $236,005 thousand for the redemption of preferred units held in Hoya Intermediate, and (iii) $54,279 thousand for transaction fees incurred in connection with the business combination;

•
Issued to Horizon Sponsor, LLC (i) warrants to purchase 17,000,000 shares of Class A common stock at an exercise price of $10.00 per share, (ii) warrants to purchase 17,000,000 shares of Class A common stock at an exercise of $15.00 per share, and (iii) 50,000 shares of Class A common stock; and

•
Issued private warrants to purchase 6,519,791 shares of Class A common stock of the Company, at an exercise price of $11.50 per share, and public warrants to purchase 18,132,778 shares of Class A common stock of the Company, at an exercise price of $11.50 per share, to former warrant holders of Horizon, of which public warrants to purchase 5,166,666 shares of Class A common stock were issued to Horizon Sponsor, LLC.

•
The Company’s Board of Directors declared a special dividend of $17,698 thousand, or $0.23 per share, to holders of Class A Common Stock on October 18, 2021, which the Company paid on November 2, 2021.

•
Upon closing, Hoya Topco, Hoya Intermediate, and other designated parties entered into a tax receivable agreement with the Company. Under the terms of the agreement, the Company will pay Hoya Topco and other designated parties a portion of future income tax savings resulting from existing tax attributes related to Hoya Intermediate.

Following the business combination, the Company owns approximately 39.4% of the outstanding equity interests of Hoya Intermediate, which represents a controlling interest in Hoya Intermediate.
The 2021 Employee Stock Purchase Plan and 2021 Incentive Award Plan were approved and adopted in order to facilitate the grant of cash and equity incentive awards to directors, employees and consultants of the Company and its subsidiaries. These plans became effective on October 18, 2021 upon closing of the business combination.

F-9
9

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the Class A common shares and warrants being registered hereby.

Securities and Exchange Commission registration fee	$295,689.93
Accounting fees and expenses	100,000.00
Legal fees and expenses	250,000.00
Financial printing and miscellaneous expenses	60,000.00
Total	$705,689.93
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Amended and Restated Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and the our Amended and Restated Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expects to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party
claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
Since January 1, 2019, we have made sales of the following unregistered securities:

•
On March 29, 2021, we issued 100 shares of common stock to Hoya Intermediate in connection with our formation for aggregate consideration of $10.00, which were cancelled in connection with the Closing.

•	On October 18, 2021, we issued 118,200,000 shares of Class B common stock and 6,000,000 warrants to purchase Class B common stock to Hoya Topco for nominal cash consideration.

•
On October 18, 2021, we issued 47,517,173 shares of Class A common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $475,171,730.

•
On October 18, 2021, we issued 17,000,000 Vivid Seats PubCo $10.00 Exercise Warrants to purchase shares of Class A common Stock at an exercise price of $10.00 per share, and 17,000,000 Vivid Seats PubCo $15.00 Exercise Warrants to purchase Class A Common Stock at $15.00 per share, in exchange for Sponsor irrevocably tendering to Horizon all of its Class B ordinary shares of Horizon for cancellation pursuant to the Exchange Agreement.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.
Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description

2.1†	Transaction Agreement, dated as of April 21, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats Inc. (incorporated by reference to Exhibit 2.1 to Horizon Acquisition Corporation’s Form 8-K/A, filed with the SEC on April 26, 2021).

2.2†	Purchase, Sale and Redemption Agreement, dated as of April 21, 2021, by and among Hoya Topco, LLC, Hoya Intermediate, LLC, Vivid Seats Inc., Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP, CM7C VS Equity Holdings, LP, Crescent Mezzanine Partners VIIB, L.P., CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7C VS Equity, LLC, CM7B VS Equity, LLC, Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P., CBDC Universal Equity, Inc., Crescent Capital Group, LP, solely in its capacity as the Crescent Representative and Horizon Acquisition Corporation, solely for purposes of Section 9.18 therein (incorporated by reference to Exhibit 2.2 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

2.3†	Plan of Merger, dated as of October 28, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats Inc. (incorporated by reference to Exhibit 3.3 to Vivid Seats Inc.’s Form 10-Q, filed with the SEC on November 15, 2021).

3.1	Amended and Restated Certificate of Incorporation of Vivid Seats Inc. (incorporated by reference to Exhibit 3.1 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

3.4	Amended and Restated Bylaws of Vivid Seats Inc. (incorporated by reference to Exhibit 3.2 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

4.1	Amended and Restated Warrant Agreement, dated October 14, 2021, between Continental Stock Transfer & Trust Company and Horizon Acquisition Corporation (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

4.2	Private Warrant Agreement, dated October 15, 2021, between Continental Stock Transfer & Trust Company and Horizon Acquisition Corporation (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

4.3	Private Warrant Agreement, dated October 15, 2021, between Continental Stock Transfer & Trust Company and Horizon Acquisition Corporation (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Exchange Agreement, dated as of April 21, 2021, by and among Horizon Acquisition Corporation and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.1 to Horizon Acquisition Corporation’s Form 8-K/A, filed with the SEC on April 26, 2021).

10.2	Sponsor Agreement, dated as of April 21, 2021, by and among Horizon Sponsor, LLC, Horizon Acquisition Corporation and Hoya Topco, LLC (incorporated by reference to Exhibit 10.2 to Horizon Acquisition Corporation’s Form 8-K/A, filed with the SEC on April 26, 2021).

10.3	Amended and Restated Registration Rights Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.2 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.4	Form of Subscription Agreement, by and among Horizon Acquisition Corporation, Vivid Seats Inc. and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.3 to Horizon Acquisition Corporation’s Form 8-K/A, filed with the SEC on April 26, 2021).

10.5†	Tax Receivable Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Intermediate, LLC, GTCR Management XI, LLC, as TRA Holder Representative, Hoya Topco, LLC, the several Blocker TRA Holders (as defined herein) and other TRA Holders (as defined therein) from time to time party thereto (incorporated by reference to Exhibit 10.3 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

Exhibit No.	Description

10.6†	Stockholders’ Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.7†	First Lien Credit Agreement, dated as of June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, the lenders and issuing banks from time to time party thereto, Barclays Bank PLC, as administrative agent, collateral agent, an issuing bank and swing line lender, and RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.8†	Amendment No. 1, dated as of March 28, 2018, to the First Lien Credit Agreement, dated as of June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, the lenders and issuing banks from time to time party thereto, Barclays Bank PLC, as administrative agent, collateral agent, an issuing bank and swing line lender, and RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.9†	Amendment No. 2, dated as of July 2, 2018, to the First Lien Credit Agreement, dated as of June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, the lenders and issuing banks from time to time party thereto, Barclays Bank PLC, as administrative agent, collateral agent, an issuing bank and swing line lender, and RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.10†	Amendment No. 3, dated as of May 22, 2020, to the First Lien Credit Agreement, dated as of June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, the lenders and issuing banks from time to time party thereto, Barclays Bank PLC, as administrative agent, collateral agent, an issuing bank and swing line lender, and RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.11†	Credit Agreement, dated as of May 22, 2020, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.11 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.12	Vivid Seats Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.13	Vivid Seats Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.14	Vivid Seats Inc. Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.3 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.15	Vivid Seats Inc. Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.4 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.16	Vivid Seats Inc. Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 99.5 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.17	Employment Agreement, dated August 9, 2021, by and among Stanley Chia, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.14 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

Exhibit No.	Description

10.18	Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.15 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.19	Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.16 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.20	First Amendment to Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.17 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.21	Employment Agreement, dated August 9, 2021, by and among Lawrence Fey, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.18 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.22	Employment and Restrictive Covenants Agreement, dated April 1, 2020, by and between Lawrence Fey and Vivid Seats LLC (incorporated by reference to Exhibit 10.19 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.23	Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.20 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.24	Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.21 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.25	First Amendment to Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.22 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.26	Employment Agreement, dated August 9, 2021, by and among Jon Wagner, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.23 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.27	Employment and Restrictive Covenants Agreement, dated December 12, 2018, by and between Jon Wagner and Vivid Seats LLC (incorporated by reference to Exhibit 10.24 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.28	Class D Securities Agreement, dated December 17, 2018, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.25 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.29	Class B Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.26 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.30	Class D Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.27 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.31	Private Placement Warrants Purchase Agreement, dated August 20, 2020, between Horizon Acquisition Corporation and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.1 to Horizon Acquisition Corporation’s Form 8-K, filed with the SEC on August 26, 2020).

Exhibit No.	Description

10.32	Second Amended and Restated Limited Liability Company Agreement of Hoya Intermediate, LLC (incorporated by reference to Exhibit 10.4 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.33†	Office Lease, dated April 30, 2014, by and between Vivid Seats, Ltd. and 111 N. Canal, LLC (incorporated by reference to Exhibit 10.34 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.34	Vivid Seats Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.36 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.35	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.36	Private Warrant Agreement, dated October 18, 2021, by and between Vivid Seats Inc. and Hoya Topco LLC (incorporated by reference to Exhibit 10.6 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.37	Private Warrant Agreement, dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.38	Private Warrant Agreement, dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.11 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on October 22, 2021).

10.39	Lease, dated December 21, 2021, between Vivid Seats, LLC and BSREP II SS Chicago LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K, filed with the SEC on December 22, 2021).

21.1	List of subsidiaries of Vivid Seats Inc (incorporated by reference to Exhibit 21.1 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

23.1	Consent of Deloitte & Touche LLP (with respect to the Hoya Intermediate, LLC financial statements).

23.2	Consent of Deloitte & Touche LLP (with respect to the Vivid Seats Inc. financial statements)

23.3	Consent of WithumSmith+Brown, PC (with respect to Horizon Acquisition Corporation financial statements).

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation
S-K
Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Previously filed.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)    that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 23, 2021.

VIVID SEATS INC.

By:	/s/ Stanley Chia
Stanley Chia
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Stanley Chia and Lawrence Fey, acting alone or together with another attorney-in-fact, as
his or her true and
lawful attorney-in-fact and
agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and
agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and
agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 23, 2021.

Signature	Title	Date

/s/ Stanley Chia Stanley Chia	Chief Executive Officer and Director (principal executive officer)	December 23, 2021

* Lawrence Fey	Chief Financial Officer (principal financial officer)	December 23, 2021

* Edward Pickus	Chief Accounting Officer (principal accounting officer)	December 23, 2021

* Mark Anderson	Director	December 23, 2021

* David Donnini	Director	December 23, 2021

* Todd Boehly	Director	December 23, 2021

* Jane DeFlorio	Director	December 23, 2021

Signature	Title	Date

* Craig Dixon	Director	December 23, 2021

* Julie Masino	Director	December 23, 2021

* Martin Taylor	Director	December 23, 2021

* Tom Ehrhart	Director	December 23, 2021

*By:	/s/ Stanley Chia
Stanley Chia
Attorney-in-fact